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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on August 9, 2007.

Registration No. 333-144435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5945 (Primary Standard Industrial Classification Code Number)	75-1943604 (I.R.S. Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Jeffrey N. Boyer
President and Chief Financial Officer
8000 Bent Branch Drive
Irving, Texas 75063
Telephone: (972) 409-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

C. Elaine Hernandez Vice President, Assistant General Counsel and Assistant Secretary 8000 Bent Branch Drive Irving, Texas 75063 Telephone: (972) 409-1300	David A. Fine, Esq. Ropes & Gray LLP One International Place Boston, MA 02110-2624 Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Aaron Brothers, Inc.	Delaware	13-3498646
Artistree, Inc.	Delaware	83-0466644
Michaels Finance Company, Inc.	Delaware	20-0313952
Michaels of Canada, ULC	Nova Scotia	13529-9063
Michaels Stores Card Services, LLC	Virginia	72-1524325
Michaels Stores Procurement Company, Inc.	Delaware	20-0313890

        The address, including zip code, and telephone number, including area code, of each Additional Registrant Guarantor's principal executive offices is: c/o Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063.

        The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrant Guarantors is:

Jeffrey N. Boyer
President and Chief Financial Officer
8000 Bent Branch Drive
Irving, Texas 75063
Telephone: (972) 409-1300

with a copy to:

C. Elaine Hernandez Vice President, Assistant General Counsel and Assistant Secretary 8000 Bent Branch Drive Irving, Texas 75063 Telephone: (972) 409-1300	David A. Fine, Esq. Ropes & Gray LLP One International Place Boston, MA 02110-2624 Telephone: (617) 951-7000

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2007

PRELIMINARY PROSPECTUS

Michaels Stores, Inc.

Offers to Exchange

$750,000,000 Principal Amount of our 10% Senior Notes due November 1, 2014, $400,000,000 Principal Amount of our 11 3/8% Senior Subordinated Notes due November 1, 2016 and $469,449,000 Principal Amount at Maturity of our 13% Subordinated Discount Notes due November 1, 2016, each of which has been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 10% Senior Notes due November 1, 2014, any and all of our 11 3/8% Senior Subordinated Notes due November 1, 2016 and any and all of our 13% Subordinated Discount Notes due November 1, 2016, respectively.

Exchange Offers

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 10% Senior Notes due November 1, 2014 (the "exchange senior notes"), our new 11 3/8% Senior Subordinated Notes due November 1, 2016 (the "exchange senior subordinated notes") and our new 13% Subordinated Discount Notes due November 1, 2016 (the "exchange subordinated discount notes" and, collectively with the exchange senior notes and exchange senior subordinated notes, the "exchange notes"), for all of our outstanding 10% Senior Notes due November 1, 2014 (the "outstanding senior notes"), all of our outstanding 11 3/8% Senior Subordinated Notes due November 1, 2016 (the "outstanding senior subordinated notes") and all of our outstanding 13% Subordinated Discount Notes due November 1, 2016 (the "outstanding subordinated discount notes" and, collectively with the outstanding senior notes and the outstanding senior subordinated notes, the "outstanding notes" and, collectively with the exchange notes, the "notes"), respectively. We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

        The principal features of the exchange offers are as follows:

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes (or an equal principal amount at maturity of exchange notes in the case of the exchange subordinated discount notes) that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offers.

  •
  The exchange offers expire at 12:00 a.m. midnight, New York City time, on                        , 2007, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offers are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

        The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 16 of this prospectus before participating in the exchange offers.

        Neither the United States Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in the exchange offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2007

        This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will make copies of these documents available to you at your request.

i

PROSPECTUS SUMMARY

        This summary contains basic information about Michaels Stores, Inc. and the exchange offers. It likely does not contain all the information that may be important to you in making your investment decision. You should read the entire prospectus, including the financial data and related notes, before deciding to participate in the exchange offers. As used in this prospectus, and unless otherwise stated, references to "Michaels" "the Company," "we," "us" and "our" refer to Michaels Stores, Inc. and its consolidated subsidiaries. In addition, unless otherwise noted, references to "pro forma" and other financial terms have the meanings set forth under "—Summary historical and unaudited pro forma consolidated financial and other data."

Our Company

        Michaels Stores, Inc., together with its subsidiaries, is the largest arts and crafts specialty retailer in North America providing materials, ideas, and education for creative activities. Michaels Stores, Inc. was incorporated in Delaware in 1983, and as of June 2, 2007, we operate 930 Michaels retail stores in 48 states, as well as in Canada, averaging 18,300 square feet of selling space. Our stores offer arts and crafts supplies and products for the crafter and do-it-yourself home decorator. As of June 2, 2007, we also operate 168 Aaron Brothers stores in 11 states, averaging 5,500 square feet of selling space, offering photo frames, a full line of ready-made frames, custom framing services, and a wide selection of art supplies. Recollections, our scrapbooking/paper crafting retail concept, operates 11 stores as of June 2, 2007, located in Arizona, Maryland, Texas, and Virginia, providing merchandise, accessories, and a variety of scrapbooking and paper crafting support services in a community learning environment. In addition, we own and operate four Star Decorators Wholesale stores as of June 2, 2007, located in Arizona, California, Georgia, and Texas, offering merchandise primarily to interior decorators/designers, wedding/event planners, florists, hotels, restaurants, and commercial display companies.

        Our mission is to help our customers express themselves creatively. Through our broad product assortments, friendly and knowledgeable sales associates, educational in-store events, and project sheets and displays, we offer a shopping experience that encourages creativity. We also offer classes and demonstrations that teach basic and advanced skills and provide a hands-on experience in a community environment.

        We compete across many segments of the industry, including floral, fine art, adult and kids crafts, scrapbooking and paper crafting, home accents, gift wrapping supplies, candles, photo frames, and custom framing. Industry association and analyst research reports estimate that our total addressable market size is about $38 billion annually, of which $30 billion is associated with the core arts and crafts market and $8 billion is associated with the framing market. The markets in which we compete are highly fragmented, containing stores across the nation operated primarily by small, independent retailers along with a few regional chains. We are the largest national retailer dedicated to serving the arts and crafts market, and we believe that there are only three other arts and crafts retailers in the United States with annual sales in excess of $500 million.

The Merger

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction (the "Merger") with Bain Capital Partners, LLC and The Blackstone Group (collectively, the "Sponsors"), with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, owns over 93% of our outstanding Common Stock, which is no longer publicly traded. We accounted for the Merger as a leveraged recapitalization whereby the historical book value of the assets and liabilities of Michaels will be maintained with no push down accounting required.

        The Merger was financed by the issuance of debt as described in the "The Merger" section below, as well as:

  •
  Equity investments from the Sponsors and the retention of certain shares held by affiliates of Highfields Capital Partners, and

  •
  Our available cash as of the date of the Merger.

The Sponsors

Bain Capital Partners, LLC

        Bain Capital Partners, LLC is a part of Bain Capital, LLC, a global private investment firm whose affiliates manage several pools of capital, including private equity, venture capital, public equity, and leveraged debt assets, with approximately $40 billion in assets under management. Since its inception in 1984, Bain has made private equity investments and add-on acquisitions in over 230 companies around the world, including such leading retailers and consumer companies as Toys "R" Us, Burger King, Staples, Burlington Coat Factory, Shopper's Drug Mart, Brookstone, Domino's Pizza, Dollarama, Sealy Corp., Sports Authority and Duane Reade. Headquartered in Boston, Bain has offices in New York, London, Munich, Hong Kong, Shanghai, and Tokyo.

The Blackstone Group

        The Blackstone Group, a global private investment and advisory firm, was founded in 1985. The firm has raised a total of more than $63 billion for alternative asset investing since its formation, of which approximately $30 billion has been for private equity investing. Blackstone's private equity group is currently investing its fifth general private equity fund, with commitments of $15.6 billion, and has over 60 experienced professionals with broad sector expertise. Blackstone's other core businesses include private real estate investing, corporate debt investing, hedge funds, mutual fund management, private placement, marketable alternative asset management, and investment banking advisory services.

Recent Developments

Announcement of New Chief Executive Officer

        On June 4, 2007, the Board of Directors named Brian C. Cornell as the Chief Executive Officer of the Company, effective immediately. Mr. Cornell recently served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., where he was responsible for the merchandising, manufacturing, supply chain, and online business divisions. Mr. Cornell is also a director of OfficeMax Inc.

THE EXCHANGE OFFERS

        On October 31, 2006, we issued $750.0 million aggregate principal amount of 10% Senior Notes due November 1, 2014, $400.0 million aggregate principal amount of 11 3/8% Senior Subordinated Notes due November 1, 2016 and $469.4 million aggregate principal amount at maturity of 13% Subordinated Discount Notes due November 1, 2016, all of which were exempt from registration under the Securities Act.

        If we and the subsidiary guarantors are not able to effect the exchange offers contemplated by this prospectus, we and the subsidiary guarantors will use reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resale of the outstanding notes. We may be required to pay additional interest on the notes in certain circumstances.

        The following is a brief summary of the terms of the exchange offers. For a more complete description of the exchange offers, see "The Exchange Offers."

General	In connection with the private offering, Michaels Stores, Inc. and the guarantors of the outstanding notes entered into registration rights agreements with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to complete the exchange offers within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the applicable exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to registration rights which are applicable to the outstanding notes under the registration rights agreements; and
	•	the liquidated damages provisions of the registration rights agreements are no longer applicable.
Exchange Offers	Michaels is offering to exchange:
	•	$750.0 million aggregate principal amount of 10% Senior Notes due 2014 which have been registered under the Securities Act for any and all of its outstanding 10% Senior Notes due 2014;
•
$400.0 million aggregate principal amount of 11 3/8% Senior Subordinated Notes due 2016 which have been registered under the Securities Act for any and all of its outstanding 11 3/8% Senior Subordinated Notes due 2016 and;
•
$469.4 million aggregate principal amount at maturity of 13% Subordinated Discount Notes due 2016 which have been registered under the Securities Act for any and all of its outstanding 13% Subordinated Discount Notes due 2016.
You may only exchange outstanding notes in integral multiples of $1,000.

Resale
Based upon interpretations by the Staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:
	•	are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
	•	are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;
	•	acquired the exchange notes other than in the ordinary course of your business;
	•	have an arrangement with any person to engage in the distribution of the exchange notes; or
	•	are prohibited by law or policy of the SEC from participating in the exchange offers.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offers. Furthermore, in order to participate in the exchange offers, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.
Expiration Date
The exchange offers will expire at 5:00 p.m., New York City time, on , 2007 (the "expiration date") unless we, in our sole discretion, extend it. We do not currently intend to extend the expiration date.
Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offers—Conditions to the Exchange Offers."
Procedure for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange pursuant to the exchange offers, you must transmit to Wells Fargo Bank, as exchange agent, on or prior to the expiration date, either:
•
a properly completed and duly executed copy of the letter of transmittal accompanying this prospectus, or a facsimile of the letter of transmittal, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

•
if you are effecting delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company ("DTC") in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

In addition, you must deliver to the exchange agent on or prior to the expiration date, if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC pursuant to the procedures for book-entry transfers described in this prospectus under the heading "The Exchange Offers—Procedures for Tendering Outstanding Notes."
By executing and delivering the accompanying letter of transmittal or effecting delivery by book-entry transfer, you are representing to us that, among other things:
•	neither the holder nor any other person receiving the exchange notes pursuant to the exchange offers is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.
•	the person receiving the exchange notes pursuant to the exchange offers, whether or not this person is the holder, is receiving them in the ordinary course of business;
•
neither the holder nor any other person receiving the exchange notes pursuant to the exchange offers has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes;
See "The Exchange Offers—Procedures for Tendering Outstanding Notes" and "Plan of Distribution."

Special Procedure for Beneficial Owners
If you are the beneficial owner of outstanding notes and your name does not appear on a security listing of DTC as the holder of those notes or if you are a beneficial owner of notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offers, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf. If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal prior to the expiration date or you cannot comply with the procedures of the Automated Tender Offer Program System of DTC prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."
Withdrawal Rights	The tender of the outstanding notes pursuant to the exchange offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
Acceptance of Outstanding Notes and Delivery of Exchange Notes
Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offers and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.
Effect of Not Tendering in the Exchange Offers
Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offers, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See "The Exchange Offers—Effect of Not Tendering."

Interest on the Exchange Notes and the Outstanding Notes
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.
Broker-Dealers
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."
Material United States Federal Income Tax Consequences
The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for United States federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for United States federal income tax purposes as a result of such exchange. See "Material United States Federal Income Tax Consequences."
Exchange Agent	Wells Fargo Bank, the trustee under the indentures governing the notes (the "indentures"), is serving as exchange agent in connection with the exchange offers.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offers.

THE EXCHANGE NOTES

        The following is a brief summary of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of Exchange Notes."

Issuer	Michaels Stores, Inc.
Securities Offered	$750.0 million in aggregate principal amount of 10% Senior Notes due November 1, 2014.
$400.0 million in aggregate principal amount of 11 3/8% Senior Subordinated Notes due November 1, 2016.
$469.4 million in aggregate principal amount at maturity of 13% Subordinated Discount Notes due November 1, 2016.
Maturity Date	The exchange senior notes will mature on November 1, 2014.
The exchange senior subordinated notes and exchange subordinated discount notes will mature on November 1, 2016.
Interest Rate	The exchange senior notes will bear interest at a rate of 10% per annum.
The exchange senior subordinated notes will bear interest at a rate of 11 3/8% per annum.

The exchange subordinated discount notes will accrete at the rate of 13% per annum, compounding semi-annually on May 1 and November 1 of each year to but not including November 1, 2011 and thereafter will bear interest at a rate of 13% per annum.
Interest Payment Dates
May 1 and November 1 of each year. For the exchange senior and senior subordinated notes, interest payments began on May 1, 2007 and accrue from the issue date of the notes. For the exchange subordinated discount notes, interest payments will begin on May 1, 2012 and accrue from November 1, 2011.
Guarantees
Each of our domestic subsidiaries that guarantees the obligations under our senior secured credit facilities will initially jointly and severally and unconditionally guarantee the exchange senior notes on a senior unsecured basis, the exchange senior subordinated notes on a senior subordinated unsecured basis and exchange subordinated discount notes on a subordinated unsecured basis.
Ranking	The exchange senior notes will be our unsecured senior obligations and will:
•
rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange senior notes, including the exchange senior subordinated notes and exchange subordinated discount notes;
•
rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange senior notes; and

•
be effectively subordinated in right of payment to all of our existing and future secured debt (including obligations under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange senior notes.
Similarly, the exchange senior note guarantees will be unsecured senior obligations of the guarantors and will:
•
rank senior in right of payment to all of the applicable guarantor's existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange senior notes, including such guarantor's guarantee under the exchange senior subordinated notes and exchange subordinated discount notes;
•
rank equally in right of payment to all of the applicable guarantor's existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange senior notes; and
•
be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including such guarantor's guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the exchange senior notes.
The exchange senior subordinated notes will be our unsecured senior subordinated obligations and will:
•	be subordinated in right of payment to all of our existing and future senior debt, including our senior secured credit facilities and the exchange senior notes;
•	rank equally in right of payment to all of our future senior subordinated debt;
•
be effectively subordinated in right of payment to all of our existing and future secured debt (including under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange senior subordinated notes; and
•
rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange senior subordinated notes, including the exchange subordinated discount notes.

Similarly, the exchange senior subordinated note guarantees will be unsecured senior subordinated obligations of the guarantors and will:
•
be subordinated in right of payment to all of the applicable guarantor's existing and future senior debt, including such guarantor's guarantees under the exchange senior notes and our senior secured credit facilities;
•	rank equally in right of payment to all of the applicable guarantor's future senior subordinated debt;
•
be effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including under our senior secured credit facilities), to the extent of the value of the assets securing such debt; and
•
rank senior in right of payment to all of the applicable guarantor's future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange senior subordinated notes, including such guarantor's guarantee under the exchange subordinated discount notes.
The exchange subordinated discount notes will be our unsecured subordinated obligations and will:
•
be subordinated in right of payment to all of our existing and future senior indebtedness (including our senior secured credit facilities, the exchange senior notes and the exchange senior subordinated notes);
•	rank equally in right of payment to all of our future subordinated debt, and;
•
be effectively subordinated in right of payment to all of our secured indebtedness (including our senior secured credit facilities) to the extent of the value of our assets securing such indebtedness, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange subordinated discount notes.
Similarly, the exchange subordinated discount note guarantees will be unsecured subordinated obligations of the guarantors and will:
•
be subordinated in right of payment to all of the applicable guarantor's existing and future senior indebtedness, including such guarantor's guarantees under the exchange senior notes, the exchange senior subordinated notes and our senior secured credit facilities;
•	rank equally in right of payment to all of the applicable guarantor's future subordinated debt; and,

•
be effectively subordinated in right of payment to all of the applicable guarantor's future secured debt (including our senior secured credit facilities), to the extent of the value of assets securing such debt.

As of May 5, 2007, (1) the outstanding notes and related guarantees ranked effectively junior to approximately $2.659 billion of senior secured indebtedness, (2) the outstanding senior notes and related guarantees ranked senior to the $400.0 million of outstanding senior subordinated notes and $469.4 million principal amount at maturity of outstanding subordinated discount notes, (3) the outstanding senior subordinated notes and related guarantees ranked junior to approximately $3.409 billion of senior indebtedness under the senior secured credit facilities and the outstanding senior notes and ranked senior to approximately $469.4 million principal amount at maturity of outstanding subordinated discount notes, and (4) the outstanding subordinated discount notes ranked junior to approximately $3.809 billion of senior indebtedness under the senior secured credit facilities, the outstanding senior notes and the outstanding senior subordinated notes.
Optional Redemption
Prior to November 1, 2010 we may redeem some or all of the exchange senior notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Senior Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. Beginning on November 1, 2010, we may redeem some or all of the exchange senior notes at the redemption prices listed under "Description of Senior Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

Prior to November 1, 2011 we may redeem some or all of the exchange senior subordinated notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Senior Subordinated Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. Beginning on November 1, 2011, we may redeem some or all of the exchange senior subordinated notes at the redemption prices listed under "Description of Senior Subordinated Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date. Prior to November 1, 2011 we may redeem some or all of the exchange senior subordinated discount notes for cash at a redemption price equal to 100% of their accreted value plus an applicable make-whole premium (as described in "Description of Subordinated Discount Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. Beginning on November 1, 2011, we may redeem some or all of the exchange subordinated discount notes at the redemption prices listed under "Description of Subordinated Discount Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

Optional Redemption After Equity Offerings
At any time (which may be more than once) until November 1, 2009, we can choose to redeem up to 35% of the notes of any series of exchange notes with money that we raise in certain equity offerings, so long as:
•
we pay 110.000% of the face amount of the exchange senior notes or 111.375% of the face amount of the exchange senior subordinated notes or 113.000% of the accreted value of the exchange subordinated discount notes, as applicable, plus accrued and unpaid interest;
	•	we redeem the notes within 90 days of completing such equity offering; and
•
at least 50% of the aggregate principal amount (or principal amount at maturity) of the applicable series of exchange notes (including any applicable notes issued after the issue date) remains outstanding afterwards.
Change of Control
If we experience a change in control, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount (or accreted value, in the case of the exchange subordinated discount notes), plus accrued and unpaid interest.

We might not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because we might not have enough funds at that time or the terms of our senior debt may prevent us from paying.
Certain Covenants
The indentures governing the exchange senior notes, the exchange senior subordinated notes and the exchange subordinated discount notes will contain covenants limiting our ability and the ability of our restricted subsidiaries to, among other things:
	•	incur additional debt;
	•	pay dividends or distributions on our capital stock or repurchase our capital stock;
	•	issue stock of subsidiaries;
	•	make certain investments;
	•	create liens on our assets to secure debt;
	•	enter into transactions with affiliates;
	•	merge or consolidate with another company; and
	•	sell or otherwise transfer assets.

These covenants are subject to a number of important limitations and exceptions, and the requirement to comply with certain covenants may be suspended or eliminated upon achievement of investment grade ratings for the notes.
No Public Market
The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.

Risk Factors

        Participating in the exchange offers, and therefore investing in the exchange notes, involves substantial risk. See the "Risk Factors" section of this prospectus for a description of material risks you should consider before investing in the exchange notes.

Corporate Information

        Michaels Stores, Inc., a Delaware corporation, was founded in 1984 and is headquartered in Irving, Texas. Our principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063. Our telephone number is (972) 409-1300. Our website address is www.michaels.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available, without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. None of the information on our website or any other website identified herein is part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL AND OTHER DATA

        The following table sets forth our summary historical and unaudited pro forma consolidated financial and other data as of the dates and for the periods indicated. The summary historical financial data for, and as of, the years ended January 29, 2005, January 28, 2006 and February 3, 2007 and the quarters ended May 5, 2007 and April 29, 2006 is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results to be expected for future periods.

        The unaudited pro forma financial data as of and for the year ended February 3, 2007 gives effect to the Merger as if it had occurred at the beginning of the period presented. The pro forma adjustments are based upon available data and certain assumptions that we believe are reasonable. The summary unaudited pro forma condensed consolidated financial data is for informational purposes only and does not purport to represent what our results of operations or financial position would actually be if the Merger occurred at any date, nor does such data purport to project the results of operations for any future period.

        The summary historical and unaudited pro forma consolidated financial data and other data should be read in conjunction with "Selected Historical Consolidated Financial and Other Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

			Fiscal Year			Pro Forma Twelve Months ended February 3, 2007
	Three months ended May 5, 2007	Three months ended April 29, 2006
			2006	2005	2004
				(as restated)	(as restated)
	(In thousands except per share and store data)
Results of Operations Data:
Net sales	$844,133	$832,481	$3,864,976	$3,676,365	$3,393,251	$3,865,000
Operating income	59,434	76,063	203,147	381,101	342,771	193,300
(Loss) Income before cumulative effect of accounting change	(22,603)	51,701	41,096	228,213	203,954	(145,400)
Cumulative effect of accounting change, net of income tax(1)	—	—	—	7,491	—	—
Net (loss) income	(22,603)	51,701	41,096	220,722	203,954	(145,400)
Balance Sheet Data:
Cash and equivalents	$45,056	$441,843	$30,098	$452,449	$535,852	n/a
Merchandise inventories	878,634	793,984	847,529	784,173	789,351	n/a
Total current assets	1,085,245	1,316,772	1,000,180	1,314,726	1,481,651	n/a
Total assets	1,777,829	1,891,154	1,693,002	1,875,633	2,022,040	n/a
Total current liabilities	839,431	509,425	741,997	496,766	511,940	n/a
Long-term debt	3,731,064	—	3,728,745	—	200,000	n/a
Total liabilities	4,668,161	601,314	4,568,325	588,206	814,495	n/a
Stockholders' (deficit) equity	(2,890,332)	1,289,840	(2,875,323)	1,287,427	1,207,545	n/a
Other Financial Data:
Cash flow from operating activities	$(51,227)	$106,467	$157,113	$363,956	$431,375	n/a
Cash flow from investing activities	(28,039)	(38,914)	(142,585)	(67,918)	(144,709)	n/a
Cash flow from financing activities	94,224	(78,159)	(436,879)	(379,441)	(92,639)	n/a
Ratio of Earnings to Fixed Charges(2)	—	4.2	1.5	4.2	4.1	n/a
Other Operating Data:
Average net sales per selling square foot(3)	n/a	n/a	$224	$221	$216	n/a
Comparable store sales (decrease) increase(4)	(0.5)%	(3.0)%	0.3%	3.6%	4.7%	n/a
Total selling square footage	18,320	18,298	18,130	17,365	16,612	n/a

Stores Open at End of Year:
Michaels	928	899	920	885	844	n/a
Aaron Brothers	168	165	166	166	164	n/a
Recollections	11	11	11	11	8	n/a
Star Decorators Wholesale	4	4	4	4	3	n/a
Total stores open at end of year	1,111	1,079	1,101	1,066	1,019	n/a

(1)
We changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method in the fourth quarter of fiscal 2005. As a result, we recorded a non-cash charge of $7.5 million, net of income tax, in fiscal 2005 for the cumulative effect of accounting change on prior fiscal years. For further information with respect to this change and other accounting items that affect the comparability of our financial statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Accounting items."

(2)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense. For the three months ended May 5, 2007, earnings were insufficient to cover fixed charges by $33.5 million.

(3)
The calculation of average net sales per selling square foot includes only Michaels stores open longer than 36 months, and excludes Aaron Brothers, Recollections, and Star Decorators Wholesale stores.

(4)
Comparable store sales increase represents the increase in net sales for stores open the same number of months in the indicated and comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than 2 weeks due to a catastrophic event is not considered comparable during the month it closed. If a store is closed longer than 2 weeks but less than 2 months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than 2 months becomes comparable in its 14th month of operation after its reopening.

RISK FACTORS

        You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offers. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

Risks Related to the Exchange Offers

There may be adverse consequences if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the applicable exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offers" and "The Exchange Offers" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offers will reduce the outstanding amount of each series of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to the Exchange Notes and Our Other Indebtedness

We Face Risks Related to Our Substantial Indebtedness

        Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our notes and credit facilities. Our high degree of leverage could have important consequences to us, including:

  •
  making it more difficult for us to make payments on our debt;

  •
  increasing our vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our debt, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

  •
  exposing us to the risk of increased interest rates as our borrowings under our senior secured credit facilities are at variable rates;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indentures governing our notes. In addition, our senior secured credit facilities and indentures governing our notes do not restrict our owners from creating new holding companies that may be able to incur indebtedness without regard to the restrictions set forth in our credit facilities and indentures. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our Debt Agreements Contain Restrictions That Limit our Flexibility in Operating our Business

        Our senior secured credit facilities and the indentures governing our notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries' ability to, among other things:

  •
  incur additional debt;

  •
  pay dividends or distributions on our capital stock or repurchase our capital stock;

  •
  issue stock of subsidiaries;

  •
  make certain investments;

  •
  create liens on our assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  merge or consolidate with another company; and

  •
  sell or otherwise transfer assets.

        A breach of any of these covenants could result in a default under our senior secured credit facilities. Upon the occurrence of an event of default under our senior secured credit facilities, the lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities. If the lenders under our senior secured credit facilities accelerate the repayment of borrowings, we cannot assure that we will have sufficient assets to repay our senior secured credit facilities, as well as our unsecured indebtedness, including the exchange notes.

        Our senior secured asset-based revolving credit facility permits us to borrow up to $1.0 billion; however, our ability to borrow thereunder is limited by a borrowing base, which at any time will equal the sum of 90% of eligible credit card receivables and debit card receivables plus between 90% and 85% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus a specified percentage of eligible in-transit inventory, less certain reserves, and the sum of an additional 10% appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables under a "last out" tranche. In addition, our ability to borrow under this facility is limited by a minimum liquidity condition, providing that, if excess availability is less than $75.0 million at any time, we are not permitted to borrow any additional amounts under the senior secured asset-based revolving credit facility unless our pro forma Consolidated Fixed Charge Coverage Ratio (as defined in the credit agreement for our senior secured asset-based revolving credit facility) is at least 1.1 to 1.0. Moreover, our senior secured asset-based revolving credit facility provides discretion to the agent bank acting on behalf of the lenders to impose additional availability reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facilities, the indentures governing the notes and the exchange notes offered hereby will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Your right to receive payments on each series of notes is effectively junior to those lenders who have a security interest in our assets.

        Our obligations under the exchange notes and our guarantors' obligations under their guarantees of the exchange notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor's obligations under their respective guarantees of the senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock and the assets of our current and certain future wholly-owned U.S. subsidiaries, the stock and the assets of Michaels of Canada, ULC and a portion of the stock of certain of our U.S. guarantor subsidiaries' non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the indentures governing the exchange notes offered hereby at such time.

        Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the exchange notes, then that guarantor will be released from its guarantee of the exchange notes automatically and immediately upon such sale. In any such event, because the exchange notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See "Description of Other Indebtedness." As of May 5, 2007, we had $2.659 billion of senior secured indebtedness under our senior secured credit facilities which did not include availability of approximately $433.3 million under our senior secured asset-based revolving credit facility (after giving effect to $15 million of outstanding stand-by letters of credit and our required borrowing base, which would reduce the amount available under our new senior secured asset-based revolving credit facility).

        The indentures governing the exchange notes offered hereby will permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your claims to our assets will be structurally subordinated to all of the creditors of any non-guarantor subsidiaries.

        In general, our foreign subsidiaries, unrestricted subsidiaries, non-wholly owned subsidiaries and other subsidiaries that do not guarantee our indebtedness or indebtedness of a guarantor of the exchange notes are not required to guarantee the exchange notes. Accordingly, claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

Your right to receive payments on the exchange senior subordinated notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt, including the exchange senior notes, and any of our future senior indebtedness.

        The exchange senior subordinated notes will be general unsecured obligations that will be junior in right of payment to all of our existing and future senior indebtedness. As of May 5, 2007, we had approximately $3.809 billion of senior indebtedness, including $400.0 million of the outstanding senior subordinated notes and an additional $433.3 million of senior indebtedness available to be drawn under our senior secured asset-based revolving credit facility (after giving effect to $15 million of outstanding letters of credit and our required borrowing base, which would reduce the amount available under our new senior secured asset-based revolving credit facility).

        We may not pay principal, premium, if any, interest or other amounts on account of the exchange senior subordinated notes in the event of a payment default in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities and the exchange senior notes, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain defaults with respect to designated senior indebtedness, we may not be permitted to pay any amount on account of the exchange senior subordinated notes for a designated period of time. Because of the subordination provisions in the exchange senior subordinated notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the exchange senior subordinated notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the exchange senior subordinated notes, including payments of principal or interest when due.

Your right to receive payments on the exchange subordinated discount notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt, including the senior notes and senior subordinated notes, and any of our future senior indebtedness.

        The exchange subordinated discount notes will be general unsecured obligations that will be junior in right of payment to all of our existing and future senior indebtedness. As of May 5, 2007, we had approximately $3.809 billion of senior indebtedness and an additional $433.3 million of senior indebtedness available to be drawn under our senior secured asset-based revolving credit facility (after giving effect to $15 million of outstanding letters of credit and our required borrowing base, which would reduce the amount available under our new senior secured asset-based revolving credit facility).

        We may not pay principal, premium, if any, interest or other amounts on account of the exchange subordinated discount notes in the event of a payment default in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities, the exchange senior notes and the exchange senior subordinated notes, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain defaults with respect to designated senior indebtedness, we may not be permitted to pay any amount on account of the subordinated discount notes for a designated period of time. Because of the subordination provisions in the exchange subordinated discount notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the exchange subordinated discount notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the exchange subordinated discount notes, including payments of principal or interest when due.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under the senior secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures governing the exchange notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facilities and the indentures governing the exchange notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the exchange notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the exchange notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the exchange notes upon a change of control would cause a default under the indentures governing the exchange notes offered hereby and a cross-default under the senior secured credit facilities. The senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

        While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indentures governing the exchange notes offered hereby, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See "Description of Senior Notes" and "Description of Senior Subordinated Notes." The lenders under the senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes or the guarantees, and, if that occurs, you may not receive any payments on the exchange notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

  •
  the issuance of the exchange notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        If a court were to find that the issuance of the exchange notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate or further subordinate, as applicable, the exchange notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the exchange notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any payment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the exchange notes or the guarantees would not be subordinated or further subordinated, as applicable, to our or any of our guarantors' other debt.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market for the exchange notes may not develop.

        The exchange notes are new securities for which there is currently no market. Accordingly, the development or liquidity of any market for the exchange notes is uncertain. We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system.

        We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

Risks Related to Our Company

Changes in Customer Demands Could Materially Adversely Affect Our Sales, Operating Results, and Cash Flow

        Our success depends on our ability to anticipate and respond in a timely manner to changing customer demands and preferences for products and supplies used in creative activities. If we misjudge the market, we may significantly overstock unpopular products and be forced to take significant inventory markdowns, which would have a negative impact on our operating results and cash flow. Also, shortages of key items could have a material adverse impact on our operating results. In addition, adverse weather conditions, unfavorable economic trends, and consumer confidence volatility could have a material adverse impact on our sales and operating results.

Unexpected or Unfavorable Consumer Responses to Our Promotional or Merchandising Programs Could Materially Adversely Affect Our Sales, Operating Results, and Cash Flow

        Brand recognition, quality, and price have a significant influence on consumers' choices among competing products and brands. Advertising, promotion, merchandising, and the pace and timing of new product introductions also have a significant impact on consumers' buying decisions. If we misjudge consumer responses to our existing or future promotional activities, this could have a material adverse impact on our financial condition and operating results.

        We believe changes in our merchandise offering help drive sales at our stores. We could be materially adversely affected by poor operational execution of changes to our merchandise offering or by unexpected consumer responses to changes in our merchandise offering.

Changes in Newspaper Subscription Rates May Result in Reduced Exposure to Our Circular Advertisements

        The majority of our promotional activities utilize circular advertisements in local newspapers. A continued decline in consumer subscriptions of these newspapers could reduce the frequency in which consumers receive our circular advertisements, thereby negatively affecting sales, operating results, and cash flow.

Changes in Consumer Confidence Could Result in a Reduction in Consumer Spending on Items Perceived to be Discretionary

        Our stores offer arts and crafts supplies and products for the crafter and do-it-yourself home decorator, which some customers may perceive as discretionary. Should their perception of the economy deteriorate, consumers may change spending patterns to reduce the amount spent on discretionary items.

Our Success Will Depend on How Well We Manage Our Growth

        Even if we are able to implement, to a significant degree, our strategy of expanding our store base, or additionally, to expand our business through acquisitions or vertical integration opportunities, we may experience problems, which may prevent any significant increase in profitability or negatively impact our cash flow. For example:

  •
  the costs of opening and operating new stores may offset the increased sales generated by the additional stores;

  •
  the closure of unsuccessful stores may result in the retention of liability for expensive leases;

  •
  a significant portion of our management's time and energy may be consumed with issues unrelated to advancing our core business strategy, which could possibly result in a deterioration of our operating results;

  •
  our expansion may outpace our planned technological advances and current systems with the possible consequences of breakdowns in our supply chain management and reduced effectiveness of our operational systems and controls;

  •
  we may be unable to hire, train, and retain qualified employees, including management and senior executives; existing vacancies in key executive positions, if unfilled for a significant period of time, may adversely affect strategic and operational effectiveness;

  •
  our suppliers may be unable to meet the increased demand of additional stores in a timely manner; and

  •
  we may be unable to expand our existing distribution centers or use third-party distribution centers on a cost-effective basis to provide merchandise for sale by our new stores.

Our Growth Depends on Our Ability to Open New Stores

        One of our key business strategies is to expand our base of retail stores. If we are unable to implement this strategy, our ability to increase our sales, profitability, and cash flow could be impaired. To the extent that we are unable to open new stores as we anticipate, our sales growth would come only from increases in comparable store sales. Growth in profitability in that case would depend significantly on our ability to reduce our costs as a percentage of our sales. We may be unable to implement our strategy if we cannot identify suitable sites for additional stores, negotiate acceptable leases, access sufficient capital to support store growth, or hire and train a sufficient number of qualified associates.

Our Suppliers May Fail Us

        Many of our suppliers are small firms that produce a limited number of items. Given their limited resources, these firms are susceptible to cash flow issues, production difficulties, quality control issues, and problems in delivering agreed-upon quantities on schedule. We cannot assure you that we would be able, if necessary, to return products to these suppliers and obtain refunds of our purchase price or obtain reimbursement or indemnification from them if their products prove defective. In addition, these suppliers may be unable to withstand a downturn in economic conditions. Significant failures on the part of our key suppliers could have a material adverse effect on our operating results.

        In addition, many of these suppliers require extensive advance notice of our requirements in order to supply products in the quantities we desire. This long lead time requires us to place orders far in advance of the time when certain products will be offered for sale, exposing us to risk of shifts in demand.

Our Reliance on Foreign Suppliers Increases Our Risk of Obtaining Adequate, Timely, and Cost-Effective Product Supplies

        We rely to a significant extent on foreign manufacturers of various products that we sell. In addition, many of our domestic suppliers purchase a portion of their products from foreign sources. This reliance increases the risk that we will not have adequate and timely supplies of various products due to local political, economic, social, or environmental conditions (including acts of terrorism, the outbreak of war, or the occurrence of natural disaster), transportation delays (including dock strikes and other work stoppages), restrictive actions by foreign governments, or changes in United States laws and regulations affecting imports or domestic distribution. Reliance on foreign manufacturers also increases our exposure to fluctuations in exchange rates (including the potential revaluation of the Chinese Yuan) and trade infringement claims and reduces our ability to return product for various reasons.

        All of our products manufactured overseas and imported into the United States are subject to duties collected by the United States Customs Service. We may be subjected to additional duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import, or the loss of import privileges if we or our suppliers are found to be in violation of U.S. laws and regulations applicable to the importation of our products.

Improvements to Our Supply Chain May Not Be Fully Successful

        An important part of our efforts to achieve efficiencies, cost reductions, and sales and cash flow growth is the identification and implementation of improvements to our supply chain, including merchandise ordering, transportation, and receipt processing. During fiscal 2007, we will continue to implement a number of enhancements to our distribution systems with select suppliers, enabling us to evaluate our ability to distribute additional SKUs through our distribution centers. Significant changes to our supply chain could have a material adverse impact on our operating results.

We May Fail to Optimize or Adequately Maintain Our Perpetual Inventory and Automated Replenishment Systems

        We have completed the rollout of our perpetual inventory, automated replenishment, and weighted average cost stock ledger systems, which we believe are necessary to properly forecast, manage, and analyze our inventory levels, margins, and merchandise ordering quantities. We may fail to properly optimize the effectiveness of these systems, or to adequately support and maintain the systems, which could have a material adverse impact on our financial condition and operating results.

Our Information Systems May Prove Inadequate

        We depend on our management information systems for many aspects of our business. We will be materially adversely affected if our management information systems are disrupted or we are unable to improve, upgrade, maintain, and expand our systems, particularly in light of our continued significant increases in the number of stores.

Failure to Adequately Maintain the Security of Our Electronic and Other Confidential Information Could Materially Adversely Affect Our Financial Condition and Operating Results

        We have become increasingly centralized and dependent upon automated information technology processes. In addition, a portion of our business operations is conducted over the Internet, increasing the risk of viruses that could cause system failures and disruptions of operations. Any failure to maintain the security of our data and our customers' confidential information, including via the penetration of our network security and the misappropriation of confidential information, could put us at a competitive disadvantage, result in deterioration in our customers' confidence in us, subject us to potential litigation and liability, and fines and penalties, resulting in a possible material adverse impact on our financial condition and operating results.

A Weak Fourth Quarter Would Materially Adversely Affect Our Operating Results

        Our business is highly seasonal. Our inventories and short-term borrowings grow in the second and third fiscal quarters as we prepare for our peak selling season in the third and fourth fiscal quarters. Our most important quarter in terms of sales, profitability, and cash flow historically has been the fourth fiscal quarter. If for any reason our fourth fiscal quarter results were substantially below expectations, our operating results for the full year would be materially adversely affected, and we could have substantial excess inventory, especially in seasonal merchandise that is difficult to liquidate.

Significant Increases in Inflation or Commodity Prices such as Petroleum, Natural Gas, Electricity, Steel and Paper May Adversely Affect Our Costs, Including Cost of Merchandise

        Commodity prices, including oil, have risen significantly in the last few years. This increase and any future increases in commodity prices or inflation may adversely affect our costs, including cost of merchandise and distribution costs. Furthermore, the trucking industry is experiencing a shortage of drivers, which is exacerbated by higher fuel prices. Our operating results may be adversely affected if we are unable to secure adequate trucking resources to fulfill our delivery schedules to the stores, particularly as we deliver our fall and Christmas seasonal merchandise.

Competition Could Negatively Impact Our Operations

        The retail arts and crafts industry is competitive, which could result in the reduction of our prices and our loss of market share. We must remain competitive in the areas of quality, price, breadth of selection, customer service, and convenience. We compete with mass merchants (e.g., Wal-Mart Stores, Inc.), who dedicate a portion of their selling space to a limited selection of craft supplies and seasonal and holiday merchandise, regional chains, and local merchants. We also compete with specialty arts and crafts retailers, which include Hobby Lobby, A.C. Moore Arts & Crafts, Inc., Jo-Ann Superstores (operated by Jo-Ann Stores, Inc.), and Garden Ridge Corporation. Some of our competitors, particularly the mass merchants, are larger and have greater financial resources than we do. In addition, alternative methods of selling crafts, such as over the Internet, could result in additional competitors in the future and increased price competition since our customers could more readily comparison shop. Furthermore, we ultimately compete with alternative sources of entertainment and leisure for our customers.

The Interests of Our Controlling Stockholders May Conflict with the Interests of Our Creditors

        The Sponsors indirectly own over 93% of the Company's Common Stock. The interests of these funds as equity holders may conflict with those of our creditors. The controlling stockholders may have an incentive to increase the value of their investment or cause us to distribute funds at the expense of our financial condition and affect our ability to make payments on the outstanding notes. In addition, these funds will have the power to elect a majority of our board of directors and appoint new officers and management and, therefore, effectively will control many other major decisions regarding our operations.

INDUSTRY AND MARKET DATA

        Market and industry data throughout this prospectus was obtained from a combination of our own research, the good faith estimates of management and various trade associations. While we believe our research, third party information, estimates of management and data from trade associations are reliable, we have not verified this data with any independent sources. Accordingly, we do not make any representations as to the accuracy or completeness of that data.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This registration statement contains "forward-looking statements" within the meaning of the federal securities laws, which statements involve risks and uncertainties. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "could, "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that concern our strategy, plans or intentions. All statements we make relating to the closing of the transactions described in this registration statement or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performances and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

        Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this registration statement, including, without limitation, in conjunction with the forward-looking statements included in this registration statement. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

        The matters referred to in the forward-looking statements contained in this registration statement may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        Michaels and the guarantors of the notes have entered into registration rights agreements with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuances of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement. The outstanding notes were issued on October 31, 2006.

        Under the circumstances set forth below, Michaels and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offers as contemplated by the registration rights agreements;

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  if the exchange offers are not consummated within 360 days after the date of issuance of the outstanding notes;

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  if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offers; or

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  if any holder that participates in the exchange offers does not receive freely transferable exchange notes in exchange for tendered outstanding notes.

If (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer on or prior to the 360th day after the original issue date of the notes nor had a shelf registration statement declared effective on or prior to such date, (B) are required to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to the 360th day after the date such filing was required or (C) if applicable, a shelf registration statement covering resales of the applicable series of notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the applicable series of notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the 361st day after the original issue date of the notes, in the case of (A) above, (y) the 361st day after such shelf registration statement filing was required, in the case of (B) above or (z) the day such shelf registration statement ceases to be effective, in the case of (C) above; provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), upon effectiveness of the applicable shelf registration statement in the case of clause (B) above or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (C) above), additional interest on such notes as a result of such clause, as the case may be, shall cease to accrue.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

  •
  neither the holder nor any other person receiving the exchange notes pursuant to the exchange offers is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

  •
  the person receiving the exchange notes pursuant to the exchange offers, whether or not this person is the holder, is receiving them in the ordinary course of business;

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  neither the holder nor any other person receiving the exchange notes pursuant to the exchange offers has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes;

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on an interpretation by the SEC set forth in no-action letters issued to third-parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

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  is an "affiliate," within the meaning of Rule 405 under the Securities Act, of Michaels Stores, Inc. or any subsidiary guarantor;

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  is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

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  acquired the exchange notes other than in the ordinary course of the holder's business;

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  has an arrangement with any person to engage in the distribution of the exchange notes; or

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  is prohibited by any law or policy of the SEC from participating in the exchange offers.

        Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes. Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC's interpretations discussed above or participate in the exchange offers, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

        Under certain circumstances specified in the registration rights agreements, we may be required to file a "shelf" registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, Michaels will accept for exchange in the applicable exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the applicable expiration date. Outstanding notes may only be tendered in multiples of $1,000. Michaels will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the applicable exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the applicable registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange senior notes, the exchange senior subordinated notes and the exchange subordinated discount notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the outstanding senior notes, the outstanding senior subordinated notes and the outstanding subordinated discount notes. For a description of the indentures, see "Description of the Senior Notes", "Description of the Senior Subordinated Notes", and "Description of the Subordinated Discount Notes".

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $750 million aggregate principal amount of the 10% Senior Notes due 2014 are outstanding, $400 million aggregate principal amount of the 11 3/8% Senior Subordinated Notes due 2016 are outstanding and $469.4 million aggregate principal amount of the 13% Subordinated Discount Notes due 2016 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. Michaels intends to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indentures relating to such holders' series of outstanding notes and the applicable registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreement.

        Michaels will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, Michaels expressly reserves the right to amend or terminate the applicable exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 12:00 a.m. midnight, New York City time, on                        , 2007. However, if we, in our sole discretion, extend the period of time for which the applicable exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Michaels reserves the right, in its sole discretion:

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  to delay accepting for exchange any outstanding notes (if we amend or extend the applicable exchange offer);

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  to extend either exchange offer or to terminate either exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offers" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

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  subject to the terms of the applicable registration rights agreement, to amend the terms of either exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If Michaels amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, Michaels will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend any of the exchange offers as provided in this prospectus prior to the expiration date if in its reasonable judgment:

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  the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

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  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

        In addition, Michaels will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

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  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution;" or

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  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        Michaels expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, Michaels may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. Michaels will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.

        Michaels expressly reserves the right to amend or terminate either exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. Michaels will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit and Michaels may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If Michaels fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

        In addition, Michaels will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the applicable exchange offer, you must comply with either of the following:

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  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Notes" prior to the expiration date; or

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  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the applicable letter of transmittal prior to the expiration date;

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  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either:

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  make appropriate arrangements to register ownership of the outstanding notes in your name; or

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  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

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  the participant has received and agrees to be bound by the terms of the applicable letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, Michaels will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the applicable exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the applicable exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The applicable letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        Michaels will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. Michaels reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither Michaels, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

  •
  Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank has been appointed as the exchange agent for the exchange offers. Wells Fargo Bank also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered & Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	By Regular Mail or Overnight Courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: WELLS FARGO BANK, N.A. 12th Floor Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN	By Facsimile (for Eligible Institutions only): (612) 667-6282 For Confirmation by Telephone: (800) 344-5128

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        Each of the registration rights agreements provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offerings of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

THE MERGER

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction with the Sponsors (the "Merger"), with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, owns approximately 93% of our outstanding Common Stock, which is no longer publicly traded. We accounted for the Merger as a leveraged recapitalization whereby the historical book value of the assets and liabilities of Michaels will be maintained with no push down accounting required.

        The Merger consideration paid to then-existing equity holders was approximately $5.8 billion, with fees and expenses totaling an additional $239.7 million. The purchase price was funded by:

  •
  Aggregate cash equity contribution by the Sponsors of approximately $1.7 billion;

  •
  Retention of certain shares held by affiliates of Highfields Capital Partners totaling $110.0 million;

  •
  The issuance of the following debt (See "Description of Certain Other Indebtedness" and "Description of Exchange Notes" for further information concerning our issuance of debt):

  •
  $750.0 million of 10% Senior Notes due 2014;

  •
  $400.0 million of 11 3/8% Senior Subordinated Notes due 2016;

  •
  $250.0 million of net proceeds of 13% Subordinated Discount Notes due 2016 (with an accreted value at maturity of $469.4 million);

  •
  $2.4 billion Senior secured term loan facility; and

  •
  $400.0 million of borrowings under our Asset-based revolving credit facility; and

  •
  Our available cash as of the date of the Merger.

USE OF PROCEEDS

        The outstanding notes were issued and sold on October 31, 2006. The proceeds from the offering of the outstanding notes, borrowings under our senior secured credit facilities and the proceeds of equity investments by private equity funds sponsored by and co-investors with the Sponsors were used to finance the Merger and pay related fees and expenses.

        The exchange offers are intended to satisfy our obligations under the registration rights agreements, each dated October 31, 2006, by and among us, the subsidiary guarantors party thereto and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. Instead, we will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offers.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

        The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical financial data for fiscal years 2006, 2005, 2004, 2003 and 2002 and for the first quarters of fiscal 2007 and fiscal 2006 ended May 5, 2007 and April 29, 2006 respectively, is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results to be expected for future periods. The selected historical consolidated financial and other data should be read in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

			Fiscal Year
	Three months ended May 5, 2007	Three months ended April 29, 2006
			2006	2005	2004	2003	2002
				(as restated)	(as restated)	(as restated)	(as restated)
	(In thousands except per share and store data)
Results of Operations Data:
Net sales	$844,133	$832,481	$3,864,976	$3,676,365	$3,393,251	$3,091,256	$2,856,373
Operating income	59,434	76,063	203,147	381,101	342,771	292,267	242,784
(Loss) Income before cumulative effect of accounting change	(22,603)	51,701	41,096	228,213	203,954	171,659	131,280
Cumulative effect of accounting change, net of income tax(1)(2)	—	—	—	7,491	—	—	6,296
Net (loss) income	(22,603)	51,701	41,096	220,722	203,954	171,659	124,984
Basic earnings per common share before cumulative effect of accounting change(3)	n/a	n/a	n/a	0.57	0.51	0.44	0.34
Basic earnings per common share after cumulative effect of accounting change(3)	n/a	n/a	n/a	0.55	0.51	0.44	0.32
Diluted earnings per common share before cumulative effect of accounting change(3)	n/a	n/a	n/a	0.56	0.50	0.42	0.32
Diluted earnings per common share after cumulative effect of accounting change(3)	n/a	n/a	n/a	0.55	0.50	0.42	0.30
Dividends per common share(3)	—	0.036	0.12	0.13	0.09	0.05	—
Balance Sheet Data:
Cash and equivalents	$45,056	$441,843	$30,098	$452,449	$535,852	$341,825	$218,031
Merchandise inventories	878,634	793,984	847,529	784,173	789,351	754,228	682,681
Total current assets	1,085,245	1,316,772	1,000,180	1,314,726	1,481,651	1,199,192	990,754
Total assets	1,777,829	1,891,154	1,693,002	1,875,633	2,022,040	1,732,573	1,497,458
Total current liabilities	839,431	509,425	741,997	496,766	511,940	371,159	301,133
Long-term debt	3,731,064	—	3,728,745	—	200,000	200,000	200,000
Total liabilities	4,668,161	601,314	4,568,325	588,206	814,495	657,499	569,291
Stockholders' (deficit) equity	(2,890,332)	1,289,840	(2,875,323)	1,287,427	1,207,545	1,075,074	928,167
Other Financial Data:
Cash flow from operating activities	$(51,227)	$106,467	$157,113	$363,956	$431,375	$292,834	$111,561
Cash flow from investing activities	(28,039)	(38,914)	(142,585)	(67,918)	(144,709)	(106,333)	(110,158)
Cash flow from financing activities	94,224	(78,159)	(436,879)	(379,441)	(92,639)	(62,707)	23,603
Ratio of earnings to fixed charges(4)	—	4.2	1.5	4.2	4.1	3.8	3.4
Other Operating Data:
Average net sales per selling square foot(5)	n/a	n/a	$224	$221	$216	$210	$212
Comparable store sales (decrease) increase(6)	(0.5)%	(3.0)%	0.3%	3.6%	4.7%	2.5%	4.2%
Total selling square footage	18,320	18,298	18,130	17,365	16,612	15,681	14,610
Stores Open at End of Period:
Michaels	928	899	920	885	844	804	754
Aaron Brothers	168	165	166	166	164	158	148
Recollections	11	11	11	11	8	2	—
Star Decorators Wholesale	4	4	4	4	3	3	2

Total stores open at end of year	1,111	1,079	1,101	1,066	1,019	967	904

(1)
We changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method in the fourth quarter of fiscal 2005. As a result, we recorded a non-cash charge of $7.5 million, net of income tax, in fiscal 2005 for the cumulative effect of accounting change on prior fiscal years. For further information with respect to this change and other accounting items that affect the comparability of our financial statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Accounting items."

(2)
We changed our accounting policy with respect to recording cooperative advertising allowances as of the beginning of fiscal 2002. As a result, we recorded a non-cash charge of $6.3 million, net of income tax, in fiscal 2002 for the cumulative effect of accounting change on fiscal years prior to fiscal 2002.

(3)
The per share amounts in the table were retroactively adjusted to reflect a 2.9333-for-one Common Stock split effected in the form of a stock dividend to stockholders of record as of the close of business on January 18, 2007.

(4)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense. For the three months ended May 5, 2007, earnings were insufficient to cover fixed charges by $33.5 million.

(5)
The calculation of average net sales per selling square foot includes only Michaels stores open longer than 36 months, and excludes Aaron Brothers, Recollections, and Star Decorators Wholesale stores. We do not provide such calculations for periods shorter than a full fiscal year as such calculations would not be indicative of full year results.

(6)
Comparable store sales increase represents the increase in net sales for stores open the same number of months in the indicated and comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than 2 weeks due to a catastrophic event is not considered comparable during the month it closed. If a store is closed longer than 2 weeks but less than 2 months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than 2 months becomes comparable in its 14th month of operation after its reopening.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited historical consolidated financial statements and notes of Michaels, included herein.

        The unaudited pro forma condensed consolidated statement of operations for the year ended February 3, 2007 gives effect to the Merger as if it had occurred at the beginning of the period presented. The unaudited pro forma adjustments described in the accompanying notes are based upon estimates and assumptions that management of Michaels believes are reasonable. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results that would have actually occurred if the above Merger had been in effect on the date indicated, nor is it necessarily indicative of future operating results of the merged companies. The unaudited pro forma condensed consolidated financial statements do not give effect to any potential cost savings or other operating efficiencies that may result from the Merger.

MICHAELS STORES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 3, 2007

(Dollars in millions)

	Historical Michaels Companies	Adjustments for the Transactions		Pro Forma Michaels Companies
	(Dollars in millions)
Net sales	$3,865.0	$—		$3,865.0
Cost of sales and occupancy expense	2,379.8	—		2,379.8

Gross profit	1,485.2	—		1,485.2
Selling, general and administrative expense	1,033.4	9.8	(a)	1,043.2
Transaction expenses	205.4	—		205.4
Related party expenses	38.1	—		38.1
Store pre-opening costs	5.2	—		5.2

Operating income	203.1	(9.8)		193.3
Interest expense	104.5	291.0	(b)	395.5
Other (income) expense, net	(11.4)	—		(11.4)

Income (loss) before income taxes	110.0	(300.8)		(190.8)
Provision for income taxes (benefit)	68.9	(114.3)	(c)	(45.4)

Net income (loss)	$41.1	$(186.5)		$(145.4)

Other data
Supplemental pro forma ratio of earnings to fixed charges(d)				—

See accompanying notes

MICHAELS STORES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

(a)
To give effect to the following changes in selling, general, and administrative expenses (in millions):

Advisory fees(1)	$9.8

Net adjustment to selling, general, and administrative expense(2)	$9.8

    (1)
    Reflects the fees associated with the agreements for advisory services that we entered into with entities designated by the Sponsors and the Highfield Funds. The combined annual fees are $13.0 million. The historical Michaels Companies includes three months of such fees.

    (2)
    During fiscal 2006, we expensed non-recurring transaction costs aggregating $239.7 million. Of the $239.7 million, approximately $138.3 million consisted of compensation expense (primarily share-based compensation) and $100.0 million was related to investment banking, legal, accounting, and other professional fees that were not eliminated in this condensed consolidated pro forma statement of operations.

(b)
To reflect interest expense resulting from our debt structure upon completion of the Transactions (in millions).

Asset-based revolving credit facility(1)	$13.4
Term loan facility(2)	146.8
Senior notes(3)	56.3
Senior subordinated notes(4)	34.1
Commitment and letter of credit fees(5)	1.6

Total cash interest expense	252.2
Subordinated discount notes(6)	25.2
Amortization of capitalized debt issuance costs(7)	13.6

Total pro forma interest expense(8)	$291.0

    (1)
    The $1.0 billion senior secured asset-based revolving credit facility bears interest at a rate equal to an applicable margin over, at our option, either a LIBOR rate or the higher of (1) a prime rate and (2) the federal funds rate plus 1/2 of 1%. For purposes of calculating pro forma interest expense, we used historical three-month LIBOR (which ranged from 4.68% to 5.51%) plus 1.50% (or 2.50% with respect to borrowings under the "last out" tranche). We applied the interest rates to pro forma outstanding monthly balances, which averaged $254 million for the nine months ended October 28, 2006.

    (2)
    Reflects interest on the senior secured term loan facility that bears interest at a rate equal to an applicable margin over, at our option, either a LIBOR rate or the higher of (1) the prime rate and (2) the federal funds rate plus 1/2 of 1%. For purposes of calculating pro forma interest expense, we used historical three-month LIBOR rates (which ranged from 4.68% to 5.51%) plus 3.00%. We applied the interest rates to pro forma outstanding monthly balances, which averaged $2.394 billion for the nine months ended October 28, 2006.

    (3)
    Reflects a fixed interest rate of 10.0% on the senior notes.

    (4)
    Reflects a fixed interest rate of 11.375% on the senior subordinated notes.

    (5)
    Reflects fees of 1.5% on standby letters of credit and commitment fees of 0.25% on the assumed unused balance of the revolving credit facility. For pro forma purposes, the average standby letters of credit were $16.2 million and the average unused balance on the revolving credit facility was $730.2 million for the nine months ended October 28, 2006.

    (6)
    Represents a fixed interest rate of 13.0% on the subordinated discount notes.

    (7)
    Represents amortization of deferred debt issuance costs incurred in connection with the debt and credit facilities consummated in connection with the Merger.

    (8)
    Each 0.125% increase in interest rates would increase total pro forma interest expense as follows (in millions):

Asset-based revolving credit facility	$0.2
Term loan facility	$2.3

Total	$2.5

      The remaining credit facilities were not subject to the sensitivity analysis as the interest rates applied to such facilities were fixed.

(c)
To reflect the tax effect of the above adjustments at our statutory income tax rate of 38.0%.

(d)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense. On a pro forma basis for the twelve months ended February 3, 2007, earnings were insufficient to cover fixed charges by $190.7 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this registration statement. The following discussion, as well as other portions of this registration statement, contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management "anticipates," "plans," "estimates," "expects," "believes," "intends," and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus. Specific examples of forward-looking statements include, but are not limited to, statements regarding our forecasts of financial performance, capital expenditures, working capital requirements, workers' compensation claims exposure and forecasts of effective tax rate. Our actual results could materially differ from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, and particularly in "Risk Factors." Unless otherwise noted, all amounts contained in this section of this prospectus are as of May 5, 2007.

Restatement of Consolidated Financial Statements

        On April 2, 2007, the Audit Committee of the Board of Directors, in consultation with management and our independent registered public accounting firm, determined that our application of our retail inventory method of accounting for merchandise inventory in our Michaels stores contained certain deficiencies. The correction of our retail inventory method resulted in a restatement of our consolidated financial statements for years prior to fiscal 2006.

        Our restatement also encompasses other charges recorded in prior fiscal years, the effects of which were previously considered immaterial to their respective periods. These charges include the correction of an error regarding the deferral of costs related to preparing our inventory for sale and vendor allowance recognition, recorded in the fourth quarter of fiscal 2005 in the amount of $15.0 million, net of an income tax benefit of $8.9 million. We also included the lease accounting correction, recorded in the fourth quarter of fiscal 2004 in the amount of $8.0 million, net of an income tax benefit of $4.8 million. For purposes of this restatement, these previously reported cumulative charges were recorded in each of the prior periods to which they relate.

        Finally, our restatement includes the resolution of our previously reported internal review of stock options grant practices. Based on our analysis, the amount of additional non-cash compensation cost that should have been recorded was approximately $27.1 million, net of income tax benefits of approximately $12.7 million, all of which relates to periods prior to fiscal 2001. In our restatement, we recognized this additional compensation cost as an adjustment to our beginning retained earnings and additional paid-in capital balances for fiscal 2002. For periods presented in this prospectus, this adjustment does not affect results of operations and only resulted in an adjustment of offsetting amounts within the "net cash provided by operating activities" section of our consolidated statements of cash flows, with no change to total cash flow or the classification of cash flows between operating activities, investing activities, or financing activities.

        The tables below provide a reconciliation of our consolidated statements of income for fiscal years 2002, 2003, 2004, and 2005, and our consolidated balance sheets as of the end of each fiscal year 2002 through 2005, from amounts previously reported to the restated amounts, with disclosure of the effect of each category of restatement. Following the tables are additional disclosures surrounding each type of item affecting the restatements. See also the disclosures in Note 2 to the consolidated financial statements, included herein beginning at page F-7.

Income Statement
Fiscal 2002
(In thousands except per share data)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Net sales	$2,856,373	$—	$—	$—	$—	$2,856,373
Cost of sales and occupancy expense	1,803,991	27,182	(172)	—	27,010	1,831,001

Gross profit	1,052,382	(27,182)	172	—	(27,010)	1,025,372
Selling, general and administrative expense	773,944	—	—	—	—	773,944
Store pre-opening costs	8,644	—	—	—	—	8,644

Operating income	269,794	(27,182)	172	—	(27,010)	242,784
Interest expense	21,074	—	—	—	—	21,074
Other (income) and expense, net	(1,669)	—	—	—	—	(1,669)

Income before income taxes and cumulative effect of accounting change	250,389	(27,182)	172	—	(27,010)	223,379
Provision for income taxes	102,659	(10,631)	71	—	(10,560)	92,099

Income before cumulative effect of accounting change	147,730	(16,551)	101	—	(16,450)	131,280
Cumulative effect of accounting change, net of income tax	7,433	(1,137)	—	—	(1,137)	6,296

Net income	$140,297	$(15,414)	$101	$—	$(15,313)	$124,984

Earnings per common share before cumulative effect of accounting change
Basic	$0.38	$(0.04)	$0.00	$—	$(0.04)	$0.34
Diluted	$0.36	$(0.04)	$0.00	$—	$(0.04)	$0.32
Earnings per common share after cumulative effect of accounting change
Basic	$0.36	$(0.04)	$0.00	$—	$(0.04)	$0.32
Diluted	$0.34	$(0.04)	$0.00	$—	$(0.04)	$0.30
Common shares outstanding:
Basic	391,002	391,002	391,002	391,002	391,002	391,002
Diluted	413,893	413,893	413,893	413,893	413,893	413,893

Balance Sheet
Fiscal 2002
For the year ended February 1, 2003
(In thousands)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Assets
Current assets:
Cash and equivalents	$218,031	$—	$—	$—	$—	$218,031
Merchandise inventories	809,418	(126,737)	—	—	(126,737)	682,681
Prepaid expenses and other	18,639	—	—	—	—	18,639
Deferred income taxes	20,352	49,287	—	1,764	51,051	71,403

Total current assets	1,066,440	(77,450)	—	1,764	(75,686)	990,754

Property and equipment, at cost	716,299	—	27,946	—	27,946	744,245
Less accumulated depreciation	(348,602)	—	(15,775)	—	(15,775)	(364,377)

	367,697	—	12,171	—	12,171	379,868

Goodwill, net	115,839	—	—	—	—	115,839
Other assets	10,997	—	—	—	—	10,997

	126,836	—	—	—	—	126,836

Total assets	$1,560,973	$(77,450)	$12,171	$1,764	$(63,515)	$1,497,458

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$94,764	$—	$—	$—	$—	$94,764
Accrued liabilities and other	181,867	—	1,679	—	1,679	183,546
Income taxes payable	22,823	—	—	—	—	22,823

Total current liabilities	299,454	—	1,679	—	1,679	301,133

9 1/4% Senior Notes due 2009	200,000	—	—	—	—	200,000
Deferred income taxes	21,511	—	(4,935)	—	(4,935)	16,576
Other long-term liabilities	27,981	—	23,601	—	23,601	51,582

Total long-term liabilities	249,492	—	18,666	—	18,666	268,158

	548,946	—	20,345	—	20,345	569,291

Commitments and contingencies
Stockholders' equity:
Common stock	39,582	—	—	—	—	39,582
Additional paid-in capital	471,957	—	—	28,861	28,861	500,818
Retained earnings	502,665	(77,483)	(8,174)	(27,097)	(112,754)	389,911
Accumulated other comprehensive income	(2,177)	33	—	—	33	(2,144)
Total stockholders' equity	1,012,027	(77,450)	(8,174)	1,764	(83,860)	928,167

Total liabilities and stockholders' equity	$1,560,973	$(77,450)	$12,171	$1,764	$(63,515)	$1,497,458

Income Statement
Fiscal 2003
(In thousands except per share data)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Net sales	$3,091,256	$—	$—	$—	$—	$3,091,256
Cost of sales and occupancy expense	1,957,273	10,692	(208)	—	10,484	1,967,757

Gross profit	1,133,983	(10,692)	208	—	(10,484)	1,123,499
Selling, general and administrative expense	823,161	—	—	—	—	823,161
Store pre-opening costs	8,071	—	—	—	—	8,071

Operating income	302,751	(10,692)	208	—	(10,484)	292,267
Interest expense	20,262	—	—	—	—	20,262
Other (income) and expense, net	(2,701)	—	—	—	—	(2,701)

Income before income taxes and cumulative effect of accounting change	285,190	(10,692)	208	—	(10,484)	274,706
Provision for income taxes	107,345	(4,376)	78	—	(4,298)	103,047

Income before cumulative effect of accounting change	177,845	(6,316)	130	—	(6,186)	171,659
Cumulative effect of accounting change, net of income tax	—	—	—	—	—	—

Net income	$177,845	$(6,316)	$130	$—	$(6,186)	$171,659

Earnings per common share before cumulative effect of accounting change
Basic	$0.45	$(0.02)	$0.00	$—	$(0.02)	$0.44
Diluted	$0.43	$(0.02)	$0.00	$—	$(0.02)	$0.42
Earnings per common share after cumulative effect of accounting change
Basic	$0.45	$(0.02)	$0.00	$—	$(0.02)	$0.44
Diluted	$0.43	$(0.02)	$0.00	$—	$(0.02)	$0.42
Common shares outstanding:
Basic	394,111	394,111	394,111	394,111	394,111	394,111
Diluted	410,250	410,250	410,250	410,250	410,250	410,250

Balance Sheet
Fiscal 2003
For the year ended January 31, 2004
(In thousands)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Assets
Current assets:
Cash and equivalents	$341,825	$—	$—	$—	$—	$341,825
Merchandise inventories	892,923	(138,695)	—	—	(138,695)	754,228
Prepaid expenses and other	29,198	—	—	—	—	29,198
Deferred income taxes	19,426	54,181	—	334	54,515	73,941

Total current assets	1,283,372	(84,514)	—	334	(84,180)	1,199,192

Property and equipment, at cost	808,230	—	31,274	—	31,274	839,504
Less accumulated depreciation	(420,313)	—	(16,168)	—	(16,168)	(436,481)

	387,917	—	15,106	—	15,106	403,023

Goodwill, net	115,839	—	—	—	—	115,839
Other assets	14,519	—	—	—	—	14,519

	130,358	—	—	—	—	130,358

Total assets	$1,801,647	$(84,514)	$15,106	$334	$(69,074)	$1,732,573

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$172,708	$—	$—	$—	$—	$172,708
Accrued liabilities and other	194,395	—	1,679	—	1,679	196,074
Income taxes payable	2,377	—	—	—	—	2,377

Total current liabilities	369,480	—	1,679	—	1,679	371,159

9 1/4% Senior Notes due 2009	200,000	—	—	—	—	200,000
Deferred income taxes	28,241	—	(4,857)	—	(4,857)	23,384
Other long-term liabilities	36,628	—	26,328	—	26,328	62,956

Total long-term liabilities	264,869	—	21,471	—	21,471	286,340

	634,349	—	23,150	—	23,150	657,499

Commitments and contingencies
Stockholders' equity:
Common stock	39,893	—	—	—	—	39,893
Additional paid-in capital	462,817	—	—	27,431	27,431	490,248
Retained earnings	660,365	(83,799)	(8,044)	(27,097)	(118,940)	541,425
Accumulated other comprehensive income	4,223	(715)	—	—	(715)	3,508

Total stockholders' equity	1,167,298	(84,514)	(8,044)	334	(92,224)	1,075,074

Total liabilities and stockholders' equity	$1,801,647	$(84,514)	$15,106	$334	$(69,074)	$1,732,573

Income Statement
Fiscal 2004
(In thousands except per share data)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Net sales	$3,393,251	$—	$—	$—	$—	$3,393,251
Cost of sales and occupancy expense	2,146,934	9,645	(12,901)	—	(3,256)	2,143,678

Gross profit	1,246,317	(9,645)	12,901	—	3,256	1,249,573
Selling, general and administrative expense	898,445	—	—	—	—	898,445
Store pre-opening costs	8,357	—	—	—	—	8,357

Operating income	339,515	(9,645)	12,901	—	3,256	342,771
Interest expense	20,434	—	—	—	—	20,434
Other (income) and expense, net	(4,604)	—	—	—	—	(4,604)

Income before income taxes and cumulative effect of accounting change	323,685	(9,645)	12,901	—	3,256	326,941
Provision for income taxes	121,876	(3,746)	4,857	—	1,111	122,987

Income before cumulative effect of accounting change	201,809	(5,899)	8,044	—	2,145	203,954
Cumulative effect of accounting change, net of income tax	—	—	—	—	—	—

Net income	$201,809	$(5,899)	$8,044	$—	$2,145	$203,954

Earnings per common share before cumulative effect of accounting change
Basic	$0.51	$(0.01)	$0.02	$—	$0.01	$0.51
Diluted	$0.49	$(0.01)	$0.02	$—	$0.01	$0.50
Earnings per common share after cumulative effect of accounting change
Basic	$0.51	$(0.01)	$0.02	$—	$0.01	$0.51
Diluted	$0.49	$(0.01)	$0.02	$—	$0.01	$0.50
Common shares outstanding:
Basic	398,567	398,567	398,567	398,567	398,567	398,567
Diluted	407,780	407,780	407,780	407,780	407,780	407,780

Balance Sheet
Fiscal 2004
For the year ended January 29, 2005
(In thousands)

	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
Assets
Current assets:
Cash and equivalents	$535,852	$—	$—	$—	$—	$535,852
Short-term investments	50,379	—	—	—	—	50,379
Merchandise inventories	936,395	(147,044)	—	—	(147,044)	789,351
Prepaid expenses and other	26,613	—	—	—	—	26,613
Deferred income taxes	22,032	57,424	—	—	57,424	79,456

Total current assets	1,571,271	(89,620)	—	—	(89,620)	1,481,651

Property and equipment, at cost	913,174	—	—	—	—	913,174
Less accumulated depreciation	(506,193)	—	—	—	—	(506,193)

	406,981	—	—	—	—	406,981

Goodwill, net	115,839	—	—	—	—	115,839
Other assets	17,569	—	—	—	—	17,569

	133,408	—	—	—	—	133,408

Total assets	$2,111,660	$(89,620)	$—	$—	$(89,620)	$2,022,040

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$256,266	$—	$—	$—	$—	$256,266
Accrued liabilities and other	242,682	—	—	—	—	242,682
Income taxes payable	12,992	—	—	—	—	12,992

Total current liabilities	511,940	—	—	—	—	511,940

9 1/4% Senior Notes due 2009	200,000	—	—	—	—	200,000
Deferred income taxes	30,355	—	—	—	—	30,355
Other long-term liabilities	72,200	—	—	—	—	72,200

Total long-term liabilities	302,555	—	—	—	—	302,555

	814,495	—	—	—	—	814,495

Commitments and contingencies
Stockholders' equity:
Common stock	39,814	—	—	—	—	39,814
Additional paid-in capital	425,208	—	—	27,097	27,097	452,305
Retained earnings	826,821	(89,698)	—	(27,097)	(116,795)	710,026
Accumulated other comprehensive income	5,322	78	—	—	78	5,400
Total stockholders' equity	1,297,165	(89,620)	—	—	(89,620)	1,207,545

Total liabilities and stockholders' equity	$2,111,660	$(89,620)	$—	$—	$(89,620)	$2,022,040

Income Statement
Fiscal 2005
(In thousands, except per share data)

	As Reported	Correction of Inventory Valuation	Stock Options Correction	Total Adjustments	As Restated
Net sales	$3,676,365	$—	$—	$—	$3,676,365
Cost of sales and occupancy expense	2,317,082	(16,761)	—	(16,761)	2,300,321

Gross profit	1,359,283	16,761	—	16,761	1,376,044
Selling, general and administrative expense	987,312	—	—	—	987,312
Store pre-opening costs	7,631	—	—	—	7,631

Operating income	364,340	16,761	—	16,761	381,101
Interest expense	22,409	—	—	—	22,409
Other (income) and expense, net	(9,944)	—	—	—	(9,944)

Income before income taxes and cumulative effect of accounting change	351,875	16,761	—	16,761	368,636
Provision for income taxes	132,363	8,060	—	8,060	140,423
Income before cumulative effect of accounting change	219,512	8,701	—	8,701	228,213
Cumulative effect of accounting change, net of income tax	88,488	(80,997)	—	(80,997)	7,491

Net income	$131,024	$89,698	$—	$89,698	$220,722

Earnings per common share before cumulative effect of accounting change
Basic	$0.55	$0.02	$—	$0.02	$0.57
Diluted	$0.54	$0.02	$—	$0.02	$0.56
Earnings per common share after cumulative effect of accounting change
Basic	$0.33	$0.23	$—	$0.23	$0.55
Diluted	$0.32	$0.22	$—	$0.22	$0.55
Common shares outstanding:
Basic	398,138	398,138	398,138	398,138	398,138
Diluted	403,967	403,967	403,967	403,967	403,967

Balance Sheet
Fiscal 2005
For the year ended January 28, 2006
(In thousands)

	As Reported	Correction of Inventory Valuation	Stock Options Correction	Total Adjustments	As Restated
Assets
Current assets:
Cash and equivalents	$452,449	$—	$—	$—	$452,449
Merchandise inventories	784,032	141	—	141	784,173
Prepaid expenses and other	44,042	—	—	—	44,042
Deferred income taxes	34,125	(63)	—	(63)	34,062

Total current assets	1,314,648	78	—	78	1,314,726

Property and equipment, at cost	1,011,201	—	—	—	1,011,201
Less accumulated depreciation	(586,382)	—	—	—	(586,382)

	424,819	—	—	—	424,819

Goodwill, net	115,839	—	—	—	115,839
Other assets	20,249	—	—	—	20,249

	136,088	—	—	—	136,088

Total assets	$1,875,555	$78	$—	$78	$1,875,633

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$193,595	$—	$—	$—	$193,595
Accrued liabilities and other	282,499	—	—	—	282,499
Income taxes payable	20,672	—	—	—	20,672

Total current liabilities	496,766	—	—	—	496,766

Deferred income taxes	2,803	—	—	—	2,803
Other long-term liabilities	88,637	—	—	—	88,637

Total long-term liabilities	91,440	—	—	—	91,440

	588,206	—	—	—	588,206

Commitments and contingencies
Stockholders' equity:
Common stock	39,254	—	—	—	39,254
Additional paid-in capital	360,755	—	27,097	27,097	387,852
Retained earnings	907,773	—	(27,097)	(27,097)	880,676
Accumulated other comprehensive income	7,511	78	—	78	7,589
Treasury stock	(27,944)	—	—	—	(27,944)

Total stockholders' equity	1,287,349	78	—	78	1,287,427

Total liabilities and stockholders' equity	$1,875,555	$78	$—	$78	$1,875,633

  Correction of Inventory Valuation

        The preceding tables include the combined effects of our corrections of our historical retail inventory method and our inventory cost deferral/vendor allowance recognition. Information detailing the individual corrections and the associated impacts on key financial statement line items by fiscal year is presented below.

  Correction of Retail Inventory Method

        We used a retail inventory method of accounting for merchandise inventories in our Michaels stores in fiscal years prior to 2005. We have determined that our historical retail inventory method contained certain deficiencies. A critical component of the retail inventory method is the calculation of the cost complement, or the ratio of merchandise available for sale at cost to merchandise available for sale at full retail value. Our calculation of the cost complement did not include appropriate adjustments for shrink, store use, and certain markdowns; instead, we captured shrink, store use, and certain markdowns in ending inventory at retail value. Excluding appropriate adjustments for shrink, store use, and certain markdowns from our retail inventory method calculation resulted in an overstatement of the cost complement used to determine ending inventory at cost, which resulted in overstating ending inventories at cost, and understating cost of sales. To correct these deficiencies, we revised our retail inventory method to incorporate historically available information from our POS system for computing the cost complement and can now appropriately account for shrink, store use, and certain markdowns.

        The table below provides the effects of our correction to our retail inventory method on certain line items within the consolidated statements of income. The correction of our retail inventory method affected the previously reported cumulative effect of change in accounting in fiscal 2002 related to our adoption of EITF Issue 02-16, Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor. The revised cumulative effect of accounting change increased our fiscal 2002 net income by $1.1 million.

Correction of Retail Inventory Method
(In thousands)

	Fiscal Year
	2004	2003	2002
Cost of Sales	$3,339	$9,412	$20,491
Operating Income	(3,339)	(9,412)	(20,491)
Tax Benefit	(1,297)	(3,852)	(7,974)
Income before cumulative effect of accounting change	(2,042)	(5,560)	(12,517)
Net Income	(2,042)	(5,560)	(11,380)

        As previously reported, effective as of the beginning of fiscal 2005, we changed our method of accounting for merchandise inventories from our historical retail inventory method to the weighted average cost method. As a result of this change in method, in the first quarter of fiscal 2005, we previously reported a cumulative effect of accounting change of $88.5 million, net of an income tax benefit of $54.2 million. For the full year of fiscal 2005, we previously reported that the conversion to the weighted average cost method reduced our cost of sales by approximately $300,000. The correction to our retail inventory method of accounting affects the amount of the cumulative effect of accounting change we reported in fiscal 2005, and the impact to fiscal 2005 cost of sales related to the change in accounting to the weighted average cost method. There is no impact to the consolidated financial statements for fiscal 2006 because we utilized the weighted average cost method for fiscal years 2005 and 2006.

  Inventory Cost Deferral and Vendor Allowance Recognition Correction

        In the fourth quarter of fiscal 2005, we previously reported that we made certain adjustments to our calculation of deferring costs related to preparing inventory for sale and for vendor allowance recognition, and recognized a $15.0 million charge, net of an income tax benefit of $8.9 million.

However, as we are restating our prior years' financial statements to correct our retail inventory method of accounting, which had a material effect on fiscal 2005, we are also recording this correction in the appropriate periods.

        Prior to the fourth quarter of fiscal 2005, we computed vendor allowances to be deferred based on the turnover rate of our store-level inventories. However, as the allowances were earned on all inventories, not just store-level inventories, we corrected our method to defer estimated vendor allowances based on the turnover rate of all inventories on hand.

        Our deferral of costs related to preparing inventory for sale includes costs incurred in the operation of our distribution centers ("DC costs") as well as purchasing and replenishment costs ("Other costs"). Prior to our correction of the deferral calculation in the fourth quarter of fiscal 2005, we combined DC and Other costs and deferred them over the inventory turnover rate of our DC-sourced inventories. The correction to our deferral calculation involved isolating DC and Other costs and deferring DC costs based on the inventory turnover rate of our DC-sourced inventories and deferring Other costs over the turnover rate of all inventories. We applied the turnover rate of all inventories to the deferral of Other costs as these costs were incurred in bringing all goods to their saleable condition in the stores, not just those sourced from our distribution centers.

        The restatement of inventories valued under our historical retail inventory method affects the computation of the inventory costs and vendor allowances to be deferred in each year. The table below provides the effects of our restatement of the correction to the cost deferral and vendor allowance recognition (previously recorded in fiscal 2005) on certain line items within the consolidated statements of income for fiscal years 2002 through 2005:

Correction of Cost Deferral and Vendor Allowances
(In thousands)

	Fiscal Year
	2005	2004	2003	2002
Cost of Sales	$(16,761)	$6,306	$1,280	$6,691
Operating Income	16,761	(6,306)	(1,280)	(6,691)
Tax Expense (Benefit)	8,060	(2,449)	(524)	(2,657)
Income before cumulative effect of accounting change	8,701	(3,857)	(756)	(4,034)
Net Income	10,019	(3,857)	(756)	(4,034)

Lease Accounting Correction

        In the fourth quarter of fiscal 2004, we previously reported an $8.0 million charge, net of an income tax benefit of $4.8 million, as a cumulative adjustment to earnings to correct our lease accounting associated with property leases. This correction was based on certain views expressed in a letter of February 7, 2005 from the Office of the Chief Accountant of the SEC to the American Institute of Certified Public Accountants. Prior to our correction, we historically reported straight-line rental expense beginning on the earlier of the store opening date or the commencement date of the lease. This had the effect of excluding the pre-opening or build-out period of our stores from the calculation of the period over which we expensed rent. In addition, amounts received as tenant allowances were reflected in the balance sheet as a reduction to store leasehold improvement costs instead of classifying them as deferred lease credits. Following our review, we corrected our accounting policies such that we begin recording rent expense on the date we take possession of or control physical access to the premises. We also recognize tenant allowances as a liability and accrete the liability as a reduction to rent expense over the same period in which rent expense is calculated.

        The allocation of the lease accounting charge to prior periods resulted in immaterial adjustments to the income statement for fiscal years 2002, 2003, and 2004; almost all of the previously reported charge was reflected as an adjustment to our beginning retained earnings balance for fiscal 2002. We also restated our gross property and equipment balances, our accrued liabilities, and other long-term liabilities. The changes in gross property and equipment reflect the reclassification of tenant allowances to other long-term liabilities, which were previously reflected as a reduction of property and equipment. The changes in other long-term liabilities reflect the cumulative adjustment to the accrued rent balance and deferred lease credits related to tenant allowances. We restated our long-term deferred income tax liability primarily as a result of a change in the cumulative timing differences related to deductions associated with straight-line rent expense and leasehold amortization expense.

        The restatement associated with our property leases did not impact fiscal 2005 or 2006, the timing of the payments under related leases, or future net cash flows. Our previously reported cash flows for fiscal years 2002, 2003, and 2004 classified tenant allowances received during each of those years as a reduction of capital expenditures. Therefore, we reclassified tenant allowances for fiscal years 2002, 2003, and 2004 in the amount of $2.1 million, $3.3 million, and $3.6 million, respectively, from investing activities to operating activities.

Resolution of Internal Review of Historical Stock Options Grant Practices

        Based on media reports regarding historical stock options practices at other publicly traded companies regarding allegations of "backdating" option grants, the Company's Audit Committee conducted an internal review into the Company's historical stock options practices, including a review of the Company's underlying option grant documentation and procedures and related accounting. The Audit Committee's internal review was conducted with the assistance of independent legal counsel and outside accounting experts. The Company's independent registered public accounting firm was informed about the internal review. The Company also voluntarily reported the commencement of this review to the SEC.

        The Audit Committee review focused principally on the question of whether there may have been intentional wrongdoing in the Company's historical stock options granting practices. On August 25, 2006, the Audit Committee's independent legal counsel presented its final report to the Audit Committee, which stated that the investigation conducted by independent counsel did not support a conclusion that there was intentional misconduct. Based on the independent counsel report, the Audit Committee concluded that the results of the investigation did not support a finding of intentional misconduct.

        The Company has also completed its separate internal review of historical stock options practices and related accounting issues from 1990 through the Merger date. In this review, the Company has been advised, with respect to specific Delaware law issues, by independent Delaware counsel and, with respect to specific Texas law issues, by independent Texas counsel. Management of the Company discussed its internal review and related judgments, described below, with the Company's independent registered public accounting firm and the new Board of Directors and Audit Committee.

        The Company historically used its stock option program as a key component of compensation for both its officers and a broad group of non-officer employees. The Company granted stock options principally, but not invariably, utilizing a process in which an authorized committee of the Board would approve stock option grants from time to time through unanimous written consent resolutions with specified effective dates that generally preceded the date on which the consents were fully executed by members of the applicable committee. From October 2001 through the Merger date, the Company continued to use unanimous written consent resolutions to grant stock options but in a modified process based on established pre-determined effective grant dates and generally pre-determined grant levels for its stock option program. Prior to October 2001, some grants were made on the basis of pre-determined grant dates and pre-determined grant levels; others were not. Most of the stock option grants during the period under review were dated prior to the approval of the grants by the Board or a Board committee for various reasons, including the design and use of the unanimous written consent process, delays in the initiation of the written consents, general administrative deficiencies, and actions taken to correct what the Company believed were mistakes or omissions in the grant process. Notwithstanding that the Audit Committee concluded that the results of the investigation did not support a finding of intentional misconduct, the Company has identified accounting issues related to certain of the stock option grants prior to October 2001.

        The Company historically considered the effective date specified in an option and the effective date specified in the written consents by the applicable committee as the accounting measurement date for determining stock-based compensation expense under APB No. 25, Accounting for Stock Issued to Employees. For all of the post-October 2001 options grants through the Merger date, and for many of the pre-October 2001 options grants, the Company has concluded that the accounting measurement date historically used was correct and appropriate, and that there is no unrecognized non-cash compensation expense with respect to those grants.

        Certain grants that were reviewed in the period 1990 to 2001 were considered non-routine and not made pursuant to formal or informal guidelines or generally understood policies or practices, nor made automatically under a standing Board or committee resolution. Based on the advice it received and its own review of Company records, the Company concluded that the measurement date for these certain non-routine grants would likely be considered different from the measurement date originally used in accounting for such grants. In connection with those grants, the Company is unable to definitively determine the actual measurement date based on existing records. The Company estimated the measurement date based on its knowledge of the approval process, subsequent meetings that occurred, and estimates of the time that would have lapsed to obtain documented approval for those grants. To the extent the exercise price of an option was less than the fair market value of the Company's Common Stock on an estimated measurement date different than the original measurement date, the difference represents the Company's estimate of the amount of non-cash compensation expense that should have been recorded over the vesting period of the option.

        Based on the Company's analysis, the amount of additional non-cash compensation cost that should have been recorded was approximately $27.1 million, net of income tax benefits of approximately $12.7 million, all of which relates to periods prior to fiscal 2001. The Company recognized this additional compensation cost as an adjustment to its beginning retained earnings balance for fiscal 2002. The adjustment does not affect results of operations or the statement of cash flows in any period presented in the Company's Form 10-K for fiscal 2006. All stock options in question were exercised prior to the end of fiscal 2005. The effect on the Company's financial position as of the end of fiscal 2002 and 2003 is to reduce retained earnings and increase additional paid-in capital, with an immaterial impact on total stockholders' equity related to deferred taxes. There was no impact on total stockholders' equity (deficit) as of the end of each of the fiscal years 2004, 2005, and 2006.

        The table below provides the compensation expense and related income tax benefit by year, including the cumulative effect on retained earnings, for all prior fiscal periods subject to the review:

Fiscal Year	Pre-Tax Adjustment	Income Tax Benefit	Total Impact
1990	$2,203	$879	$1,324
1991	1,095	443	652
1992	1,398	547	851
1993	1,722	660	1,062
1994	2,115	796	1,319
1995	2,916	1,207	1,709
1996	19,040	4,561	14,479
1997	3,235	1,229	2,006
1998	602	229	373
1999	4,805	1,881	2,924
2000	664	266	398
2001	—	—	—

Cumulative effect at February 2, 2002	$39,795	$12,698	$27,097

2002	—	—	—
2003	—	—	—
2004	—	—	—
2005	—	—	—
2006	—	—	—

Total	$39,795	$12,698	$27,097

        Based on the Company's evaluation, the Company believes that previously deducted compensation related to exercised stock options that is now considered non-deductible under Section 162(m) of the Internal Revenue Code is immaterial to the results of operations, cash flow, or the Company's financial position.

Overview

        We are the largest arts and crafts specialty retailer in North America, with annual sales in fiscal 2006 of approximately $3.9 billion in the United States and Canada. Our primary retail business is our operation of 930 Michaels stores across North America. We also operate three additional businesses: our 168 Aaron Brothers stores, a custom frame, framing, and art supply chain; our 11 Recollections stores, a scrapbooking/paper crafting concept; and four Star Decorators Wholesale locations, a floral/home décor concept (all store counts are as of June 2, 2007).

        Our mission is to help our customers express themselves creatively. Through our broad product assortments, friendly, knowledgeable sales associates, educational in-store events, project sheets and displays, and on-line information, we offer a shopping experience that encourages creativity in the areas of arts, crafts, floral displays, framing, home accents, and children's hobbies and activities.

        Over the past ten years, we have focused on improving store operations and inventory management capabilities in our Michaels stores while continuing a strong store growth program and developing new retail and wholesale concepts.

        Since fiscal 1996, we have refined or implemented our:

  •
  inventory management system,

  •
  POS system,

  •
  warehouse management capabilities,

  •
  transportation management system,

  •
  seasonal merchandise allocation system,

  •
  financial and human resource management systems,

  •
  store merchandise planogram processes,

  •
  retail merchandising systems, and

  •
  weighted average cost stock ledger.

        In fiscal 2007, one of our primary objectives will be to increase the sales and productivity of our Michaels stores. We plan to accomplish this by focusing on merchandise assortment, optimizing in-stock positions, enhancing our customers' in-store experiences, and improving marketing and execution. We also aim to increase our Michaels' stores margins through specific initiatives designed to improve our pricing and promotional strategy, inventory management, supply chain and sourcing processes. In addition, we continue to refine the business models of our Aaron Brothers, Recollections, and Star Decorators Wholesale operations. Also, in fiscal 2007, we plan to open approximately 30-50 Michaels stores, funded primarily through cash generated by operating activities and additional borrowings under our revolving credit agreement.

The Merger

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction with the Sponsors, with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, owns over 93% of our outstanding Common Stock, which is no longer publicly traded. We accounted for the Merger as a leveraged recapitalization whereby the historical book value of the assets and liabilities of Michaels will be maintained with no push down accounting required.

        The Merger was financed by the issuance of debt as described in the "Liquidity and Capital Resources" section below, as well as:

  •
  Equity investments from the Sponsors and the retention of certain shares held by affiliates of Highfields Capital Partners, and

  •
  Our available cash as of the date of the Merger.

        The Merger occurred simultaneously with the closing of the financing and equity transactions referred to above as well as the termination of our previous $300 million senior unsecured credit facility with Bank of America, N.A (Credit Agreement). For further description of the financing transactions, see the "Liquidity and Capital Resources" section below.

        In connection with the completion of the Merger, we entered into management agreements with each of the Sponsors pursuant to which the Sponsors will provide management services to us until December 31, 2016, with evergreen extensions thereafter. Pursuant to these agreements, the Sponsors will receive an aggregate annual management fee equal to $12.0 million and reimbursement for out-of-pocket expenses in connection with the provision of services pursuant to the agreements. In addition, pursuant to these agreements, the Sponsors received, in connection with the completion of the Merger, aggregate transaction fees of approximately $60.0 million in connection with services provided by them related to the Merger, and we directly reimbursed the Sponsors, or paid on their behalf, fees incurred by them in connection with the Merger. Finally, the management agreements provide that the Sponsors are entitled to receive fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross transaction value of any such transaction. The management agreements include customary exculpation and indemnification provisions in favor of the Sponsors. The management agreements may be terminated by the Sponsors at any time and terminate automatically upon an initial public offering or a change of control unless we and the Sponsors determine otherwise. Upon termination, each provider of management services will be entitled to a termination fee calculated based on the present value of the annual fees due during the remaining period from the date of termination to the tenth anniversary of the date of the Merger.

        In connection with the completion of the Merger, we entered into a management agreement with Highfields Capital Management LP, an affiliate of the Highfields Capital Partners, that provides for an annual management fee of $1.0 million for services that Highfields Capital Management LP renders to us following the completion of the Merger.

Critical Accounting Policies and Estimates

        We have prepared our financial statements in conformity with U.S. generally accepted accounting principles, and these financial statements necessarily include some amounts that are based on our informed judgments and estimates. Our senior management has discussed the development and selection of these critical accounting estimates, and the disclosure in this section of this prospectus regarding them, with the Audit Committee of our Board of Directors. Our significant accounting policies are discussed in Note 1 of Notes to Consolidated Financial Statements. Our critical accounting policies represent those policies that are subject to judgments and uncertainties. As discussed below, our financial position and results of operations may be materially different when reported under different conditions or when using different assumptions in the application of these policies. In the event estimates or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. Our critical accounting policies include:

        Merchandise Inventories—For fiscal 2005 and 2006, merchandise inventories at Michaels stores are valued at the lower of cost or market, with cost determined using a weighted average method. Included in our cost basis are costs incurred in making inventories available for sale in our stores, such as freight and other distribution costs. We utilize perpetual inventory records to value inventory in our Michaels stores. Physical inventory counts are performed in a significant number of stores at the end of each fiscal quarter by a third party inventory counting service firm, with substantially all stores open longer than one year subject to at least one annual count. We adjust our perpetual records based on the results of the physical counts.

        Cost is calculated based upon the purchase order cost of an item at the time it is received by us, reconciled to actual vendor invoices, and also includes the cost of warehousing, handling, purchasing, and transporting the inventory to the stores. The cost of warehousing, handling, purchasing, and transporting, as well as vendor allowances, are recognized through cost of sales when the inventory is sold. Due to systems limitations, it is impracticable for us to assign specific costs and allowances to individual units of inventory. As such, to properly match net costs against the related revenues, we must use all available information to appropriately estimate the costs and allowances to be deferred and recognized each period. Our estimate of when inventory is sold affects the deferral, and subsequent income statement recognition, of costs incurred in preparing inventory for sale and represents the most significant estimate in that calculation; any changes in this estimate could have a material impact on the financial statements. Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction of the cost of the merchandise inventories. We earn vendor allowances as a consistent percentage of certain merchandise purchases with no minimum purchase requirements. We did not have any vendor allowance programs in fiscal 2006 that were based on purchase volume milestones and had only an immaterial amount of milestone-based allowance programs in fiscal 2004 and 2005.

        We maintain a provision for estimated shrinkage based on the actual historical results of our physical inventories. We compare our estimates to the actual results of the physical inventory counts as they are taken and adjust the shrink estimates accordingly. We also record adjustments to the value of inventory equal to the difference between the carrying value and the estimated market value, based on assumptions about future demand.

        Fiscal 2004 merchandise inventories at Michaels stores were valued at the lower of cost or market using a retail inventory method. We performed complete physical inventories at a significant sample of stores at the end of each fiscal quarter to estimate ending inventories valued at retail for all Michaels stores to be used in our retail inventory method. In determining our cost of goods sold and ending inventory at cost, we utilized a single pool of inventory for our Michaels' stores inventories. A critical component of the cost of goods sold calculation is the calculation of the cost complement, or the ratio of merchandise available for sale at cost to merchandise available for sale at full retail value. We incorporated information from our POS system to develop estimates of shrink, store use, and certain markdowns when computing the cost complement. These estimates may materially affect the calculation of the cost of goods sold and ending inventory values. We recorded permanent markdown reserves in the period in which we determined that markdowns were required to sell certain merchandise. Such markdowns were based on each store's perpetual inventory records.

        Our success in managing our inventories is dependent on our ability to anticipate and respond in a timely manner to changing customer demand and preferences for products and supplies used in creative activities. If we misjudge the market, we may significantly overstock unpopular products and be forced to record significant inventory reserves. Amounts recorded for inventory reserves are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions or competitive conditions differ from our expectations.

        Goodwill—We have made acquisitions in the past that included a significant amount of goodwill. We perform annual impairment tests of goodwill by comparing the book values of our reporting units to their estimated fair values. The estimated fair values of our reporting units are computed using estimates that include a discount factor in valuing future cash flows. There are assumptions and estimates underlying the determination of fair value and any resulting impairment loss. Another estimate using different, but still reasonable, assumptions could produce different results. To date, we have not experienced any impairment of our goodwill; however, there can be no assurance that future impairment will not result should our operating results deteriorate for reasons such as those described under "Risk Factors" herein.

        Reserve for Closed Facilities—We maintain a reserve for future rental obligations, carrying costs, and other closing costs related to closed facilities, primarily closed and relocated stores. In accordance with the provisions of SFAS No. 146, Costs Associated With Disposal Activities, we recognize exit costs for any store closures at the time the store is closed. Such costs are recorded within the "Cost of sales and occupancy expense" line item on our consolidated statements of income.

        The cost of closing a store or facility is calculated as the lesser of the present value of future rental obligations remaining under the lease (less estimated sublease rental income) or the lease termination fee. Once a store has been identified for closure, we accelerate the remaining depreciation so that the assets are fully depreciated at the date of closure. The determination of the reserves is dependent on our ability to make reasonable estimates of costs to be incurred post-closure and of rental income to be received from subleases. In planning our store closures, we generally try to time our exits as close to the lease termination date as possible to minimize the need for sublease income to offset any remaining lease obligation. The reserves could vary materially if market conditions were to vary significantly from our assumptions.

        Revenue Recognition—Revenue from sales of our merchandise is recognized at the time of the merchandise sale, excluding revenue from the sale of custom frames, which is recognized at the time of delivery. Revenue is presented net of sales taxes collected. We allow for merchandise to be returned under most circumstances and provide for a reserve of estimated returns. When calculating our deferred framing revenue, we currently estimate the length of time between the customer placing the order at the store and customer pick-up based on the best available information from our systems. A significant change in the length of time between the custom frame order and customer pick-up or a significant change in the underlying trends of our sales returns may materially affect our future operating results.

        We record a gift card liability on the date we issue the gift card to the customer. We record revenue and reduce the gift card liability as the customer redeems the gift card. We escheat the value of unredeemed gift cards where required by law. Any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift card being redeemed is remote (gift card breakage). We recognize gift card breakage as revenue, by applying our estimate of the rate of gift card breakage over the period of estimated performance (36 months as of the end of fiscal 2006). Our estimates of the gift card breakage rate are applied to the estimated amount of gift cards that are expected to go unused that are not subject to escheatment and are based on customers' historical redemption rates and patterns, which may not be indicative of future redemption rates and patterns. Prior to fiscal 2005, we did not have adequate historical information to estimate gift card breakage.

        Share-Based Compensation Expenses—We elected to early adopt SFAS No. 123(R), Share-Based Payment, in the fourth quarter of fiscal 2005. This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period. We applied the provisions of the modified retrospective transition method as permitted by SFAS No. 123(R) from the beginning of fiscal 2005. As a result, we recorded compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005 and under the provisions of SFAS No. 123(R) for the fourth quarter of fiscal 2005.

        Beginning in the first quarter of fiscal 2005, compensation cost was based on the grant date fair value of the award and ratably recognized as an expense over the effective vesting period. Determining fair value of our stock options requires judgment, including estimating the expected terms of the options, expected volatility of our Common Stock share price, expected dividends, and forfeitures.

        Upon the effective date of the Merger, all outstanding share-based awards were vested and the awards were converted into the right to receive, in cash, the applicable portion of the Merger consideration. Subsequent to the Merger and through February 3, 2007, there were no share-based awards issued or outstanding.

        Income Taxes—We record income tax expense using the liability method for taxes and are subject to income tax in many jurisdictions, including the United States, various states and localities, and Canada. A current tax liability or asset is recognized for the estimated taxes payable or refundable on the tax returns for the current year and a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. If different assumptions had been used, our tax expense, assets, and liabilities could have varied from recorded amounts. If actual results differ from estimated results or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities, which could impact our effective tax rate.

General

        We report on the basis of a 52 or 53-week fiscal year, which ends on the Saturday closest to January 31. References to fiscal year mean the year in which that fiscal year began. Fiscal 2006 ended on February 3, 2007, fiscal 2005 ended on January 28, 2006, and fiscal 2004 ended on January 29, 2005. Fiscal year 2006 contained 53 weeks, while fiscal 2005 and 2004 contained 52 weeks. All references herein to fiscal 2006 relate to the 53 weeks ending February 3, 2007.

Accounting Items

Fiscal 2006

        Merger Expenses—During fiscal 2006, we expensed approximately $239.7 million of Merger-related costs, of which $205.4 million was classified as transaction expenses and $33.6 million was classified as related party expenses in our consolidated statement of income; the remaining $700,000 was classified as interest expense. Of the $239.7 million recorded in fiscal 2006, $218.0 million was recorded in our fourth quarter of fiscal 2006. Approximately $138.3 million of the $239.7 million consisted of compensation expense (primarily share-based compensation) and $100.0 million was related to investment banking, legal, accounting, and other professional fees.

        We capitalized $124.7 million of costs related to the issuance of our various debt instruments, which are more fully described in "Liquidity and Capital Resources" below. We will amortize these costs over the lives of the respective debt instruments. During fiscal 2006, amortization expense associated with deferred financing costs was $4.5 million and was recognized as a component of interest expense in our consolidated statement of income.

        As certain of the Merger expenses were not deductible for tax purposes, we incurred permanent differences which adversely impacted our effective tax rate. Despite a loss before cumulative effect of accounting change during the fourth quarter of fiscal 2006, we recorded an income tax expense in that quarter. Our effective tax rate for fiscal 2006 was 62.6%.

Fiscal 2005

        Transition to Cost Accounting—We changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method in the fourth quarter of fiscal 2005, effective as of the beginning of that fiscal year. We believe the weighted average cost method is preferable because we believe it:

  •
  results in greater precision in the determination of cost of sales and inventories as each store/SKU combination is supported by perpetual records valued at cost using SKU level purchase order inputs, allowing for a reduction in the number of significant management estimates that were used in our retail inventory method;

  •
  provides greater insight into shrink using more accurate periodic shrink expense analysis and reporting at the store/SKU level;

  •
  aligns financial reporting with the operational view of the Company, which provides consistency in analysis of inventory management measures; and

  •
  increases the accuracy of matching sales with related expenses, as cost of sales will represent the average cost of the individual items sold rather than an average of the entire pool, eliminating any fluctuations as a result of seasonal changes in the markup percentage of inventory on hand at the end of each quarter.

        The effect of this change as of January 28, 2006, was presented in the income statement as a cumulative effect of a change in accounting principle of $7.5 million, or approximately $0.01 per diluted share, which was net of an income tax benefit of $4.8 million. The inventory balance as of the beginning of fiscal 2005 was approximately $777.1 million on the weighted average cost method, which was approximately $12.3 million lower than the inventory balance reported under our retail inventory method. The non-cash reduction in the inventory balance was due to the change in accounting principle and was not an indication of an inventory impairment, as the underlying retail value of the Company's inventories was not affected by this accounting change.

        Under our retail inventory method, ending inventory incorporates shrink, store use, and certain markdowns in an implicit manner and these items did not require an explicit reserve component. Under the weighted average cost method, shrink reserves are an explicit component of our inventory valuation. Upon implementation of the weighted average cost method at the beginning of fiscal 2005, reserves of $28.7 million were established for shrink in our Michaels stores. Inventory, net of shrink reserves, in our Michaels stores as of the beginning of fiscal 2005, under weighted average cost, was $3.2 million lower than fiscal 2004 ending inventory under our retail inventory method, net of shrink, store use, and certain markdowns. Other inventory reserves (including excess and obsolescence and lower of cost or market) under the retail inventory method were $3.7 million and such reserves at the inception of the weighted average cost method were $9.8 million. The changes in these reserves are a component of the cumulative effect of accounting change reported on our consolidated statement of income.

        Adoption of SFAS No. 123(R)—We elected to early adopt SFAS No. 123(R), Share-Based Payment, in the fourth quarter of fiscal 2005. This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period. We applied the provisions of the modified retrospective transition method as permitted by SFAS No. 123(R) from the beginning of fiscal 2005. As a result, we recorded compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005, and under the provisions of SFAS No. 123(R) for the fourth quarter of fiscal 2005. We recorded compensation expense related to share-based payments totaling approximately $29.8 million on a pre-tax basis, or $0.05 per diluted share on an after-tax basis, for fiscal 2005.

        Prior to our adoption of SFAS No. 123(R), we reported the excess tax benefits associated with share-based awards as an operating cash inflow in our statement of cash flows. Beginning with our adoption of SFAS No. 123(R), we now report excess tax benefits as a cash inflow in the financing section of our statement of cash flows and would record a tax deficiency, if any, as a cash outflow from operating activities. For fiscal 2004, we reported $28.8 million of excess tax benefits as cash inflows in the operating activities section. For fiscal 2005 and fiscal 2006, we reported $25.2 million and $83.2 million, respectively, of excess tax benefits as a cash inflow to financing activities.

        Gift Card Breakage—As a result of comments made in SEC staff speeches providing clarity as to the SEC's views on accounting for gift card breakage, and our analysis of our gift card liability and redemption history, we concluded that it was appropriate to recognize cumulative breakage during the fourth quarter of fiscal 2005. During the fourth quarter of fiscal 2005, we recognized revenue of approximately $7.9 million related to gift card balances that we estimated will not be redeemed. Prior to fiscal 2005, we did not have adequate historical information to estimate gift card breakage.

Results of Operations

        The following table sets forth the percentage relationship to net sales of each line item of our consolidated statements of income. This table should be read in conjunction with the following discussion and with our consolidated financial statements, including the related notes.

	Three Months Ended
			Fiscal Year
	May 5, 2007	April 29, 2006
			2006	2005	2004
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	61.2	61.7	61.6	62.6	63.2

Gross profit	38.8	38.3	38.4	37.4	36.8
Selling, general, and administrative expense	30.3	28.5	26.7	26.9	26.5
Transaction expenses	0.7	0.5	5.3	—	—
Related party expenses	0.6	—	1.0	—	—
Store pre-opening costs	0.2	0.2	0.1	0.2	0.2

Operating income	7.0	9.1	5.3	10.3	10.1
Interest expense	11.3	—	2.7	0.6	0.6
Other (income) and expense, net.	(0.3)	(0.9)	(0.2)	(0.3)	(0.1)

(Loss) Income before income taxes and cumulative effect of accounting change.	(4.0)	10.0	2.8	10.0	9.6
Provision for income taxes	(1.3)	3.8	1.7	3.8	3.6

(Loss) Income before cumulative effect of accounting change	(2.7)	6.2	1.1	6.2	6.0
Cumulative effect of accounting change to weighted average cost method for inventories, net of income tax	—	—	—	0.2	—

Net (loss) income	(2.7)%	6.2%	1.1%	6.0%	6.0%

Quarter Ended May 5, 2007 Compared to the Quarter Ended April 29, 2006

        Net Sales—Net sales increased for the first quarter of fiscal 2007 by $11.7 million, or 1.4%, over the first quarter of fiscal 2006. At the end of the first quarter of fiscal 2007, we operated 928 Michaels, 168 Aaron Brothers, 11 Recollections, and four Star Decorators Wholesale stores. The results for the first quarter of fiscal 2007 include sales from 37 Michaels and three Aaron Brothers stores that were opened during the 12-month period ended May 5, 2007, more than offsetting lost sales from the closure of eight Michaels stores during the same period. Non-comparable sales increased $15.5 million, while comparable store sales decreased 0.5%, or $3.8 million.

        Comparable store sales declined 0.5% in the first quarter of fiscal 2007 compared to the first quarter of fiscal 2006, reflecting a decrease in customer transactions of 4.2%, partially offset by increases in the average ticket of 3.5% and custom framing deliveries of 0.2%. Comparable store sales were negatively impacted by weakness in the domestic Yarn category, which we estimate adversely impacted same store sales by approximately 80 basis points. Our ability to generate comparable store sales increases is dependent, in part, on our ability to continue to maintain store in-stock positions on the top-selling items, to properly allocate merchandise to our stores, to effectively execute our pricing and sales promotion efforts, to anticipate and react to customer demand and trends in the arts and crafts industry, and to respond to competitors' activities.

        Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $3.2 million primarily due to increases in the store base. Cost of sales and occupancy expense, as a percentage of net sales, decreased approximately 50 basis points in the first quarter of fiscal 2007 compared to the first quarter of fiscal 2006. Merchandise margins increased approximately 150 basis points primarily due to a reduction in depth of promotional programs in addition to benefits from ongoing product sourcing initiatives. Occupancy costs, as a percentage of sales, increased approximately 100 basis points primarily due to decreased leverage on the comparable store sales decline and a variety of increases in other costs, such as maintenance, utilities, and property taxes.

        Selling, General, and Administrative Expense—Selling, general, and administrative expense was $255.9 million, or 30.3% of net sales, in the first quarter of fiscal 2007 compared to $237.0 million, or 28.5% of net sales, in the first quarter of fiscal 2006. The expense increase was primarily due to higher store operating expenses and costs associated with the development and implementation of certain strategic initiatives. These strategic initiatives include our pricing and promotion strategy, consumer insight research, and product sourcing, which are more fully described in the "Business" section of this prospectus.

        As a percentage of net sales, selling, general, and administrative expense increased approximately 180 basis points. The 180 basis point increase was primarily due to an approximate 80 basis point increase in store operating expenses due to decreased leverage associated with the 0.5% decline in comparable store sales and approximately 60 basis points of incremental costs associated with our strategic initiatives.

        Transaction Expenses—Transaction expenses incurred during the first quarter of fiscal 2007 relate primarily to bonus arrangements associated with the Merger that are ratably amortized for a period of one year following the Merger date.

        Related Party Expenses—Related party expenses were $5.3 million in the first quarter of fiscal 2007 and consisted primarily of $3.4 million of management fees and associated expenses paid to our Sponsors and Highfields. Also included in related party expenses are $1.0 million of fees related to an external vendor we utilize to count store inventory in which The Blackstone Group acquired a majority ownership stake during the first quarter of fiscal 2007 as well as $0.8 million of amortization expense related to the Separation Agreements as more fully described in Note 3 to the consolidated financial statements. We expect to incur a similar amount of related party expenses in each of our quarters for the remainder of fiscal 2007.

        Operating Income—Operating income decreased from $76.1 million, or 9.1% of sales, in the first quarter of fiscal 2006 to $59.4 million, or 7.0% of sales, in the first quarter of fiscal 2007.

        Interest Expense—Interest expense increased $95.2 million to $95.4 million as a result of debt issued during the fourth quarter of fiscal 2006 to finance the Merger. We expect to incur a substantial amount of interest expense in future quarters as a result of our outstanding debt.

        Other Income—Other income declined from $7.2 million in the first quarter of fiscal 2006 to $2.4 million during the first quarter of fiscal 2007 primarily as a result of lower interest income due to lower invested cash balances. Other income for the first quarter of fiscal 2006 also contained a $3.0 million favorable resolution of a civil lawsuit.

        Provision for Income Taxes—The effective tax rate was 32.5% for the first quarter of fiscal 2007 and 37.8% for the first quarter of fiscal 2006. We expect the effective tax rate for fiscal 2007 to range from 38% - 42%.

        Net (Loss) Income—As a result of the above, we reported a net loss of $22.6 million for the first quarter of fiscal 2007 as compared to net income of $51.7 million for the first quarter of fiscal 2006.

Fiscal 2006 Compared to Fiscal 2005

        Net Sales—Net sales increased $188.6 million, or 5.1%, from fiscal 2005 to fiscal 2006. Net sales from our 44 new stores opened during the year, partially offset by lost sales from our nine store closures, accounted for approximately $124.3 million of the increase in net sales, with sales during the 53rd week of fiscal 2006 accounting for $58.7 million. We recognized gift card breakage of $2.1 million during fiscal 2006 as compared to $7.9 million in fiscal 2005. We first implemented our gift card breakage policy in the fourth quarter of fiscal 2005. In addition, our fiscal 2006 comparable store sales increase of 0.3% contributed $11.4 million to the net sales increase.

        Comparable store sales growth was strongest in our domestic Michaels general crafts, impulse, framing, and apparel crafts categories. The average ticket increased 2.5%, transactions decreased 2.3%, and custom framing deliveries increased 0.1% from fiscal 2005 to fiscal 2006. The increase in average ticket includes favorable pricing/product mix trends and a 30 basis point benefit from the strengthening of the Canadian dollar. A decline in the sales of yarn products adversely impacted comparable store sales by approximately 1.4%. Our ability to continue to generate comparable store sales increases is dependent, in part, on our ability to continue to maintain store in-stock positions on the top-selling items, to properly allocate merchandise to our stores, to effectively execute our pricing and sales promotion efforts, to anticipate customer demand and trends in the arts and crafts industry, and to respond to competitors' activities.

        Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $79.5 million due to increased sales from a 3.3% increase in the number of stores operated in fiscal 2006 compared to fiscal 2005, and a 0.3% comparable store sales increase, partially offset by lower shrink expense.

        The following table details the change in cost of sales and occupancy expense, as a percentage of net sales, from 2005 to 2006:

Increase/ (Decrease)
Store cost of sales	(1.7)%
Occupancy costs	0.6
Gift card breakage	0.1

Total decrease	(1.0)%

        Cost of sales and occupancy expense, as a percentage of net sales, decreased approximately 100 basis points. Store cost of sales was favorably impacted by stronger sales of merchandise at regular price, improved sourcing, stronger seasonal sell-through, and improved shrink results. In particular, our store margins improved as a result of more focused promotions and price increases in selected markets. The fiscal 2006 improvement in our store cost of sales may not be indicative of future results.

        Occupancy expenses, as a percentage of sales, were unfavorably impacted primarily by increased property taxes and higher remodel expenses. Remodel expenses increased due to our expanded remodel program as we remodeled 67 stores in fiscal 2006 as compared to 27 stores in fiscal 2005.

        Selling, General, and Administrative Expense—Selling, general, and administrative expense was $1.033 billion in fiscal 2006 compared to $987.3 million in fiscal 2005. The expense increase was primarily due to increases in store operating expenses of approximately $43.0 million resulting from new store growth and the 0.3% increase in comparable store sales.

        As a percentage of net sales, selling, general, and administrative expense decreased 20 basis points from 26.9% of sales in fiscal 2005 to 26.7% of sales in fiscal 2006. Multiple corporate expense categories contributed to the overall decline, partially offset by 20 basis points of incremental legal fees resulting from the stock option review and responses to governmental inquiries. Store operating expenses, as a percentage of sales, were consistent with last year.

        Transaction expenses—Transaction expenses associated with the Merger were $205.4 million, of which approximately $185.3 million was recorded in the fourth quarter of fiscal 2006. Approximately $137.4 million of the $205.4 million consisted of compensation expense (primarily share-based compensation) and $67.3 million was related to investment banking, legal, accounting, and other professional fees.

        Related party expenses—Related party expenses for fiscal 2006 resulted primarily from the Merger. Of the $38.1 million of related party expenses, approximately $23.6 million and $3.3 million were transaction fees and management fees, respectively, paid to our Sponsors, while $9.1 million related to various professional fees paid on behalf of our Sponsors. Such professional fees consisted primarily of legal and consulting services directly related to the Merger.

        Interest Expense—Interest expense increased from $22.4 million in fiscal 2005 to $104.5 million in fiscal 2006. We incurred $103.9 million of interest expense during our fourth quarter of fiscal 2006 related to the debt issued to finance the Merger. The interest expense in fiscal 2005 related to our 9 1/4% Senior Notes due 2009, which we early retired during fiscal 2005.

        Provision for Income Taxes—The effective tax rate was 62.6% in fiscal 2006 and 38.1% in fiscal 2005. The tax rate in fiscal 2006 was unfavorably impacted by certain non-deductible Merger-related expenses.

        Cumulative Effect of Accounting Change—In fiscal 2005, we changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method. See the previous section "Accounting Items." As a result, we recorded a non-cash charge of $7.5 million, net of income tax, or $0.01 per diluted share, in the first quarter of fiscal 2005 for the cumulative effect of accounting change on fiscal years prior to fiscal 2005.

        Net Income—As a result of the above, net income for fiscal 2006 decreased 81.4% from $220.7 million in fiscal 2005 to $41.1 million.

        In fiscal 2007, we expect our interest expense to materially increase as a result of approximately $4.0 billion of debt outstanding as of February 3, 2007, which we incurred to finance the Merger. Therefore, we expect a material decrease in net income as a result of the increased interest expense. Partially offsetting the increased interest expense in fiscal 2007 will be a significant decline in Merger- related expenses we incurred in fiscal 2006. We will continue to incur Merger-related expenses in fiscal 2007 primarily associated with compensation arrangements. See "Liquidity and Capital Resources" section below for further information concerning our financing structure and debt and related interest obligations.

Fiscal 2005 Compared to Fiscal 2004

        Net Sales—Net sales increased $283.1 million, or 8.3%, from fiscal 2004 to fiscal 2005. Net sales from our 52 new stores opened during the year, partially offset by lost sales from our five store closures, accounted for approximately $155.5 million of the increase in net sales. In addition, our fiscal 2005 comparable store sales increase of 3.6% contributed $119.7 million to the net sales increase while our recognition of gift card breakage provided $7.9 million of incremental sales. Comparable store sales growth was strongest in our general crafts, needlework and yarn, kids crafts, paper crafting, and candles/bakeware categories. The average ticket increased 2.7%, transactions increased 0.5%, and custom framing deliveries increased 0.4% from fiscal 2004 to fiscal 2005. The increase in average ticket includes favorable pricing/product mix trends and a 40 basis point benefit from the strengthening of the Canadian dollar.

        Cost of Sales and Occupancy Expense—Cost of sales and occupancy expense increased $156.6 million due to increased sales from a 4.6% increase in the number of stores operated in fiscal

2005 compared to fiscal 2004 and a 3.6% comparable store sales increase. Our adoption of SFAS No. 123(R) resulted in a $3.5 million charge.

        The following table details the change in cost of sales and occupancy expenses, as a percentage of net sales, from 2004 to 2005:

Increase/(Decrease)
Store cost of sales	(0.7)%
Occupancy costs	0.2
Share-based compensation expense	0.1
Gift card breakage	(0.2)

Total decrease	(0.6)%

        Cost of sales and occupancy expense, as a percentage of net sales, decreased approximately 60 basis points. Cost of sales was favorably impacted by improved leverage on our distribution expenses against higher net sales in fiscal 2005, reduced inventory costs on improved domestic sourcing, and improved leverage on our vertically integrated custom framing manufacturing operations. Included in the cost of sales for fiscal 2004 was $4.1 million of cost associated with the closure of our Lexington, Kentucky distribution center and opening of a new distribution center in New Lenox, Illinois.

        Selling, General, and Administrative Expense—Selling, general, and administrative expense was $987.3 million, or 26.9% of net sales in fiscal 2005 compared to $898.4 million, or 26.5% of net sales in fiscal 2004. The expense increase was primarily due to an increase in the number of stores we operated compared to fiscal 2004 and the recognition of $26.3 million of share-based compensation cost related to our adoption of SFAS No. 123(R). See the preceding section "Accounting Items." Store and corporate personnel costs, inclusive of share-based compensation costs, accounted for $52.7 million of the total $88.9 million increase from fiscal 2004.

        As a percentage of net sales, selling, general, and administrative expense increased 40 basis points from 26.5% of sales in fiscal 2004 to 26.9% of sales in fiscal 2005. The increase was primarily a result of inclusion of $26.3 million of share-based compensation costs in fiscal 2005 that were not present in fiscal 2004, which increased fiscal 2005 selling, general, and administrative expenses by 70 basis points. Increased legal and professional expenses also resulted in an unfavorable increase of 20 basis points. These expense increases were partially offset by a decrease in store personnel benefits of 50 basis points. Store personnel benefits decreased primarily because of a decrease in workers' compensation insurance costs of $11.6 million. In fiscal 2004, we recognized a reserve of $4.1 million for claims that we believed would not be covered due to the deteriorating financial condition of an insurance company with which we previously conducted business. The reserve amount did not materially change during fiscal 2005.

        Provision for Income Taxes—The effective tax rate was 38.1% in fiscal 2005 and 37.6% in fiscal 2004.

        Cumulative Effect of Accounting Change—In fiscal 2005, we changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method. See the preceding section "Accounting Items." As a result, we recorded a non-cash charge of $7.5 million, net of income tax of $4.8 million, or $0.01 per diluted share, in the first quarter of fiscal 2005 for the cumulative effect of accounting change on fiscal years prior to fiscal 2005.

        Net Income—As a result of the above, net income for fiscal 2005 increased 8.2% from $204.0 million, or $0.50 per diluted share, in fiscal 2004 to $220.7 million, or $0.55 per diluted share, after the cumulative effect of accounting change. Income before the cumulative effect of the accounting change increased 11.9% from $204.0 million in fiscal 2004, or $0.50 per diluted share, to $228.2 million in fiscal 2005, or $0.56 per diluted share.

Liquidity and Capital Resources

        We require cash principally for day-to-day operations and to finance capital investments, inventory for new stores, inventory replenishment for existing stores, service our outstanding debt, and seasonal working capital needs. In recent years prior to the Merger, we financed our operations, new store openings, old Common Stock repurchases, dividend payments, and other capital investments with cash from operations and proceeds from stock option exercises. We expect that our available cash, cash flow generated from operating activities, and funds available under our Asset-based revolving credit facility will be sufficient to fund planned capital expenditures, working capital requirements, debt repayments, debt service requirements, and future growth throughout fiscal 2007.

        Our cash and equivalents increased $15.0 million, or 49.9%, from $30.1 million at the end of fiscal 2006 to $45.1 million at the end of the first quarter of fiscal 2007. Compared to the end of the first quarter of fiscal 2006, cash and equivalents decreased $396.7 million, or 89.8%, as existing cash at the Merger date was used to help finance the Merger. Our cash and equivalents balances decreased $422.3 million, or 93.3%, from $452.4 million at the end of fiscal 2005 to $30.1 million at the end of fiscal 2006.

Cash Flow from Operating Activities

        Cash flow used in operating activities during the first three months of fiscal 2007 was $51.2 million compared to cash provided by operating activities of $106.5 million during the first three months of fiscal 2006. The $157.7 million change was primarily due to lower net income and an increase in merchandise inventory in connection with the increase of store in-stock positions, net of accounts payable. During the first quarter of fiscal 2006, our working capital leverage with respect to merchandise inventories and accounts payable was unusually high.

        Cash flow provided by operating activities in fiscal 2006 was $157.1 million compared to $364.0 million in fiscal 2005. The decrease in cash provided by operating activities was due, in part, to lower net income and increased store-level inventory balances. This was partially offset by an increase in accounts payable balances in fiscal 2006 (whereas in fiscal 2005 our accounts payable balances decreased relative to fiscal 2004). Included in our fiscal 2005 net income is a non-cash charge related to the change in accounting method for valuing inventories of $7.5 million, net of tax.

        Inventories per Michaels store (including supporting distribution centers) increased 8.8% from April 29, 2006 to May 5, 2007 primarily from higher levels of in-stock positions. We expect inventories per Michaels store at the end of fiscal 2007 to be flat to higher by approximately 2% as compared to the end of fiscal 2006. Inventories per Michaels store under the weighted average cost method were $867,000 at February 3, 2007, an increase of 6.2% from the beginning of the fiscal year. The increase resulted from higher levels of in-stock positions and an increase in accrued purchase obligations at year-end.

Cash Flow from Investing Activities

        Cash flow from investing activities was primarily the result of the following capital expenditure activities:

	Three Months Ended		Fiscal Year
	May 5, 2007(1)	April 29, 2006(2)	2006(3)	2005(4)	2004(5) (as restated)
	(In thousands)
New and relocated stores and stores not yet opened	$6,256	$8,590	$30,528	$40,431	$53,864
Existing stores	7,214	15,159	49,278	39,665	13,257
Distribution system expansion	7,771	3,815	24,355	7,104	7,124
Information systems	6,015	10,343	33,075	23,604	15,398
Corporate and other	783	1,007	5,389	7,542	4,820

	$28,039	$38,914	$142,625	$118,346	$94,463

(1)
In the first three months of fiscal 2007, we incurred capital expenditures related to the opening of 11 Michaels and two Aaron Brothers stores in addition to the relocation of five Michaels stores.

(2)
In the first three months of fiscal 2006, we incurred capital expenditures related to the opening of 17 Michaels stores and the relocation of three Michaels stores.

(3)
In fiscal 2006, we incurred capital expenditures related to the opening of 43 Michaels stores and one Aaron Brothers store and the relocation of seven Michaels stores.

(4)
In fiscal 2005, we incurred capital expenditures related to the opening of 46 Michaels, two Aaron Brothers, and three Recollections stores, and one Star Decorators Wholesale store and the relocation of 18 Michaels stores.

(5)
In fiscal 2004, we incurred capital expenditures related to the opening of 45 Michaels, seven Aaron Brothers, and six Recollections stores, and the relocation of 30 Michaels stores and one Aaron Brothers store.

        Our fiscal 2006 capital expenditures increased primarily due to the new Centralia, Washington distribution center and other strategic initiatives, such as a work force management system, an energy management system, and a new merchandise planning system.

        We currently estimate that our capital expenditures will range from $130 million to $140 million in fiscal 2007.

        During fiscal 2004, we purchased interests in a Massachusetts business trust that invests primarily in auction rate securities with auction reset periods of less than twelve months. The purchase price of these interests was approximately $50.4 million. During fiscal 2005, we liquidated our interest in the business trust for proceeds of $50.6 million.

Cash Flow from Financing Activities

        During the first quarter of fiscal 2007, cash provided by financing activities was a result of incremental borrowings against our asset-based revolving credit facility. Prior to the Merger, proceeds from the exercise of outstanding stock options served as a source of cash for us. Proceeds from the exercise of stock options were $14.9 million for the three-month period ending April 29, 2006. During the first quarter of fiscal 2006, we repurchased $66.2 million of old Common Stock and paid dividends of $26.6 million. As a result of the Merger, we do not expect any material repurchases of our Common

Stock and we do not expect that stock option exercise proceeds will serve as a material future source of cash so long as our equity is not listed on a public exchange.

        Prior to the Merger, cash used by financing activities related primarily to payments of dividends, repurchases of our Common Stock, and repayment of debt. Proceeds from the exercise of outstanding stock options, and their related tax benefits, have historically served as a source of cash for us; however, as a result of the Merger, we do not expect stock option exercises to serve as a material source of cash for us. Proceeds from the exercise of stock options in fiscal 2006, and their related tax benefits, were primarily due to the exercise of options before the Merger date. See the "Debt" section below concerning further sources and uses of cash related to financing activities.

Debt

        Prior to the Merger, our primary sources of short-term liquidity were cash generated by operations and proceeds from stock option exercises. To finance the completion of the Merger, we issued 10% Senior Notes due 2014, 11 3/8% Senior Subordinated Notes due 2016, and 13% Subordinated Discount Notes due 2016 (collectively, the "Notes"). We also entered into an asset-based revolving credit facility as well as a senior secured term loan facility (collectively, the "Senior Credit Facilities"). We expect that our primary sources of future liquidity will be cash generated by operations and borrowings under the asset-based revolving credit facility. Borrowings under our asset-based revolving credit facility are influenced by a number of factors as more fully described below, including working capital (inclusive of inventory, credit card receivables, and gift card liabilities) and stand-by letters of credit.

Asset-based revolving credit facility

        The Asset-based revolving credit facility provides senior secured financing of up to $1.0 billion, subject to a borrowing base. As of May 5, 2007, the borrowing base was $767.2 million with $433.3 million of unused availability.

        The borrowing base equals the sum of (i) 90% of eligible credit card receivables and debit card receivables; (ii) between 85% and 90% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit; (iii) a percentage of eligible in-transit inventory, and (iv) the sum of an additional 10% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables, up to a maximum amount of $100.0 million, less, in each case, applicable reserves.

Senior secured term loan facility

        During the first quarter of fiscal 2007, borrowings under the Senior secured term loan facility bore interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The applicable margin was 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings, subject to downward adjustment based on the leverage and ratings thresholds set forth in the Senior secured term loan facility agreement.

        On May 10, 2007, we amended the Senior secured term loan facility to reduce the applicable margin to 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The amendment also provides that if there is a repricing transaction that reduces the interest rate margins prior to May 10, 2008, then each lender will receive a fee equal to 1.00% of the principal amounts of loans that are repriced. Finally, the amendment eliminated the requirement that we maintain a specified consolidated secured debt ratio.

Off-Balance Sheet Arrangements

        We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Contractual Obligations

        All of our significant contractual obligations are recorded on our Consolidated Balance Sheets or disclosed in our Notes to Consolidated Financial Statements.

        It is not our business practice to enter into off-balance sheet arrangements, except for arrangements related to operating lease commitments, service contract commitments, and letters of credit, as disclosed in the table below. In addition, it is not our normal policy to issue guarantees to third parties. We currently have no material commitments for capital leases and do not expect that to change in the immediate future.

        As of February 3, 2007, our contractual obligations were as follows:

	Payments Due By Fiscal Year
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(In thousands)
Operating lease commitments(1)	$1,731,603	$298,213	$537,865	$391,207	$504,318
Other commitments(2)	89,293	76,501	12,361	323	108
Purchase obligations(3)	56,299	56,299	—	—	—
Long-term debt	4,169,290	229,765	48,000	48,000	3,843,525
Interest payments(4)	2,375,261	294,544	613,805	606,168	860,744

	$8,421,746	$955,322	$1,212,031	$1,045,698	$5,208,695

(1)
Our operating lease commitments generally include non-cancelable leases for property and equipment used in our operations. Excluded from our operating lease commitments are amounts related to insurance, taxes, and common area maintenance associated with property and equipment. Such amounts historically represented approximately $3.82 to $4.38 per selling square foot over the previous three fiscal years at our Michaels stores.

(2)
Other commitments primarily include service contract obligations and certain post-employment obligations. Values within the Other commitments line item were calculated based on the time period remaining in the contract or to the earliest possible date of termination, if permitted to be terminated by Michaels upon notice, whichever is shorter.

(3)
Purchase obligations represent legally binding commitments to purchase merchandise inventories, which are made in the normal course of business to meet operational requirements.

(4)
Interest payments associated with long-term debt. Debt associated with our Senior secured term loan facility was approximately $2.3 billion, which contains a variable interest rate. The interest rate payments in the table for the Senior secured term loan facility were based on the indexed interest rate in effect at February 3, 2007. Approximately $1.4 billion of debt was subject to fixed interest rates.

        Additional information regarding our long-term debt and commitments and contingencies is provided in Note 6 and Note 10, respectively, of Notes to the audited Consolidated Financial Statements.

Quantitative and Qualitative Disclosures about Market Risk

        We invest cash balances in excess of operating requirements primarily in money market mutual funds and short-term interest-bearing securities, generally with maturities of 90 days or less. Due to the short-term nature of our investments, the fair value of our cash and equivalents at February 3, 2007 approximated carrying value.

        We have market risk exposure arising from changes in interest rates on our Senior Credit Facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for further detail. The interest rates on our Senior Credit Facilities will reprice periodically, which will impact our earnings and cash flow. The interest rates on our Notes issued in connection with the Merger are fixed. Based on our overall interest rate exposure to variable rate debt outstanding as of February 3, 2007, a 1% increase or decrease in interest rates would increase or decrease pre-tax earnings by $25.5 million. A 1% increase in interest rates would decrease the fair value of our long-term fixed rate debt by approximately $92.4 million. A 1% decrease in interest rates would increase the fair value of our long-term fixed rate debt by approximately $99.9 million. A change in interest rates would not materially affect the fair value of our variable rate debt as the debt reprices periodically.

Seasonality

        Our business is highly seasonal, with higher sales in the third and fourth fiscal quarters. For the last ten fiscal years, our fourth quarter, which includes the Christmas selling season, has accounted for approximately 35.0% of our sales and approximately 50.6% of our operating income.

Recent Accounting Pronouncements

        In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that a company recognize in its consolidated financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. We adopted FIN 48 as of the beginning of our first quarter of fiscal 2007 with no material impact to our consolidated income statement, balance sheet, shareholders' equity, or cash flows statement.

        Upon adoption, we elected to record any interest and penalties associated with audits as a component of income tax expense. The Company identified its federal tax return, Canadian tax return, and its state tax returns in California, Florida, Illinois, New York, North Carolina, Pennsylvania, and Texas as "major" tax jurisdictions. The periods subject to examination for our federal return are 2002 to present, 2000 to present for our Canadian return, 2003 to present for all state returns except for California, and 1998 to present for California.

        In September 2006, the FASB issued Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pensions and Other Postretirement Plans, which requires an entity to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. It also requires an entity to measure the funded status of a plan as of the date of its year-end balance sheet. As we have no publicly traded securities (due to the Merger), FAS 158 is effective for us at the end of fiscal 2007, with early adoption permitted. We plan to adopt FAS 158 at the end of fiscal 2007, with no material impact expected on our consolidated income statement, balance sheet, shareholders' equity, or cash flows statement.

        In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits companies to measure certain financial instruments and other items at fair value (at specified measurement dates) that are not currently required to be measured at fair value. Any unrealized gains or losses applicable to those items measured at fair value shall be reported in earnings. The decision to apply fair value shall generally be made on an instrument by instrument basis, is irrevocable, and is applied only to an entire instrument. The provisions of FAS 159 will be effective for us as of the beginning for fiscal 2008, with early adoption permitted.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Not applicable.

BUSINESS

        The following discussion, as well as other portions of this registration statement, contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management "anticipates," "plans," "estimates," "expects," "believes," and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Our actual results could materially differ from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, and particularly in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Unless otherwise noted, all amounts contained in this section of this prospectus are as of May 5, 2007. Unless otherwise noted, all references to the number of shares of Common Stock and earnings per share amounts in this section of this prospectus have been adjusted to retroactively reflect the two-for-one Common Stock split and the 2.9333-for-one Common Stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004 and January 18, 2007, respectively.

General

        Michaels Stores, Inc., together with its subsidiaries, is the largest arts and crafts specialty retailer in North America providing materials, ideas, and education for creative activities. Michaels Stores, Inc. was incorporated in Delaware in 1983, and as of June 2, 2007, we operate 930 Michaels retail stores in 48 states, as well as in Canada, averaging 18,300 square feet of selling space. Our stores offer arts and crafts supplies and products for the crafter and do-it-yourself home decorator. We also operate    Aaron Brothers stores as of June 2, 2007, in 11 states, averaging 5,500 square feet of selling space, offering photo frames, a full line of ready-made frames, custom framing services, and a wide selection of art supplies. Recollections, our scrapbooking/paper crafting retail concept, operates 11 stores as of June 2, 2007, located in Arizona, Maryland, Texas, and Virginia, providing merchandise, accessories, and a variety of scrapbooking and paper crafting support services in a community learning environment. In addition, we own and operate four Star Decorators Wholesale stores as of June 2, 2007, located in Arizona, California, Georgia, and Texas, offering merchandise primarily to interior decorators/designers, wedding/event planners, florists, hotels, restaurants, and commercial display companies.

        Our mission is to help our customers express themselves creatively. Through our broad product assortments, friendly and knowledgeable sales associates, educational in-store events, and project sheets and displays, we offer a shopping experience that encourages creativity. We also offer classes and demonstrations that teach basic and advanced skills and provide a hands-on experience in a community environment. We will make available our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, free of charge through our Internet website at www.michaels.com under the heading "Corporate Information" as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Recent History

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction with the Sponsors, with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, owns over 93% of our outstanding Common Stock, which is no longer publicly traded.

        In connection with the Merger, our capital structure changed significantly. We issued three series of notes and executed new senior credit facilities. See "Management's Discussion and Analysis of

Financial Condition and Results of Operations—Liquidity and Capital Resources" for further information.

Industry Overview—Competition

        We are the largest specialty retailer in North America providing materials, ideas, and education for creative activities in home accents, art, and craft projects. We believe we are well positioned to benefit from favorable demographics, particularly a more affluent baby boomer population; continued investment in existing and new homes; and an increasing focus on home-based, family activities. According to a consumer participation survey from April 2006, our typical customer is:

  •
  Female—90% are women and 61% are married.

  •
  Young—70% of crafters are under 55, with 43% of them between the ages of 35 and 54.

  •
  Affluent—67% of our crafters have household incomes greater than $50,000, with a median income of about $65,000.

  •
  Loyal—Most crafters shop for craft supplies at least twice a month, with approximately half of their visits to Michaels.

        We compete across many segments of the industry, including floral, fine art, adult and kids crafts, scrapbooking and paper crafting, home accents, gift wrapping supplies, candles, photo frames, and custom framing. Industry association and analyst research reports estimate that our total addressable market size is about $38 billion annually, of which $30 billion is associated with the core arts and crafts market and $8 billion is associated with the framing market. According to industry surveys, the U.S. core arts and crafts market experienced annual growth of 4.7% from 2000 through September 2006.

        The markets in which we compete are highly fragmented, containing stores across the nation operated primarily by small, independent retailers along with a few regional chains. We are the largest national retailer dedicated to serving the arts and crafts market, and we believe that there are only three other arts and crafts retailers in the United States with annual sales in excess of $500 million.

        We believe customers tend to choose where to shop based upon store location, breadth of selection, price, quality of merchandise, availability of product, and customer service. We compete with many different types of retailers and classify our competition within the following categories:

  •
  Mass merchandisers.  This category includes companies such as Wal-Mart Stores, Inc. and other mass merchandisers. These retailers typically dedicate only a small portion of their selling space to a limited selection of home accents, arts and crafts supplies, and seasonal merchandise, but they do seek to capitalize on the latest trends by stocking products that are complimentary to those trends and their current merchandise offerings. These mass merchandisers generally have limited customer service staffs with varying amounts of experience in crafting projects.

  •
  Multi-store chains.  This category includes several multi-store chains, each operating more than 30 stores, and comprises: Hobby Lobby, which operates approximately 386 stores in 30 states, primarily in the Midwestern and Southern United States; A.C. Moore Arts & Crafts, Inc., which operates approximately 122 stores in the mid-Atlantic and Northeast regions; Jo-Ann Superstores (operated by Jo-Ann Stores, Inc.), which operates approximately 173 Superstores across the country; and Garden Ridge Corporation, which operates approximately 36 stores in 13 states, primarily in the Midwestern and Southern United States. We believe all of these chains are significantly smaller than Michaels with respect to number of stores and total net sales.

  •
  Small, local specialty retailers.  This category includes local "Mom & Pop" arts and crafts retailers. Typically, these are single store operations managed by the owner. These stores generally have limited resources for advertising, purchasing, and distribution. Many of these stores have established a loyal customer base within a given community and compete with us based on relationships and customer service.

Business Strategy

        We intend to increase our revenues and profits by strengthening our position as the largest retailer in North America within the arts and crafts, home accents, and custom framing sectors through the following strategies:

  •
  Increase Sales and Productivity of Existing Michaels Stores.  Michaels stores that have been open longer than 36 months averaged approximately $224 in net sales per selling square foot during fiscal 2006. We continue to strive toward increasing sales and productivity by focusing on merchandise assortment and in-stock positions, enhancing our customers' in-store experiences, and improving our marketing execution.

  •
  Improving our merchandise assortment.    We attempt to provide merchandise assortments that inspire creativity and fun within the categories we carry. We intend to continue to refine our merchandise assortment and introduce new products through detailed SKU analysis from our perpetual inventory system. Our perpetual inventory capabilities allow us to track SKU demand in real time across different stores and geographies. We can test new merchandising assortments in selected markets before implementing regional or national rollouts. Our assortments include highly differentiated and exclusive product lines, which we believe helps us further maximize our opportunities within arts and crafts trends.

  •
  Maintaining our store merchandise in-stock position.    As part of our ongoing inventory management and supply chain initiatives, we strive to have fully-stocked basic assortments in our stores supported by timely, updated displays of merchandise in our key feature space areas such as power panels, end caps, drive aisles, and the area around the checkout. We continue to optimize our in-stock levels using data from our automated replenishment system, which we implemented during fiscal 2004. We also plan to improve the timing of the receipt of merchandise in our stores to take advantage of the natural seasonal selling peaks we have throughout the year.

  •
  Enhancing the in-store experience.    We promote an environment whereby our customers rely on us for ideas, inspiration, and information. We expect to make it easier and more exciting to shop our stores with less clutter in the drive aisles, more powerful promotional items in our feature space, improved customer service, and faster checkout times. In fiscal 2005, we initiated our store standardization/remodel program by standardizing layouts, fixtures, merchandise adjacencies, and new signage across our stores. Through fiscal 2006, we executed this initiative across a total of 230 new and relocated stores as well as existing store remodels. We plan to remodel approximately 40 stores in fiscal 2007 using our store standardization/remodel program.

  •
  Improving marketing execution.    We are focused on marketing strategies and vehicles that will drive customer traffic and demand for our products. In order to successfully retain customers and prospect high value new customers, we utilize a diversified marketing mix including print, internet, direct mail, and various in-store promotional activities. We will continue to focus on circular advertising, but we are reviewing the frequency and breadth of our print circular program while we continue to use targeted, direct mailing campaigns. We believe the utilization of our marketing database allows us to drive a productive, cost-efficient marketing program.

  •
  Enhance Michaels Stores' Merchandise Margins.  We intend to enhance merchandise margins through specific initiatives designed to improve our pricing and promotional strategy, and our inventory management, supply chain and sourcing processes.

  •
  Pricing and promotional strategy.    We are working to develop an integrated pricing and promotion strategy based on customer behavior, while improving our long-term organizational capabilities, processes, and tools. Our promotion activity is item-price based, with promotions spanning across categories and with limited regional differentiation. We believe we can improve margins by applying more sophisticated pricing models and regional promotion programs, with a focus on the optimization of item-specific promotional prices and improvements in clearance pricing though merchandising systems upgrades and enhanced merchandise planning. We further believe the identification of promotional items that drive customer traffic will add consumers to the base market as we seek to feature those promotional items more often. We are currently reviewing potential software products that would enable us to develop a database of information to allow us to further improve our pricing and promotional decisions.

  •
  Hybrid distribution network.    In fiscal 2006, we shipped approximately 35% of our products directly from the vendor to our Michaels stores. We are in the process of shifting to a hybrid distribution model whereby a much larger percentage of our inventory will be shipped from the vendor to our distribution centers. All distribution centers will stock our fast-selling SKUs with slower-selling SKUs stocked in the distribution center closest to the vendor. We believe our hybrid-distribution method will help reduce costs associated with drop-shipping products directly to store locations.

  •
  Product sourcing.    A significant portion of our products are manufactured outside the United States but we source less than 10% of our products directly from international manufacturers. We expect to further expand our importation of basic assortment products as we believe this presents a significant long-term opportunity to enhance our margins, potentially decrease domestic supply chain costs, and realize overall lower product costs. The fulfillment of this objective is dependent upon several factors, including our product development requirements, establishment of key processes, implementation of new or upgrade of existing technology, distribution center capacity, and merchant resource constraints.

  •
  Grow Through New Michaels Store Openings.  We believe the United States and Canadian markets can support about 1,350 Michaels stores. We plan to open approximately 30-50 new Michaels stores per year, extending into the foreseeable future, funded primarily through cash provided by operating activities and additional borrowings under our revolving credit facility. From the beginning of fiscal 1998 through fiscal 2006, we have opened or relocated 685 Michaels stores using a standardized store opening procedure, which has ensured store openings with a merchandise assortment and presentation consistent with our existing stores. We have developed and are constantly refining our Michaels store prototype, consistent with our store standardization/remodel program, to incorporate improved merchandising techniques and store layouts.

  •
  Evaluate Additional Growth Opportunities.  We also own and operate Aaron Brothers, Star Decorators Wholesale, and Recollections. Aaron Brothers specializes in framing and art supplies and operates primarily on the west coast in 11 states. Our four Star Decorators Wholesale stores target customers such as interior decorators/designers, wedding/event planners, florists, hotels, restaurants, and commercial display companies. Recollections, which consists of 11 stores across four states, focuses on scrapbooking and paper crafting products. Combined, these entities accounted for approximately 5.5% of our consolidated sales in fiscal 2006. We continue to refine these concepts using our existing stores as we work to expand our customer base and leverage our experience and vendor base. Therefore, we project limited store growth for our specialty businesses in fiscal 2007.

Merchandising and Marketing

Product Selection

        Our Michaels store merchandising strategy is to provide a broad selection of products in a convenient location with an appealing store environment. Each Michaels store offers approximately 45,000 basic SKUs in a number of product categories. The following table shows a breakdown of sales for Michaels stores by department as a percentage of total sales:

	Fiscal Year
	2006	2005	2004
General crafts	28%	29%	26%
Art supplies	21	21	21
Picture framing	19	17	19
"Silk" and dried floral	12	14	13
Seasonal	11	10	11
Hobby, wrapping supplies, and candles	9	9	10

	100%	100%	100%

        We offer the following selection of merchandise in our Michaels stores:

  •
  products for the do-it-yourself home decorator, including wall décor, candles, containers, baskets, and potpourri; custom framing services, ready-made frames, mat boards, glass, framed art, art prints, and photo albums; and "silk" flowers, dried flowers, and artificial plants sold separately or in ready-made and custom floral arrangements, accessories needed for floral arranging, and other floral items, such as wreaths;

  •
  art supplies; scrapbooking and paper crafting materials; surfaces and pads; adhesives and finishes; pastels and watercolors, oil paints, acrylics, easels, brushes, paper, canvas, and stenciling materials; and

  •
  craft supplies, including beads, wood, foam, doll making supplies, jewelry making supplies, rubber stamps, apparel crafts, books and magazines, craft storage, and plaster; needlecraft items, including stitchery supplies, knitting yarns, needles, canvas, and related supplies for needlepoint, embroidery and cross stitching, knitting, crochet, rug making kits, and quilt and afghan kits; ribbon and wedding accessories; gifts; hobby items, including plastic model kits and related supplies, kids' craft materials, plush toys, and paint-by-number kits; party needs, including gift wrap, candy making supplies, and cake decorating supplies; and soap and candle making supplies.

        Our Michaels stores regularly feature seasonal merchandise that complements our core merchandising strategy. Seasonal merchandise is offered for several holiday periods, including Valentine's Day, St. Patrick's Day, Easter, Mother's Day, Father's Day, Back to School, Halloween, Thanksgiving, Christmas, and many other regional "mini season" programs. For example, seasonal merchandise for the Christmas season includes home decorating items such as artificial trees, wreaths, candles, lights, and ornaments.

        During the Christmas selling season, a significant portion of floor and shelf space in a typical Michaels store is devoted to Christmas crafts, Christmas decorations, gift making, and gift giving merchandise. Because of the project-oriented nature of many of these products, the Christmas selling season begins in August and extends through December. Accordingly, a fully developed seasonal merchandising program, including inventory, merchandise layout, and instructional ideas, is implemented during the third quarter of each fiscal year in each Michaels store. This program requires additional inventory accumulation so that each store is fully stocked during the peak selling season to meet higher demand from increased customer traffic.

        We routinely identify merchandise that requires some price reduction to accelerate sales of the product. The need for this reduction is generally attributable to either seasonal product remaining at the end of the season or product that is being displaced from its assigned location in the store to make room for new merchandise. Additional product candidates for repricing are identified using our point of sale ("POS") and perpetual inventory data. In each case, the appropriate repricing is determined at our corporate office and sent to the stores with instructions on how to accelerate sales of the repriced product.

        Our Aaron Brothers stores offer on average approximately 5,100 SKUs, including photo frames, a full line of ready-made frames, art prints, framed art, and a wide selection of art supplies and custom framing services. The merchandising strategy for our Aaron Brothers stores is to provide a unique, upscale framing assortment and shopping experience. In addition, we strive to provide a fashion forward framing merchandise selection in an appealing environment with attentive customer service.

Customer Experience

        We believe that our customer experience is a key advantage that differentiates us from our competitors and is a critical component of our merchandising strategy. Many of the craft supplies sold in our Michaels stores can be assembled into unique end products with an appropriate amount of guidance and direction. Accordingly, we have displays in every store to stimulate new project ideas and we supply free project sheets with detailed instructions on how to assemble the finished product. We also offer project sheets on our Internet site, www.michaels.com. In addition, many Michaels sales associates are craft enthusiasts who are able to help customers with ideas, inspiration, and instructions. We have a comprehensive offering of classes and demonstrations to inspire our customers with product ideas and information. We believe this strategy enhances incremental sales and frequency of customer visits.

Advertising

        We focus primarily on circular advertising but also employ targeted, direct mailings. We believe that our circular advertising, primarily utilized in Sunday newspapers, is our most productive and cost efficient form of advertising. The circulars advertise numerous products in order to emphasize the wide selection of products available at Michaels stores. We believe that our ability to advertise through circulars throughout the year in each of our markets provides us with an advantage over our smaller competitors and that it also reinforces and strengthens our brand name.

Properties

        We lease substantially all of the sites for our Michaels, Aaron Brothers, Recollections, and Star Decorators Wholesale stores, with the majority of our stores having initial lease terms of approximately 10 years. As of fiscal 2006, the base rental rates for Michaels stores generally range from $120,000 to $390,000 per year. Rental payments for stores open for the full 12-month period of fiscal 2006 averaged $265,400 for our Michaels stores, $150,200 for our Aaron Brothers stores, $110,800 for our Recollection stores, and $285,500 for our Star Decorators Wholesale stores. The leases are generally renewable, with increases in lease rental rates. Lessors have made leasehold improvements to prepare our stores for opening under a majority of our existing leases. As of June 2, 2007, in connection with stores that we plan to open or relocate in future fiscal years, we had signed 48 leases for Michaels stores.

        As of June 2, 2007, we lease and occupy the following non-store facilities:

Square Footage
Distribution centers:
Centralia, Washington	715,000
City of Commerce, California (Aaron Brothers)	174,000
Hazleton, Pennsylvania	692,000
Jacksonville, Florida	791,000
Lancaster, California	763,000
New Lenox, Illinois	693,000
Tarrant County, Texas (including Recollections)	431,000

4,259,000
Artistree:
City of Industry, California (regional processing center)	90,000
Coppell, Texas (regional processing and fulfillment operations center)	230,000
Kernersville, North Carolina (manufacturing plant and regional processing center)	156,000

476,000
Office space:
Coppell, Texas (corporate satellite office)	67,000
Grand Prairie, Texas (corporate processing center)	35,000
Irving, Texas (corporate headquarters)	217,000
319,000
Coppell, Texas (new store staging warehouse)	29,000

5,083,000

        The following table indicates the number of our retail stores and wholesale operations located in each state or province as of June 2, 2007:

	Number of Stores
State/Province	Michaels	Aaron Brothers	Recollections	Star Decorators Wholesale	Total
Alabama	10	—	—	—	10
Alaska	2	—	—	—	2
Alberta	15	—	—	—	15
Arizona	25	9	3	1	38
Arkansas	3	—	—	—	3
British Columbia	12	—	—	—	12
California	120	99	—	1	219
Colorado	19	8	—	—	27
Connecticut	12	—	—	—	12
Delaware	4	—	—	—	4
Florida	54	—	—	—	53
Georgia	28	4	—	1	33
Idaho	6	1	—	—	7
Illinois	36	—	—	—	35
Indiana	14	—	—	—	14
Iowa	6	—	—	—	6
Kansas	8	—	—	—	8
Kentucky	7	—	—	—	7
Louisiana	11	—	—	—	11
Maine	2	—	—	—	2
Manitoba	3	—	—	—	3
Maryland	21	2	2	—	26
Massachusetts	18	—	—	—	18
Michigan	37	—	—	—	37
Minnesota	23	—	—	—	23
Mississippi	3	—	—	—	3
Missouri	18	—	—	—	18
Montana	4	—	—	—	4
Nebraska	4	—	—	—	4
Nevada	10	6	—	—	16
New Brunswick	2	—	—	—	2
Newfoundland and Labrador	1	—	—	—	1
New Hampshire	6	—	—	—	6
New Jersey	25	—	—	—	25
New Mexico	3	—	—	—	3
New York	42	—	—	—	41
North Carolina	28	—	—	—	28
North Dakota	2	—	—	—	2
Nova Scotia	2	—	—	—	1
Ohio	32	—	—	—	32
Oklahoma	7	—	—	—	7
Ontario	26	—	—	—	26
Oregon	13	4	—	—	17
Pennsylvania	38	—	—	—	38
Prince Edward Island	1	—	—	—	1

Rhode Island	3	—	—	—	3
Saskatchewan	2	—	—	—	2
South Carolina	9	—	—	—	9
South Dakota	1	—	—	—	1
Tennessee	10	—	—	—	10
Texas	60	22	4	1	87
Utah	10	—	—	—	10
Vermont	2	—	—	—	2
Virginia	30	3	2	—	34
Washington	21	10	—	—	31
West Virginia	3	—	—	—	3
Wisconsin	16	—	—	—	16

Total	930	168	11	4	1,108

Store Design and Operations

        Our store design encourages purchases in a friendly, creative environment. Store design is developed centrally and implemented at the store level through the use of merchandise planograms, which provide store associates with detailed descriptions and illustrations with respect to store layout and merchandise presentation. Planograms are also used to cluster various products that can be combined to create individual projects.

        A Michaels store is typically managed by a store manager, one assistant manager, and three department managers. The field organization for Michaels is headed by an executive vice president and is divided into six geographic zones. Each zone has its own vice president and 10 to 13 district managers. There are a total of 75 districts in the United States and Canada. Typically, an Aaron Brothers store is managed by a store manager and one assistant manager. The field organization for Aaron Brothers is headed by a divisional senior vice president and is divided into 14 districts, each with a district manager. We believe this organizational structure enhances the communication among the individual stores and between the stores and corporate headquarters.

Purchasing and Inventory Management

        In fiscal 2006, we purchased merchandise from approximately 1,200 vendors. We believe that our buying power and ability to make centralized purchases enable us to acquire products on favorable terms. Central merchandising management teams negotiate with vendors in an attempt to obtain the lowest net merchandise costs and improve control over product mix and inventory levels. In fiscal 2006, our top 10 vendors accounted for approximately 20% of total purchases with no single vendor accounting for more than 3.5% of total purchases.

        In addition to purchasing from outside vendors, our Michaels and Aaron Brothers stores purchase custom frames, framing supplies, mats, framed art, and art prints from our manufacturing operation, Artistree, which consists of a manufacturing facility and three regional processing centers to support our retail stores.

        Substantially all of the products sold in Michaels stores are manufactured in Asia, Canada, Mexico, and the United States. Goods manufactured in Asia generally require long lead times and are ordered four to six months in advance of delivery. Those products are either imported directly by us or acquired from distributors based in the United States and their purchase prices are denominated in United States dollars.

        Our primary objectives for inventory management are (1) maximizing the efficiency of the flow of product to the stores, (2) maintaining high store in-stock levels, (3) enhancing store labor efficiency, (4) reducing clearance inventory levels, and (5) optimizing our overall investment in inventory. We manage our inventory in several ways, including: in-store management using a handheld radio frequency device (RF gun); daily tracking of inventory positions utilizing our perpetual inventory and automated replenishment systems; the use of merchandise planograms to control the merchandise assortment and presentation; and the review of item-level sales information in order to track the performance and sell-through of seasonal and promotional items. The data that we obtain from our POS system is an integral component in the inventory management process. In addition, inventories are verified through periodic physical and cycle counts conducted throughout the year on a rotating systematic schedule.

        The implementation of our perpetual inventory and automated merchandise replenishment systems allows us to better achieve our inventory management objectives. Our automated replenishment system uses perpetual inventory records to analyze individual store/SKU on-hand quantities, as well as other pertinent information such as unfilled orders, seasonal selling patterns, promotional events, and vendor lead times, to generate recommended merchandise reorder information on a daily basis. These recommended orders are reviewed daily and purchase orders are delivered electronically to our vendors or replenishment orders are sent to our distribution centers. In addition to improving our store in-stock position, these systems allow us to better forecast merchandise ordering quantities for our vendors and give us the ability to identify, order, and replenish the stores' merchandise using less store associate labor. These systems also allow us to react more quickly to selling trends and allow our store associates to devote more time to customer service, thereby improving inventory productivity and sales opportunities.

        We began the rollout of our perpetual inventory and automated replenishment systems in fiscal 2001. We completed the rollout of our perpetual inventory system in fiscal 2003 and completed the implementation of our automated replenishment system in July 2004. During fiscal 2005, we determined that our perpetual inventory system could be used to value our inventory for accounting purposes. As discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Accounting Items," we changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method as of the first quarter of fiscal 2005.

        We manage the distribution of seasonal merchandise to our stores by allocating seasonal merchandise to our stores based on prior year sales and current store sales trends. For a discussion of the seasonal nature of our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Seasonality."

Artistree

        We currently operate a vertically integrated manufacturing operation named Artistree that supplies our Michaels and Aaron Brothers stores with quality custom and specialty framing merchandise, including art prints. Our regional processing centers are located in City of Industry, California; Coppell, Texas; and Kernersville, North Carolina. Kernersville, North Carolina is also the home of our moulding manufacturing and ready-made frame plant. Our art prints are packaged and distributed out of our Coppell, Texas regional processing center. Combined, these facilities occupy approximately 476,000 square feet and, in fiscal 2006, processed over 23 million linear feet of frame moulding for our Michaels and Aaron Brothers stores.

        Our moulding manufacturing plant converts raw lumber into finished frame moulding that is supplied to our regional processing centers for custom framing orders for our stores. We manufacture approximately 17% of the moulding we process, import another 33% from quality manufacturers in

Indonesia, Malaysia, Brazil, and Italy, and purchase the balance from distributors. During fiscal 2005, we began to directly source metal moulding for processing in our regional centers, whereas in prior years we completely outsourced the production and processing of metal frames. The custom framing orders are processed (frames cut and joined, and mats cut) and shipped to our stores where the custom frame order is completed for customer pick-up.

        We believe Artistree provides a competitive advantage to our Michaels and Aaron Brothers stores. Based on the benefits we have received from this vertically integrated solution, we continue to evaluate additional future vertical integration opportunities.

Distribution

        We currently operate a distribution network for supplying our stores with merchandise. In fiscal 2006, approximately 65% of Michaels stores' merchandise, consisting of both seasonal and basic SKUs, was shipped through the Michaels distribution network, with the remainder shipped directly from vendors. In fiscal 2006, approximately 62% of Aaron Brothers stores' merchandise, consisting of both seasonal and basic SKUs, was shipped through the Aaron Brothers distribution center, with the remainder being shipped directly from vendors. Our seven current distribution centers are located in California, Florida, Illinois, Pennsylvania, Texas, and Washington. In fiscal 2002, we completed an expansion of our Lancaster, California distribution center and added a new distribution facility in Hazleton, Pennsylvania, which added approximately 1.0 million square feet of capacity. In fiscal 2003, we constructed a new distribution center located in the Chicago, Illinois area, from which we began shipping orders in June 2004 as we ceased operations in our Kentucky distribution center. The 693,000 square feet at our Illinois distribution center, offset by the closing of our Kentucky distribution center in fiscal 2004, added approximately 271,000 square feet to our capacity. Our new Centralia, Washington facility, which became operational during the second quarter of fiscal 2007, added another 715,000 square feet, bringing the total capacity to approximately 4.3 million square feet. This new facility will add needed capacity in the Northwest to support our importing initiatives and will replace one of our third-party seasonal facilities. We currently utilize three third-party warehouse facilities to store and supply our seasonal merchandise in preparation for the holiday season.

        Michaels stores generally receive deliveries from the distribution centers each week through an internal transportation distribution network using a dedicated fleet of trucks and contract carriers. Aaron Brothers stores receive merchandise on a weekly or biweekly basis from their dedicated 174,000 square foot distribution center located in the Los Angeles, California area. Star Decorators Wholesale stores receive some merchandise from the distribution centers, but most of their merchandise is received through direct vendor shipments.

        We currently have approximately 63% of our basic SKUs replenished through the Michaels distribution network, with the remainder shipped directly from vendors. In fiscal 2005, we implemented a number of enhancements to our distribution network. We refer to the improved network as our Hybrid distribution network, through which we expect to ultimately replenish approximately 85% to 95% of our basic SKUs. We expect this reduction in direct deliveries from vendors to our stores to result in the following benefits to our supply chain:

  •
  Cost reductions are expected to be shared with our vendors;

  •
  Transportation costs should be reduced, partially offset by additional handling costs;

  •
  Store labor involved in merchandise receipt processing should become more efficient; and

  •
  Service levels to our stores should improve.

        We are now in the implementation phase of the Hybrid distribution network, and have converted approximately 24% of direct vendors at the end of fiscal 2006. We expect to complete the transition to Hybrid distribution in fiscal 2008.

Store Expansion and Relocation

        In 1995, we recognized that we had the critical mass to achieve improved operating efficiencies that could result in higher returns on capital by focusing on key initiatives, such as strengthening our information systems and infrastructure to support future growth in the number of stores. In fiscal 1995, we announced a shift in focus from store growth to higher returns on capital and as a result, moderated our internal growth rate in number of stores. Beginning in fiscal 1998, we expanded our new store opening program and have continued to grow our number of stores through fiscal 2006.

        The following table shows our store growth for the last five years:

	Fiscal Year
	2006	2005	2004	2003	2002
Michaels stores:
Retail stores open at beginning of year	885	844	804	754	694
Retail stores opened during the year	43	46	45	55	67
Retail stores opened (relocations) during the year	7	18	30	16	18
Retail stores closed during the year	(8)	(5)	(5)	(5)	(7)
Retail stores closed (relocations) during the year	(7)	(18)	(30)	(16)	(18)

Retail stores open at end of year	920	885	844	804	754
Aaron Brothers stores:
Retail stores open at beginning of year	166	164	158	148	139
Retail stores opened during the year	1	2	7	10	13
Retail stores opened (relocations) during the year	—	—	1	—	1
Retail stores closed during the year	(1)	—	(1)	—	(4)
Retail stores closed (relocations) during the year	—	—	(1)	—	(1)

Retail stores open at end of year	166	166	164	158	148
Recollections stores:
Retail stores open at beginning of year	11	8	2	—	—
Retail stores opened during the year	—	3	6	2	—

Retail stores open at end the year	11	11	8	2	—
Star Decorators Wholesale stores:
Wholesale stores open at beginning of year	4	3	3	2	2
Wholesale stores opened during the year	—	1	—	1	—

Wholesale stores open at end of year	4	4	3	3	2

Total store count at end of year	1,101	1,066	1,019	967	904

        We plan to open approximately 30-50 Michaels and two Aaron Brothers stores in fiscal 2007 and plan to open a similar number of Michaels stores in each of the subsequent fiscal years, extending into the foreseeable future. In fiscal 2007, we have no store openings planned for Recollections or Star Decorators Wholesale. The anticipated opening of Michaels, Aaron Brothers, Recollections, and Star Decorators Wholesale stores and the rate at which stores are opened will depend upon a number of factors, including the success of existing stores, the availability and the cost of capital for expansion, the availability of suitable store sites, and the ability to hire and train qualified managers.

        We have developed a standardized store opening procedure that allows for the efficient opening of new stores and their integration into our information and distribution systems. We develop the floor plan and merchandise layout and organize the advertising and promotions in connection with the opening of each new store. In addition, we maintain qualified store opening teams to provide new store personnel with in-store training.

        Costs for opening stores at particular locations depend upon the type of building, the general cost levels in the area, store size, operating format, and the time of the year the store is opened. In fiscal 2006, the average net cost of opening a new Michaels store included approximately $672,000 of leasehold improvements, furniture, fixtures and equipment, and pre-opening costs, and an estimated initial inventory investment, net of accounts payable, of approximately $537,000.

        In addition to new store openings, we continue to pursue a store relocation program to improve the quality and performance of our existing store base as well as perform remodels of existing stores. We relocated 18 and seven Michaels stores in fiscal 2005 and 2006, respectively. We remodeled 27 and 67 Michaels stores in fiscal 2005 and 2006, respectively. We plan to relocate approximately 9 to 11 Michaels stores and remodel approximately 40 Michaels stores during fiscal 2007.

        During fiscal 2005 and 2006, we closed five and eight Michaels stores, respectively, as well as one Aaron Brothers store in fiscal 2006. During fiscal 2007, we plan to close three Michaels stores.

Investment in Information Technology

        We are committed to using information technology to increase operating efficiencies, improve merchandise selection and flow, and improve our ability to satisfy the needs of our customers. Between fiscal 1998 and fiscal 2004, we invested heavily in POS, perpetual inventory, automated replenishment, distribution, and seasonal allocation systems. These systems have significantly improved our ability to properly forecast, manage, and analyze our inventory levels, margins, and merchandise ordering quantities and have created efficiencies within our stores, distribution centers, and corporate office. We are seeing the benefits of these systems now with the potential for improvements in the future as we further refine the usage and integration among our systems.

        In fiscal 2004 and fiscal 2005, we installed a new human resource system, as well as a new financial system, which we believe enables us to more closely manage payroll expense at the stores, provide an efficient platform for future growth, and utilize best practices for processes and controls, which are built into the applications.

        In fiscal 2006, we began the rollout of a labor management system, with time and attendance functionality being implemented in all Michaels stores. Labor forecasting will be tested and a store rollout begun in fiscal 2007 with the complete chain implemented in fiscal 2008. We expect this system to give us detailed insight into our labor force and how to best service our customers, with improvements in labor efficiency and utilization over the next several years.

        We also implemented a new Data Warehouse system in fiscal 2006. This system is the central source for certain business reporting processes and is designed to be highly scalable in order to support future growth and information needs.

        We intend to significantly upgrade our current merchandising systems over the next two years to give us enhanced capabilities in item and price management, order management, and space management. We also intend to implement a Merchandise Financial Planning system to better support our inventory management efforts, as well as adding a sophisticated promotion planning and optimization system. We believe our ongoing business system upgrades will support our anticipated future growth and provide continued opportunities for improvement of margins and business operations.

Foreign Sales

        All of our current international business is in Canada and accounted for approximately 6.9% of total sales in fiscal 2006, 6.1% of total sales in fiscal 2005, and 5.2% of total sales in fiscal 2004. During the last three years, 5% or less of our assets have been located outside of the United States.

Service Marks

        The names "Aaron Brothers," "Aaron Brothers Art & Framing," "Artistree," "Artistree Art Frame & Design," "Michaels," "Michaels.com," "Michaels The Arts and Crafts Store," "Recollections," "Star Decorators Wholesale," "Star Decorators Wholesale Warehouse," "Vendor Connect," and the Michaels logo are each federally registered service marks.

Employees

        As of June 2, 2007, we employed approximately 42,255 associates, approximately 28,968 of whom were employed on a part-time basis. The number of part-time associates substantially increases during the Christmas selling season. Of our full-time associates, approximately 2,986 are engaged in various executive, operating, training, distribution, and administrative functions in our corporate and division offices and distribution centers, and the remainder are engaged in store operations. None of our associates are members of labor unions in association with their Michaels employment.

Litigation

Shareholder Claims

  State Court Litigation

        The Company is a defendant in a consolidated action filed by a purported former shareholder, Julie Fathergill, who seeks to represent a class of other former shareholders. The action is a consolidation of three previously-filed lawsuits and is pending in the 192nd District Court for Dallas County, Texas. The plaintiff's claims arise out of the Merger and, in addition to Michaels, the plaintiff names as defendants certain former and then-current officers and directors of Michaels and certain other entities involved in the Merger or affiliated therewith. The plaintiff alleges that the Merger was procedurally and financially unfair to Michaels' then-shareholders and asserts claims for breach of fiduciary duty against the individual defendants and claims for aiding and abetting such breaches against the entities. Among other things, the plaintiff seeks (i) a declaration that the Merger is void and ordering it rescinded; (ii) an accounting for, disgorgement of, and the imposition of a constructive trust on, property and profits received by the defendants; and (iii) unspecified damages, including rescissory damages. We are unable to estimate a range of possible loss, if any, in this claim, and intend to defend this lawsuit vigorously.

  Federal Court Litigation

        The Company is also a defendant in a consolidated action in which purported former shareholder Massachusetts Laborers' Annuity Fund has been named lead plaintiff and seeks to represent a class of other former shareholders. This action is a consolidation of three previously-filed actions and is pending in the United States District Court, Northern District of Texas, Dallas Division.

        On July 5, 2007 the lead plaintiff filed an amended consolidated class action complaint (the "Amended Complaint"). The Amended Complaint names Michaels and certain of its current and former officers and directors as defendants. The Amended Complaint alleges that the defendants misrepresented and/or omitted material facts in Michaels' annual proxy statements for 2004, 2005 and 2006, including, among others, failing to disclose: (a) Michaels' and the defendants' alleged option backdating practices; (b) information regarding transactions and holdings of Michaels Common Stock by certain trusts owned by or for the benefit of two of Michaels' former officers and directors and their family members; and (c) that Michaels and the defendants had reported false financial statements as a result of those practices. Further, the Amended Complaint makes allegations regarding the Company's financial restatement of periods prior to 2006, as well as the merger with entities affiliated with Bain Capital Partners LLC and The Blackstone Group completed in 2006. In the Amended Complaint, the lead plaintiff asserts claims against all defendants for violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934. The plaintiff seeks, among other relief, (a) an indeterminate amount of damages, (b) pre-judgment and post-judgment interest, (c) an award of attorneys fees and costs, and (d) equitable or injunctive relief, including the rescission of stock option grants.

        We are unable to estimate a range of possible loss, if any, in these claims, and intend to defend this lawsuit vigorously.

Employee Class Action Claims

  Cotton Claim

        On December 20, 2002, James Cotton, a former store manager of Michaels of Canada, ULC, our wholly-owned subsidiary, and Suzette Kennedy, a former assistant manager of Michaels of Canada, commenced a purported class proceeding against Michaels of Canada and Michaels Stores, Inc. on behalf of themselves and current and former employees employed in Canada. The Cotton claim was filed in the Ontario Superior Court of Justice and alleges that the defendants violated employment standards legislation in Ontario and other provinces and territories of Canada by failing to pay overtime compensation as required by that legislation. The Cotton claim also alleges that this conduct was in breach of the contracts of employment of those individuals. The Cotton claim seeks a declaration that the defendants have acted in breach of applicable legislation, payment to current and former employees for overtime, damages for breach of contract, punitive, aggravated and exemplary damages, interest, and costs. In May of 2005, the plaintiffs delivered material in support of their request that this action be certified as a class proceeding. Michaels filed and served its responding materials opposing class certification on January 31, 2006. A date has not yet been set for the hearing with respect to certification. We intend to contest certification of this claim as a class action. Further, we believe we have certain defenses on the merits and intend to defend this lawsuit vigorously. We are unable to estimate a range of possible loss, if any, in this claim.

  Clark Claim

        On July 13, 2005, Michael Clark, a former Michaels store assistant manager, and Lucinda Prouty, a former Michaels store department manager, commenced a purported class action proceeding against Michaels Stores, Inc. on behalf of themselves and current and former hourly retail employees employed in California from July 13, 2001 to the present. The Clark suit was filed in the Superior Court of California, County of San Diego, and alleges that Michaels failed to pay overtime wages, provide meal and rest periods (or compensation in lieu thereof), and provide itemized employee wage statements. The Clark suit also alleges that this conduct was in breach of California's unfair competition law. The plaintiffs seek injunctive relief, damages for unpaid overtime pay, meal break penalties, waiting time penalties, interest, and attorneys' fees and costs. Under the Class Action Fairness Act, we removed the case to federal court on August 5, 2005. The parties participated in a voluntary mediation on October 16, 2006 and have reached a tentative settlement of the case. Contingent on final court approval, the parties have agreed to a claims made process, with no material impact on our statement of operations, balance sheet, or cash flows for any period presented.

  DeJoseph Claim

        On December 29, 2006, John DeJoseph, a former Michaels store manager in Valencia, California, commenced a purported class action proceeding against Michaels Stores, Inc. on behalf of himself and current and former salaried store employees employed in California from May 10, 2002 to the present. The DeJoseph suit was filed in the Superior Court of California, County of Los Angeles. The DeJoseph suit alleges that Michaels failed to pay overtime wages, provide meal periods, accurately record hours worked, provide itemized employee wage statements, and that Michaels unlawfully made deductions from employees' earnings. The DeJoseph suit additionally alleges that the foregoing conduct was in breach of California's unfair competition law. The plaintiff seeks injunctive relief, damages for unpaid wages, penalties, restitution, interest, and attorneys' fees and costs. We have begun investigation into the plaintiff's claims. We believe we have certain meritorious defenses and intend to defend this lawsuit vigorously. We are unable to estimate a range of loss, if any, in this case.

  Torgerson Claim

        On January 26, 2007, Katherine Torgerson, a former "lead framer" for Aaron Brothers in San Diego, California, filed a purported class action proceeding in the Superior Court of California, County of San Diego. Torgerson filed this action against Aaron Brothers, Inc. on behalf of herself and all current and former California-based leads or keyholders. The Torgerson suit alleges that Aaron Brothers failed to provide its leads and keyholders with adequate meal and rest breaks (or compensation in lieu thereof) and accurate wage statements. The Torgerson suit additionally alleges that the foregoing conduct was in breach of California's unfair competition law. The plaintiff seeks injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys' fees and costs. The parties participated in a voluntary mediation on July 10, 2007 and have reached a tentative settlement. Contingent on final court approval, the settlement will have no material impact on our statement of operations, balance sheet, or cash flows for any period.

Governmental Inquiries and Related Matters

  Non-U.S. Trust Inquiry

        In early 2005, the District Attorney's office of the County of New York and the SEC opened inquiries concerning non-U.S. trusts that directly or indirectly held shares of Michaels Common Stock and Common Stock options. A federal grand jury requested information with respect to the same facts. We are cooperating in these inquiries and have provided information in response to the requests.

        Certain of these trusts and corporate subsidiaries of the trusts acquired securities of Michaels in transactions directly or indirectly with Charles J. Wyly, Jr. and Sam Wyly, who were, respectively, Chairman and Vice Chairman of the Board of Directors prior to the consummation of the Merger, or with other Wyly family members. In addition, subsidiaries of certain of these trusts acquired securities directly from us in private placement transactions in 1996 and 1997 and upon the exercise of stock options transferred, directly or indirectly, to the trusts or their subsidiaries by Charles Wyly, Sam Wyly, or other Wyly family members.

        We understand that Charles Wyly and Sam Wyly and/or certain of their family members are beneficiaries of irrevocable non-U.S. trusts. The 1996 and 1997 private placement sales by us of Michaels securities to subsidiaries of certain of these trusts were disclosed by us in filings with the SEC. The transfer by Charles Wyly and/or Sam Wyly (or by other Wyly family members or family-related entities) of Michaels securities to certain of these trusts and subsidiaries was also disclosed in filings with the SEC by us and/or by Charles Wyly and Sam Wyly. Based on information provided to us, our SEC filings did not report securities owned by the non-U.S. trusts or their corporate subsidiaries as beneficially owned by Charles Wyly and Sam Wyly prior to 2005.

        Charles Wyly and Sam Wyly filed an amended Schedule 13D with the SEC on April 8, 2005, stating that they may be deemed the beneficial owners of Michaels securities held directly or indirectly by the non-U.S. trusts. In our 2005 and 2006 proxy statements, we included the securities held in the non-U.S. trusts or their separate subsidiaries, as reported by the Wylys, in the beneficial ownership table of our principal stockholders and management, with appropriate footnotes.

        Charles Wyly and Sam Wyly had not historically reported purchases and sales of Michaels securities by the non-U.S. trusts and their subsidiaries in reports filed by them with the SEC under Section 16 of the Securities Exchange Act of 1934. In an April 2005 letter from their counsel, Charles Wyly and Sam Wyly undertook to file any additional required Section 16 reports and to pay us the amount of any Section 16 liability. Charles Wyly and Sam Wyly have not filed additional or amended Section 16 reports with respect to the transactions in question. They have, however, since June 2005, reported on Form 4 filings the ownership of Michaels securities by the non-U.S. trusts and their subsidiaries and the sales of such securities in connection with the Merger. In those filings, Charles Wyly and Sam Wyly have disclaimed beneficial ownership of the securities except to the extent of a pecuniary interest in the securities.

        Charles Wyly and Sam Wyly made a proposal to settle the issue, without admitting or denying that they have or had, for Section 16 purposes, beneficial ownership of Michaels securities that are or were held by the non-U.S. trusts or their subsidiaries. Following that proposal, on March 15, 2006, the Board of Directors appointed a special committee of the Board to investigate and make decisions on behalf of Michaels with respect to the potential Section 16 liability issue. The special committee was also given authority to investigate and respond to the governmental inquiries, described above. The special committee had retained independent counsel to advise it in these matters.

        In connection with the consummation of the Merger, all the members of the Board of Directors, including the members of the special committee, resigned. As a result, the committee no longer exists, and authority concerning those matters has now reverted to the new Board of Directors. The independent counsel retained by the special committee is now advising the Company. The Company and Charles Wyly, Sam Wyly and Evan Wyly entered into tolling agreements that have suspended the running of applicable statutes of limitations periods and similar defenses to the potential Section 16 claims from November 6, 2006 through October 5, 2007.

  Stock Options Inquiry

        On June 15, 2006, following Michaels' announcement that its Audit Committee had initiated an internal review, referred to below, into the Company's historical stock options practices, Michaels received a letter from the Division of Enforcement of the SEC requesting that the Company preserve all documents concerning its granting of stock options from 1990 through the present and stating that the SEC intended to request production of such documents in the future. In a letter dated November 15, 2006, the Division requested the documents. A June 16, 2006 grand jury subpoena issued by the U.S. District Court for the Southern District of New York requesting documents relating to the granting of stock options during the period 1996 to the present was withdrawn in connection with a July 27, 2006 grand jury subpoena issued by the U.S. District Court for the Northern District of Texas on behalf of the Fraud section of the Department of Justice requesting documents relating to the granting of stock options during the same period. We are cooperating in these inquiries and have provided information in response to the requests.

        The Company's Audit Committee conducted an internal review into the Company's historical stock options practices and concluded that the results of the review did not support a finding of intentional misconduct. Company management also undertook an internal review of historical stock options practices and related accounting issues from 1990 through the Merger date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more detailed information concerning the Audit Committee internal review and management's internal review, including management's conclusions.

        Pending shareholder lawsuits against the Company, the then-current and certain former directors, and certain then-current and former officers of Michaels also include claims relating to the Company's historical stock options practices. See "Shareholder Claims—Federal Court Litigation" above.

General

        We are a defendant from time to time in lawsuits incidental to our business. Based on currently available information, we believe that resolution of all known contingencies is uncertain. There can be no assurance that future costs of such litigation would not be material to our financial position, results of operations, or cash flows.

MANAGEMENT

Directors

        Our Board of Directors has eight members. Our current directors serve for a period of three years and until their successors are duly elected and qualified or until the earlier of their resignation, death or removal.

        In previous years, our Board utilized director independence standards designed to satisfy the corporate governance requirements of the New York Stock Exchange when determining whether or not members of our Board were independent. In connection with the Merger, the Sponsors agreed that they would each have proportional representation on our Board. Consequently, four of our current directors are affiliates of Bain, while the remaining four are affiliates of Blackstone. Taking into account the direct affiliation that each member of our Board has with either Bain or Blackstone, no current director of the Company is deemed to be "independent" under our previously adopted independence standards.

        Set forth below is information concerning each of our directors, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies, including public companies. Each of the directors listed below has served on our Board since October 31, 2006.

Name	Age	Position	Committee Membership
Josh Bekenstein	49	Director	—
Michael S. Chae	38	Director	Compensation Committee
Todd Cook	36	Director	Audit Committee
Matthew Kabaker	30	Director	Audit Committee
Lewis Klessel	40	Director	Audit Committee
Matthew S. Levin	41	Director	Compensation Committee
David McVeigh	40	Director	Audit Committee
James A. Quella	57	Director	—

        Mr. Bekenstein is a managing director at Bain Capital Partners. Prior to joining Bain Capital Partners in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University. Mr. Bekenstein serves as a director of several corporations, including Bombardier Recreational Products Inc., Dollarama Capital Corporation, Toys "R" Us, Inc., Burlington Coat Factory Warehouse Corporation, Waters Corporation, and Bright Horizons Family Solutions Inc.

        Mr. Chae is a senior managing director at The Blackstone Group in the private equity group. Prior to becoming a senior managing director in January 2005, Mr. Chae was a principal of Blackstone from 2000 to 2004. Mr. Chae graduated magna cum laude from Harvard College, and received an M.Phil from Cambridge University and a J.D. from Yale Law School. He serves as a director of Extended Stay America, Inc., Universal Orlando, and VNU N.V. and is a trustee of the Lawrenceville School.

        Mr. Cook is a principal of Bain Capital Partners. Prior to joining Bain Capital Partners in 1996, Mr. Cook was a consultant at Bain & Company. Mr. Cook received an M.B.A. from Stanford University Graduate School of Business where he was an Arjay Miller Scholar. He also holds a B.E. in electrical engineering and a B.A. in economics from Dartmouth College. Mr. Cook serves as a director of Dollarama Capital Corporation and Dunkin Brands Inc.

        Mr. Kabaker is a principal at Blackstone in the private equity group, which he joined in 1998. Mr. Kabaker received a B.A. in Philosophy, Politics & Economics from the University of Pennsylvania.

Mr. Kabaker currently serves as a director of Ariel Reinsurance Insurance Ltd., TRW Automotive Inc., Financial Guaranty Insurance Company and HealthMarkets, Inc.

        Mr. Klessel is an executive vice president in the private equity portfolio practice at Bain Capital Partners. Prior to joining Bain Capital Partners, Mr. Klessel held a variety of operating and strategy leadership positions from 1997 to 2005 at The Home Depot, Inc., most recently as President of Maintenance Warehouse, a wholly-owned subsidiary that distributed maintenance products to facility management customers in the multi-housing, lodging, health-care and commercial sectors. Mr. Klessel received an M.B.A. from Harvard Business School where he was a Baker Scholar, and a B.S. from the Wharton School at the University of Pennsylvania.

        Mr. Levin is a managing director at Bain Capital Partners. Prior to joining Bain Capital Partners in 2000, Mr. Levin was a consultant at Bain & Company where he consulted in the consumer products and manufacturing industries. Mr. Levin received an M.B.A. from Harvard Business School where he was a Baker Scholar. He received a B.S. from the University of California at Berkeley. Mr. Levin serves as a board member of several corporations, including Bombardier Recreational Products Inc., Dollarama Capital Corporation, Nutro Products, Inc., Toys "R" Us, Inc. and Unisource Worldwide, Inc.

        Mr. McVeigh is an executive director at Blackstone in the private equity group. Mr. McVeigh recently joined Blackstone from McKinsey & Company, where he spent 12 years and was a partner. At McKinsey, Mr. McVeigh was one of the leaders of the North American Chemicals practice and the Northeast Energy and Materials practice. Mr. McVeigh received a B.S. in Chemical Engineering from Lafayette College, an M.S. in Chemical Engineering from Stanford University, and an M.B.A. from Columbia University.

        Mr. Quella is a senior managing director and senior operating partner at Blackstone in the private equity group. Prior to joining Blackstone in 2004, Mr. Quella was a managing director and senior operating partner with DLJ Merchant Banking Partners-CSFB Private Equity from June 2000 to February 2004. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates. Mr. Quella received a B.A. in International Studies from the University of Chicago/University of Wisconsin-Madison and an M.B.A. from the University of Chicago. Mr. Quella serves as a director of Allied Waste Industries, Inc., Celanese Corporation, Graham Packaging Company, L.P., and Houghton Mifflin Company.

Executive Officers

        Our current executive officers, their ages and their business experience during at least the past five years are set forth below.

Name	Age	Position
Brian C. Cornell	48	Chief Executive Officer
Jeffrey N. Boyer	49	President and Chief Financial Officer
Thomas C. DeCaro	52	Executive Vice President—Supply Chain
Harvey S. Kanter	45	Executive Vice President—Chief Merchant
Thomas M. Bazzone	40	Executive Vice President—Specialty Businesses

        Mr. Cornell was named Chief Executive Officer in June 2007. Mr. Cornell is currently a director of OfficeMax Inc. and served as Executive Vice President and Chief Marketing Officer of Safeway, Inc. since April 2004. Prior to joining Safeway, he had held various positions with PepsiCo since 1998, where he served as President of Pepsi Cola North America's Food Services Division and Senior Vice President of Sales for PCNA from March 2003 to April 2004 and Regional President of PepsiCo Beverages International's European business and Senior Vice President of Non Carbonated Beverage Marketing from August 2001 to March 2003. Mr. Cornell also previously served as Chairman of GroceryWorks Holdings, Inc.

        Mr. Boyer was promoted to President and Chief Financial Officer in March 2006. Prior to his promotion, he served as Executive Vice President—Chief Financial Officer since January 2003. Prior to joining us, Mr. Boyer was Executive Vice President and Chief Financial Officer of Kmart Corporation from May 2001 until November 2001. Prior to joining Kmart, he held various positions with Sears, Roebuck and Co., where he served as Senior Vice President and Chief Financial Officer from October 1999 to May 2001, Corporate Controller from June 1998 to October 1999, and Vice President, Finance—Full Line Stores from June 1996 to June 1998. Prior experience includes Vice President of Business Development at The Pillsbury Company from 1995 to 1996 and over six years with Kraft Foods, a then-unit of the Altria Group, in various senior financial positions.

        Mr. DeCaro was promoted to Executive Vice President—Supply Chain in June 2005. Prior to his promotion, Mr. DeCaro had served as Senior Vice President—Inventory Management since joining us in August 2000. From April 1998 until joining us, he was Vice President—Merchandise for The Walt Disney Company. Prior to this, he held the position of Senior Vice President—Merchandise Planning and Allocation for Kohl's Department Stores from February 1996 to April 1998. In addition, Mr. DeCaro has held various positions in Merchandise Planning and Allocation and Finance for The Disney Store, The Limited Stores, May Department Stores, and Sanger Harris Department Stores.

        Mr. Kanter was promoted to Executive Vice President—Chief Merchant in March 2006. Prior to his promotion, he served as President of Aaron Brothers, a subsidiary of Michaels, since April 2003. From 1995 until joining us, Mr. Kanter held various positions with Eddie Bauer, Inc. From 2002 until 2003, he was Managing Director of the Home and Non-Apparel divisions and from 1995 until 2002, he was Managing Director of the Home division. As a Managing Director, Mr. Kanter was responsible for retail, catalog and Internet merchandising, sourcing, planning, allocation, and design and visual presentation. In March 2003, Spiegel, Inc. and certain of its principal operating subsidiaries, including Eddie Bauer, Inc., filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

        Mr. Bazzone was promoted to Executive Vice President—Specialty Businesses in March 2006. Prior to his promotion, he served as President of our Recollections and Star Decorators Wholesale businesses since May 2004. He came to us from Restoration Hardware where he was Executive Vice President, Chief Operating Officer and Director from July 2001 to December 2003. Previously, he was with RedEnvelope, where he held the position of President and Chief Operating Officer from July 1999 to July 2001. Mr. Bazzone also held executive positions with Williams-Sonoma from May 1995 through January 1999.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        On March 20, 2006, we announced that we were seeking strategic alternatives to enhance shareholder value, including a possible sale of the Company. On June 30, 2006, we entered into a merger agreement with affiliates of Bain Capital Partners LLC and The Blackstone Group, and on October 31, 2006, the transaction was completed and our shares of Common Stock ceased to be listed on the New York Stock Exchange. Upon completion of the Merger, our incumbent Board members, including the members of the Compensation Committee, resigned, and new members of the Board were elected. Accordingly, this Compensation Discussion and Analysis relating to our executive officers named in the Summary Compensation Table appearing in this prospectus is presented in two sections, the first relating to the pre-Merger period prior to October 31, 2006, and the second relating to the post-Merger period commencing on October 31, 2006. The information in this Compensation Discussion and Analysis is as of the end of fiscal year 2006. Mr. Sandfort's employment with the Company ended on July 27, 2007.

PRE-MERGER COMPENSATION DISCUSSION AND ANALYSIS

        Prior to the Merger, our Compensation Committee was comprised of Richard E. Hanlon (Chairman), Richard C. Marcus and Liz Minyard, all independent directors. The following discussion and analysis relates to our compensation for fiscal 2006 prior to the Merger.

Pre-Merger Compensation Program

        Prior to the Merger, the objectives of our executive officer compensation program were to:

  •
  attract and retain highly qualified individuals who make contributions that result in Michaels meeting its financial goals;

  •
  motivate employees to high levels of performance;

  •
  differentiate individual pay based on performance;

  •
  ensure external competitiveness and internal equity of total compensation; and

  •
  align Company, employee and stockholder interests.

        The Compensation Committee believed in a total compensation approach, with an emphasis on variable components of pay including annual cash incentive bonuses and equity-based awards. The Compensation Committee believed executive officers performing at a high level should be well compensated through cash salary and bonus compensation sufficient to retain those executives and incentivize annual performance and through equity-based awards that align the interests of the executives with the interests of the stockholders and stimulate focus on both near-term and long-term stockholder value enhancement. Total compensation consisted of three major components: base salary, annual cash incentive bonuses and annual equity-based incentive awards. However, the compensation program was meant to be flexible, and accordingly the Compensation Committee did not fix percentages of total compensation that should be in the form of cash, equity or other compensation.

Pre-Merger Compensation Strategy

        Prior to the Merger, the Compensation Committee was responsible for determining the compensation level of our co-Presidents. On the recommendation of Michaels' senior management, the Compensation Committee also reviewed, determined and approved the compensation level of all other executive officers of Michaels. In determining compensation levels for Michaels' executive officers, the

Compensation Committee considered the scope of an individual's responsibilities, external competitiveness of total compensation, an individual's performance and prior experience, the performance of the Company and the attainment of planned financial and strategic initiatives. These factors were evaluated by the Compensation Committee with no particular weight given to any one factor. The Compensation Committee also considered the prevailing compensation levels in relevant markets for executive-level employees when considering the compensation levels of our executive officers; however, this compensation data was only used as a guide by the committee in making its compensation determinations. In connection with making its 2006 compensation determinations, a customized study analyzing the total compensation elements for a specific retail peer group was prepared for and reviewed by the Compensation Committee. This peer group consisted of Autozone, Inc., Bed Bath & Beyond Inc., Blockbuster Inc., Borders Group, Inc., Brinker International, Inc., Dollar General Corporation, Jo-Ann Stores, Inc., Kohl's Corporation, Nordstrom, Inc., Payless Shoesource, Inc., Petco Animal Supplies, Inc., Petsmart, Inc., Pier 1 Imports, Inc., Radioshack Corporation, Ross Stores, Inc., Staples, Inc., Williams-Sonoma, Inc., and Zale Corporation. The Compensation Committee also consulted executive compensation experts in the course of evaluating the compensation levels for our executive officers. The executive compensation experts were retained by and responsible to the Compensation Committee.

Pre-Merger Compensation Elements

Base Salaries

        Prior to the Merger, base salaries for our executive officers were established based on the scope of their responsibilities, individual performance and prior experience, Michaels' operating and financial performance and the attainment of planned financial and strategic initiatives, taking into account competitive market compensation paid by similar companies for similar positions. The Compensation Committee set base salaries at a level designed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals. Base salaries were reviewed and adjusted annually as deemed appropriate by the Compensation Committee. The Compensation Committee had discretion to adjust base salary during the fiscal year and exercised that discretion in fiscal 2006, as described below.

        On March 14, 2006, the Compensation Committee approved fiscal 2006 annual base salary rates for our executive officers. The following table sets forth the annual base salary rates for our named executive officers for fiscal 2005 and fiscal 2006 (effective March 24, 2006).

Name	2005 Base Salary	2006 Base Salary
Charles J. Wyly, Jr.	$450,000	$450,000
Sam Wyly	225,000	225,000
R. Michael Rouleau	808,100	840,000
Jeffrey N. Boyer	375,000	390,000
Gregory A. Sandfort	300,000	310,000
Thomas M. Bazzone	285,000	295,000
Thomas C. DeCaro	275,000	284,000
Harvey S. Kanter	290,750	300,000

        In connection with the March 15, 2006 retirement of R. Michael Rouleau, our former President and Chief Executive Officer, the Board of Directors of Michaels elected Jeffrey N. Boyer and Gregory A. Sandfort co-Presidents of Michaels. Mr. Boyer continued to serve as Chief Financial Officer, and Mr. Sandfort was elected to the position of Chief Operating Officer. In recognition of their increased responsibilities as co-Presidents, effective March 24, 2006, the Compensation Committee increased the base salaries for each of Mr. Boyer and Mr. Sandfort. Two other named executive officers, Thomas M. Bazzone and Harvey S. Kanter, were also promoted, and the Compensation

Committee also approved increases in their annual base salary rate effective March 24, 2006. The increases were as follows:

Name	Increase	New 2006 Base Salary
Jeffrey N. Boyer	$110,000	$500,000
Gregory A. Sandfort	190,000	500,000
Thomas M. Bazzone	55,000	350,000
Harvey S. Kanter	50,000	350,000

Annual Bonuses

        In March 2006, the Compensation Committee approved fiscal year 2006 annual bonus plans for the named executive officers (other than Messrs. Charles Wyly, Jr. and Sam Wyly, who did not participate in our bonus plans) to provide financial incentives to those members of management who were in positions to make important contributions to Michaels' success. The bonus plan tied the target level bonuses to the attainment of certain financial, operational and strategic objectives, which are assigned various weights based on each individual's position. The objectives for 2006 were generally based on income before taxes, income as a percentage of sales, comparable store sales increases and inventory efficiencies, although not all objectives were used for each individual. Each participating executive officer was entitled to a bonus equal to a certain percentage of that executive officer's salary based upon the attainment of the specified objectives. The target levels for the bonuses were set at levels that the Compensation Committee believed to be reasonably achievable in view of Michaels' historical annual performance.

        The Compensation Committee had discretion to adjust bonuses and exercised that discretion for fiscal 2005 bonuses and, as described below, for fiscal 2006 bonuses. In March 2006, the bonus plans for Messrs. Boyer, Sandfort, Bazzone and Kanter were revised by the Compensation Committee in view of their promotions and increased responsibilities described above. The revised bonus plans were consistent with the 2006 bonus plan objectives, measurement categories and target levels described above. On April 26, 2006, to encourage the named executive officers to remain with Michaels during the strategic alternative process that led to the completion of the Merger on October 31, 2006, the Board of Directors approved certain enhancements to the Fiscal Year 2006 Bonus Plans. Pursuant to theses enhancements, each of the named executive officers (other than Messrs. Charles Wyly, Jr. and Sam Wyly) was guaranteed a 2006 cash bonus at the threshold level of one payment tier below the executive's target annual bonus under the Fiscal Year 2006 Bonus Plan for that executive. Each of these named executive officers was also eligible to receive an additional bonus payment of up to 75% of his target annual bonus, based on the executive's individual performance rating in fiscal 2006. The amount of the additional bonus was to be determined at the level of 75% for an "exceeds expectations" rating, 50% for a "high meets expectations" rating, and 25% for a "low meets expectations" rating. Each of the named executive officers received an additional bonus at the 50% level.

        Based on our performance and the performance of the individual named executive officers, under the Fiscal Year 2006 Bonus Plans, the named executive officers received the fiscal 2006 bonuses set forth under the heading "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table appearing in this prospectus. In April 2007, an inconsistency in the design of Mr. Bazzone's Fiscal Year 2006 Bonus Plan was brought to the attention of our Board of Directors. To address this inconsistency, our Board approved an additional bonus payment to Mr. Bazzone in the amount of $35,292 for his performance in fiscal 2006. See the "Bonus" column in the Summary Compensation Table.

Equity-Based Compensation

        In June 2005, Michaels' stockholders approved the Michaels Stores, Inc. 2005 Incentive Compensation Plan. Prior to this plan's adoption, Michaels maintained stock option plans for its directors, officers and key employees. The 2005 Incentive Compensation Plan permitted the grant of various types of incentive compensation, including options, appreciation rights, restricted stock, restricted stock units, performance shares and performance units, thereby providing Michaels with greater flexibility to create incentives for and compensate its directors, executive officers and key employees. After adoption and approval of the 2005 Incentive Compensation Plan, Michaels ceased granting stock options under any prior existing plan. Accordingly, all incentive awards to directors, executive officers and key employees from June 2005 until the consummation of the Merger on October 31, 2006 were made under the 2005 Incentive Compensation Plan.

        The Compensation Committee believed that the grant of equity-based awards aligned executive and stockholder near-term and long-term interests by creating a strong and direct link between executive compensation and stockholder return.

        In compensating executive officers prior to the Merger through equity-based awards, the Compensation Committee, pursuant to certain established guidelines, made discretionary awards based upon the level of responsibility and performance of the individual receiving the award and, beginning in 2006, upon the dollar value the awards were expected to deliver over a three-year period. The Compensation Committee reviewed and approved the guidelines used for such discretionary awards. Annual awards pursuant to the then-effective guidelines were made in August 2005, consistent with the timing of annual awards in the prior two years. In connection with their promotions, in April 2006, Messrs. Boyer and Sandfort were each awarded options to purchase 25,180 shares of our Common Stock under our 2005 Incentive Compensation Plan. Annual awards were not made in 2006 because at the time these awards were typically made (August), the merger agreement was in effect and prohibited us from granting such awards.

Other Benefits and Perquisites

        Prior to the Merger, our named executive officers also received certain other benefits and perquisites. These benefits included annual matching contributions to executive officers' deferred compensation and 401(k) accounts, the payment of life insurance premiums, Company-paid medical benefits and, in some cases, reimbursement for income taxes on taxable benefits. The perquisites for our most senior executives also included the personal use of Company-owned automobiles and payment of or reimbursement for club membership dues. The Compensation Committee believed that these benefits and perquisites formed a part of the total compensation package designed to attract and retain highly qualified individuals.

Change in Control Severance Arrangements

        In order to encourage the named executive officers to remain with the Company during the strategic alternative process, on April 26, 2006, the Board of Directors authorized Michaels to enter into a change in control severance agreement with Messrs. Boyer, Sandfort, Bazzone, DeCaro and Kanter and adopted a change in control bonus plan in which each of those individuals participates. For a description of these arrangements, see "Executive and Director Compensation—Potential Payments Upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control."

        Prior to the time of our announcement that we were investigating strategic alternatives, Mr. Rouleau informed the Board that he was considering retirement. In order to ensure a smooth leadership transition, the Board determined that an amendment to Mr. Rouleau's employment agreement was appropriate. The terms of Mr. Rouleau's amended employment agreement are discussed below under "Executive and Director Compensation—Potential Payments Upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control."

IRS Limits on Deductibility

        Since the Merger, the equity securities of Michaels are no longer publicly held; accordingly, Section 162(m) of the Internal Revenue Code no longer applies to Michaels.

POST-MERGER COMPENSATION DISCUSSION AND ANALYSIS

        Following the Merger, our Board of Directors appointed a new Compensation Committee, comprised of Michael S. Chae and Matthew S. Levin, each of whom is affiliated with our current stockholders and, therefore, is not deemed an independent director. The following discussion and analysis relates to our compensation for fiscal 2006 following the Merger.

Post-Merger Compensation Program

        Generally, our post-Merger compensation program has continued the overall approach of our pre-Merger compensation program, modified as appropriate to reflect that we are now a privately-owned company. The principal present objectives of our post-Merger executive officer compensation program are:

  •
  attracting and retaining highly qualified individuals who make contributions that result in Michaels meeting its financial goals;

  •
  motivating employees to exceptional levels of operating and financial performance; and

  •
  aligning employee interests with the long-term goals of our new stockholders.

        Currently, the total compensation for our executive officers consists of three components: base salary, annual cash incentive bonuses and long-term incentive awards. The Compensation Committee and the Board have adjusted the cash incentive compensation program for our executive officers to provide higher cash incentive compensation for exceptional corporate and financial performance. While the Compensation Committee takes into account tax and accounting considerations in structuring the components of our compensation program, these considerations are secondary to the primary objectives of the compensation program described above.

Post-Merger Compensation Strategy

        The Compensation Committee approves and recommends to the Board the compensation for all executive officers. The Board is ultimately responsible for determining the compensation of our named executive officers, although under our certificate of incorporation equity-based awards must also be approved by a majority of our stockholders. Both the Compensation Committee and the Board are advised with respect to decisions regarding the executive officers, other than the co-Presidents, by Michaels' senior management. In determining compensation levels for Michaels' executive officers, the Compensation Committee considers the scope of an individual's responsibilities, an individual's performance and prior experience, the performance of the Company and the attainment of planned financial and strategic initiatives. These factors are evaluated by the Compensation Committee and the Board with no particular weight given to any one factor. The Compensation Committee considers overall past compensation and incentives in determining the compensation of executive officers and assuring that the executives have appropriate incentives to achieve high levels of corporate performance. Although the Compensation Committee has retained third-party compensation consultants to advise it with respect to the Company's overall compensation program for all employees, compensation for senior executives is generally recommended to the Board by the Compensation Committee based on the experience of the members of the Compensation Committee.

Post-Merger Compensation Elements

Base Salaries

        In furtherance of the compensation program objectives described above, the Board, upon the Compensation Committee's recommendation, chose to increase the base salaries of the executive officers listed in the table below. Accordingly, the Board and, in accordance with our certificate of incorporation then in effect, the holders of the issued and outstanding Common Stock of the Company approved increases to annual base salaries as of December 31, 2006 for the named executive officers listed below.

Name	Increase	New Base Salary
Jeffrey N. Boyer	$125,000	$625,000
Gregory A. Sandfort	125,000	625,000
Thomas C. DeCaro	41,000	325,000

Annual Bonuses

        In March 2007, the Compensation Committee recommended and the Board approved fiscal year 2007 annual bonus plans for the named executive officers to provide financial incentives to those members of management who are in positions to make important contributions to Michaels' success. The bonus plan ties 25% of the available bonus to the individual's job performance and 75% of the available bonus to Michaels' attainment of certain financial, operational and strategic objectives, which are assigned various weights based on each individual's position. The financial objectives for all named executive officers include, and for our co-Presidents consist primarily of, consolidated earnings before interest, taxes, depreciation and amortization, as adjusted for inventory levels. In addition, for Mr. Bazzone, our Executive Vice President—Specialty Businesses, the objectives include business unit earnings before interest, taxes, depreciation and amortization and specialty business comparable store sales; for Mr. DeCaro, our Executive Vice President—Supply Chain, the objectives include buyer contributions to earnings, as adjusted for inventory efficiencies, and supply chain network expense ratio; and for Mr. Kanter, our Executive Vice-President—Chief Merchant, the objectives include buyer contribution to earnings, as adjusted for inventory efficiencies, and merchandising comparable sales. Each participating named executive officer is entitled to a bonus equal to a certain percentage of that executive officer's salary based upon the attainment of the specified objectives For our co-Presidents, these percentages range from 21% to 140% (with a target of 70%) of base salary, and for the other participating named executive officers, these percentages range from 15% to 100% (with a target of 50%) of base salary. In furtherance of the compensation program objectives described above, the target bonuses and maximum bonus opportunities for participating executive officers generally represent greater percentages of salary for exceptional financial and operational performance than in the past. The target levels of performance for the bonus goals have been set at levels that the Compensation Committee and the Board believe to be reasonably achievable in view of Michaels' historical annual performance.

Equity-Based Compensation

        On February 15, 2007, our Board and stockholders approved the Michaels Stores, Inc. 2006 Equity Incentive Plan, as well as certain specific grants under the plan to key employees. In addition, the stockholders granted the Board authority to make grants to other eligible participants in the future. The plan has been established to advance the interests of Michaels and its affiliates by providing for the grant to eligible participants (key employees and directors of, and consultants and advisors to, Michaels or its affiliates) of equity-based awards. Awards under the plan are intended to align the long-term incentives of our executives and stockholders.

        The named executive officers listed below received stock option grants on February 16, 2007. Each option is divided into six tranches with different exercise prices. The lowest exercise price is $15.00 per share, which was determined by the Board to be the fair market value per share of our Common Stock on the date of grant. Each tranche vests 20% on each of the first through fifth anniversaries of the grant date; all unvested options vest immediately upon a change of control, as defined in the Amended and Restated Stockholders Agreement dated February 16, 2007 among Michaels and its stockholders. The amounts of awards were based on each named executive officer's position at Michaels.

	Number of Shares of Common Stock Underlying Stock Option
Name	Total Shares	Tranche 1 (Exercise Price $15.00 Per Share)	Tranche 2 (Exercise Price $22.50 Per Share)	Tranche 3 (Exercise Price $30.00 Per Share)	Tranche 4 (Exercise Price $37.50 Per Share)	Tranche 5 (Exercise Price $45.00 Per Share)	Tranche 6 (Exercise Price $52.50 Per Share)
Jeffrey N. Boyer	1,532,904	510,968	510,968	127,742	127,742	127,742	127,742
Gregory A. Sandfort	1,532,904	510,968	510,968	127,742	127,742	127,742	127,742
Thomas M. Bazzone	454,192	151,398	151,398	37,849	37,849	37,849	37,849
Thomas C. DeCaro	454,192	151,398	151,398	37,849	37,849	37,849	37,849
Harvey S. Kanter	454,192	151,398	151,398	37,849	37,849	37,849	37,849

Other Benefits and Perquisites

        Our named executive officers also receive certain other benefits and perquisites. These benefits include annual matching contributions to executive officers' 401(k) accounts, the payment of life insurance premiums, Company-paid medical benefits and, in some cases, reimbursement for income taxes on taxable benefits. The perquisites for each of our co-Presidents also includes the personal use of Company-leased automobiles. The Compensation Committee and the Board believe retaining a number of the perquisites the named executive officers received prior to the Merger is an important element in retaining those individuals.

Change in Control Severance Arrangements

        Each of Messrs. Boyer, Sandfort, Bazzone, DeCaro and Kanter has a change in control severance agreement and participates in the change in control bonus plan. For a description of these arrangements, see "Executive and Director Compensation—Potential Payments Upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control." section below. Mr. Rouleau also has an employment agreement with Michaels that was amended at the time of his resignation. The terms of Mr. Rouleau's amended employment agreement are discussed under "Executive and Director Compensation—Potential Payments Upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control." section below. All of the foregoing agreements and the change in control bonus plan were entered into prior to the Merger.

Recent Employment Agreement

        On June 4, 2007, Michaels announced that Brian C. Cornell was appointed to the position of Chief Executive Officer of the Company. The Company and Mr. Cornell entered into an employment agreement dated June 4, 2007. Pursuant to the employment agreement, Mr. Cornell will receive an annual base salary of $1,000,000, subject to increase by the Board of Directors. Mr. Cornell will be eligible to earn an annual incentive bonus at a target of 100% of his annual base salary, and a maximum bonus potential of 200% of his annual base salary, based on performance criteria established by the Board of Directors for each fiscal year during his employment. Upon commencement of employment on June 4, 2007, Mr. Cornell received a cash award of $2.5 million, a restricted stock award of 133,333 shares of common stock that will vest 50% on each of the first and second anniversaries of the date of grant (vesting would accelerate in the event of Mr. Cornell's death or disability), and an option to purchase 2,270,966 shares of common stock which is divided into six tranches with exercise prices ranging from $15.00 per share to $52.50 per share, each tranche vesting 20% on each of the first five anniversaries of February 16, 2007.

        Pursuant to the employment agreement, if Mr. Cornell's employment is terminated by the Company without cause or by Mr. Cornell for good reason, then, for the two year period following the date of termination, he would be entitled to receive a severance benefit equal to (i) his base salary at the rate in effect on the date of termination, (ii) the amount of his annual target bonus for the year of termination and (iii) continued medical benefits.

IRS Limits on Deductibility

        Since the Merger, the equity securities of Michaels are no longer publicly held; accordingly, Section 162(m) of the Internal Revenue Code no longer applies to Michaels.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation for fiscal 2006 paid to or earned by our co-principal executive officer and principal financial officer, our other co-principal executive officer, our three other most highly compensated executive officers, and three former executive officers (collectively, the "Named Executives").

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Jeffrey N. Boyer, President and Chief Financial Officer(4)	2006	499,039	—		329,288	480,208		709,889	2,018,424
Gregory A. Sandfort, President and Chief Operating Officer(5)	2006	384,615	—		393,400	472,083		1,054,549	2,304,647
Thomas M. Bazzone, Executive Vice President—Specialty Businesses(6)	2006	339,346	35,292	(7)	422,578	157,198		952,210	1,906,624
Thomas C. DeCaro, Executive Vice President—Supply Chain	2006	275,731	—		256,295	151,250		452,220	1,135,496
Harvey S. Kanter, Executive Vice President—Chief Merchant(8)	2006	330,529	—		317,108	188,573		534,492	1,370,702
R. Michael Rouleau, President and Chief Executive Officer(9)	2006	124,323	—		—	84,177	(10)	2,977,255	3,185,755
Charles J. Wyly, Jr., Chairman of the Board of Directors(11)	2006	337,500	—		—	—		5,006,477	5,343,977
Sam Wyly, Vice Chairman of the Board of Directors(12)	2006	168,750	—		—	—		4,057,629	4,226,379

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for fiscal 2006 for awards granted in and prior to 2006. For a discussion of valuation assumptions, see Note 8 of Notes to Consolidated Financial Statements.

(2)
The amounts in this column reflect the cash awards to the Named Executives under the Fiscal Year 2006 Bonus Plan and the one-time bonus enhancement, which are discussed in further detail in the section "Pre-Merger Compensation Discussion and Analysis—Pre-Merger Compensation Elements—Annual Bonuses."

(3)
The table below reflects the components of this column.

Name	Sports Tickets ($)	Medical Benefits ($)	Insurance Premiums ($)	Company Contributions to 401(k) and Deferred Compensation Plans ($)	Retirement/ Severance Payments/ Accruals ($)		Change in Control Payments ($)(a)		Tax Gross-ups ($)	Other ($)(b)
Jeffrey N. Boyer	16,113	10,758	1,602	15,588	0		655,491		9,928	409
Gregory A. Sandfort	11,307	28,368	1,728	4,360	0		997,165		7,172	4,449	(c)
Thomas M. Bazzone	2,827	26,583	1,264	11,553	0		907,276		2,298	409
Thomas C. DeCaro	11,873	30,828	1,555	7,732	0		390,958		8,865	409
Harvey S. Kanter	5,088	28,468	1,322	12,520	0		483,008		3,677	409
R. Michael Rouleau	0	22,117	40,006	5,010	2,021,381	(d)	805,337		53,626	29,778	(e)
Charles J. Wyly, Jr.	0	0	0	0	0		4,932,008	(f)	0	74,469	(g)
Sam Wyly	0	0	0	0	0		3,966,016	(h)	0	91,613	(i)

  (a)
  The amounts in this column reflect the dollar amounts received by the Named Executives pursuant to the cancellations of unvested stock options in connection with the Merger. See the Option Exercises and Stock Vested for Fiscal 2006 table and the notes to that table.

  (b)
  The amounts in this column reflect for each of Messrs. Boyer, Sandfort, Bazzone, DeCaro and Kanter the cost attributable to a Christmas gift.

  (c)
  In addition to the item noted in footnote (b) above, the amount shown also includes $4,040 for the personal use of Company-owned airline travel passes.

  (d)
  In connection with Mr. Rouleau's retirement, (A) he received base salary payments totaling $741,850 in fiscal 2006; (B) he will receive bi-weekly payments at an annual rate of $840,000 through January 31, 2008; (C) the Company transferred a Company-owned automobile to Mr. Rouleau, valued at $42,820; (D) his life insurance and disability insurance benefits, the annual premiums of which are valued at $40,006, will continue in effect through January 31, 2008, including his Company-owned and paid whole life insurance policies which will be transferred to Mr. Rouleau on January 31, 2008; and (E) he and his spouse are entitled to medical, dental and vision benefits, at an aggregate cost to the Company of $356,705, on the retirement terms set forth in Mr. Rouleau's amended and restated employment agreement, dated as of July 7, 2004, as further amended on March 15, 2006.

  (e)
  The amount shown includes $6,324 for the personal use of a Company-owned automobile, $1,008 for the personal use of Company-owned airline travel passes, $2,446 for club membership dues paid by the Company on behalf of Mr. Rouleau, and $20,000 for a retirement gift to Mr. Rouleau.

  (f)
  In addition to the stock option payout noted in footnote (a) above, the amount shown also includes $3,000,000 received by Mr. Charles J. Wyly, Jr. pursuant to a Separation Agreement entered into with Michaels on October 31, 2006.

  (g)
  The amount shown includes $19,984 for the personal use of a Company-owned automobile and $54,485 for the transfer of an older Company-owned automobile.

  (h)
  In addition to the stock option payout noted in footnote (a) above, the amount shown also includes $3,000,000 received by Mr. Sam Wyly pursuant to a Separation Agreement entered into with Michaels on October 31, 2006.

  (i)
  The amount shown includes $17,737 for the personal use of a Company-owned automobile, $43,789 for the transfer of an older Company-owned automobile, and $30,087 for the transfer of a Company-owned airline travel pass.

(4)
Mr. Boyer became our President and Chief Financial Officer on March 15, 2006. Mr. Boyer was previously our Executive Vice President—Chief Financial Officer.

(5)
Mr. Sandfort became our President and Chief Operating Officer on March 15, 2006. Mr. Sandfort was previously our Executive Vice President—General Merchandise Manager.

(6)
Mr. Bazzone became an Executive Vice President on March 15, 2006. Mr. Bazzone was previously President of Recollections and Star Wholesale.

(7)
The Board approved an additional bonus to Mr. Bazzone under his Fiscal Year 2006 Bonus Plan to address an inconsistency in Mr. Bazzone's bonus plan design.

(8)
Mr. Kanter became an Executive Vice President on March 15, 2006. Mr. Kanter was previously President of Aaron Brothers, Inc.

(9)
Mr. Rouleau retired from the offices of President and Chief Executive Officer on March 15, 2006, but currently serves as special advisor to our Board of Directors to provide advice and counsel to our Board.

(10)
The amount in this column reflects a bonus payment to Mr. Rouleau prorated to March 31, 2006.

(11)
Mr. Charles J. Wyly, Jr. resigned as Chairman of the Board of Directors on October 31, 2006.

(12)
Mr. Sam Wyly resigned as Vice Chairman of the Board of Directors on October 31, 2006.

Grants of Plan-Based Awards for Fiscal 2006

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Options Awards ($)(2)
						Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeffrey N. Boyer	04/07/2006 N/A	— 120,052	— 431,250	— 601,042	25,180 —	37.15 —	(3)	188,787 —
Gregory A. Sandfort	04/07/2006 N/A	— 120,833	— 427,500	— 595,417	25,180 —	37.15 —	(4)	188,787 —
Thomas M. Bazzone	N/A	84,958	206,750	307,750	—	—		—
Thomas C. DeCaro	N/A	68,750	165,000	247,500	—	—		—
Harvey S. Kanter	N/A	86,266	207,038	310,556	—	—		—
R. Michael Rouleau	N/A	13,468	67,342	101,013	—	—		—
Charles J. Wyly, Jr.	—	—	—	—	—	—		—
Sam Wyly	—	—	—	—	—	—		—

(1)
The threshold, target and maximum amounts in these columns have been provided in accordance with Item 402(d) of Regulation S-K and show the range of payouts targeted for fiscal 2006 performance under the Fiscal Year 2006 Bonus Plan as discussed in further detail in "Pre-Merger Compensation Discussion and Analysis—Pre-Merger Compensation Elements—Annual Bonuses." A portion of this range includes a one-time bonus enhancement, which includes an individual performance rating component as discussed in further detail in "Pre-Merger Compensation Discussion and Analysis—Pre-Merger Compensation Elements—Annual Bonuses". However, there are no future payouts as the 2007 bonus payments for fiscal 2006 performance have already been made, as reflected in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The amounts in this column have been calculated using the Black-Scholes-Merton option valuation model, based on the following assumptions: expected life of option of three years; a risk-free interest rate of 4.89%; a volatility rate of 22.58%; and a dividend yield of 1.00%.

(3)
Upon his becoming our President and Chief Financial Officer, Mr. Boyer received options to purchase 25,180 shares of Common Stock with a grant price equal to $37.15 per share, which was equal to the fair market value per share of our Common Stock on the grant date calculated in accordance with the provisions of our 2005 Incentive Compensation Plan. Upon consummation of the Merger, these unvested options were canceled under our 2005 Incentive Compensation Plan, and Mr. Boyer received a cash payment with respect to such canceled options. The cash payment is reflected in the Summary Compensation Table in the column entitled "All Other Compensation."

(4)
Upon his becoming our President and Chief Operating Officer, Mr. Sandfort received options to purchase 25,180 shares of Common Stock with a grant price equal to $37.15 per share, which was equal to the fair market value per share of our Common Stock on the grant date calculated in accordance with the provisions of our 2005 Incentive Compensation Plan. Upon consummation of the Merger, these unvested options were canceled under our 2005 Incentive Compensation Plan, and Mr. Sandfort received a cash payment with respect to such canceled options. The cash payment is reflected in the Summary Compensation Table in the column entitled "All Other Compensation."

Outstanding Equity Awards at Fiscal Year-End

        Pursuant to the merger agreement, all outstanding options to purchase shares of Common Stock granted under our equity-based compensation plans were, on October 31, 2006, canceled and converted into the right to receive an applicable portion of the overall Merger consideration. Consequently, there were no outstanding options under any previously established equity-based compensation plan at the end of fiscal 2006, and Michaels does not intend to make any future issuances of Common Stock under such plans.

Option Exercises and Stock Vested for Fiscal 2006

        The following table provides information concerning exercises of stock options during fiscal 2006, as well as information concerning cancellations of outstanding stock options in connection with the Merger, for which the Named Executives received an applicable portion of the overall Merger consideration.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Jeffrey N. Boyer	248,096	5,323,611	(3)
Gregory A. Sandfort	152,264	2,040,580	(4)
Thomas M. Bazzone	168,750	2,457,500	(5)
Thomas C. DeCaro	148,750	2,773,925	(6)
Harvey S. Kanter	158,195	2,750,873	(7)
R. Michael Rouleau	1,125,000	21,871,118	(8)
Charles J. Wyly, Jr.	1,380,000	32,752,620	(9)
Sam Wyly	792,500	18,656,125	(10)

(1)
The number of shares acquired on exercise include the number of shares covered by vested and unvested options canceled in connection with the Merger, effectively treating that cancellation of options as equivalent to exercise of the options.

(2)
With respect to the dollar amounts realized pursuant to the cancellations of vested and unvested stock options in connection with the Merger, the amounts shown reflect the dollar amount realized by multiplying the number of shares times the difference between the per share Merger consideration ($44.00) and the exercise price per share of the options.

(3)
The amounts shown include payments of $4,668,120 and $655,491 relating to the cancellation of 177,082 vested options and 71,014 unvested options, respectively, in connection with the Merger.

(4)
The amounts shown include payments of $1,043,415 and $997,165 relating to the cancellation of 64,583 vested options and 87,681 unvested options, respectively, in connection with the Merger.

(5)
The amounts shown include payments of $1,550,224 and $907,276 relating to the cancellation of 97,915 vested options and 70,835 unvested options, respectively, in connection with the Merger.

(6)
The amounts shown include payments of $2,382,967 and $390,958 relating to the cancellation of 107,916 vested options and 40,834 unvested options, respectively, in connection with the Merger.

(7)
The amount shown includes payments of $1,723,831 and $483,008 relating to the cancellation of 85,695 vested options and 45,834 unvested options, respectively, in connection with the Merger. It also includes a value of $544,034 relating to the exercise of 26,666 options prior to the Merger, calculated by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(8)
The amount shown includes payments of $5,401,913 and $805,337 relating to the cancellation of 316,666 vested options and 133,334 unvested options, respectively, in connection with the Merger. It also includes a value of $15,663,868 relating to the exercise of 675,000 options prior to the Merger, calculated by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(9)
The amount shown includes payments of $15,796,317 and $1,932,008 relating to the cancellation of 726,666 vested options and 183,334 unvested options, respectively, in connection with the Merger. It also includes a value of $15,024,295 relating to the exercise of 470,000 options prior to the Merger, calculated by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(10)
The amount shown includes payments of $9,063,309 and $966,016 relating to the cancellation of 430,832 vested options and 91,668 unvested options, respectively, in connection with the Merger. It also includes a value of $8,626,800 relating to the exercise of 270,000 options prior to the Merger, calculated by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Pension Benefits

        The Company has no pension plans.

Nonqualified Deferred Compensation for Fiscal 2006

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)		Aggregate Balance at Last FYE ($)(4)
Jeffrey N. Boyer	25,845	12,989	1,683	71,803		0
Gregory A. Sandfort	0	0	0	0		0
Thomas M. Bazzone	65,593	9,535	8,153	158,850		0
Thomas C. DeCaro	32,510	5,352	8,344	134,692		0
Harvey S. Kanter	54,042	10,072	12,862	237,683		0
R. Michael Rouleau	6,178	3,842	78,019	3,247,475	(5)	0
Charles J. Wyly, Jr.	0	0	0	0		0
Sam Wyly	0	0	0	0		0

(1)
The amounts in this column are included in the Summary Compensation Table in the column entitled "Salary."

(2)
The amounts in this column are included in the Summary Compensation Table in the column entitled "All Other Compensation."

(3)
The amounts in this column reflect distributions of account balances to the Named Executives pursuant to the termination of the Deferred Compensation Plan on October 31, 2006.

(4)
Because the account balances were distributed to the Named Executives as a result of the termination of the Deferred Compensation Plan, the aggregate balance as of the last day of fiscal 2006 was $0.

(5)
The amount shown includes a $330,779 distribution to Mr. Rouleau from his Deferred Compensation Plan in connection with his retirement in March 2006, as well as the distribution of his account balance pursuant to termination of the Deferred Compensation Plan on October 31, 2006.

Potential Payments Upon Termination Or Change In Control

Rights and Potential Payments Upon a Change in Control

        Prior to the Merger, Michaels entered into a change in control severance agreement, referred to as the Change in Control Agreements, with Messrs. Boyer, Sandfort, Bazzone, DeCaro and Kanter on April 26, 2006. Under the Change in Control Agreements, because a change in control (as defined in the Change in Control Agreements) occurred on October 31, 2006 as a result of the Merger, the executive became immediately entitled to the following benefits:

  •
  Accelerated vesting of all equity-based compensation awards;

  •
  Continued employment with Michaels in an equivalent position for two years following the change in control, unless earlier terminated;

  •
  Base compensation, cash bonus awards, long-term incentive opportunities and retirement, welfare and fringe benefits for two years following the change in control (unless earlier terminated) at levels at least equal to the compensation and benefits received by the executive immediately prior to the change in control; and

  •
  Comprehensive officer liability insurance coverage and continued indemnification rights.

        Executives who are party to a Change in Control Agreement are also entitled to severance benefits if the executive's employment is terminated under certain circumstances after a change in control. Under the Change in Control Agreements, the Merger constituted a change in control, and an executive is entitled to those severance benefits if, during the two-year period after October 31, 2006, the executive is terminated without cause (termination with cause includes conviction of a felony involving moral turpitude or misappropriation of assets, fraud or willful misconduct that is materially detrimental to the Company, and willful and continued failure to perform executive's duties) or resigns for good reason (which includes significant changes in an executive's duties, responsibilities or reporting relationships, failure to provide equivalent compensation and benefits and being required to relocate 50 or more miles). If terminated or separated from Michaels under those circumstances, the executive would be entitled to the following additional benefits under the Change in Control Agreement:

  •
  a lump-sum cash severance payment equal to two times (three times for our co-Presidents) the sum of (i) the executive's base salary in effect on the date of termination and (ii) the greater of the average annual incentive award for the previous three fiscal years and the target annual bonus for the year of termination;

  •
  a prorated target annual bonus for the year of termination;

  •
  the continuation of welfare and fringe benefits for two years (three years for our co-Presidents) after termination of employment;

  •
  the accelerated vesting of all equity-based compensation awards and the termination of any restrictions and forfeiture provisions related to such awards, except for stock options granted under the 2006 Equity Incentive Plan through the date of this filing;

  •
  two additional years (three additional years for our co-Presidents) of service credit for purposes of computing the executive's accrued benefits under our 401(k) Plan; and

  •
  reimbursement for the cost of executive level outplacement services (subject to a $50,000 ceiling).

        In order to obtain severance benefits under a Change in Control Agreement, an executive must first execute a separation agreement with Michaels that includes a waiver and release of any and all claims against Michaels and a commitment that, for one year following termination, the executive will not solicit or hire any employee of Michaels or its subsidiaries and will not interfere with any relationship between Michaels and its employees, customers or suppliers. In addition to the foregoing, in accordance with the Change in Control Agreements, Michaels will make certain tax "gross-up" payments to address taxes, interest and penalties that may be imposed under applicable tax laws in connection with golden parachute payments and will reimburse the executive for certain legal fees and related expenses.

        Michaels has also adopted a change in control bonus plan, referred to as the Change in Control Bonus Plan, in which Messrs. Boyer, Sandfort, Bazzone, DeCaro and Kanter, and certain other key employees participate. Under the Change in Control Bonus Plan, because a change in control occurred prior to December 31, 2007, each executive officer will receive a $125,000 bonus on the one-year anniversary of the October 31, 2006 change in control. If an executive's employment is terminated as a result of the change in control prior to the one-year anniversary, the executive will receive the change in control bonus within 10 business days of the termination date.

        The table below reflects the amount of compensation, payable under the Change in Control Agreements and the Change in Control Bonus Plan described above, to the individuals serving as executive officers as of the end of fiscal 2006 in the event of involuntary termination without cause or resignation for good reason. The amounts shown assume that such termination was effective as of February 3, 2007. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

Executive Benefits and Payments Upon Separation ($)
Jeffrey N. Boyer
Salary	1,875,000
Bonus	1,323,958
Retirement Plan	100,469
Outplacement Services	50,000
Health and Welfare Benefits	40,270
Life Insurance Premiums	5,652
Tax Gross-Ups	1,075,470
Company-Paid Automobile	82,706

Total	4,553,525

Gregory A. Sandfort
Salary	1,875,000
Bonus	1,309,583
Retirement Plan	100,469
Outplacement Services	50,000
Health and Welfare Benefits	106,482
Life Insurance Premiums	7,488
Tax Gross-Ups	1,202,187
Company-Paid Automobile	72,487

Total	4,723,696
Thomas M. Bazzone
Salary	700,000
Bonus	524,239
Retirement Plan	35,688
Outplacement Services	50,000
Health and Welfare Benefits	70,988
Life Insurance Premiums	1,992
Tax Gross-Ups	475,738

Total	1,858,645
Thomas C. DeCaro
Salary	650,000
Bonus	441,250
Retirement Plan	33,406
Outplacement Services	50,000
Health and Welfare Benefits	70,988
Life Insurance Premiums	5,496

Total	1,251,140
Harvey S. Kanter
Salary	700,000
Bonus	520,610
Retirement Plan	35,688
Outplacement Services	50,000
Health and Welfare Benefits	70,988
Life Insurance Premiums	2,760

Total	1,380,046

        Additionally, participants (including our executive officers) in our Fiscal Year 2006 Bonus Plan program were eligible to receive a one-time bonus enhancement. Under the terms of the bonus plan enhancement, Michaels guaranteed a 2006 cash bonus for each participant at a minimum level of one payment tier below the participant's target annual bonus. Each participant was also made eligible to receive an additional bonus payment of up to 75% of the participant's target annual bonus, based on the participant's individual performance rating in fiscal 2006. These bonus enhancements and additional bonuses were paid in fiscal 2007 and are reflected in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

        As of March 15, 2006, R. Michael Rouleau retired as the Company's Chief Executive Officer and President. In connection with his retirement and pursuant to the Amendment to Employment

Agreement (the "Amendment") entered into between the Company and Mr. Rouleau (which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, as filed with the SEC on March 20, 2006), (i) he will continue to receive his current base salary of $840,000 through January 31, 2008 and he received a bonus for fiscal 2006, prorated to March 31, 2006, (ii) he and his spouse will continue to participate in the Company's medical, dental and vision care plan on the same basis as that available from time to time to senior executive officers of the Company and their eligible dependents, (iii) his current life insurance and disability insurance benefits will continue in effect until January 31, 2008, including his Company-owned and paid whole life insurance policies which will be transferred to him on January 31, 2008, and (iv) his Company-paid automobile, valued at $42,820, was transferred to him and the Company made a tax gross-up payment to him for the income tax effect of this transfer. Amounts paid to Mr. Rouleau in or with respect to fiscal 2006 as required by the Amendment are reflected in the Summary Compensation Table in the column entitled "All Other Compensation".

        Upon consummation of the Merger, Charles J. Wyly, Jr. and Sam Wyly ceased to be members of our Board. In connection with the Merger, Charles J. Wyly, Jr.'s outstanding stock options were canceled and he received a cash payment in the amount of $17,728,325 with respect to such canceled options. He also received $3,000,000 pursuant to a Separation Agreement entered into as of October 31, 2006 with Michaels. Sam Wyly's outstanding options were also canceled in connection with the Merger and he received a cash payment in the amount of $10,029,325 with respect to such canceled options. He also received $3,000,000 pursuant to a Separation Agreement entered into as of October 31, 2006 with Michaels.

Director Compensation for Fiscal 2006

Prior to the Merger

        The table below summarizes the compensation paid by the Company in fiscal 2006 to non-employee directors who served in 2006 prior to the consummation of the Merger on October 31, 2006. Each of these directors resigned on October 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)	Total($)
Richard E. Hanlon	134,000	134,000
Richard C. Marcus	161,125	161,125
Liz Minyard	157,000	157,000
Cece Smith	162,250	162,250

(1)
Charles J. Wyly, Jr., our former Chairman of the Board, and Sam Wyly, our former Vice Chairman of the Board, are not included in this table as they are former executive officers of the Company and thus received no compensation for their services as directors. The compensation received by Charles J. Wyly, Jr. and Sam Wyly as executive officers of the Company is shown in the Summary Compensation Table.

Pre-Merger Director Compensation Policy

        Prior to the Merger, each non-employee director received an annual base fee for services as a director. The annual base fee for 2006 was $48,000, which was payable quarterly. Each non-employee director was paid a fee of $1,500 for attendance at each regular or special Board meeting and for attendance at each meeting of a committee of which they were a member. For their service as members of the Special Advisory Committee, each non-employee director was paid a one-time fee of $25,000 and $3,000 for attendance at each such committee meeting. Each non-employee director who served as a member of any special committee other than the Special Advisory Committee was paid a fee of $1,500 for attendance at each such special committee meeting. The Chairman of the Audit Committee received an annual fee of $15,000, the Chairman of the Compensation Committee received an annual fee of $10,000, and the Chairman of the Governance and Nominating Committee received an annual fee of $7,500, each of which was payable quarterly. Non-employee directors who served as chairman of any special committee received a one-time fee of $15,000. Each non-employee director was reimbursed for expenses incurred in attending meetings.

Post-Merger Director Compensation Policy

        The current directors are not paid any fees for services as directors and they do not receive reimbursement for their expenses.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

        The following table presents information regarding the number of shares of Michaels Common Stock beneficially owned as of June 2, 2007 (unless otherwise indicated) by each of Michaels' directors and the Named Executives (as defined in "Executive Compensation—Compensation Discussion and Analysis—Executive and Director Compensation—Summary Compensation Table"), and the current directors and executive officers of Michaels as a group. In addition, the table presents information about each person or entity known to Michaels to beneficially own 5% or more of Michaels Common Stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 118,262,731 shares of Michaels Common Stock outstanding as of June 2, 2007. Other than beneficial ownership information relating to the Company's executive officers, the beneficial ownership information set forth below was provided by or on behalf of our Directors, our Sponsors, and Highfields, and the Company has not independently verified the accuracy or completeness of the information so provided.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (1)
Josh Bekenstein(2)	—		*
Michael S. Chae(3)	—		*
Todd Cook(2)	—		*
Matthew Kabaker(3)	—		*
Lewis Klessel(2)	—		*
Matthew S. Levin(2)	—		*
David McVeigh(3)	—		*
James A. Quella(3)	—		*
Jeffrey N. Boyer	44,000		*
Gregory A. Sandfort	44,000		*
Thomas M. Bazzone	—		—
Thomas C. DeCaro	20,000		*
Harvey S. Kanter	—		—
R. Michael Rouleau	—		—
Charles J. Wyly, Jr.	—		—
Sam Wyly	—		—
Michaels Holdings LLC(2)(3)	110,373,482		93.3%
Bain Capital Investors, LLC and related funds(2)	110,373,482		93.3%
Affiliates of The Blackstone Group, L.P.(3)	110,373,482		93.3%
Highfields Capital Management, LP and related funds(4)	7,333,250		6.2%
All current directors and executive officers as a group (13 persons)	108,000	(5)	*

*
Less than one percent.

(1)
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of Common Stock owned as of March 30, 2007 by the person indicated. There are no outstanding rights to acquire securities or voting and/or investment power.

(2)
Includes the 110,373,482 shares owned by Michaels Holdings LLC over which Bain Capital Investors, LLC and related funds may be deemed, as a result of their ownership of 50% of Michaels Holdings LLC's total outstanding shares and certain provisions of Michaels Holdings LLC's operating agreement, to have shared voting and dispositive power. Bain Capital Investors, LLC ("BCI") is the administrative member of and makes investment and voting decisions on behalf of Bain Capital Integral Investors 2006, LLC. Investment and voting decisions by BCI are made jointly by three or more individuals who are managing directors of the entity, and therefore no individual managing director of BCI is the beneficial owner of the shares ultimately of Michaels Common Stock directly owned by Michaels Holdings LLC. Messrs. Bekenstein and Levin are Managing Directors and Members of BCI, and they may therefore be deemed to share voting and dispositive power with respect to all the shares of Common Stock beneficially owned by Bain Capital Integral Investors 2006, LLC. Messrs. Bekenstein and Levin disclaim beneficial ownership of any shares beneficially owned by BCI. Neither Mr. Cook nor Mr. Klessel has voting or dispositive power over any shares of Common Stock that may be deemed to be beneficially owned by BCI. The address of Messrs. Bekenstein and Levin, and each of the Bain entities is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(3)
Includes the 110,373,482 shares owned by Michaels Holdings LLC over which affiliates of The Blackstone Group L.P. may be deemed, as a result of their ownership of 50% of Michaels Holdings LLC's total outstanding shares and certain provisions of Michaels Holdings LLC's operating agreement, to have shared voting and dispositive power. Affiliates of The Blackstone Group L.P. include Blackstone Capital Partners V L.P., BCP V-S L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-A L.P., Blackstone Participation Partnership V L.P. and BCP V Co-Investors L.P. (collectively, the "Blackstone Funds"). Blackstone Management Associates V L.L.C. ("BMA V") is the general partner of each of the Blackstone Funds. BMA V L.L.C. ("BMA") is the sole member of BMA V, and may, therefore, be deemed to have shared voting and investment power over the shares. Investment and voting decisions by BMA are made jointly by three or more individuals who are managing directors, and therefore no individual managing director of BMA is the beneficial owner of the shares of Michaels Common Stock directly owned by Michaels Holdings LLC. Messrs. Chae and Quella are members of BMA, and they may therefore be deemed to share voting and dispositive power with respect to the shares. Messrs. Chae and Quella disclaim any beneficial ownership of any shares beneficially owned by BMA. Neither Mr. Kabaker nor Mr. McVeigh has voting or dispositive power over any shares of Common Stock that may be deemed to be beneficially owned by Blackstone. The address of Messrs. Chae and Quella, and each of the Blackstone entities is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(4)
The address of Highfields Capital Management, LP and its related funds is 200 Clarendon Street, Boston, Massachusetts 02116.

(5)
Consistent with the disclaimers of beneficial ownership of Messrs. Bekenstein, Levin, Chae and Quella contained in notes (2) and (3) above, this number does not include the 110,373,482 shares of Michaels Common Stock that may be deemed to be beneficially owned by each of (a) Bain Capital Investors, LLC and related funds and (b) Affiliates of The Blackstone Group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Donald R. Miller, Jr., the son-in-law of Charles J. Wyly, Jr., was Vice President—Market Development of Michaels until his departure on November 1, 2006. In fiscal 2006, we paid Mr. Miller $212,000 in salary. Mr. Miller also earned a fiscal 2006 cash bonus of $80,153, and received $177,470 in other fiscal 2006 compensation, including premium payments for life and long-term disability insurance, Company contributions to the 401(k) plan, medical benefits, other perquisites and personal benefits and tax gross-up payments. In addition, upon his resignation, Mr. Miller became entitled to severance benefits under a Change in Control Agreement dated April 26, 2006, and a bonus under a Change in Control Bonus Plan, the terms of each of which are described under "Executive Compensation—Compensation Discussion and Analysis—Executive and Director Compensation—Potential Payments Upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control." Under the Agreement and Plan, Mr. Miller was paid the aggregate amount of $867,000 and became entitled to a continuation for two years of welfare and fringe benefits, at an estimated cost to the Company of $73,493. Mr. Miller is also entitled to reimbursement for outplacement services up to $50,000.

        As more fully described in the section "The Merger" within Management's Discussion and Analysis of Financial Condition and Results of Operations, we paid the Sponsors transaction fees totaling $60.0 million in connection with services provided by them related to the Merger, and we directly reimbursed the Sponsors, or paid on their behalf, fees incurred by them in connection with the Merger of approximately $15.3 million. We also pay an annual management fee to the Sponsors in the amount of $12.0 million and an annual management fee to Highfields Capital Management LP in the amount of $1.0 million. In connection with the consummation of the Merger, we paid to the Sponsors and Highfields the first five months of their annual management fee, $5.0 million and $420,000, respectively. The management fee is payable in advance in quarterly installments on April 1, July 1, October 1, and January 1.

        In connection with the consummation of the Merger, the Company entered into a Separation Agreement with each of Sam Wyly and Charles J. Wyly, Jr., executive officers and directors of the Company prior to the Merger. Under the Separation Agreement, each of Sam Wyly and Charles J. Wyly, Jr. received a lump sum payment of $3.0 million in exchange for his agreement to adhere to certain non-competition, non-solicitation and confidentiality restrictions.

        During the fourth quarter of fiscal 2006, we executed a participation agreement with CoreTrust Purchasing Group ("CPG"), which designates CPG as our exclusive supplier of non-merchandise supplies and equipment. In exchange, we are offered non-merchandise supplies and equipment from a variety of vendors at a pre-determined price. We do not pay any fees to participate in this group arrangement, and we can terminate our participation at any time prior to the expiration of the agreement without penalty. The vendors separately pay fees to CPG for access to CPG's consortium of customers. The Blackstone Group, one of our Sponsors, entered into an agreement with CPG whereby The Blackstone Group receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made by us and other participants.

        During the first quarter of fiscal 2007, The Blackstone Group acquired a 65% equity interest in an external vendor we utilize to count our store inventory. In fiscal 2007, we expect that we will pay that vendor approximately $4.5 million for inventory counting services.

        During the first quarter of fiscal 2007, officers of Michaels Stores Inc. and its subsidiaries were offered the opportunity to purchase shares of our Common Stock at a price of $15 per share. We sold 289,334 shares of our Common Stock to certain officers for approximately $4.3 million, and such shares represent approximately 0.24% of the total outstanding shares of Michaels Stores Inc. Set forth in the table below is information regarding purchases of shares of our Common Stock in that transaction by the named executives who participated.

Named Executive	# of Shares	Total $ Amount
Jeffrey N. Boyer	44,000	660,000
Gregory A. Sandfort	44,000	660,000
Thomas C. DeCaro	20,000	300,000

        The Company has not adopted any formal policies or procedures for the review, approval or ratification of certain related-party transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have traditionally been (and will continue to be) reviewed by our Board (other than the directors involved, if any) on a case-by-case basis. The Board may consider any relevant factors when reviewing the appropriateness of a related-party transaction, including (i) the importance of the transaction to the Company, (ii) the amount involved in the proposed transaction, (iii) the specific interest of the director or executive officer (or immediate family members of same) in the proposed transaction, and (iv) the overall fairness of the terms of the transaction to the Company.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Asset-Based Revolving Credit Facility

        Overview.    In connection with the Transactions, we have entered into a credit agreement and related security and other agreements for a senior secured asset-based revolving credit facility with Banc of America Securities LLC, as joint lead arranger and joint bookrunner, Deutsche Bank Securities Inc., as joint lead arranger, joint bookrunner and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A. and Credit Suisse, as co-documentation agents and Bank of America, N.A. as administrative agent and collateral agent.

        Our senior secured asset-based revolving credit facility provides senior secured financing of up to $1,000.0 million, subject to a borrowing base, $400.0 million of which was drawn at the closing of the Transactions. The borrowing base at any time equals the sum of 90% of eligible credit card receivables and debit card receivables plus between 90% and 85% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus a specified percentage of eligible in-transit inventory, and the sum of an additional 10% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables in respect of which we may borrow up to a maximum amount of $100.0 million in the form of a "last out" tranche, in each case less applicable reserves. Borrowings under the senior secured asset-based revolving credit facility will be incurred first under the "last out" tranche, and no borrowings will be permitted under any other tranche until the "last out" tranche is fully utilized. Repayments of the senior secured asset-based revolving credit facility will be applied to the "last out" tranche only after all other tranches have been fully paid down. The borrowings incurred under the "last out" tranche will be at a higher interest rate, as described in "Interest Rate and Fees" below. Our senior secured asset-based revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans, and is available in U.S. dollars.

        The senior secured asset-based revolving credit facility provides that we have the right after the successful syndication of the facility to request up to $200.0 million of additional commitments under this facility. The lenders under this facility are not under any obligation to provide any such additional commitments under this facility, and any increase in commitments is subject to customary conditions precedent. If we were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $1,200.0 million, but our ability to borrow under this facility would still be limited by the amount of the borrowing base.

        Interest Rate and Fees.    Borrowings under our senior secured asset-based revolving credit facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under our senior secured asset-based revolving credit facility (except in respect of the "last out" tranche described above) is 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, and with respect to any "last out" borrowings, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under our senior secured asset-based revolving credit facility is subject to adjustment each fiscal quarter based on the excess availability under our senior secured asset-based revolving credit facility. Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable margin.

        In addition to paying interest on outstanding principal under our senior secured asset-based revolving credit facility, we are required to pay a commitment fee of 0.25% per annum in respect of the unutilized commitments thereunder. We must also pay customary letter of credit fees and agency fees.

        Mandatory Repayments.    If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our senior secured asset-based revolving credit facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under our senior secured asset-based revolving credit facility is less than $100.0 million for five consecutive business days or a payment or bankruptcy event of default has occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under our senior secured asset-based revolving credit facility.

        Voluntary Repayments.    We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans.

        Amortization and Final Maturity.    There is no scheduled amortization under our senior secured asset-based revolving credit facility. The principal amount outstanding of the loans under our senior secured asset-based revolving credit facility is due and payable in full on the fifth anniversary of the closing date.

        Guarantees and Security.    All obligations under our senior secured asset-based revolving credit facility are unconditionally guaranteed by all of our existing domestic subsidiaries and Michaels of Canada, ULC and are required to be guaranteed by certain of our future domestic wholly-owned subsidiaries. All obligations under our senior secured asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our subsidiaries that have guaranteed our senior secured asset-based revolving credit facility (or subsidiary guarantors), including:

  •
  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the subsidiary guarantors, and certain related assets and proceeds of the foregoing; and

  •
  a second-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our subsidiary guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

  •
  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each subsidiary guarantor, including substantially all of our owned real property and equipment.

        Certain Covenants and Events of Default.    Our senior secured asset-based revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, restricts our ability and the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or our other indebtedness;

  •
  make investments, loans, advances and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

  •
  engage in transactions with our affiliates;

  •
  sell assets, including capital stock of our subsidiaries;

  •
  consolidate or merge; and

  •
  create liens.

        The covenants limiting dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of our indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must have at least $125.0 million of pro forma excess availability under the senior secured asset-based revolving credit facility and that we must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

        Although the credit agreement governing our senior secured asset-based revolving credit facility does not require us to comply with any financial ratio maintenance covenants, if we have less than $75.0 million of excess availability under our senior secured asset-based revolving credit facility at any time, we are not permitted to borrow any additional amounts thereunder unless our pro forma Consolidated Fixed Charge Coverage Ratio (as defined in the credit agreement) is at least 1.1 to 1.0.

        The credit agreement governing our senior secured asset-based revolving credit facility also contains certain customary affirmative covenants and events of default.

Senior Secured Term Loan Facility

        Overview.    In connection with the Transactions, we have entered into a credit agreement and related security and other agreements for a $2,400.0 million senior secured term loan facility with Deutsche Bank Securities Inc., as co-lead arranger and joint bookrunner, J.P. Morgan Securities Inc., as co-lead arranger and joint bookrunner, Banc of America Securities LLC as co-lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

        Interest Rate and Fees.    Borrowings under our senior secured term loan facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. Pursuant to amendments to the senior secured term loan facility entered into on January 19, 2007 and May 10, 2007, the applicable margins under the Term Loan Credit Facility are 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. Also pursuant to the May 10, 2007 amendment to the senior secured term loan facility, if there is a repricing transaction that reduces the interest rate margins prior to the one year anniversary of the effective date of the May 10, 2007 amendment, then each lender will be paid a fee of 1.0% of the principal amount of the loans that are repriced.

        Mandatory Repayments.    The credit agreement governing our senior secured term loan facility requires us to prepay outstanding term loans with (x) 100% of the net proceeds of any debt issued by us or our subsidiaries (with exceptions for certain debt permitted to be incurred under the credit agreement) and (y) commencing with the fiscal year ending February 2, 2008, 50% (which percentage will be reduced to 25% if our total leverage ratio is less than a specified ratio and will be reduced to 0% if our total leverage ratio is less than a specified ratio) of our annual excess cash flow (as defined in the credit agreement).

        Asset Sale Offer.    We must offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances.

        Voluntary Repayments.    We may voluntarily prepay outstanding loans under our senior secured term loan facility at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans.

        Amortization and Final Maturity.    We are required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans for the first six years and three quarters, with the balance paid on the seventh anniversary of the closing date.

        Guarantees and Security.    All obligations under our senior secured term loan facility are unconditionally guaranteed by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under our senior secured asset-based revolving credit facility. All obligations under the senior secured term loan facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our subsidiary guarantors, including:

  •
  a first-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our subsidiary guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

  •
  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each subsidiary guarantor, including substantially all of our owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point; and

  •
  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the subsidiary guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the subsidiary guarantors, certain related assets and proceeds of the foregoing.

        Certain Covenants and Events of Default.    The credit agreement governing our senior secured term loan facility contains a number of negative covenants that are substantially similar to those governing the senior notes (but more restrictive in certain respects) and additional covenants related to the security arrangements for the facility. See "Description of Senior Notes."

        The credit agreement governing our senior secured term loan facility also contains certain customary affirmative covenants and events of default.

DESCRIPTION OF EXCHANGE NOTES

        The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offers, the exchange notes will be free of any covenants regarding exchange registration rights. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Unless otherwise noted, all references to "$" refer to U.S. dollars.

        The descriptions provided in "Description of Senior Notes", "Description of Senior Subordinated Notes" and "Description of Subordinated Discount Notes" are summaries of the material provisions of the indentures. These descriptions do not restate the indentures in their entirety. We urge you to read the indentures because they, and not these descriptions, define your rights as holders of the notes. You may obtain a copy of the indentures from the Company at our address set forth in under the heading "The Exchange Notes—Corporate Information".

        The registered holder of any note will be treated as the owner of it for all purposes, except where otherwise required by applicable law. Only registered holders will have rights under the indentures.

DESCRIPTION OF SENIOR NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the terms "we," "our" and "us" each refer to Michaels Stores, Inc. and its consolidated Subsidiaries, assuming completion of the Transactions; and (ii) the term "Issuer" refers only to Michaels Stores, Inc. and not any of its Subsidiaries.

        The terms of the exchange senior notes are identical in all material respects to the outstanding senior notes except that, upon completion of the exchange offers, the exchange senior notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

        The Issuer issued $750,000,000 aggregate principal amount of 10% senior notes due 2014 (the "Senior Notes") under an indenture dated October 31, 2006 (the "Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Senior Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Senior Notes. You may request copies of the Indenture at our address set forth under the heading "The Exchange Notes—Corporate Information".

Brief Description of Senior Notes

        The Senior Notes:

  •
  are unsecured senior obligations of the Issuer;

  •
  are pari passu in right of payment to all existing and future senior indebtedness (including the Senior Credit Facilities) of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

  •
  are senior in right of payment to all existing and future Subordinated Indebtedness (including the Senior Subordinated Notes and the Subordinated Discount Notes) of the Issuer;

  •
  are initially guaranteed on a senior unsecured basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Senior Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries have initially guaranteed the Senior Notes. Each of the Guarantees of the Senior Notes is a general unsecured obligation of each Guarantor and is pari passu in right of payment with all existing and future senior indebtedness of each such entity, is effectively subordinated to all Secured Indebtedness of each such entity and is senior in right of payment to all existing and future Subordinated Indebtedness (including guarantees of the Senior Subordinated Notes and the Subordinated Discount Notes) of each such entity. The Senior Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that have not guaranteed the Senior Notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

        Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets."

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the exchange notes or the guarantees, and, if that occurs, you may not receive any payments on the exchange notes."

        Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

  (1)
  (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with clauses (1) and (2) of the first paragraph under the caption "Repurchase at the Option of Holders—Asset Sales;"

  (b)
  the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

  (c)
  the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

  (d)
  the Issuer exercising its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

  (2)
  the Issuer delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

        The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Senior Notes and the payment of any Guarantee ranks pari passu in right of payment to all senior indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities.

        The Senior Notes are effectively subordinated in right of payment to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of May 5, 2007, we had $2.659 billion of Secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Senior Notes

        The Issuer maintains one or more paying agents for the Senior Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Senior Notes is the Trustee.

        The Issuer maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Senior Notes outstanding from time to time and will make payments on and facilitate transfers of Senior Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Senior Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer initially issued $750,000,000 aggregate principal amount of Senior Notes. The Issuer may issue additional Senior Notes under the Indenture from time to time after this offering subject to compliance with the covenant described below under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Additional Senior Notes"). The Senior Notes, the Exchange Senior Notes offered hereby and any Additional Senior Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Notes" for all purposes of the Indenture and this "Description of Senior Notes" include any Additional Senior Notes.

        Interest on the Senior Notes accrues at the rate of 10% per annum and is payable in cash. Interest on the Senior Notes is payable semi-annually in arrears on each May 1 and November 1 and commenced on May 1, 2007. The Issuer makes each interest payment to the Holders of record of the Senior Notes on the immediately preceding April 15 and October 15. Interest on the Senior Notes accrues from the most recent date to which interest has been paid with respect to such Senior Notes, or if no interest has been paid with respect to such Senior Notes, from the date of original issuance thereof. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Senior Notes mature on November 1, 2014 and were issued in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Additional Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement as described under "Registration Rights." All references in the Indenture and this "Description of Senior Notes," in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Senior Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the caption "Repurchase at the Option of Holders." We may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer is not entitled to redeem Senior Notes at its option prior to November 1, 2010.

        At any time prior to November 1, 2010, the Issuer may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Senior Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after November 1, 2010, the Issuer may redeem the Senior Notes, in whole or in part, upon notice as described under the heading "Repurchase at the Option of Holders—Selection and Notice," at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2010	105.000%
2011	102.500%
2012 and thereafter	100.000%

        In addition, until November 1, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes (including the aggregate principal amount of Senior Notes issued after the Issue Date) at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Senior Notes originally issued under the Indenture and any Senior Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption of Senior Notes upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        The Trustee shall select the Senior Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Senior Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of the Senior Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

           (1)  that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

           (2)  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

           (3)  that any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

           (4)  that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

           (5)  that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

           (6)  that Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Issuer to purchase such Senior Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Senior Notes, the principal amount of Senior Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

           (7)  that if the Issuer is redeeming less than all of the Senior Notes, the Holders of the remaining Senior Notes will be issued new Senior Notes and such new Senior Notes will be equal in principal amount to the unpurchased portion of the Senior Notes surrendered. The unpurchased portion of the Senior Notes must be equal to $1,000 or an integral multiple thereof; and

           (8)  the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

           (1)  accept for payment all Senior Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

           (2)  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

           (3)  deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Revolving Credit Facility prohibits or limits, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Senior Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Senior Notes. In such case, the Issuer's failure to purchase tendered Senior Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

        The Senior Credit Facilities provide, and future credit agreements or other agreements relating to senior indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If the Issuer experiences a change of control that triggers a default under our Senior Credit Facilities, it could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event the Issuer does not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable.

        Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

        We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Issuer to make an offer to repurchase the Senior Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

           (1)  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

           (2)  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

             (a)  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

             (b)  any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

             (c)  any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

           (1)  to permanently reduce:

             (a)  Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto;

             (b)  Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

             (c)  Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Senior Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Senior Notes that would otherwise be prepaid; or

             (d)  Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

           (2)  to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

           (3)  to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

  provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Senior Notes and, if required by the terms of any Indebtedness that is pari passu with the Senior Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

        To the extent that the aggregate amount of Senior Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Senior Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Senior Notes, the Issuer could seek the consent of its lenders to the purchase of the Senior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Notes. In such case, the Issuer's failure to purchase tendered Senior Notes would constitute an Event of Default under the Indenture.

Selection and Notice

        If the Issuer is redeeming less than all of the Senior Notes issued by it at any time, the Trustee will select the Senior Notes to be redeemed (a) if the Senior Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed or (b) on a pro rata basis (to the extent practicable), by lot or by such other method as the Trustee shall deem fair and appropriate.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of Senior Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Indenture. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Note in a principal amount equal to the unredeemed portion of the Senior Note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the Indenture.

        If on any date following the Issue Date (i) the Senior Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the "Suspended Covenants") described under:

           (1)  "Repurchase at the Option of Holders—Asset Sales";

           (2)  "—Limitation on Restricted Payments";

           (3)  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (4)  clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

           (5)  "—Transactions with Affiliates";

           (6)  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

           (7)  "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries"; and

           (8)  "Repurchase at the Option of Holders—Change of Control."

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a "Suspension Period".

        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments" (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of "—Limitation on Restricted Payments"). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the "Repurchase at the Option of Holders—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

             (a)  dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

             (b)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

             (a)  Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

             (b)  the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

           (1)  no Default shall have occurred and be continuing or would occur as a consequence thereof;

           (2)  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

           (3)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

             (a)  if the Consolidated Leverage Ratio of the Issuer is less than 6.00 to 1.00 on a pro forma basis after giving effect to such transaction, 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 30, 2006, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

             (b)  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's

        Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

                  (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

             (c)  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

             (d)  100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

              (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

              (ii)   the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

             (e)  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions do not prohibit:

           (1)  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

           (2)  (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

           (3)  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

             (a)  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any reasonable fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

             (b)  such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

             (c)  such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

             (d)  such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

           (4)  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

             (a)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

             (b)  the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

             (c)  the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors or consultants of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

           (5)  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

           (6)  (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

             (b)  the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

             (c)  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

    provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

           (7)  if the Consolidated Leverage Ratio of the Issuer is less than 6.00 to 1.00 on a pro forma basis after giving effect to such transaction, Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (8)  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

           (9)  the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

         (10)  Restricted Payments that are made with Excluded Contributions;

         (11)  if the Consolidated Leverage Ratio of the Issuer is less than 6.00 to 1.00 on a pro forma basis after giving effect to such transaction, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $75.0 million;

         (12)  distributions or payments of Receivables Fees;

         (13)  any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under "—Transactions with Affiliates";

         (14)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

         (15)  the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

             (a)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

             (b)  federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local income taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate federal, state and local income taxes paid by the Issuer and its Restricted Subsidiaries;

             (c)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

             (d)  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

             (e)  fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

         (16)  the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

         (17)  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

         (18)  the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the Issuer and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions; and

         (19)  mandatory redemptions of Subordinated Discount Notes (and exchange notes issued in respect thereof) pursuant to the indenture governing the Subordinated Discount Notes due to the existence of an AHYDO Amount (as defined in such indenture);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million at any one time outstanding.

        The foregoing limitations do not apply to:

           (1)  (x) Indebtedness incurred pursuant to the Revolving Credit Facility by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed the greater of (A) $1,200.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales" less the aggregate principal amount of outstanding obligations under or in respect of Receivables Facilities and (B) (i) 90.0% of the eligible credit card and debit card receivables of the Issuer and its Restricted Subsidiaries plus (ii) 90.0% of the net appraised orderly liquidation value of the eligible inventory of the Issuer and its Restricted Subsidiaries and (y) Indebtedness incurred pursuant to the Term Loan Facility by the Issuer or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (y) and then outstanding does not exceed $2,400.0 million less up to

  $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales";

           (2)  the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Notes (including any Guarantee) (other than any Additional Senior Notes) and exchange notes issued in respect of the Senior Notes and any Guarantee thereof, (b) the Senior Subordinated Notes (including any guarantee thereof) and exchange notes issued in respect of the Senior Subordinated Notes and any guarantee thereof and (c) the Subordinated Discount Notes (including any guarantee thereof) and exchange notes issued in respect of the Subordinated Discount Notes and any guarantee thereof;

           (3)  Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

           (4)  (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed $125.0 million at any one time outstanding;

           (5)  Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

           (6)  Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

             (a)  such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

             (b)  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

           (7)  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a

  Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

           (8)  Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

           (9)  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

         (10)  (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, and (y) Indebtedness in respect of Cash Management Services provided by any lender party to a Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreement pursuant to which such Cash Management Services are provided was entered into);

         (11)  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (12)  (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $125.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

         (13)  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

             (a)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

             (b)  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

             (c)  shall not include:

              (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

              (ii)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Senior Credit Facility;

         (14)  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either

             (a)  the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

             (b)  the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

         (15)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

         (16)  Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

         (17)  (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

             (b)  any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

         (18)  Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding, the greater of (x) $100.0 million and (y) 10.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

         (19)  (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and /or Preferred Stock issued under this clause (19), $100.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

         (20)  Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

         (21)  Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

           (1)  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

           (2)  at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

           (1)  in the case of Liens securing Subordinated Indebtedness, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

           (2)  in all other cases, the Senior Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing the Senior Notes and the related Guarantees, (b) Liens securing (x) Indebtedness permitted to be incurred under Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (y) both (i) Indebtedness described in clause (x) or in respect of a Senior Credit Facility secured by Liens pursuant to subclause (c) below or pursuant to clause (6) of the definition of Permitted Liens and (ii) obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into) and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

        Any Lien created for the benefit of the Holders of the Senior Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Company");

           (2)  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

           (3)  immediately after such transaction, no Default exists;

           (4)  immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

             (a)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

             (b)  the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

           (5)  each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Senior Notes and the Registration Rights Agreement; and

           (6)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Senior Notes, as applicable.

        The foregoing clauses (3), (4), (5) and (6) shall not apply to the merger contemplated by the Transaction Agreement. Notwithstanding the foregoing clauses (3) and (4),

           (1)  any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

           (2)  the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

             (b)  the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

             (c)  immediately after such transaction, no Default exists; and

             (d)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

           (2)  the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

           (1)  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

           (2)  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions do not apply to the following:

           (1)  transactions between or among the Issuer or any of its Restricted Subsidiaries;

           (2)  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Investments constituting Permitted Investments;

           (3)  the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

           (4)  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

           (5)  transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

           (6)  any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

           (7)  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

           (8)  the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses, in each case as disclosed in the offering memorandum;

           (9)  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

         (10)  the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

         (11)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

         (12)  payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or are otherwise permitted by the Indenture;

         (13)  payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

         (14)  investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

           (1)  (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

             (b)  pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

           (2)  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

           (3)  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

             (a)  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indenture governing the Senior Subordinated Notes and the related documentation and the indenture governing the Subordinated Discount Notes and the related documentation;

             (b)  the Indenture and the Senior Notes;

             (c)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

             (d)  applicable law or any applicable rule, regulation or order;

             (e)  any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

              (f)  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

             (g)  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

             (h)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

              (i)  other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

              (j)  customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

             (k)  customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

              (l)  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

            (m)  any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

             (n)  restrictions created in connection with any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

           (1)  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes;

           (2)  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

           (3)  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

             (a)  such Guarantee has been duly executed and authorized; and

             (b)  such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) above.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Senior Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

         (1)  within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

         (2)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the first fiscal quarter of the fiscal year commencing February 4, 2007, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

         (3)  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

         (4)  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act beginning on and after the Issue Date;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if Holders of at least 25% in principal amount of the then total outstanding Senior Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Senior Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Senior Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

           (1)  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Notes;

           (2)  default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Notes;

           (3)  failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Senior Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Senior Notes;

           (4)  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

             (a)  such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

             (b)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

           (5)  failure by the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

           (6)  certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

           (7)  the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Senior Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) above with respect to the Issuer, all outstanding Senior Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

           (1)  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

           (2)  holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

           (3)  the default that is the basis for such Event of Default has been cured.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Senior Notes, the Holders of a majority in principal amount of the Senior Notes may rescind and cancel such declaration and its consequences:

           (1)  if the rescission would not conflict with any judgment or decree;

           (2)  if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

           (3)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

           (4)  if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Senior Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Senior Note may pursue any remedy with respect to the Indenture or the Senior Notes unless:

           (1)  such Holder has previously given the Trustee notice that an Event of Default is continuing;

           (2)  Holders of at least 25% in principal amount of the total outstanding Senior Notes have requested the Trustee to pursue the remedy;

           (3)  Holders of the Senior Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

           (4)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

           (5)  Holders of a majority in principal amount of the total outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture, the Holders of a majority in principal amount of the total outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

           (1)  the rights of Holders of Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due solely out of the trust created pursuant to the Indenture;

           (2)  the Issuer's obligations with respect to Senior Notes concerning issuing temporary Senior Notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

           (3)  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

           (4)  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

           (1)  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the

  Senior Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Notes and the Issuer must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

           (2)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

             (a)  the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

             (b)  since the issuance of the Senior Notes, there has been a change in the applicable U.S. federal income tax law,

        in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (4)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

           (5)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Subordinated Notes or the indenture pursuant to which the Senior Subordinated Notes are issued, the Subordinated Discount Notes or the indenture pursuant to which the Subordinated Discount Notes are issued or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

           (6)  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

           (7)  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

           (8)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Senior Notes, when either:

           (1)  all Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

           (2)  (a) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

             (b)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the Senior Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, Senior Subordinated Notes (or the indenture under which the Senior Subordinated Notes are issued), Subordinated Discount Notes (or the indenture under which the Subordinated Discount Notes are issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

             (c)  the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

             (d)  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or compliance with any provision of the Indenture or the Senior Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Notes), other than Senior Notes beneficially owned by the Issuer or its Affiliates.

        The Indenture provides that, without the consent of each affected Holder of Senior Notes, an amendment or waiver may not, with respect to any Senior Notes held by a non-consenting Holder:

           (1)  reduce the principal amount of such Senior Notes whose Holders must consent to an amendment, supplement or waiver;

           (2)  reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

           (3)  reduce the rate of or change the time for payment of interest on any Senior Note;

           (4)  waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

           (5)  make any Senior Note payable in money other than that stated therein;

           (6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Notes;

           (7)  make any change in the amendment and waiver provisions of the Indenture described herein;

           (8)  impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

           (9)  make any change to or modify the ranking of the Senior Notes that would adversely affect the Holders; or

         (10)  except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Senior Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Senior Notes without the consent of any Holder:

           (1)  to cure any ambiguity, omission, mistake, defect or inconsistency;

           (2)  to provide for uncertificated Senior Notes of such series in addition to or in place of certificated Senior Notes;

           (3)  to comply with the covenant relating to mergers, consolidations and sales of assets;

           (4)  to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in a transaction that complies with the Indenture;

           (5)  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

           (6)  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

           (7)  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

           (8)  to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

           (9)  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

         (10)  to add a Guarantor under the Indenture;

         (11)  to conform the text of the Indenture, Guarantees or the Senior Notes to any provision of this "Description of Senior Notes" to the extent that such provision in this "Description of Senior Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Senior Notes; or

         (12)  to make any amendment to the provisions of the Indenture relating to the transfer and legending of Senior Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Senior Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Senior Notes and any Guarantee is governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

           (1)  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

           (2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Note on any Redemption Date, the greater of:

           (1)  1.0% of the principal amount of such Senior Note; and

           (2)  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Note at November 1, 2010 (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Senior Note through November 1, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Senior Note.

        "Asset Sale" means:

           (1)  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

           (2)  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

             (a)  any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

             (b)  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

             (c)  the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments" or the making of any Permitted Investment;

             (d)  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

             (e)  any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

              (f)  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

             (g)  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

             (h)  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

              (i)  foreclosures on or expropriations of assets;

              (j)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

             (k)  the granting of a Lien that is permitted under the covenant described above under "Certain Covenants—Liens";

              (l)  the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

            (m)  any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture.

        "Bank Products" means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

           (1)  in the case of a corporation, shares in the capital of such corporation;

           (2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

           (3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

           (4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

        "Cash Equivalents" means:

           (1)  United States dollars and Canadian dollars;

           (2)  (a) euro, or any national currency of any participating member state of the EMU; or

             (b)  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

           (3)  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

           (4)  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

           (5)  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

           (6)  commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

           (7)  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

           (8)  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

           (9)  Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

         (10)  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's and in each case in a currency permitted under clause (1) or (2) above;

         (11)  investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

         (12)  credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Management Services" means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and /or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means the occurrence of any of the following after the Issue Date:

           (1)  the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

           (2)  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

           (1)  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Senior Notes and any "additional interest" with respect to the Senior Subordinated Notes or the Subordinated Discount Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

           (2)  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

           (3)  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        For purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Issue Date, after giving pro forma effect to the Transactions, Consolidated Interest Expense shall be $92.5 million for the fiscal quarter ended January 28, 2006, $91.4 million for the fiscal quarter ended April 29, 2006, and $92.5 million for the fiscal quarter ended July 29, 2006.

        "Consolidated Leverage Ratio" means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

         (1)  any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses to the extent incurred on or prior to December 31, 2007, severance, relocation costs, costs related to the Perfect Store Initiative, Hybrid Distribution Network Costs, Public Company Costs, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including stores), signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring costs, Specified Legal Expenses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

         (2)  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

         (3)  any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

         (4)  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

         (5)  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

         (6)  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

         (7)  effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

         (8)  any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

         (9)  any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

       (10)  any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs, shall be excluded,

       (11)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

       (12)  accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

       (13)  any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded, and

       (14)  any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

        In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the "Reference Period"). For purposes hereof, (a) the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) "Average Monthly Balance" means, with respect to any

Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) "Individual Monthly Balance" means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

         (1)  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

         (2)  to advance or supply funds

           (a)  for the purchase or payment of any such primary obligation, or

           (b)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

         (3)  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Notes or the date the Senior Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

         (1)  increased (without duplication) by:

           (a)  provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

           (b)  Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

           (c)  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

           (d)  any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities and (ii) any amendment or other modification of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

           (e)  the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (f)  any other non-cash charges, including (i) any write offs or write downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

           (g)  the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

           (h)  the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or Highfields Capital to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates" and deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (i)  the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $25.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio"); plus

            (j)  the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

           (k)  any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (l)  any net loss from disposed or discontinued operations; plus

          (m)  cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

         (2)  decreased (without duplication) by:

           (a)  non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

           (b)  any net income from disposed or discontinued operations; and

         (3)  increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

        For purposes of calculating EBITDA for any period, the impact of changes in estimate for inventory cost capitalization and the initial adoption of an accounting policy for gift card breakage made in the fourth quarter of fiscal 2005 shall be excluded.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

           (1)  public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

           (2)  issuances to any Subsidiary of the Issuer; and

           (3)  any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

         (1)  contributions to its common equity capital, and

         (2)  the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

           (1)  Consolidated Interest Expense of such Person for such period;

           (2)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

           (3)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this "Description of Senior Notes," the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Government Securities" means securities that are:

           (1)  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

           (2)  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Senior Notes.

        "Guarantor" means, each Restricted Subsidiary that Guarantees the Senior Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Highfields Capital" means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

        "Holder" means the Person in whose name a Senior Note is registered on the registrar's books.

        "Hybrid Distribution Network Costs" shall mean costs associated with the implementation of enhancements to the Issuer's and its Restricted Subsidiaries' distribution network intended to increase the Issuer's and its Restricted Subsidiaries' basic merchandise inventories that are shipped through distribution centers.

        "Indebtedness" means, with respect to any Person, without duplication:

           (1)  any indebtedness (including principal and premium) of such Person, whether or not contingent:

             (a)  in respect of borrowed money;

             (b)  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

             (c)  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

             (d)  representing any Hedging Obligations;

    if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

           (2)  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

           (3)  to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

           (1)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

           (2)  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

           (3)  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

           (4)  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

           (1)  "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

             (a)  the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

             (b)  the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

           (2)  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Bain Capital, LLC and Blackstone Group Holdings L.L.C., each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means October 31, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $100.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Perfect Store Initiative" shall mean the initiative related to the Issuer's and its Restricted Subsidiaries' store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the "Repurchase at the Option of Holders—Asset Sales" covenant.

        "Permitted Holders" means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under "Repurchase at the Option of Holders—Change of Control" (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under "Repurchase at the Option of Holders—Change of Control") will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

           (1)  any Investment in the Issuer or any of its Restricted Subsidiaries;

           (2)  any Investment in cash and Cash Equivalents or Investment Grade Securities;

           (3)  any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

             (a)  such Person becomes a Restricted Subsidiary; or

             (b)  such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

           (4)  any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

           (5)  any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Senior Notes in any material respect);

           (6)  any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

             (a)  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout,

    reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

             (b)  as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

           (7)  Hedging Obligations permitted under clause (10) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (8)  any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (9)  Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitation on Restricted Payments";

         (10)  guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in "Certain Covenants—Liens";

         (11)  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

         (12)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

         (13)  if the Consolidated Leverage Ratio of the Issuer is less than 6.00 to 1.00 on a pro forma basis after giving effect to such transaction, additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

         (14)  Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

         (15)  advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

         (16)  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

         (17)  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Liens" means, with respect to any Person:

           (1)  pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

           (2)  Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

           (3)  Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

           (4)  Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

           (5)  minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

           (6)  Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

           (7)  Liens existing on the Issue Date;

           (8)  Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

           (9)  Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

         (10)  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

         (11)  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture;

         (12)  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (13)  leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

         (14)  Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

         (15)  Liens in favor of the Issuer or any Guarantor;

         (16)  Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

         (17)  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

         (18)  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

         (19)  deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

         (20)  Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (21)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

         (22)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

         (23)  Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

         (24)  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

         (25)  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (26)  Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

         (27)  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

         (28)  restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

         (29)  security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

         (30)  zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

         (31)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

         (32)  Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (33)  rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

         (34)  the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the crown under Canadian law and any statutory exceptions to title under Canadian law; and

         (35)  customary transfer restrictions and purchase options in joint venture and similar agreements.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Public Company Costs" shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer's status as a public company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors' compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors and officers' insurance and other executive costs, legal and other professional fees, and listing fees, in each case incurred or accrued prior to the Issue Date and that will not continue to be incurred immediately after the Issue Date.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Senior Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "Revolving Credit Facility" means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Revolving Credit Facility and the Term Loan Facility.

        "Senior Subordinated Notes" means the $400,000,000 aggregate principal amount of the Issuer's 11 3/8% senior subordinated notes due 2016 issued on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

        "Specified Legal Expenses" means all attorneys' and experts' fees and expenses and all other costs and expenses paid or payable in connection with investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to (i) the Issuer's compensation practices (including option grants) prior to the Issue Date, (ii) any disclosure or alleged lack of disclosure on the part of the Issuer or any of its directors or officers regarding the beneficial ownership of any securities of the Issuer prior to the Issue Date by any such director or officer (or any trust established for the benefit of any such director or officer or any family member thereof), (iii) any transaction prior to the Issue Date involving any securities of the Issuer alleged to have been engaged in by any such Person, (iv) any alleged deficiencies in the Issuer's financial reporting, internal control over financial reporting or disclosure controls prior to the Issue Date and procedures relating to any of the foregoing, and (v) any alleged bad faith, breach of fiduciary duty or other act or omission on the part of any director or officer of the Issuer relating to any of the foregoing, together in each case with all damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement arising out of or incurred in connection with any of the foregoing (including all amounts paid to or on behalf of other Persons in connection with any of the foregoing pursuant to any indemnification agreements, arrangements or obligations).

        "Sponsor Management Agreement" means the management agreements between certain of the management companies associated with the Investors and Highfields Capital, and the Issuer, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Senior Notes in any material respect than the original agreement in effect on the Issue Date.

        "Subordinated Discount Notes" means the $469,449,000 aggregate principal amount at maturity of the Issuer's 13% subordinated discount notes due 2016 issued on the Issue Date.

        "Subordinated Indebtedness" means, with respect to the Senior Notes,

         (1)  any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Notes, and

         (2)  any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Notes.

        "Subsidiary" means, with respect to any Person:

           (1)  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

           (2)  any partnership, joint venture, limited liability company or similar entity of which

             (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

             (y)  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Term Loan Facility" means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of June 30, 2006 among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and the Issuer, as the same may be amended prior to the Issue Date.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

        "Transactions" means the transactions contemplated by the Transaction Agreement, the issuance of the Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2010; provided, however, that if the period from the Redemption Date to November 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

           (1)  any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

           (2)  any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

         (1)  any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

         (2)  such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

         (3)  each of:

           (a)  the Subsidiary to be so designated; and

           (b)  its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

           (1)  the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

           (2)  the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

           (1)  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

           (2)  the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the terms "we," "our" and "us" each refer to Michaels Stores, Inc. and its consolidated Subsidiaries, assuming completion of the Transactions; and (ii) the term "Issuer" refers only to Michaels Stores, Inc. and not any of its Subsidiaries.

        The terms of the exchange senior subordinated notes are identical in all material respects to the senior subordinated notes except that, upon completion of the exchange offers, the exchange senior subordinated notes will be free of any covenants regarding exchange registration rights.

        The Issuer issued $400,000,000 aggregate principal amount of 11 3/8% senior subordinated notes due 2016 (the "Senior Subordinated Notes") under an indenture dated October 31, 2006 (the "Indenture") among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Senior Subordinated Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Senior Subordinated Notes. You may request copies of the Indenture at our address set forth under the heading "The Exchange Notes—Corporate Information".

Brief Description of Senior Subordinated Notes

        The Senior Subordinated Notes:

  •
  are unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Senior Notes) of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

  •
  are senior in right of payment to all existing and future Subordinated Indebtedness (including the Subordinated Discount Notes) of the Issuer;

  •
  are initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Senior Subordinated Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries have initially guaranteed the Senior Subordinated Notes. Each of the Guarantees of the Senior Subordinated Notes is a general unsecured obligation of each Guarantor, is subordinated in right of payment to all existing and future Senior Indebtedness of each such entity, is effectively subordinated to all Secured Indebtedness of each such entity, and is senior in right of payment to all existing and future Subordinated Indebtedness (including guarantees of the Subordinated Discount Notes) of each such entity. The Senior Subordinated Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that have not guaranteed the Senior Subordinated Notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

        Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets."

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the exchange notes or the guarantees, and, if that occurs, you may not receive any payments on the exchange notes."

        Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

           (1)  (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with clauses (1) and (2) of the first paragraph under the caption "Repurchase at the Option of Holders—Asset Sales;"

             (b)  the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

             (c)  the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

             (d)  the Issuer exercising its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

           (2)  the Issuer delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

        The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Senior Subordinated Notes and the payment of any Guarantee is subordinate in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and the Senior Notes.

        The Senior Subordinated Notes are effectively subordinated in right of payment to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of May 5, 2007, we had $3.809 billion of Senior Indebtedness of which $2.659 billion was Secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Senior Subordinated Notes

        The Issuer maintains one or more paying agents for the Senior Subordinated Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Senior Subordinated Notes is the Trustee.

        The Issuer maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Senior Subordinated Notes outstanding from time to time and will make payments on and facilitate transfers of Senior Subordinated Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Senior Subordinated Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness ranks senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Indenture. The Senior Subordinated Notes and Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Senior Subordinated Notes (or pay any other Obligations relating to the Senior Subordinated Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire or acquire for cash or property any Senior Subordinated Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities (other than Disqualified Stock)) if either of the following occurs (a "Payment Default"):

           (1)  any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

           (2)  any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Senior Subordinated Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities (other than Disqualified Stock)) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

           (1)  by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

           (2)  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

           (3)  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above (but subject to the subordination provisions in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Issuer and related Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may in the aggregate give one other Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period will be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default has been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Senior Subordinated Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization, insolvency or bankruptcy of or similar proceeding relating to the Issuer or its property:

           (1)  the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Senior Subordinated Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Senior Subordinated Notes; and

           (2)  until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities.

If a distribution is made to Holders of the Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Senior Subordinated Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee are subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Senior Subordinated Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder has agreed, by its acceptance of Senior Subordinated Notes, to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Senior Subordinated Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Senior Subordinated Notes.

        The terms of the subordination provisions described above do not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions and such deposit was otherwise made in accordance with such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Subordinated Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer initially issued $400,000,000 aggregate principal amount of Senior Subordinated Notes. The Issuer may issue additional Senior Subordinated Notes under the Indenture from time to time after this offering subject to compliance with the covenant described below under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Additional Senior Subordinated Notes"). The Senior Subordinated Notes, the Exchange Senior Subordinated Notes offered hereby and any Additional Senior Subordinated Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Subordinated Notes" for all purposes of the Indenture and this "Description of Senior Subordinated Notes" include any Additional Senior Subordinated Notes.

        Interest on the Senior Subordinated Notes accrues at the rate of 11 3/8% per annum and is payable in cash. Interest on the Senior Subordinated Notes is payable semi-annually in arrears on each May 1 and November 1, and commenced on May 1, 2007. The Issuer makes each interest payment to the Holders of record of the Senior Subordinated Notes on the immediately preceding April 15 and October 15. Interest on the Senior Subordinated Notes accrues from the most recent date to which interest has been paid with respect to such Senior Subordinated Notes, or if no interest has been paid with respect to such Senior Subordinated Notes, from the date of original issuance thereof. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Senior Subordinated Notes will on November 1, 2016 and were issued in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Additional Interest may accrue on the Senior Subordinated Notes in certain circumstances pursuant to the Registration Rights Agreement as described under "Registration Rights." All references in the Indenture and this "Description of Senior Subordinated Notes," in any context, to any interest or other amount payable on or with respect to the Senior Subordinated Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Senior Subordinated Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Subordinated Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the

Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Subordinated Notes as described under the caption "Repurchase at the Option of Holders." We may at any time and from time to time purchase Senior Subordinated Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer is not entitled to redeem Senior Subordinated Notes at its option prior to November 1, 2011.

        At any time prior to November 1, 2011, the Issuer may redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Senior Subordinated Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after November 1, 2011, the Issuer may redeem the Senior Subordinated Notes, in whole or in part, upon notice as described under the heading "Repurchase at the Option of Holders—Selection and Notice," at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

        In addition, until November 1, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes (including the aggregate principal amount of Senior Subordinated Notes issued after the Issue Date) at a redemption price equal to 111.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Senior Subordinated Notes originally issued under the Indenture and any Senior Subordinated Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption of Senior Subordinated Notes upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        The Trustee shall select the Senior Subordinated Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Senior Subordinated Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of the Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Subordinated Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

           (1)  that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

           (2)  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

           (3)  that any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

           (4)  that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

           (5)  that Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Subordinated Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

           (6)  that Holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Issuer to purchase such Senior Subordinated Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Senior Subordinated Notes, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Subordinated Notes and its election to have such Senior Subordinated Notes purchased;

           (7)  that if the Issuer is redeeming less than all of the Senior Subordinated Notes, the Holders of the remaining Senior Subordinated Notes will be issued new Senior Subordinated Notes and such new Senior Subordinated Notes will be equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered. The unpurchased portion of the Senior Subordinated Notes must be equal to $1,000 or an integral multiple thereof; and

           (8)  the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

           (1)  accept for payment all Senior Subordinated Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

           (2)  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and

           (3)  deliver, or cause to be delivered, to the Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If the Issuer experiences a change of control that triggers a default under our Senior Credit Facilities, it could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event the Issuer does obtain such a waiver or refinance under the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable.

        The Senior Credit Facilities and Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes as a result of a Change of Control. The Indenture provides that in the event a Change of Control occurs at a time when the Issuer is prohibited by the terms of any Senior Indebtedness from purchasing Senior Subordinated Notes, then notwithstanding any provision to the contrary in the Indenture, the Issuer (x) shall have 90 days following the Change of Control to mail the notice of a Change of Control to holders of Senior Subordinated Notes, and (y) shall undertake, within 90 days following any Change of Control, to (1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other Senior Indebtedness, the terms of which require repayment and/or termination of commitments upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other such Senior Indebtedness and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Senior Subordinated Notes. If such a consent is not obtained or borrowings repaid, the Issuer will remain prohibited from purchasing the Senior Subordinated Notes.

        The Issuer shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Senior Subordinated Notes pursuant to the provisions described above. The Issuer's failure to comply with the covenant described in the immediately preceding paragraph may

(with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1), under "Events of Default and Remedies" below.

        Our ability to pay cash to the Holders of Senior Subordinated Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Subordinated Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction.

        We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Subordinated Notes may require the Issuer to make an offer to repurchase the Senior Subordinated Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

           (1)  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

           (2)  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

             (a)  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Subordinated Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

             (b)  any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

             (c)  any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

           (1)  to permanently reduce:

             (a)  Obligations under Senior Indebtedness and to correspondingly reduce commitments with respect thereto;

             (b)  Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Senior Subordinated Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Senior Subordinated Notes that would otherwise be prepaid; or

             (c)  Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

           (2)  to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business, or

           (3)  to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Senior Subordinated Notes and, if required by the terms of any Indebtedness that is pari passu with the Senior Subordinated Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Subordinated Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

        To the extent that the aggregate amount of Senior Subordinated Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Senior Subordinated Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Subordinated Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities and Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Senior Subordinated Notes under certain circumstances.

Selection and Notice

        If the Issuer is redeeming less than all of the Senior Subordinated Notes issued by it at any time, the Trustee will select the Senior Subordinated Notes to be redeemed (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed or (b) on a pro rata basis (to the extent practicable), by lot or by such other method as the Trustee shall deem fair and appropriate.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of Senior Subordinated Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Indenture. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Subordinated Note in a principal amount equal to the unredeemed portion of the Senior Subordinated Note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the Indenture.

        If on any date following the Issue Date (i) the Senior Subordinated Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the "Suspended Covenants") described under:

           (1)  "Repurchase at the Option of Holders—Asset Sales";

           (2)  "—Limitation on Restricted Payments";

           (3)  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (4)  clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

           (5)  "—Transactions with Affiliates";

           (6)  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

           (7)  "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

           (8)  "Repurchase at the Option of Holders—Change of Control"; and

           (9)  "—Limitation on Layering."

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Subordinated Notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Subordinated Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a "Suspension Period".

        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments" (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of "—Limitation on Restricted Payments"). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the "Repurchase at the Option of Holders—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the Senior Subordinated Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests,

  including any dividend or distribution payable in connection with any merger or consolidation other than:

             (a)  dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

             (b)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

             (a)  Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

             (b)  the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

           (1)  no Default shall have occurred and be continuing or would occur as a consequence thereof;

           (2)  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

           (3)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

             (a)  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 30, 2006, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

             (b)  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                 (x)  Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                 (y)  Designated Preferred Stock; and

                  (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

             (c)  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

             (d)  100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

             (e)  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions do not prohibit:

           (1)  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

           (2)  (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

           (3)  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

             (a)  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any reasonable fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

             (b)  such new Indebtedness is subordinated to the Senior Subordinated Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

             (c)  such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

             (d)  such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

           (4)  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

             (a)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

             (b)  the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

             (c)  the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors or consultants of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

           (5)  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

           (6)  (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

             (b)  the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

             (c)  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

           (7)  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (8)  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

           (9)  the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

         (10)  Restricted Payments that are made with Excluded Contributions;

         (11)  other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $75.0 million;

         (12)  distributions or payments of Receivables Fees;

         (13)  any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under "—Transactions with Affiliates";

         (14)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Subordinated Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

         (15)  the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

             (a)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

             (b)  federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local income taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate federal, state and local income taxes paid by the Issuer and its Restricted Subsidiaries;

             (c)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

             (d)  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

             (e)  fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

         (16)  the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

         (17)  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

         (18)  the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the Issuer and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions; and

         (19)  mandatory redemptions of Subordinated Discount Notes (and exchange notes issued in respect thereof) pursuant to the indenture governing the Subordinated Discount Notes due to the existence of an AHYDO Amount (as defined in such indenture);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million at any one time outstanding.

        The foregoing limitations do not apply to:

           (1)  (x) Indebtedness incurred pursuant to the Revolving Credit Facility by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed the greater of (A) $1,200.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales" less the aggregate principal amount of outstanding obligations under or in respect of Receivables Facilities and (B) (i) 90.0% of the eligible credit card and debit card receivables of the Issuer and its Restricted Subsidiaries plus (ii) 90.0% of the net appraised orderly liquidation value of the eligible inventory of the Issuer and its Restricted Subsidiaries and (y) Indebtedness incurred pursuant to the Term Loan Facility by the Issuer or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (y) and then outstanding does not exceed $2,400.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales";

           (2)  the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Subordinated Notes (including any Guarantee) (other than any Additional Senior Subordinated Notes) and exchange notes issued in respect of the Senior Subordinated Notes and any Guarantee thereof, (b) the Senior Notes (including any guarantee thereof) and exchange notes issued in respect of the Senior Notes and any guarantee thereof and (c) the Subordinated Discount Notes (including any guarantee thereof) and exchange notes issued in respect of the Subordinated Discount Notes and any guarantee thereof;

           (3)  Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

           (4)  (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed $125.0 million at any one time outstanding;

           (5)  Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

           (6)  Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

             (a)  such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

             (b)  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

           (7)  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Subordinated Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

           (8)  Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Subordinated Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

           (9)  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

         (10)  (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, and (y) Indebtedness in respect of Cash Management Services provided by any lender party to a Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreement pursuant to which such Cash Management Services are provided was entered into);

         (11)  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (12)  (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $125.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

         (13)  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

             (a)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

             (b)  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

             (c)  shall not include:

                (i)  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

               (ii)  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

         (14)  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either

             (a)  the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

             (b)  the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

         (15)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

         (16)  Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

         (17)  (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

           (b)  any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

         (18)  Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding, the greater of (x) $100.0 million and (y) 10.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

         (19)  (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and /or Preferred Stock issued under this clause (19), $100.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

         (20)  Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

         (21)  Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

           (1)  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

           (2)  at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness (or any related guarantee) ranking pari passu with or subordinated to the Senior

Subordinated Notes or any Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

           (1)  in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

           (2)  in all other cases, the Senior Subordinated Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing the Senior Subordinated Notes and the related Guarantees, (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor and (c) Liens securing both Indebtedness permitted to be incurred under Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred and obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into).

        Any Lien created for the benefit of the Holders of the Senior Subordinated Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Company");

           (2)  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Subordinated Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

           (3)  immediately after such transaction, no Default exists;

           (4)  immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

             (a)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

             (b)  the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

           (5)  each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Senior Subordinated Notes and the Registration Rights Agreement; and

           (6)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Senior Subordinated Notes, as applicable.

        The foregoing clauses (3), (4), (5) and (6) shall not apply to the merger contemplated by the Transaction Agreement. Notwithstanding the foregoing clauses (3) and (4),

           (1)  any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

           (2)  the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

             (b)  the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

             (c)  immediately after such transaction, no Default exists; and

             (d)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

           (2)  the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

           (1)  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

           (2)  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions do not apply to the following:

           (1)  transactions between or among the Issuer or any of its Restricted Subsidiaries;

           (2)  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Investments constituting Permitted Investments;

           (3)  the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

           (4)  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

           (5)  transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

           (6)  any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

           (7)  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

           (8)  the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses, in each case as disclosed in the offering memorandum;

           (9)  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

         (10)  the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

         (11)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

         (12)  payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or are otherwise permitted by the Indenture;

         (13)  payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

         (14)  investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

           (1)  (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

             (b)  pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

           (2)  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

           (3)  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

             (a)  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indenture governing the Senior Notes and the related documentation and the indenture governing the Subordinated Discount Notes and the related documentation;

             (b)  the Indenture and the Senior Subordinated Notes;

             (c)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

             (d)  applicable law or any applicable rule, regulation or order;

             (e)  any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

              (f)  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

             (g)  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

             (h)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

              (i)  other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

              (j)  customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

             (k)  customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

              (l)  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

            (m)  any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

             (n)  restrictions created in connection with any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

           (1)  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

             (a)  if the Senior Subordinated Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

             (b)  if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes;

           (2)  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

           (3)  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

             (a)  such Guarantee has been duly executed and authorized; and

             (b)  such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) above.

Limitation on Layering

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

           (1)  equal in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be; or

           (2)  expressly subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Senior Subordinated Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

         (1)  within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

         (2)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the first fiscal quarter of the fiscal year commencing February 4, 2007, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

         (3)  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

         (4)  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act beginning on and after the Issue Date;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the Trustee and the Holders of the Senior Subordinated Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if Holders of at least 25% in principal amount of the then total outstanding Senior Subordinated Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Senior Subordinated Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Senior Subordinated Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

           (1)  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (2)  default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (3)  failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Senior Subordinated Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (4)  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Subordinated Notes, if both:

             (a)  such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

             (b)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

           (5)  failure by the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

           (6)  certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

           (7)  the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Senior Subordinated Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

           (1)  acceleration of any such Indebtedness under the Senior Credit Facilities; or

           (2)  five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative under each of the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) above with respect to the Issuer, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Subordinated Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Subordinated Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Subordinated Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

           (1)  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

           (2)  holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

           (3)  the default that is the basis for such Event of Default has been cured.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Senior Subordinated Notes, the Holders of a majority in principal amount of the Senior Subordinated Notes may rescind and cancel such declaration and its consequences:

           (1)  if the rescission would not conflict with any judgment or decree;

           (2)  if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

           (3)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

           (4)  if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Senior Subordinated Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Senior Subordinated Note may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless:

           (1)  such Holder has previously given the Trustee notice that an Event of Default is continuing;

           (2)  Holders of at least 25% in principal amount of the total outstanding Senior Subordinated Notes have requested the Trustee to pursue the remedy;

           (3)  Holders of the Senior Subordinated Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

           (4)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

           (5)  Holders of a majority in principal amount of the total outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture, the Holders of a majority in principal amount of the total outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Subordinated Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Subordinated Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Senior Subordinated Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture terminates (other than certain obligations) and will be released upon payment in full of all of the Senior Subordinated Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Subordinated Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

           (1)  the rights of Holders of Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Indenture;

           (2)  the Issuer's obligations with respect to Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

           (3)  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

           (4)  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:

           (1)  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes and the Issuer must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

           (2)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

             (a)  the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

             (b)  since the issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (4)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

           (5)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes or the indenture pursuant to which the Senior Notes are issued, the Subordinated Discount Notes or the indenture pursuant to which the Subordinated Discount Notes are issued or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

           (6)  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

           (7)  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

           (8)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes, when either:

           (1)  all Senior Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

           (2)  (a) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

             (b)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the Senior Subordinated Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, Senior Notes (or the indenture under which the Senior Notes are issued), Subordinated Discount Notes (or the indenture under which the Subordinated Discount Notes are issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

             (c)  the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

             (d)  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, and any existing Default or compliance with any provision of the Indenture or the Senior Subordinated Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Subordinated Notes), other than Senior Subordinated Notes beneficially owned by the Issuer or its Affiliates.

        The Indenture provides that, without the consent of each affected Holder of Senior Subordinated Notes, an amendment or waiver may not, with respect to any Senior Subordinated Notes held by a non-consenting Holder:

           (1)  reduce the principal amount of such Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

           (2)  reduce the principal of or change the fixed final maturity of any such Senior Subordinated Note or alter or waive the provisions with respect to the redemption of such Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

           (3)  reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

           (4)  waive a Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes, except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

           (5)  make any Senior Subordinated Note payable in money other than that stated therein;

           (6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

           (7)  make any change in the amendment and waiver provisions of the Indenture described herein;

           (8)  impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Subordinated Notes;

           (9)  make any change in the subordination provisions thereof that would adversely affect the Holders; or

         (10)  except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Senior Subordinated Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Senior Subordinated Notes without the consent of any Holder:

           (1)  to cure any ambiguity, omission, mistake, defect or inconsistency;

           (2)  to provide for uncertificated Senior Subordinated Notes of such series in addition to or in place of certificated Senior Subordinated Notes;

           (3)  to comply with the covenant relating to mergers, consolidations and sales of assets;

           (4)  to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in a transaction that complies with the Indenture;

           (5)  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

           (6)  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

           (7)  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

           (8)  to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

           (9)  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

         (10)  to add a Guarantor under the Indenture;

         (11)  to conform the text of the Indenture, Guarantees or the Senior Subordinated Notes to any provision of this "Description of Senior Subordinated Notes" to the extent that such provision in this "Description of Senior Subordinated Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Senior Subordinated Notes; or

         (12)  to make any amendment to the provisions of the Indenture relating to the transfer and legending of Senior Subordinated Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Senior Subordinated Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Senior Subordinated Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Subordinated Notes.

        However, no amendment to or waiver of the subordination provisions of the Indenture (or the component definitions used therein) may be made without the consent of the holders of a majority of the Indebtedness in respect of the Senior Credit Facilities of the Issuer and the Guarantors (or their Representative(s)).

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Senior Subordinated Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Senior Subordinated Notes and any Guarantee is governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

         (1)  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

         (2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Subordinated Note on any Redemption Date, the greater of:

           (1)  1.0% of the principal amount of such Senior Subordinated Note; and

           (2)  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Subordinated Note at November 1, 2011 (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Senior Subordinated Note through November 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Senior Subordinated Note.

        "Asset Sale" means:

           (1)  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

           (2)  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

             (a)  any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

             (b)  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

             (c)  the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments" or the making of any Permitted Investment;

             (d)  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

             (e)  any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

              (f)  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

             (g)  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

             (h)  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

              (i)  foreclosures on or expropriations of assets;

              (j)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

             (k)  the granting of a Lien that is permitted under the covenant described above under "Certain Covenants—Liens";

              (l)  the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

            (m)  any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture.

        "Bank Products" means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

           (1)  in the case of a corporation, shares in the capital of such corporation;

           (2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

           (3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

           (4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

        "Cash Equivalents" means:

           (1)  United States dollars and Canadian dollars;

           (2)  (a) euro, or any national currency of any participating member state of the EMU; or

           (b)  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

           (3)  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

           (4)  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

           (5)  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

           (6)  commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

           (7)  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

           (8)  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

           (9)  Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

         (10)  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's and in each case in a currency permitted under clause (1) or (2) above;

         (11)  investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

         (12)  credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Management Services" means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and /or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means the occurrence of any of the following after the Issue Date:

           (1)  the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

           (2)  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

           (1)  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Senior Subordinated Notes and any "additional interest" with respect to the Senior Notes or the Subordinated Discount Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

           (2)  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

           (3)  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        For purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Issue Date, after giving pro forma effect to the Transactions, Consolidated Interest Expense shall be $92.5 million for the fiscal quarter ended January 28, 2006, $91.4 million for the fiscal quarter ended April 29, 2006, and $92.5 million for the fiscal quarter ended July 29, 2006.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

         (1)  any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses to the extent incurred on or prior to December 31, 2007, severance, relocation costs, costs related to the Perfect Store Initiative, Hybrid Distribution Network Costs, Public Company Costs, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including stores), signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring costs, Specified Legal Expenses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

         (2)  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

         (3)  any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

         (4)  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

         (5)  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

         (6)  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

         (7)  effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

         (8)  any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

         (9)  any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

       (10)  any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs, shall be excluded,

       (11)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

       (12)  accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

       (13)  any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded, and

       (14)  any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

        In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

         (1)  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

         (2)  to advance or supply funds

           (a)  for the purchase or payment of any such primary obligation, or

           (b)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

         (3)  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means:

           (1)  any Indebtedness outstanding under the Senior Credit Facilities; and

           (2)  any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been specifically designated by the Issuer as "Designated Senior Indebtedness" for purposes of the Indenture in the instrument evidencing or governing such Senior Indebtedness.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Subordinated Notes or the date the Senior Subordinated Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

         (1)  increased (without duplication) by:

           (a)  provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

           (b)  Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

           (c)  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

           (d)  any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities and (ii) any amendment or other modification of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

           (e)  the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (f)  any other non-cash charges, including (i) any write offs or write downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

           (g)  the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

           (h)  the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or Highfields Capital to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates" and deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (i)  the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $25.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio"); plus

            (j)  the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

           (k)  any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (l)  any net loss from disposed or discontinued operations; plus

          (m)  cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

         (2)  decreased (without duplication) by:

           (a)  non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

           (b)  any net income from disposed or discontinued operations; and

         (3)  increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

        For purposes of calculating EBITDA for any period, the impact of changes in estimate for inventory cost capitalization and the initial adoption of an accounting policy for gift card breakage made in the fourth quarter of fiscal 2005 shall be excluded.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

           (1)  public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8;

           (2)  issuances to any Subsidiary of the Issuer; and

           (3)  any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

         (1)  contributions to its common equity capital, and

         (2)  the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

           (1)  Consolidated Interest Expense of such Person for such period;

           (2)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

           (3)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this "Description of Senior Subordinated Notes," the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Government Securities" means securities that are:

           (1)  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

           (2)  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Senior Subordinated Notes.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Senior Subordinated Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Highfields Capital" means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

        "Holder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

        "Hybrid Distribution Network Costs" shall mean costs associated with the implementation of enhancements to the Issuer's and its Restricted Subsidiaries' distribution network intended to increase the Issuer's and its Restricted Subsidiaries' basic merchandise inventories that are shipped through distribution centers.

        "Indebtedness" means, with respect to any Person, without duplication:

           (1)  any indebtedness (including principal and premium) of such Person, whether or not contingent:

             (a)  in respect of borrowed money;

             (b)  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

             (c)  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

             (d)  representing any Hedging Obligations;

        if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

           (2)  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

           (3)  to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

           (1)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

           (2)  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

           (3)  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

           (4)  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

           (1)  "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

             (a)  the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

             (b)  the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

           (2)  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Bain Capital, LLC and Blackstone Group Holdings L.L.C., each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means October 31, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $100.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Perfect Store Initiative" shall mean the initiative related to the Issuer's and its Restricted Subsidiaries' store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the "Repurchase at the Option of Holders—Asset Sales" covenant.

        "Permitted Holders" means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under "Repurchase at the Option of Holders—Change of Control" (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under "Repurchase at the Option of Holders—Change of Control") will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

           (1)  any Investment in the Issuer or any of its Restricted Subsidiaries;

           (2)  any Investment in cash and Cash Equivalents or Investment Grade Securities;

           (3)  any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

             (a)  such Person becomes a Restricted Subsidiary; or

             (b)  such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

           (4)  any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

           (5)  any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Senior Subordinated Notes in any material respect);

           (6)  any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

             (a)  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

             (b)  as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

           (7)  Hedging Obligations permitted under clause (10) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (8)  any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (9)  Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitation on Restricted Payments";

         (10)  guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in "Certain Covenants—Liens";

         (11)  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

         (12)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

         (13)  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

         (14)  Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

         (15)  advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

         (16)  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

         (17)  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Junior Securities" means:

           (1)  Equity Interests in any direct or indirect parent of the Issuer; or

           (2)  unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture and which do not mature or become subject to a mandatory redemption obligation prior to the final maturity of the Senior Subordinated Notes;

  provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

           (1)  pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

           (2)  Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

           (3)  Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

           (4)  Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

           (5)  minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

           (6)  Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign

  Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

           (7)  Liens existing on the Issue Date;

           (8)  Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

           (9)  Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

         (10)  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

         (11)  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture;

         (12)  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (13)  leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

         (14)  Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

         (15)  Liens in favor of the Issuer or any Guarantor;

         (16)  Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

         (17)  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

         (18)  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

         (19)  deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

         (20)  Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (21)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

         (22)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

         (23)  Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

         (24)  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

         (25)  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (26)  Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

         (27)  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

         (28)  restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

         (29)  security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

         (30)  zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

         (31)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

         (32)  Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (33)  rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

         (34)  the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the crown under Canadian law and any statutory exceptions to title under Canadian law; and

         (35)  customary transfer restrictions and purchase options in joint venture and similar agreements.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Public Company Costs" shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer's status as a public company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors' compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors and officers' insurance and other executive costs, legal and other professional fees, and listing fees, in each case incurred or accrued prior to the Issue Date and that will not continue to be incurred immediately after the Issue Date.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Senior Subordinated Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer or any Guarantor.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "Revolving Credit Facility" means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Revolving Credit Facility and the Term Loan Facility.

        "Senior Indebtedness" means:

           (1)  all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Senior Notes and related guarantees (including interest accruing on or after the filing of any petition in bankruptcy or any similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

           (2)  all Hedging Obligations (and guarantees thereof) owing to a lender or any affiliate of a lender under any Senior Credit Facility (or a Person who was such a lender or an affiliate at the time such Hedging Obligations were entered into);

           (3)  any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

           (4)  all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

  provided, however, that Senior Indebtedness shall not include:

             (a)  any obligation of such Person to the Issuer or any of its Subsidiaries;

             (b)  any liability for federal, state, local or other taxes owed or owing by such Person;

             (c)  any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Senior Credit Facilities shall not be excluded pursuant to this clause (c);

             (d)  any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

             (e)  that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness and their Representative shall have received a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture.

        "Senior Notes" means the $750,000,000 aggregate principal amount of the Issuer's 10% senior notes due 2014 issued on the Issue Date.

        "Senior Subordinated Indebtedness" means:

           (1)  with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Issuer; and

           (2)  with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

        "Specified Legal Expenses" means all attorneys' and experts' fees and expenses and all other costs and expenses paid or payable in connection with investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to (i) the Issuer's compensation practices (including option grants) prior to the Issue Date, (ii) any disclosure or alleged lack of disclosure on the part of the Issuer or any of its directors or officers regarding the beneficial ownership of any securities of the Issuer prior to the Issue Date by any such director or officer (or any trust established for the benefit of any such director or officer or any family member thereof), (iii) any transaction prior to the Issue Date involving any securities of the Issuer alleged to have been engaged in by any such Person, (iv) any alleged deficiencies in the Issuer's financial reporting, internal control over financial reporting or disclosure controls prior to the Issue Date and procedures relating to any of the foregoing, and (v) any alleged bad faith, breach of fiduciary duty or other act or omission on the part of any director or officer of the Issuer relating to any of the foregoing, together in each case with all damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement arising out of or incurred in connection with any of the foregoing (including all amounts paid to or on behalf of other Persons in connection with any of the foregoing pursuant to any indemnification agreements, arrangements or obligations).

        "Sponsor Management Agreement" means the management agreements between certain of the management companies associated with the Investors and Highfields Capital, and the Issuer, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Senior Subordinated Notes in any material respect than the original agreement in effect on the Issue Date.

        "Subordinated Discount Notes" means the $469,449,000 aggregate principal amount at maturity of the Issuer's 13% subordinated discount notes due 2016 issued on the Issue Date.

        "Subordinated Indebtedness" means, with respect to the Senior Subordinated Notes,

           (1)  any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Subordinated Notes, and

           (2)  any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Subsidiary" means, with respect to any Person:

           (1)  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

           (2)  any partnership, joint venture, limited liability company or similar entity of which

             (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

             (y)  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Term Loan Facility" means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of June 30, 2006 among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and the Issuer, as the same may be amended prior to the Issue Date.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

        "Transactions" means the transactions contemplated by the Transaction Agreement, the issuance of the Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2011; provided, however, that if the period from the Redemption Date to November 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

           (1)  any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

           (2)  any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

         (1)  any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

         (2)  such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

         (3)  each of:

           (a)  the Subsidiary to be so designated; and

           (b)  its Subsidiaries

        has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

           (1)  the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

           (2)  the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

           (1)  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

           (2)  the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SUBORDINATED DISCOUNT NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the terms "we," "our" and "us" each refer to Michaels Stores, Inc. and its consolidated Subsidiaries, assuming completion of the Transactions; and (ii) the term "Issuer" refers only to Michaels Stores, Inc. and not any of its Subsidiaries.

        The terms of the exchange subordinated discount notes are identical in all material respects to the outstanding subordinated discount notes except that, upon completion of the exchange offers, the exchange subordinated discount notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

        The Issuer issued $469,449,000 aggregate principal amount at maturity of 13% subordinated discount notes due 2016 (the "Subordinated Discount Notes") under an indenture dated October 31, 2006 (the "Indenture") among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Subordinated Discount Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the Subordinated Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Subordinated Discount Notes. You may request copies of the Indenture at our address set forth under the heading "The Exchange Notes—Corporate Information".

Brief Description of Subordinated Discount Notes

The Subordinated Discount Notes:

  •
  are unsecured subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities, the Senior Notes and the Senior Subordinated Notes) of the Issuer;

  •
  are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

  •
  are initially guaranteed on an unsecured subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

  •
  are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Subordinated Discount Notes, whether for payment of Accreted Value of, premium, if any, or interest on or Additional Interest, if any, in respect of the Subordinated Discount Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries (other than as detailed below) have initially guaranteed the Subordinated Discount Notes. Each of the Guarantees of the Subordinated Discount Notes is a general unsecured obligation of each Guarantor, is subordinated in right of payment to all existing and future Senior Indebtedness of each such entity, and is effectively subordinated to all Secured Indebtedness of each such entity. The Subordinated Discount Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that have not guaranteed the Subordinated Discount Notes.

        Not all of the Issuer's Subsidiaries have guaranteed the Subordinated Discount Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries (except Michaels of Canada, ULC), non-Wholly-Owned Subsidiaries or any Receivables Subsidiary are required to guarantee the Subordinated Discount Notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

        Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets."

        If a Guarantee is rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the exchange notes or the guarantees, and, if that occurs, you may not receive any payments on the exchange notes."

        Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

           (1)  (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor which sale, exchange, disposition or transfer in each case is made in compliance with clauses (1) and (2) of the first paragraph under the caption "Repurchase at the Option of Holders—Asset Sales;"

             (b)  the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

             (c)  the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

             (d)  the Issuer exercising its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

           (2)  the Issuer delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

        The payment of the Accreted Value of, premium, if any, and interest and Additional Interest, if any, on the Subordinated Discount Notes and the payment of any Guarantee is subordinate in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities, the Senior Notes and the Senior Subordinated Notes.

        The Subordinated Discount Notes are effectively subordinated in right of payment to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of May 5, 2007, we had $3.809 billion of Senior Indebtedness of which $2.659 billion was Secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Subordinated Discount Notes

        The Issuer maintains one or more paying agents for the Subordinated Discount Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Subordinated Discount Notes is the Trustee.

        The Issuer also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Subordinated Discount Notes outstanding from time to time and will make payments on and facilitate transfers of Subordinated Discount Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Subordinated Discount Notes

        Neither the Issuer nor any Guarantor is permitted to pay Accreted Value of, premium, if any, or interest on the Subordinated Discount Notes (or pay any other Obligations relating to the Subordinated Discount Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire or acquire for cash or property any Subordinated Discount Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities (other than Disqualified Stock)) if either of the following occurs (a "Payment Default"):

           (1)  any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

           (2)  any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Subordinated Discount Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Subordinated Discount Notes (except in the form of Permitted Junior Securities (other than Disqualified Stock)) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

           (1)  by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

           (2)  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

           (3)  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above (but subject to the subordination provisions in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Issuer and related Guarantors are permitted to resume paying the Subordinated Discount Notes after the end of such Payment Blockage Period. The Subordinated Discount Notes will not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may in the aggregate give one other Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Subordinated Discount Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

        Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period will be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness unless such default has been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Subordinated Discount Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization, insolvency or bankruptcy of or similar proceeding relating to the Issuer or its property:

           (1)  the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Subordinated Discount Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Subordinated Discount Notes; and

           (2)  until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Subordinated Discount Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Subordinated Discount Notes may receive Permitted Junior Securities.

If a distribution is made to Holders of the Subordinated Discount Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Subordinated Discount Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or Accreted Value with respect to the Subordinated Discount Notes when due by their terms. If payment of the Subordinated Discount Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Subordinated Discount Notes until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Subordinated Discount Notes only if the Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee are subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Subordinated Discount Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder has agreed, by its acceptance of Subordinated Discount Notes, to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Subordinated Discount Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Discount Notes.

        The terms of the subordination provisions described above do not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of Accreted Value of and interest on the Subordinated Discount Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions and such deposit was otherwise made in accordance with such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Subordinated Discount Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Subordinated Discount Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Subordinated Discount Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Subordinated Discount Note for a period of 15 days before a selection of Subordinated Discount Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer initially issued $469,449,000 aggregate principal amount at maturity of Subordinated Discount Notes. The Issuer may issue additional Subordinated Discount Notes under the Indenture from time to time after this offering subject to compliance with the covenant described below under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Additional Subordinated Discount Notes"). The Subordinated Discount Notes, Exchange Subordinated Discount Notes offered hereby and any Additional Subordinated Discount Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Subordinated Discount Notes" for all purposes of the Indenture and this "Description of Subordinated Discount Notes" include any Additional Subordinated Discount Notes.

        Until November 1, 2011, the Subordinated Discount Notes are accreting at the rate of 13% per annum, compounded semiannually on May 1 and November 1 of each year to but not including November 1, 2011 (the "Full Accretion Date"), using a 360-day year comprised of 30-day months, from an initial Accreted Value of $532.54 per $1,000 principal amount at maturity on the Issue Date to $1,000 per $1,000 principal amount at maturity on the Full Accretion Date, as reflected in the definition of Accreted Value. Beginning on the Full Accretion Date, interest on the notes will accrue at the rate of 13% per annum and will be payable in cash semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2012. The Issuer will make each cash interest payment to the Holders of record on the immediately preceding April 15 and October 15. Cash interest will accrue from the most recent interest payment date to which cash interest has been paid or, if no cash interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Subordinated Discount Notes will mature on November 1, 2016 and were issued in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Additional Interest may accrue on the Subordinated Discount Notes in certain circumstances pursuant to the Registration Rights Agreement as described under "Registration Rights." All references in the Indenture and this "Description of Subordinated Discount Notes," in any context, to any interest or other amount payable on or with respect to the Subordinated Discount Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

        No cash interest will accrue on the notes prior to the Full Accretion Date, although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accretes.

        Accreted Value of, premium, if any, and cash interest on the Subordinated Discount Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of cash interest may be made by check mailed to the Holders of the Subordinated Discount Notes at their respective addresses set forth in the register of Holders; provided that all payments of Accreted Value, premium, if any, and cash interest with respect to the Subordinated Discount Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York is the office of the Trustee maintained for such purpose.

Open Market Purchases

        We may at any time and from time to time purchase Subordinated Discount Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer is not entitled to redeem Subordinated Discount Notes at its option prior to November 1, 2011.

        At any time prior to November 1, 2011, the Issuer may redeem all or a part of the Subordinated Discount Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder of Subordinated Discount Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the Accreted Value of the Subordinated Discount Notes redeemed plus the Applicable Premium as of, and accrued and unpaid Additional Interest, if any, to the date of redemption (the "Redemption Date").

        On and after November 1, 2011, the Issuer may redeem the Subordinated Discount Notes, in whole or in part, upon notice as described under the heading "Repurchase at the Option of Holders—Selection and Notice," at the redemption prices (expressed as percentages of principal amount at maturity of the Subordinated Discount Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	106.500%
2012	104.333%
2013	102.167%

2014 and thereafter	100.000%

        In addition, until November 1, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Subordinated Discount Notes (including the aggregate principal amount at maturity of Subordinated Discount Notes issued after the Issue Date) at a redemption price equal to 113.00% of the Accreted Value thereof, plus accrued and unpaid Additional Interest, if any, to the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount at maturity of Subordinated Discount Notes originally issued under the Indenture and any Subordinated Discount Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption of Subordinated Discount Notes upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        The Trustee shall select the Subordinated Discount Notes to be redeemed in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Mandatory Redemption

        On May 1, 2012, and, if necessary, any interest payment date thereafter prior to November 1, 2016, the Issuer is required to redeem a portion of each Subordinated Discount Note outstanding on such date equal to the AHYDO Amount on such date.

        The redemption price for each portion of a Subordinated Discount Note so redeemed will equal 100% of the Accreted Value of such portion as of the date of redemption.

        "AHYDO Amount" means the amount sufficient, but not in excess of the amount necessary, to ensure that a Subordinated Discount Note will not be an "applicable high yield discount obligation" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986. Such amount will be approximately equal to (i) the excess of the adjusted issue price (as defined in Section 1272 of the Internal Revenue Code of 1986, as amended) of a Subordinated Discount Note on May 1, 2012 (or any subsequent interest payment date, as applicable) over the original issue price thereof less (ii) an amount equal to one year's simple uncompounded interest on the original issue price of such Subordinated Discount Note at a rate per annum equal to the yield to maturity on such Subordinated Discount Note.

Repurchase at the Option of Holders

Change of Control

        The Subordinated Discount Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Subordinated Discount Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Subordinated Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of the Subordinated Discount Notes on the relevant record date to receive interest due, if any, on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Subordinated Discount Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

           (1)  that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Subordinated Discount Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

           (2)  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

           (3)  that any Subordinated Discount Note not properly tendered will remain outstanding and continue to accrue interest or accrete in value, as applicable;

           (4)  that unless the Issuer defaults in the payment of the Change of Control Payment, all Subordinated Discount Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest or accrete in value, as applicable, on the Change of Control Payment Date;

           (5)  that Holders electing to have any Subordinated Discount Notes purchased pursuant to a Change of Control Offer will be required to surrender such Subordinated Discount Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Subordinated Discount Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

           (6)  that Holders will be entitled to withdraw their tendered Subordinated Discount Notes and their election to require the Issuer to purchase such Subordinated Discount Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Subordinated Discount Notes, the Accreted Value of Subordinated Discount Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Subordinated Discount Notes and its election to have such Subordinated Discount Notes purchased;

           (7)  that if the Issuer is redeeming less than all of the Subordinated Discount Notes, the Holders of the remaining Subordinated Discount Notes will be issued new Subordinated Discount Notes and such new Subordinated Discount Notes will be equal in principal amount at maturity to the principal amount at maturity of the unpurchased portion of the Subordinated Discount Notes surrendered. The principal amount at maturity of the unpurchased portion of the Subordinated Discount Notes must be equal to $1,000 or an integral multiple thereof; and

           (8)  the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Subordinated Discount Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

           (1)  accept for payment all Subordinated Discount Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

           (2)  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Subordinated Discount Notes or portions thereof so tendered; and

           (3)  deliver, or cause to be delivered, to the Trustee for cancellation the Subordinated Discount Notes so accepted together with an Officer's Certificate to the Trustee stating that such Subordinated Discount Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If the Issuer experiences a change of control that triggers a default under the Senior Credit Facilities, it could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event the Issuer does not obtain such a waiver or refinance the Senior Credit

Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable.

        The Senior Credit Facilities, the Senior Notes and the Senior Subordinated Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Subordinated Discount Notes as a result of a Change of Control. The Indenture provides that in the event a Change of Control occurs at a time when the Issuer is prohibited by the terms of any Senior Indebtedness from purchasing Subordinated Discount Notes, then notwithstanding any provision to the contrary in the Indenture, the Issuer (x) shall have 90 days following the Change of Control to mail the notice of a Change of Control to holders of Subordinated Discount Notes, and (y) shall undertake, within 90 days following any Change of Control, to (1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other Senior Indebtedness, the terms of which require repayment and/or termination of commitments upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other such Senior Indebtedness and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Subordinated Discount Notes. If such a consent is not obtained or borrowings repaid, the Issuer will remain prohibited from purchasing the Subordinated Discount Notes.

        The Issuer shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Subordinated Discount Notes pursuant to the provisions described above. The Issuer's failure to comply with the covenant described in the immediately preceding paragraph may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1), under "Events of Default and Remedies" below.

        Our ability to pay cash to the Holders of Subordinated Discount Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Subordinated Discount Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount at maturity of the Subordinated Discount Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Subordinated Discount Notes protection in the event of a highly leveraged transaction.

        We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Subordinated Discount Notes validly tendered and not withdrawn under such Change of

Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Subordinated Discount Notes may require the Issuer to make an offer to repurchase the Subordinated Discount Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Subordinated Discount Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount at maturity of the Subordinated Discount Notes.

Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

           (1)  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

           (2)  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

             (a)  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Subordinated Discount Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

             (b)  any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

             (c)  any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

         (1)  to permanently reduce:

           (a)  Obligations under Senior Indebtedness and to correspondingly reduce commitments with respect thereto;

           (b)  Obligations under indebtedness not constituting Senior Indebtedness and not constituting Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Subordinated Discount Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the Accreted Value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Subordinated Discount Notes at 100% of the Accreted Value thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Subordinated Discount Notes that would otherwise be prepaid; or

           (c)  Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

         (2)  to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

         (3)  to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer, or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Subordinated Discount Notes and, if required by the terms of any Indebtedness that is pari passu with the Subordinated Discount Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum Accreted Value of the Subordinated Discount Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

        To the extent that the aggregate amount of Subordinated Discount Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the Accreted Value of Subordinated Discount Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Subordinated Discount Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Subordinated Discount Notes or the accreted value or principal amount of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Subordinated Discount Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer must comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities and Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Subordinated Discount Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Subordinated Discount Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to the purchase of the Subordinated Discount Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Subordinated Discount Notes. In such case, the Issuer's failure to purchase tendered Subordinated Discount Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Subordinated Discount Notes under certain circumstances.

Selection and Notice

        If the Issuer is redeeming less than all of the Subordinated Discount Notes issued by it at any time, the Trustee will select the Subordinated Discount Notes to be redeemed (a) if the Subordinated Discount Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Subordinated Discount Notes are listed or (b) on a pro rata basis (to the extent practicable), by lot or by such other method as the Trustee shall deem fair and appropriate.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of Subordinated Discount Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Subordinated Discount Notes or a satisfaction and discharge of the Indenture. If any Subordinated Discount Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Subordinated Discount Note shall state the portion of the principal amount at maturity thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Subordinated Discount Note in a principal amount at maturity equal to the principal amount at maturity of the unredeemed portion of the Subordinated Discount Note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased Subordinated Discount Note. Subordinated Discount Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Accreted Value cease to accrue on Subordinated Discount Notes or portions thereof called for redemption.

Certain Covenants

        If on any date following the Issue Date (i) the Subordinated Discount Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the "Suspended Covenants") described under:

           (1)  "Repurchase at the Option of Holders—Asset Sales";

           (2)  "—Limitation on Restricted Payments";

           (3)  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (4)  "clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

           (5)  "—Transactions with Affiliates";

           (6)  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

           (7)  "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries"; and

           (8)  "Repurchase at the Option of Holders—Change of Control."

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Subordinated Discount Notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Discount Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a "Suspension Period".

        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments" (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of "—Limitation on Restricted Payments"). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the "Repurchase at the Option of Holders—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the Subordinated Discount Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

             (a)  dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

             (b)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

             (a)  Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

             (b)  the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment

        (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

           (1)  no Default shall have occurred and be continuing or would occur as a consequence thereof;

           (2)  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

           (3)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

             (a)  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 30, 2006, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

             (b)  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                 (x)  Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                 (y)  Designated Preferred Stock; and

              (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer; provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

             (c)  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

             (d)  100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

             (e)  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions do not prohibit:

           (1)  the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

           (2)  (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

           (3)  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

             (a)  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any reasonable fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

             (b)  such new Indebtedness is subordinated to the Subordinated Discount Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

             (c)  such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

             (d)  such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

           (4)  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

             (a)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

             (b)  the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

             (c)  the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors or consultants of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

           (5)  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

           (6)  (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

             (b)  the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

             (c)  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

           (7)  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (8)  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

           (9)  the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

         (10)  Restricted Payments that are made with Excluded Contributions;

         (11)  other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $75.0 million;

         (12)  distributions or payments of Receivables Fees;

         (13)  any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under "—Transactions with Affiliates";

         (14)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Subordinated Discount Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

         (15)  the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

             (a)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

             (b)  federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local income taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate federal, state and local income taxes paid by the Issuer and its Restricted Subsidiaries;

             (c)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

             (d)  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

             (e)  fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

         (16)  the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

         (17)  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant; and

         (18)  the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the Issuer and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness),

Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $150.0 million at any one time outstanding.

        The foregoing limitations do not apply to:

           (1)  (x) Indebtedness incurred pursuant to the Revolving Credit Facility by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed the greater of (A) $1,200.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales" less the aggregate principal amount of outstanding obligations under or in respect of Receivables Facilities and (B) (i) 90.0% of the eligible credit card and debit card receivables of the Issuer and its Restricted Subsidiaries plus (ii) 90.0% of the net appraised orderly liquidation value of the eligible inventory of the Issuer and its Restricted Subsidiaries and (y) Indebtedness incurred pursuant to the Term Loan Facility by the Issuer or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (y) and then outstanding does not exceed $2,400.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under "Repurchase at the Option of Holders—Asset Sales";

           (2)  the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Subordinated Discount Notes (including any Guarantee) (other than any Additional Subordinated Discount Notes) and exchange notes issued in respect of the Subordinated Discount Notes and any Guarantee thereof, (b) the Senior Notes (including any guarantee thereof) and exchange notes issued in respect of the Senior Notes and any guarantee thereof and (c) the Subordinated Discount Notes (including any guarantee thereof) and exchange notes issued in respect of the Subordinated Discount Notes and any guarantee thereof;

           (3)  Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

           (4)  (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed $125.0 million at any one time outstanding;

           (5)  Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

           (6)  Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case,

  incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

           (7)  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Subordinated Discount Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

           (8)  Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Subordinated Discount Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

           (9)  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

         (10)  (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, and (y) Indebtedness in respect of Cash Management Services provided by any lender party to a Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreement pursuant to which such Cash Management Services are provided was entered into);

         (11)  obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (12)  (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $125.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

         (13)  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

             (a)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

             (b)  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Subordinated Discount Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Subordinated Discount Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

             (c)  shall not include: (i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer; (ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

         (14)  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the

  Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or (b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

         (15)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

         (16)  Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

         (17)  (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

           (b)  any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

         (18)  Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding the greater of (x) $100.0 million and (y) 10.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

         (19)  (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19), $100.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

         (20)  Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

         (21)  Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

           (1)  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

           (2)  at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness (or any related guarantee) ranking pari passu with or subordinated to the Subordinated Discount Notes or any Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

           (1)  in the case of Liens securing Subordinated Indebtedness, the Subordinated Discount Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

           (2)  in all other cases, the Subordinated Discount Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing the Subordinated Discount Notes and the related Guarantees, (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor and (c) Liens securing both Indebtedness permitted to be incurred under Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred and obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Senior Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into).

        Any Lien created for the benefit of the Holders of the Subordinated Discount Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Company");

           (2)  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Subordinated Discount Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

           (3)  immediately after such transaction, no Default exists;

           (4)  immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

             (a)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

             (b)  the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

           (5)  each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Subordinated Discount Notes and the Registration Rights Agreement; and

           (6)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Subordinated Discount Notes, as applicable.

The foregoing clauses (3), (4), (5) and (6) shall not apply to the merger contemplated by the Transaction Agreement. Notwithstanding the foregoing clauses (3) and (4),

         (1)  any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

         (2)  the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

        No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

           (1)  (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

             (b)  the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

             (c)  immediately after such transaction, no Default exists; and

             (d)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

           (2)  the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

           (1)  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

           (2)  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions do not apply to the following:

           (1)  transactions between or among the Issuer or any of its Restricted Subsidiaries;

           (2)  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Investments constituting Permitted Investments;

           (3)  the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Issue Date;

           (4)  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

           (5)  transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

           (6)  any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

           (7)  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

           (8)  the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses, in each case as disclosed in this offering memorandum;

           (9)  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

         (10)  the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

         (11)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

         (12)  payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or are otherwise permitted by the Indenture;

         (13)  payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

         (14)  investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

           (1)  (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

           (b)  pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

           (2)  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

           (3)  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

             (a)  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indenture governing the Senior Notes and the related documentation and the indenture governing the Senior Subordinated Notes and the related documentation;

             (b)  the Indenture and the Subordinated Discount Notes;

             (c)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

             (d)  applicable law or any applicable rule, regulation or order;

             (e)  any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

              (f)  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

             (g)  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

             (h)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

              (i)  other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

              (j)  customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

             (k)  customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

              (l)  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

            (m)  any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

             (n)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

           (1)  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

             (a)  if the Subordinated Discount Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Subordinated Discount Notes are subordinated to such Indebtedness; and

             (b)  if such Indebtedness is by its express terms subordinated in right of payment to the Subordinated Discount Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Subordinated Discount Notes;

           (2)  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

           (3)  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

             (a)  such Guarantee has been duly executed and authorized; and

             (b)  such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) above.

Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Subordinated Discount Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

         (1)  within 90 days after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

         (2)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the first fiscal quarter of the fiscal year commencing February 4, 2007, reports on

Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

         (3)  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

         (4)  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act beginning on and after the Issue Date; in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Subordinated Discount Notes, in addition to providing such information to the Trustee and the Holders of the Subordinated Discount Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if Holders of at least 25% in principal amount at maturity of the then total outstanding Subordinated Discount Notes have declared the Accreted Value, premium, if any, interest, if any, and any other monetary obligations on all the then outstanding Subordinated Discount Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Subordinated Discount Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Subordinated Discount Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

           (1)  default in payment when due and payable, upon redemption, acceleration or otherwise, of Accreted Value of, or premium, if any, on the Subordinated Discount Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (2)  default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Subordinated Discount Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (3)  failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount at maturity of the Subordinated Discount Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Subordinated Discount Notes (whether or not prohibited by the subordination provisions of the Indenture);

           (4)  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Subordinated Discount Notes, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

           (5)  failure by the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

           (6)  certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

           (7)  the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount at maturity of the then total outstanding Subordinated Discount Notes may declare the Accreted Value, premium, if any, interest, if any, and any other monetary obligations on all the then outstanding Subordinated Discount Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

           (1)  acceleration of any such Indebtedness under the Senior Credit Facilities; or

           (2)  five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative under each of the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such Accreted Value and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) above with respect to the Issuer, all outstanding Subordinated Discount Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of Accreted Value, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Subordinated Discount Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Subordinated Discount Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Subordinated Discount Notes by notice to the Trustee may on behalf of the Holders of all of the Subordinated Discount Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the Accreted Value of any Subordinated Discount Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Subordinated Discount Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

           (1)  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

           (2)  holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

           (3)  the default that is the basis for such Event of Default has been cured. The Indenture provides that, at any time after a declaration of acceleration with respect to the Subordinated Discount Notes, the Holders of a majority in principal amount at maturity of the Subordinated Discount Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of Accreted Value or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue Accreted Value, which has become due otherwise than by such declaration of acceleration, has been paid; and

           (4)  if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Subordinated Discount Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of Accreted Value, premium (if any) or interest when due, no Holder of a Subordinated Discount Note may pursue any remedy with respect to the Indenture or the Subordinated Discount Notes unless:

           (1)  such Holder has previously given the Trustee notice that an Event of Default is continuing;

           (2)  Holders of at least 25% in principal amount at maturity of the total outstanding Subordinated Discount Notes have requested the Trustee to pursue the remedy;

           (3)  Holders of the Subordinated Discount Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

           (4)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

           (5)  Holders of a majority in principal amount at maturity of the total outstanding Subordinated Discount Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount at maturity of the total outstanding Subordinated Discount Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Subordinated Discount Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Subordinated Discount Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Subordinated Discount Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Subordinated Discount Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Subordinated Discount Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

           (1)  the rights of Holders of Subordinated Discount Notes to receive payments in respect of the Accreted Value of, premium, if any, and interest on the Subordinated Discount Notes when such payments are due solely out of the trust created pursuant to the Indenture;

           (2)  the Issuer's obligations with respect to Subordinated Discount Notes concerning issuing temporary Subordinated Discount Notes, registration of such Subordinated Discount Notes, mutilated, destroyed, lost or stolen Subordinated Discount Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

           (3)  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

           (4)  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Subordinated Discount Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Subordinated Discount Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Subordinated Discount Notes:

           (1)  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Subordinated Discount Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, premium, if any, and interest due on the Subordinated Discount Notes on the stated maturity date or on the redemption date, as the case may be, of such Accreted Value of, premium, if any, or interest on such Subordinated Discount Notes and the Issuer must specify whether such Subordinated Discount Notes are being defeased to maturity or to a particular redemption date;

           (2)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

             (a)  the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

             (b)  since the issuance of the Subordinated Discount Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Subordinated Discount Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Subordinated Discount Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (4)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

           (5)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes or the indenture pursuant to which the Senior Notes are issued, the Senior Subordinated Notes or the indenture pursuant to which the Senior Subordinated Notes are issued or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

           (6)  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

           (7)  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

           (8)  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Subordinated Discount Notes, when either:

           (1)  all Subordinated Discount Notes theretofore authenticated and delivered, except lost, stolen or destroyed Subordinated Discount Notes which have been replaced or paid and Subordinated Discount Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

           (2)  (a) all Subordinated Discount Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Subordinated Discount Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Subordinated Discount Notes not theretofore delivered to the Trustee for cancellation for Accreted Value of, premium, if any, and accrued interest to the date of maturity or redemption;

             (b)  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the Subordinated Discount Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, Senior Notes (or the indenture under which the Senior Notes are issued), Senior Subordinated Notes (or the indenture under which the Senior Subordinated Notes are issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

             (c)  the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

             (d)  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Subordinated Discount Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Subordinated Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Subordinated Discount Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Subordinated Discount Notes, and any existing Default or compliance with any provision of the Indenture or the Subordinated Discount Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Subordinated Discount Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Subordinated Discount Notes), other than Subordinated Discount Notes beneficially owned by the Issuer or its Affiliates.

        The Indenture provides that, without the consent of each affected Holder of Subordinated Discount Notes, an amendment or waiver may not, with respect to any Subordinated Discount Notes held by a non-consenting Holder:

           (1)  reduce the principal amount at maturity of such Subordinated Discount Notes whose Holders must consent to an amendment, supplement or waiver;

           (2)  reduce the principal at maturity of or change the fixed final maturity of any such Subordinated Discount Note or alter or waive the provisions with respect to the redemption of such Subordinated Discount Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

           (3)  reduce the rate of or change the time for payment of interest on any Subordinated Discount Note;

           (4)  waive a Default in the payment of Accreted Value of or premium, if any, or interest on the Subordinated Discount Notes, except a rescission of acceleration of the Subordinated Discount Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Subordinated Discount Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

           (5)  make any Subordinated Discount Note payable in money other than that stated therein;

           (6)  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of Accreted Value of or premium, if any, or interest on the Subordinated Discount Notes;

           (7)  make any change in the amendment and waiver provisions of the Indenture described herein;

           (8)  impair the right of any Holder to receive payment of Accreted Value of, or interest on such Holder's Subordinated Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Subordinated Discount Notes;

           (9)  make any change in the subordination provisions thereof that would adversely affect the Holders;

         (10)  change the method of calculation of Accreted Value; or

         (11)  except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Subordinated Discount Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Subordinated Discount Notes without the consent of any Holder;

           (1)  to cure any ambiguity, omission, mistake, defect or inconsistency;

           (2)  to provide for uncertificated Subordinated Discount Notes of such series in addition to or in place of certificated Subordinated Discount Notes;

           (3)  to comply with the covenant relating to mergers, consolidations and sales of assets;

           (4)  to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in a transaction that complies with the Indenture;

           (5)  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

           (6)  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

           (7)  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

           (8)  to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

           (9)  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

         (10)  to add a Guarantor under the Indenture;

         (11)  to conform the text of the Indenture, Guarantees or the Subordinated Discount Notes to any provision of this "Description of Subordinated Discount Notes" to the extent that such provision in this "Description of Subordinated Discount Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Subordinated Discount Notes; or

         (12)  making any amendment to the provisions of the Indenture relating to the transfer and legending of Subordinated Discount Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Subordinated Discount Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Subordinated Discount Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Subordinated Discount Notes.

        However, no amendment to or waiver of the subordination provisions of the Indenture (or the component definitions used therein) may be made without the consent of the holders of a majority of the Indebtedness in respect of the Senior Credit Facilities of the Issuer and the Guarantors (or their Representative(s)).

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount at maturity of the outstanding Subordinated Discount Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Subordinated Discount Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Subordinated Discount Notes and any Guarantee is governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Accreted Value" means, as of any date of determination, the sum of (1) the initial Accreted Value (which is $532.54 per $1,000 in principal amount at maturity of Subordinated Discount Notes) and (2) the portion of the excess of the principal amount at maturity of each Subordinated Discount Note over such initial Accreted Value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on May 1 and November 1 at the rate of 13% per annum from the date of original issuance of the Subordinated Discount Notes through the date of determination, increased by the rate of any Additional Interest unpaid and accruing, computed on the basis of a 360-day year of twelve 30-day months. The Accreted Value of any Subordinated Discount Note on or after November 1, 2011 shall be equal to 100% of its stated principal amount at maturity; it being understood that if Additional Interest accrued each Subordinated Discount Note will accrete to 100% of its stated principal amount at maturity on an earlier date and the final Accreted Value will exceed 100%.

        "Acquired Indebtedness" means, with respect to any specified Person,

           (1)  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

           (2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Subordinated Discount Note on any Redemption Date, the greater of:

           (1)  1.0% of the Accreted Value of such Subordinated Discount Note; and

           (2)  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Subordinated Discount Note at November 1, 2011 (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the Accreted Value of such Subordinated Discount Note.

        "Asset Sale" means:

           (1)  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

           (2)  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law);

        in each case, other than:

             (a)  any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

             (b)  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

             (c)  the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments" or the making of any Permitted Investment;

             (d)  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

             (e)  any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

              (f)  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

             (g)  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

             (h)  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

              (i)  foreclosures on or expropriations of assets;

              (j)  sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

             (k)  the granting of a Lien that is permitted under the covenant described above under "Certain Covenants—Liens";

              (l)  the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

            (m)  any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture.

        "Bank Products" means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means: (1) in the case of a corporation, shares in the capital of such corporation; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

        "Cash Equivalents" means:

           (1)  United States dollars and Canadian dollars;

           (2)  (a) euro, or any national currency of any participating member state of the EMU; or

             (b)  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

           (3)  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

           (4)  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

           (5)  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

           (6)  commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

           (7)  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

           (8)  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

           (9)  Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

         (10)  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's and in each case in a currency permitted under clause (1) or (2) above;

         (11)  investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

         (12)  credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Management Services" means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means the occurrence of any of the following after the Issue Date:

           (1)  the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

           (2)  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

           (1)  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Subordinated Discount Notes and any "additional interest" with respect to the Senior Notes or the Senior Subordinated Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

           (2)  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

           (3)  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        For purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Issue Date, after giving pro forma effect to the Transactions, Consolidated Interest

Expense shall be $92.5 million for the fiscal quarter ended January 28, 2006, $91.4 million for the fiscal quarter ended April 29, 2006, and $92.5 million for the fiscal quarter ended July 29, 2006.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

         (1)  any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses to the extent incurred on or prior to December 31, 2007, severance, relocation costs, costs related to the Perfect Store Initiative, Hybrid Distribution Network Costs, Public Company Costs, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including stores), signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring costs, Specified Legal Expenses, and curtailments or modifications to pension and postretirement employee benefit plans shall be excluded,

         (2)  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

         (3)  any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

         (4)  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

         (5)  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

         (6)  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

         (7)  effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

         (8)  any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

         (9)  any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

       (10)  any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs, shall be excluded,

       (11)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

       (12)  accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

       (13)  any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded, and

       (14)  any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

        In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

         (1)  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

         (2)  to advance or supply funds

           (a)  for the purchase or payment of any such primary obligation, or

           (b)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

         (3)  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means:

           (1)  any Indebtedness outstanding under the Senior Credit Facilities; and

           (2)  any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been specifically designated by the Issuer as "Designated Senior Indebtedness" for purposes of the Indenture in the instrument evidencing or governing such Senior Indebtedness.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Subordinated Discount Notes or the date the Subordinated Discount Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

         (1)  increased (without duplication) by:

           (a)  provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

           (b)  Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

           (c)  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

           (d)  any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities and (ii) any amendment or other modification of the Senior Notes, the Senior Subordinated Notes, the Subordinated Discount Notes and the Senior Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

           (e)  the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (f)  any other non-cash charges, including (i) any write offs or write downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

           (g)  the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non- Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

           (h)  the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or Highfields Capital to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates" and deducted (and not added back) in such period in computing Consolidated Net Income; plus

            (i)  the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $25.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio"); plus

            (j)  the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

           (k)  any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments"; plus

            (l)  any net loss from disposed or discontinued operations; plus

          (m)  cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

         (2)  decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus (b) any net income from disposed or discontinued operations; and

           (3)  increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

        For purposes of calculating EBITDA for any period, the impact of changes in estimate for inventory cost capitalization and the initial adoption of an accounting policy for gift card breakage made in the fourth quarter of fiscal 2005 shall be excluded.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than: (1) public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8; (2) issuances to any Subsidiary of the Issuer; and (3) any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

         (1)  contributions to its common equity capital, and

         (2)  the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

           (1)  Consolidated Interest Expense of such Person for such period;

           (2)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

           (3)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this "Description of Subordinated Discount Notes," the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "Government Securities" means securities that are:

           (1)  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

           (2)  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Subordinated Discount Notes.

        "Guarantor" means, each Restricted Subsidiary that Guarantees the Subordinated Discount Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Highfields Capital" means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

        "Holder" means the Person in whose name a Subordinated Discount Note is registered on the registrar's books.

        "Hybrid Distribution Network Costs" shall mean costs associated with the implementation of enhancements to the Issuer's and its Restricted Subsidiaries' distribution network intended to increase the Issuer's and its Restricted Subsidiaries' basic merchandise inventories that are shipped through distribution centers.

        "Indebtedness" means, with respect to any Person, without duplication:

           (1)  any indebtedness (including principal and premium) of such Person, whether or not contingent:

             (a)  in respect of borrowed money;

             (b)  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

             (c)  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

             (d)  representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

           (2)  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

           (3)  to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

           (1)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

           (2)  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

           (3)  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

           (4)  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

           (1)  "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

             (a)  the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

             (b)  the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

           (2)  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Bain Capital, LLC and Blackstone Group Holdings L.L.C., each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means October 31, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $100.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Perfect Store Initiative" shall mean the initiative related to the Issuer's and its Restricted Subsidiaries' store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the "Repurchase at the Option of Holders—Asset Sales" covenant.

        "Permitted Holders" means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a

Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under "Repurchase at the Option of Holders—Change of Control" (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under "Repurchase at the Option of Holders—Change of Control") will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

           (1)  any Investment in the Issuer or any of its Restricted Subsidiaries;

           (2)  any Investment in cash and Cash Equivalents or Investment Grade Securities;

           (3)  any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

             (a)  such Person becomes a Restricted Subsidiary; or

             (b)  such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

           (4)  any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

           (5)  any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Subordinated Discount Notes in any material respect);

           (6)  any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

             (a)  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

             (b)  as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

           (7)  Hedging Obligations permitted under clause (10) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

           (8)  any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

           (9)  Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitation on Restricted Payments";

         (10)  guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in "Certain Covenants—Liens";

         (11)  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

         (12)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

         (13)  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

         (14)  Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

         (15)  advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

         (16)  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

         (17)  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

        "Permitted Junior Securities" means:

           (1)  Equity Interests in any direct or indirect parent of the Issuer; or

           (2)  unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Subordinated Discount Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture and which do not mature or become subject to a mandatory redemption obligation prior to the final maturity of the Subordinated Discount Notes; provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Subordinated Discount Notes for purposes of such plan of reorganization;

provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

           (1)  pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

           (2)  Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

           (3)  Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

           (4)  Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

           (5)  minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

           (6)  Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

           (7)  Liens existing on the Issue Date;

           (8)  Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

           (9)  Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

         (10)  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

         (11)  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture;

         (12)  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (13)  leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

         (14)  Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

         (15)  Liens in favor of the Issuer or any Guarantor;

         (16)  Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

         (17)  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

         (18)  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

         (19)  deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

         (20)  Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (21)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

         (22)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

         (23)  Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

         (24)  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

         (25)  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (26)  Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

         (27)  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

         (28)  restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

         (29)  security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

         (30)  zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

         (31)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

         (32)  Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

         (33)  rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

         (34)  the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the crown under Canadian law and any statutory exceptions to title under Canadian law; and

         (35)  customary transfer restrictions and purchase options in joint venture and similar agreements. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Public Company Costs" shall mean costs relating to compliance with the Sarbanes- Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer's status as a public company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors' compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors and officers' insurance and other executive costs, legal and other professional fees, and listing fees, in each case incurred or accrued prior to the Issue Date and that will not continue to be incurred immediately after the Issue Date.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Subordinated Discount Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Subordinated Discount Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer or any Guarantor.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "Revolving Credit Facility" means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Revolving Credit Facility and the Term Loan Facility.

        "Senior Indebtedness" means:

           (1)  all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Senior Notes or the Senior Subordinated Notes, and related guarantees (including interest accruing on or after the filing of any petition in bankruptcy or any similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

           (2)  all Hedging Obligations (and guarantees thereof) owing to a lender or any affiliate of a lender under any Senior Credit Facility (or a Person who was such a lender or an affiliate at the time such Hedging Obligations were entered into);

           (3)  any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Discount Notes or any related Guarantee; and

           (4)  all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

  provided, however, that Senior Indebtedness shall not include:

             (a)  any obligation of such Person to the Issuer or any of its Subsidiaries;

             (b)  any liability for federal, state, local or other taxes owed or owing by such Person;

             (c)  any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Senior Credit Facilities shall not be excluded pursuant to this clause (c); or

             (d)  that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture;

  provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness and their Representative shall have received a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture.

        "Senior Notes" means the $750,000,000 aggregate principal amount of the Issuer's 10% senior notes due 2014 issued on the Issue Date.

        "Senior Subordinated Notes" means the $400,000,000 aggregate principal amount of the Issuer's 11 3/8% senior subordinated notes due 2016 issued on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

        "Specified Legal Expenses" means all attorneys' and experts' fees and expenses and all other costs and expenses paid or payable in connection with investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to

(i) the Issuer's compensation practices (including option grants) prior to the Issue Date, (ii) any disclosure or alleged lack of disclosure on the part of the Issuer or any of its directors or officers regarding the beneficial ownership of any securities of the Issuer prior to the Issue Date by any such director or officer (or any trust established for the benefit of any such director or officer or any family member thereof), (iii) any transaction prior to the Issue Date involving any securities of the Issuer alleged to have been engaged in by any such Person, (iv) any alleged deficiencies in the Issuer's financial reporting, internal control over financial reporting or disclosure controls prior to the Issue Date and procedures relating to any of the foregoing, and (v) any alleged bad faith, breach of fiduciary duty or other act or omission on the part of any director or officer of the Issuer relating to any of the foregoing, together in each case with all damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement arising out of or incurred in connection with any of the foregoing (including all amounts paid to or on behalf of other Persons in connection with any of the foregoing pursuant to any indemnification agreements, arrangements or obligations).

        "Sponsor Management Agreement" means the management agreements between certain of the management companies associated with the Investors and Highfields Capital, and the Issuer, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Subordinated Discount Notes in any material respect than the original agreement in effect on the Issue Date.

        "Subordinated Indebtedness" means, with respect to the Subordinated Discount Notes,

         (1)  any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Subordinated Discount Notes, and

         (2)  any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Subordinated Discount Notes.

        "Subsidiary" means, with respect to any Person:

           (1)  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

           (2)  any partnership, joint venture, limited liability company or similar entity of which

             (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

             (y)  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Term Loan Facility" means the credit facility provided under the Senior Secured Term Loan Agreement, to be entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of June 30, 2006 among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and the Issuer, as the same may be amended prior to the Issue Date.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

        "Transactions" means the transactions contemplated by the Transaction Agreement, the issuance of the Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2011; provided, however, that if the period from the Redemption Date to November 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Unrestricted Subsidiary" means:

           (1)  any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

           (2)  any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

           (1)  any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

           (2)  such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

           (3)  each of:

             (a)  the Subsidiary to be so designated; and

             (b)  its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

           (1)  the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

           (2)  the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by (2) the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares is sued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

        The outstanding notes are represented by one or more notes in the form of several registered notes in global form, without interest coupons (the "outstanding global notes"), as follows:

  •
  notes sold to qualified institutional buyers under Rule 144A are represented by the Rule 144A global note; and

  •
  notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S are represented by the Regulation S global note.

        Upon issuance, each of the outstanding global notes were deposited with the trustee as custodian for DTC and registered in the name of a nominee of such depositary.

        Ownership of beneficial interests in each global exchange note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global exchange note with DTC's custodian, DTC will credit portions of the principal amount of the global exchange note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global exchange note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global exchange note).

Book-Entry Procedures for the Global Exchange Notes

        All interests in the global exchange notes are subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; and clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global exchange note, that nominee will be considered the sole owner or holder of the outstanding exchange notes represented by that global exchange note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global exchange note:

  •
  will not be entitled to have notes represented by the global exchange note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated exchange notes; and

  •
  will not be considered the owners or holders of the outstanding exchange notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the applicable indenture.

        As a result, each investor who owns a beneficial interest in a global exchange note must rely on the procedures of DTC to exercise any rights of a holder of outstanding exchange notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium, if any, and interest with respect to the outstanding exchange notes represented by a global exchange note will be made by the trustee to DTC's nominee as the registered holder of the global exchange note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global exchange note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global exchange note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Exchange of Global Exchange Notes for Certificated Exchange Notes

        A global exchange note is exchangeable for a certificated exchange note if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global exchange notes and a successor depositary is not appointed within 120 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated exchange notes; or

  •
  there is an occurrence and continuance of a default.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In General

        The following discussion is a summary of the material United States federal income tax consequences and, in the case of non-United States holders of the exchange notes (as determined for estate tax purposes), the material United States federal estate tax consequences, relevant to the purchase, ownership and disposition of the exchange notes. This summary does not purport to be a complete analysis of all potential tax effects to holders of the exchange notes.

  •
  This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect or in existence as of the date of this registration statement, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the exchange notes and the continued validity of this summary.

  •
  This discussion does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, such as the application of the alternative minimum tax. This summary also does not address the United States federal income tax consequences that may be relevant to persons subject to special rules, including certain financial institutions; certain United States expatriates; insurance companies; dealers in securities or currencies; traders in securities; United States Holders (as defined below) whose functional currency is not the U.S. dollar; controlled foreign corporations; passive foreign investment companies and regulated investment companies and shareholders of such corporations; entities that are tax-exempt for United States federal income tax purposes; retirement plans, individual plans, individual retirement accounts and tax-deferred accounts; and persons holding the exchange notes as part of a "straddle," "hedge," "constructive sale," "conversion transaction," "wash sale," "synthetic security," or other integrated transaction.

  •
  This discussion only applies to you if you are a beneficial owner of exchange notes and you purchase your exchange subordinated notes upon their original issue for cash at the exchange notes' "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of exchange notes is sold to the public for cash).

  •
  Except where specifically indicated, this summary does not discuss the effect of other federal tax laws (such as estate and gift tax laws) or any applicable state, local or foreign tax laws.

  •
  If a partnership or other entity or arrangement classified as a partnership for United States federal income tax purposes holds the exchange notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Except as otherwise provided herein, this discussion does not address the tax consequences to you if you hold the exchange notes through a partnership, an entity or arrangement classified as a partnership for United States federal income tax purposes or any other pass-through entity for United States federal income tax purposes.

  •
  This discussion deals only with exchange notes held as "capital assets" (generally, investment property) within the meaning of Section 1221 of the Code.

        As used herein, "United States Holder" means a beneficial owner of an exchange note that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code,

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any state thereof or of the District of Columbia,

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source, or

  •
  a trust, if (i) a United States court can exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial trust decisions or (ii) a valid election is in place to treat the trust as a United States person.

        As used herein, a "non-United States Holder" is a beneficial owner of an exchange note that is an individual, corporation, estate or trust that is not a United States Holder.

        We have not sought and do not intend to seek any rulings from the IRS with respect to the matters discussed below. There can be no assurances that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the exchange notes or that any such position would not be sustained.

Please consult your own tax advisors with regard to the application of the tax consequences discussed below to your particular situation and the application of any other United States federal as well as state or local or foreign tax laws and tax treaties, including gift and estate tax laws.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS REGISTRATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU OR ANY OTHER TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU OR ANY OTHER TAXPAYER, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN BY US, AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange Offer

        The exchange of the outstanding notes for the exchange notes does not constitute a taxable exchange and each exchange note will, in general, be treated for federal income tax purposes as the same instrument as the outstanding note it was exchanged for. Consequently:

        You will not recognize taxable gain or loss as a result of exchanging your outstanding notes for exchange notes.

        The adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor.

        The holding period of the exchange notes will include the holding period of the outstanding notes exchanged therefor.

Optional Repurchase; Premiums

        We have the option to repurchase the exchange notes during certain time periods at a premium to the issue price. Under special rules governing this type of unconditional option, because the exercise of the option would increase the yield on the exchange notes, we will be deemed not to exercise the option, and the possibility of this redemption premium will not affect the amount of income recognized by you in advance of receipt of any such redemption premium.

        Under the terms of the exchange notes, we may be obligated to pay you amounts in excess of stated interest or principal on the debt securities. For example, a premium may be payable on change of control redemptions. We believe that the likelihood that we will pay you these amounts is remote. Thus, under special rules governing remote contingencies, we intend to take the position that the possibility of these payments will not cause the exchange notes to be subject to the rules governing contingent payment debt instruments. Our determination of whether a contingency is remote will be binding on you unless you disclose your contrary position in the manner required by the applicable U.S. Treasury Regulations. Our determination, however, is not binding on the IRS, and if the IRS successfully challenged this determination, you could be required to treat any gain recognized on the sale or disposition of an exchange note as ordinary income, and the timing and amount of income inclusion could be different from the consequences discussed herein. This discussion assumes the exchange notes will not be treated as contingent payment debt instruments.

United States Holders

        This section applies to you if you are a United States Holder.

Interest on the Exchange Senior Notes and Exchange Senior Subordinated Notes

        Interest on an exchange senior note or an exchange senior subordinated note will be taxed as ordinary interest income. If you are a cash method taxpayer (including most individuals), you must report interest on the exchange senior notes and the exchange senior subordinated notes in income when you receive it. If you are an accrual method taxpayer, you must report interest on the exchange senior notes and the exchange senior subordinated notes in income as the interest accrues.

Interest and Original Issue Discount on the Exchange Subordinated Discount Notes

        The exchange subordinated discount notes will be treated as issued with OID in an amount equal to the difference between their "stated redemption price at maturity" (the sum of all payments to be made on the exchange subordinated discount notes) and their "issue price." The "issue price" of each exchange subordinated discount note will be the first price at which a substantial amount of the exchange subordinated discount notes is sold (other than to an underwriter, placement agent or wholesaler). You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include any cash payments of interest on the exchange subordinated discount notes separately in income.

        The amount of OID that you must include in income as a United States Holder of an exchange subordinated discount note will generally equal the sum of the "daily portions" of OID with respect to the note for each day during the taxable year on which you held such note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. An "accrual period" for an exchange subordinated discount note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period).

        OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of an exchange subordinated discount note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments made on such note on or before the first day of the accrual period.

Sale or Other Taxable Disposition of Exchange Notes

        On the sale, exchange (other than an exchange in a tax-free transaction), redemption, retirement or other taxable disposition of your exchange note:

  •
  You generally will recognize taxable gain or loss equal to the difference between the amount realized upon such disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable to you as ordinary income at that time if not previously included in your income) and your tax basis in the exchange note.

  •
  In general, your tax basis in an exchange note is your cost therefor, reduced by any cash payments on an exchange note and, in the case of an exchange subordinated discount note, increased by any OID previously included in income.

  •
  Your gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if at the time of the disposition you have held the exchange note for more than one year. Otherwise, your gain or loss generally will be a short-term gain or loss. For some non-corporate taxpayers (including individuals) long-term capital gains are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Under the tax rules concerning information reporting and backup withholding:

  •
  We, or if you hold your exchange notes through a broker or other securities intermediary, the intermediary, must provide information to the IRS and to you on IRS Form 1099 concerning interest and, in the case of an exchange subordinated discount note, OID, and, in some cases, disposition proceeds on the exchange notes, unless an exemption applies.

  •
  Unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number ("TIN"), for use in reporting information to the IRS. If you are an individual, this generally is your social security number. You are also required to comply with other IRS backup withholding rules, including certifying that you are not subject to backup withholding and that you are a United States person.

  •
  If you are subject to these requirements but do not comply with them, we or the intermediary must withhold a percentage of all amounts payable to you on the exchange notes, including principal payments. Under current law, this percentage will be 28% through 2010, and 31% thereafter. This is called "backup withholding." Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN you provided is incorrect.

  •
  Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your United States federal income tax liability (or may claim a refund as long as you timely provide certain information to the IRS).

  •
  All individual United States Holders are subject to these requirements. Certain non-individual United States holders, including corporations, tax-exempt organizations and individual retirement accounts, are generally exempt from these requirements.

Non-United States Holders

        This section applies to you if you are a non-United States Holder.

United States Federal Withholding Tax

        Subject to the discussion below concerning effectively connected income and backup withholding, interest (including, in the case of an exchange subordinated discount note, OID) on the exchange notes paid to you by us or any paying agent (in its capacity as such) will not be subject to United States federal income or withholding tax, provided that:

  •
  you do not own, directly or indirectly, actually or constructively, 10% or more of the consolidated voting power of all classes of our stock entitled to vote within the meanings of Section 871(h)(3) of the Code and U.S. Treasury Regulations thereunder;

  •
  you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

  •
  you are not a bank receiving interest on the exchange notes on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of your trade or business;

  •
  interest on the exchange notes is not effectively connected with your conduct of a United States trade or business; and

  •
  you certify to us or our paying agent on IRS Form W-8BEN (or an appropriate successor form) which can reliably be related to you, under penalties of perjury, that you are not a United States person within the meaning of the Code. If you hold the exchange notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

        If you do not satisfy the requirements of the "portfolio interest" exception described above, payments of interest (including, in the case of an exchange subordinated discount note, OID) to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax"). United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, or other disposition of an exchange note.

United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest (including, in the case of an exchange subordinated discount note, OID) on the exchange notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you), you will be subject to United States federal income tax on such interest on a net income basis at regular graduated rates (although you will be exempt from United States federal withholding tax, provided the certification requirements discussed above in "United States Federal Withholding Tax" are satisfied) generally in the same manner as if you were a United States Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest, subject to adjustments.

        Any gain realized on the disposition of an exchange note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) in which case you will be subject to United States federal income tax in the same manner as described in the preceding paragraph (including the possibility of a branch profits tax), or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain generally will be subject to a flat 30% United States federal income tax).

United States Federal Estate Tax

        An exchange note held or beneficially owned by an individual who, for United States federal estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the individual's gross estate for United States federal estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the consolidated voting power of all classes of our stock entitled to vote, and (ii) at the time of death, payments with respect to such exchange note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, the United States federal estate tax may not apply with respect to such exchange note under the terms of an applicable estate tax treaty.

Information Reporting and Backup Withholding

        Information reporting will generally apply to payments of interest (including, in the case of an exchange subordinated discount note, OID) made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement.

        In general, backup withholding will not apply to interest payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the required certification that you are a Non-United States Holder described above in the fifth bullet point under the "portfolio interest" exception under "United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our exchange notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalty of perjury that you a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

        The backup withholding tax is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

        To the extent the exchange notes are purchased and held by an employee benefit plan subject to Title I of ERISA, or Section 4975 of the Code, the following considerations should be taken into account. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of an exchange note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must also determine that its purchase and holding of exchange notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. To address the above concerns, the exchange notes may not be purchased by or transferred to any investor unless the investment complies with the representations contained in paragraph 7 of the "Notice to Investors," which are designed to ensure that the acquisition of the exchange notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code.

        Similar state and/or local laws may apply to plans and entities holding plan assets that are not subject to Title I of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offers, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the registered exchange offers we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with the exchange notes and guarantees by those of the guarantors incorporated or organized under the laws of the State of Delaware, including with respect to their validity and enforceability, will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Troutman Sanders LLP, Richmond, Virginia have passed upon certain matters governed by the state of Virginia and McInnes Cooper, Halifax, Nova Scotia have passed upon certain matters governed by Nova Scotia law.

EXPERTS

        The consolidated financial statements of Michaels Stores, Inc. at February 3, 2007 and January 28, 2006, and for each of the three years in the period ended February 3, 2007, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains explanatory paragraphs describing the Company's changes in methods of accounting for merchandise inventories and share-based compensation as described in Note 4 to the consolidated financial statements and the Company's restatement of its consolidated financial statements for fiscal 2006 and 2005 to correct its accounting for merchandise inventories, leases and stock options as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we and our guarantor subsidiaries will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

        So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We and our guarantor subsidiaries have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if they were subject to such periodic reporting requirements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Michaels Stores, Inc.

        We have audited the accompanying consolidated balance sheets of Michaels Stores, Inc. as of February 3, 2007 and January 28, 2006, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended February 3, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Michaels Stores, Inc. at February 3, 2007 and January 28, 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended February 3, 2007, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 2 to the consolidated financial statements, the Company has restated its financial statements for the years ended January 28, 2006 and January 29, 2005 to correct its accounting for merchandise inventories, leases and stock options.

        As discussed in Note 4 to the consolidated financial statements, in fiscal 2005, the Company changed its method of accounting for merchandise inventories and share-based compensation.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Dallas, Texas
April 30, 2007 (except for Note 14, as to
    which the date is July 6, 2007)

MICHAELS STORES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	February 3, 2007	January 28, 2006
		(Restated)
ASSETS
Current assets:
Cash and equivalents	$30,098	$452,449
Merchandise inventories	847,529	784,173
Prepaid expenses and other	54,435	44,042
Deferred income taxes	35,216	34,062
Income tax receivable	32,902	—

Total current assets	1,000,180	1,314,726

Property and equipment, at cost	1,122,948	1,011,201
Less accumulated depreciation	(674,275)	(586,382)

	448,673	424,819

Goodwill	115,839	115,839
Debt issuance costs, net of accumulated amortization of $4,537 at February 3, 2007	120,193	—
Other assets	8,117	20,249

	244,149	136,088

Total assets	$1,693,002	$1,875,633

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$214,470	$193,595
Accrued liabilities and other	290,431	282,499
Income taxes payable	7,331	20,672
Current portion of long-term debt	229,765	—

Total current liabilities	741,997	496,766

Long-term debt	3,728,745	—
Deferred income taxes	29,139	2,803
Other long-term liabilities	68,444	88,637

Total long-term liabilities	3,826,328	91,440

	4,568,325	588,206

Commitments and contingencies
Stockholders' (deficit) equity:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 117,973,396 shares issued and outstanding at February 3, 2007; 1,026,666,655 shares authorized and 392,542,823 shares issued and 390,093,783 shares outstanding at January 28, 2006	11,797	39,254
Additional paid-in capital	—	387,852
Retained (deficit) earnings	(2,893,918)	880,676
Accumulated other comprehensive income	6,798	7,589
Treasury Stock (none at February 3, 2007 and 2,449,040 shares at January 28, 2006)	—	(27,944)

Total stockholders' (deficit) equity	(2,875,323)	1,287,427

Total liabilities and stockholders' (deficit) equity	$1,693,002	$1,875,633

The accompanying notes are an integral part of these financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Fiscal Year
	2006	2005	2004
		(Restated)	(Restated)
Net sales	$3,864,976	$3,676,365	$3,393,251
Cost of sales and occupancy expense	2,379,808	2,300,321	2,143,678

Gross profit	1,485,168	1,376,044	1,249,573
Selling, general, and administrative expense	1,033,326	987,312	898,445
Transaction expenses	205,393	—	—
Related party expenses	38,084	—	—
Store pre-opening costs	5,218	7,631	8,357

Operating income	203,147	381,101	342,771
Interest expense	104,548	22,409	20,434
Other (income) and expense, net	(11,383)	(9,944)	(4,604)

Income before income taxes and cumulative effect of accounting change	109,982	368,636	326,941
Provision for income taxes	68,886	140,423	122,987

Income before cumulative effect of accounting change	41,096	228,213	203,954
Cumulative effect of accounting change, net of income tax of $4.8 million	—	7,491	—

Net income	$41,096	$220,722	$203,954

The accompanying notes are an integral part of these financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except per share data)

	Fiscal Year
	2006	2005	2004
		(Restated)	(Restated)
Operating activities:
Net income	$41,096	$220,722	$203,954
Adjustments:
Depreciation	117,458	99,686	88,876
Amortization	1,164	388	394
Share-based compensation	15,307	29,808	—
Tax benefits from stock options exercised	(12,337)	(25,221)	—
Loss from early extinguishment of debt	—	12,136	—
Non-cash charge for the cumulative effect of accounting change	—	12,299	—
Other	5,449	1,005	1,288
Changes in assets and liabilities:
Merchandise inventories	(63,606)	2,184	(37,573)
Prepaid expenses and other	(11,242)	(17,429)	2,585
Deferred income taxes and other	(25,702)	6,770	915
Accounts payable	31,141	(62,671)	83,558
Accrued liabilities and other	42,769	38,027	38,443
Income taxes payable	26,189	32,901	39,699
Other long-term liabilities	(10,573)	13,351	9,236

Net cash provided by operating activities	157,113	363,956	431,375

Investing activities:
Additions to property and equipment	(142,625)	(118,346)	(94,463)
Purchases of short-term investments	—	(226)	(50,379)
Sales of short-term investments	—	50,605	—
Net proceeds from sales of property and equipment	40	49	133

Net cash used in investing activities	(142,585)	(67,918)	(144,709)

Financing activities:
Issuance of Notes	1,400,000	—	—
Payment of debt issuance costs	(124,813)	—	—
Borrowings on senior secured term loan facility	2,400,000	—	—
Repayments on senior secured term loan facility	(55,875)	—	—
Borrowings on asset-based revolving credit facility	1,005,436	—	—
Payments on asset-based revolving credit facility	(799,671)	—	—
Equity investment of the Sponsors	1,649,508	—	—
Payment for old Common Stock in the Merger	(5,806,226)	—	—
Repayment of Senior Notes due 2009	—	(209,250)	—
Cash dividends paid to stockholders	(58,589)	(46,181)	(25,867)
Repurchase of old Common Stock	(66,182)	(190,431)	(105,099)
Proceeds from stock options exercised	35,608	37,690	35,494
Tax benefits from stock options exercised	12,337	25,221	—
Proceeds from issuance of old Common Stock and other	1,805	3,510	2,833
Change in cash overdraft	(31,459)	—	—
Other	1,242	—	—

Net cash used in financing activities	(436,879)	(379,441)	(92,639)

Net (decrease) increase in cash and equivalents	(422,351)	(83,403)	194,027
Cash and equivalents at beginning of period	452,449	535,852	341,825

Cash and equivalents at end of period	$30,098	$452,449	$535,852

Supplemental Cash Flow Information:
Cash paid for interest	$55,388	$19,653	$19,570

Cash paid for income taxes	$78,526	$94,591	$85,368

The accompanying notes are an integral part of these financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Three Years Ended February 3, 2007

(In thousands, except per share data)

	Number of Shares	Common Stock	Additional Paid-in Capital	Retained (Deficit) Earnings	Treasury Stock, at Cost	Accumulated Other Comprehensive Income/ (Loss)	Total
Balance at January 31, 2004—As Previously Reported	398,919,060	$39,893	$462,817	$660,365	$—	$4,223	$1,167,298
Cumulative effect of restatement (see Note 2)	—	—	27,431	(118,940)	—	(715)	(92,224)

Balance at January 31, 2004—Restated	398,919,060	39,893	490,248	541,425	—	3,508	1,075,074
Comprehensive income:
Net income	—	—	—	203,954	—	—	203,954
Foreign currency translation and other	—	—	—	—	—	1,892	1,892

Total comprehensive income							205,846
Exercise of stock options and other	10,859,443	1,086	37,241	—	—	—	38,327
Tax benefit from exercise of stock options	—	—	28,750	—	—	—	28,750
Dividends declared	—	—	—	(35,353)	—	—	(35,353)
Acquisition of treasury stock	(11,646,800)	—	—	—	(105,099)	—	(105,099)
Retirement of treasury stock	—	(1,165)	(103,934)	—	105,099	—	—

Balance at January 29, 2005—Restated	398,131,703	39,814	452,305	710,026	—	5,400	1,207,545
Comprehensive income:
Net income	—	—	—	220,722	—	—	220,722
Foreign currency translation and other	—	—	—	—	—	2,189	2,189

Total comprehensive income							222,911
Exercise of stock options and other	7,847,245	783	40,417	—	—	—	41,200
Share based compensation	—	—	31,053	—	—	—	31,053
Tax benefit from exercise of stock options	—	—	25,221	—	—	—	25,221
Dividends declared	—	—	—	(50,072)	—	—	(50,072)
Acquisition of treasury stock	(15,885,165)	—		—	(190,431)	—	(190,431)
Retirement of treasury stock	—	(1,343)	(161,144)	—	162,487	—	0

Balance at January 28, 2006—Restated	390,093,783	39,254	387,852	880,676	(27,944)	7,589	1,287,427
Comprehensive income:
Net income	—	—	—	41,096	—	—	41,096
Foreign currency translation and other	—	—	—	—	—	(791)	(791)

Total comprehensive income							40,305
Exercise of stock options and other	7,344,606	734	36,679	—	—	—	37,413
Share based compensation	—	—	15,307	—	—	—	15,307
Tax benefit from exercise of stock options	—	—	12,337	—	—	—	12,337
Dividends declared	—	—	—	(45,212)	—	—	(45,212)
Acquisition of treasury stock	(5,665,733)	—	—	—	(66,182)	—	(66,182)
Retirement of treasury stock	—	(812)	(93,314)	—	94,126	—	—
Acquisition and retirement of treasury stock in connection with the Merger	(384,439,323)	(38,443)	(1,997,305)	(3,770,478)	—	—	(5,806,226)
Issuance of stock	110,640,063	11,064	1,647,804	—	—	—	1,658,868
Equity issuance costs	—	—	(9,360)	—	—	—	(9,360)

Balance at February 3, 2007	117,973,396	$11,797	$—	$(2,893,918)	$—	$6,798	$(2,875,323)

See accompanying notes to consolidated financial statements.

MICHAELS STORES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Description of Business

        Michaels Stores, Inc. (together with its subsidiaries, unless the text otherwise indicates) owns and operates a chain of specialty retail stores in 48 states and Canada featuring arts, crafts, framing, floral, decorative wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. Our wholly-owned subsidiary, Aaron Brothers, Inc., operates a chain of framing and art supply stores located in 11 states. Recollections, our scrapbooking/paper crafting retail concept, operates locations in Arizona, Maryland, Texas, and Virginia. We also operate Star Decorators Wholesale, with operations located in Arizona, California, Georgia, and Texas, offering merchandise primarily to interior decorators/designers, wedding/event planners, florists, hotels, restaurants, and commercial display companies.

Fiscal Year

        We report on the basis of a 52 or 53-week fiscal year, which ends on the Saturday closest to January 31. References to fiscal year mean the year in which that fiscal year began. Fiscal 2006 ended on February 3, 2007, fiscal 2005 ended on January 28, 2006, and fiscal 2004 ended on January 29, 2005. Fiscal year 2006 contained 53 weeks, while fiscal 2005 and 2004 contained 52 weeks.

Adjustment of Stock Split

        All references to the number of shares of Common Stock have been adjusted to retroactively reflect the two-for-one Common Stock split and the 2.9333-for-one Common Stock split, effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004 and January 18, 2007, respectively.

Consolidation

        Our consolidated financial statements include the accounts of Michaels Stores, Inc. and all wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation

        Translation adjustments result from translating our Canadian subsidiary's financial statements into U.S. dollars. Balance sheet accounts are translated at exchange rates in effect at the balance sheet date. Income statement accounts are translated at average exchange rates during the year. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income/(loss) in our Consolidated Statements of Stockholders' Equity. The cumulative translation adjustment is net of deferred taxes of $5.0 million, which is a decrease of approximately $456,000 from fiscal 2005.

Cash and Equivalents

        Cash and equivalents are comprised of highly liquid instruments with original maturities of three months or less and credit card clearing accounts. Cash equivalents are carried at cost, which approximates fair value. We record interest income earned from our cash and equivalents as a component of other income and expense, net, in our financial statements. Interest income was $9.6 million, $7.9 million, and $4.6 million for fiscal 2006, 2005, and 2004, respectively.

Merchandise Inventories

        We value our fiscal 2005 and 2006 merchandise inventories at Michaels stores at the lower of cost or market, with cost determined using a weighted average method. We utilize perpetual inventory records to value inventory in our Michaels stores. Physical inventory counts are performed in a significant number of stores at the end of each fiscal quarter by a third party inventory counting service firm, with substantially all stores open longer than one year subject to at least one annual count. We adjust our perpetual records based on the results of the physical counts.

        Cost is calculated based upon the purchase order cost of an item at the time it is received by us, reconciled to actual vendor invoices, and also includes the cost of warehousing, handling, purchasing, and transporting the inventory to the stores. Vendor allowances, which primarily represent volume rebates and cooperative advertising funds, are recorded as a reduction of the cost of the merchandise inventories. The cost of warehousing, handling, purchasing, and transporting, as well as vendor allowances, are recognized through cost of sales when the inventories are sold. Due to systems limitations, it is impracticable for us to assign specific costs and allowances to individual units of inventory. As such, to properly match net costs against the related revenues, we must use all available information to appropriately estimate the costs and allowances to be deferred and recognized each period. We earn vendor allowances as a consistent percentage of certain merchandise purchases with no minimum purchase requirements. We did not have any vendor allowance programs in fiscal 2006 that were based on purchase volume milestones and had an immaterial amount of milestone-based allowance programs in fiscal 2004 and 2005.

        We maintain a provision for estimated shrinkage based on the actual historical results of our physical inventories. We compare our estimates to the actual results of the physical inventory counts as they are taken and adjust the shrink estimates accordingly. We also record adjustments to the value of inventory equal to the difference between the carrying value and the estimated market value, based on assumptions about future demand.

        Fiscal 2004 merchandise inventories at Michaels stores were valued at the lower of cost or market using a retail inventory method. We performed complete physical inventories in a significant number of stores at the end of each fiscal quarter to estimate ending inventories valued at retail for all Michaels stores to be used in our retail inventory method. In determining our cost of goods sold and ending inventory at cost, we utilized a single pool of inventory for our Michaels' stores inventories. A critical component of the cost of goods sold calculation is the calculation of the cost complement, or the ratio of merchandise available for sale at cost to merchandise available for sale at full retail value. We incorporated information from our point-of-sale ("POS") system to develop estimates of shrink, store use, and certain markdowns when computing the cost complement. These estimates may materially affect the calculation of the cost of goods sold and ending inventory values. We recorded permanent markdown reserves in the period in which we determined that markdowns were required to sell certain merchandise. Such markdowns were based on each store's perpetual inventory records.

        We value the inventory at our distribution centers, Aaron Brothers stores, Star Decorators Wholesale stores, and custom framing operations at the lower of cost or market, with cost determined using a weighted average method. The cost of inventory also includes certain costs associated with the warehousing, handling, purchasing, and transporting of the inventory.

Property and Equipment

        Property and equipment is recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. We expense repairs and maintenance costs as incurred. We capitalize and depreciate significant renewals or betterments that substantially extend the life of the asset. Useful lives are generally estimated as follows (in years):

Buildings	30
Leasehold improvements	10	*
Fixtures and equipment	8
Computer equipment	5

*
We amortize leasehold improvements over the lesser of 10 years or the remaining lease term of the underlying facility.

Goodwill

        Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, we do not amortize goodwill, but instead perform annual (or, under certain circumstances, more frequent) impairment tests. We have performed the required impairment tests of goodwill and the tests have not resulted in an impairment charge. We use discounted cash flow models to determine the fair value of our reporting units for purposes of our annual impairment tests.

Impairment of Long-Lived Assets

        We periodically review long-lived assets for impairment by comparing the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment loss has occurred, the loss would be recognized during that period. The impairment loss is calculated as the difference between asset carrying values and the present value of estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends. In fiscal 2006, 2005, and 2004, we had no material impairment losses related to long-lived assets.

Reserve for Closed Facilities

        We maintain a reserve for future rental obligations, carrying costs, and other closing costs related to closed facilities, primarily closed and relocated stores. In accordance with the provisions of SFAS No. 146, Costs Associated With Disposal Activities, we recognize exit costs for any store closures at the time the store is closed.

        The cost of closing a store or facility is calculated based on management's estimate of costs to exit the lease, which generally represents the lesser of the present value of future rental obligations remaining under the lease (less estimated sublease rental income) or the lease termination fee. Once a store has been identified for closure, we accelerate the remaining depreciation so the assets are fully depreciated at the date of closure.

        The following is a detail of account activity related to closed facilities:

	Fiscal Year
	2006	2005	2004
	(in thousands)
Balance at beginning of fiscal year	$4,170	$6,769	$4,492
Additions (reductions) charged to costs and expenses	1,654	2,637	3,763
Payment of rental obligations and other	(2,285)	(5,236)	(1,486)

Balance at end of fiscal year	$3,539	$4,170	$6,769

Insurance Liabilities

        We use a combination of insurance and self-insurance for our workers' compensation, general liability, and employee-related health care plans. We pay premiums for these coverages, a portion of which are paid by our associates for health care costs. In addition, under our self-insurance, we pay all claims up to the limits provided for in our contracts. Liabilities associated with these plans are actuarially estimated, giving consideration to historical claims experience and industry trends. In the event our insurance carriers are unable to pay claims submitted to them, we would record a liability for such estimated payments we expect to incur.

Revenue Recognition

        Revenue from sales of our merchandise is recognized at the time of the merchandise sale, excluding revenue from the sale of custom frames, which is recognized at the time of delivery. Revenue is presented net of sales taxes collected. We allow for merchandise to be returned under most circumstances and provide a reserve for estimated returns.

        We record a gift card liability on the date we issue the gift card to the customer. We record revenue and reduce the gift card liability as the customer redeems the gift card. We escheat the value of unredeemed gift cards where required by law. Any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift card being redeemed is remote (gift card breakage). We recognize gift card breakage as revenue, by applying our estimate of the rate of gift card breakage over the period of estimated performance (36 months as of the end of fiscal 2006). Our estimates of the gift card breakage rate are applied to the estimated amount of gift cards that are expected to go unused that are not subject to escheatment and are based on customers' historical redemption rates and patterns, which may not be indicative of future redemption rates and patterns. Prior to fiscal 2005, we did not have adequate historical information to estimate gift card breakage. During the fourth quarter of fiscal 2005, we recognized revenue of approximately $7.9 million related to gift card balances that we estimated will not be redeemed. During fiscal 2006, we recognized approximately $2.1 million related to such gift card balances.

Costs of Sales and Occupancy Expenses

        Included in our costs of sales are the following:

  •
  purchase price or invoiced cost of merchandise, net of vendor allowances and rebates,

  •
  inbound freight, inspection costs, and duties,

  •
  warehousing, handling, and transporting costs (including internal transfer costs such as DC to store freight costs) and purchasing and receiving costs, and

  •
  share-based compensation costs for those employees involved in preparing inventory for sale.

        These costs are included in merchandise inventories and expensed as the merchandise is sold.

        Included in our occupancy expenses are the following:

  •
  store expenses such as rent, insurance, taxes, common area maintenance, utilities, repairs and maintenance,

  •
  amortization of store buildings and leasehold improvements,

  •
  store closure costs, and

  •
  store remodel costs.

        We record rent expense ratably over the term of the lease beginning with the date we take possession of or control the physical access to the premises. We record leasehold improvement reimbursements as a liability and ratably accrete the liability as a reduction to rent expense over the lease term beginning with the date we take possession of or control the physical access to the premises. See Note 2 to these consolidated financial statements regarding the correction of our lease accounting policies for fiscal 2004 and prior.

Selling, General, and Administrative Costs

        Included in our selling, general, and administrative costs are store personnel costs (including share-based compensation), store operating expenses, advertising expenses, store depreciation expense, and corporate overhead costs.

        Advertising costs are expensed in the period in which the advertising first occurs. Our cooperative advertising allowances are accounted for as a reduction in the purchase price of merchandise since an obligation to advertise specific product does not exist in our cooperative advertising arrangements.

        Advertising expense was $165.8 million, $163.1 million, and $148.4 million for fiscal 2006, 2005, and 2004, respectively, and is included in selling, general, and administrative expense.

Store Pre-Opening Costs

        We expense all start-up activity costs as incurred, which primarily include store pre-opening costs. Rent expense incurred prior to the store opening is recorded in cost of sales and occupancy expense on our consolidated income statement.

Income Taxes

        We record income tax expense using the liability method for taxes and are subject to income tax in many jurisdictions, including the United States, various states and localities, and Canada. A current tax liability or asset is recognized for the estimated taxes payable or refundable on the tax returns for the current year and a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. If different assumptions had been used, our tax expense, assets, and liabilities could have varied from recorded amounts. If actual results differ from estimated results or if we adjust these assumptions in the future, we may need to adjust our deferred tax assets or liabilities, which could impact our effective tax rate.

Share-Based Compensation

        Prior to the fourth quarter of fiscal 2005, we elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, and related guidance in accounting for our employee stock options.

        As more fully described in Note 4 below, we elected to early adopt SFAS No. 123(R), Share-Based Payment, in the fourth quarter of fiscal 2005. We applied the provisions of the modified retrospective transition method as permitted by SFAS No. 123(R) from the beginning of fiscal 2005. As a result, we recorded compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005 and under SFAS No. 123(R) for the fourth quarter of fiscal 2005. Beginning in the first quarter of fiscal 2005, compensation cost is based on the grant date fair value of the award and ratably recognized as expense over the effective vesting period.

        Pro forma information regarding net income for fiscal 2004, as required by the provisions of SFAS No. 123(R), Share-Based Payment, and SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, has been determined as if we had accounted for our employee stock options under the fair value method. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting periods. Our pro forma information is as follows:

Fiscal 2004
(as restated) (In thousands)
Net income, as reported	$203,954
Share-based employee compensation cost:
As if fair value method were applied, net of income tax	15,344

Pro forma net income	$188,610

        Prior to our adoption of SFAS No. 123(R), we reported the excess tax benefits associated with share-based awards as an operating cash inflow in our statement of cash flows. Beginning with our adoption of SFAS No. 123(R), we now report excess tax benefits as a cash inflow in the financing section of our statement of cash flows and would record a tax deficiency, if any, as a cash outflow from operating activities. For fiscal 2004, we reported $28.8 million of excess tax benefits as cash inflows in the operating activities section. For fiscal 2005 and 2006, we reported $25.2 million and $83.2 million, respectively, of excess tax benefits as a cash inflow to financing activities.

Recent Accounting Pronouncements

        In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that a company recognize in its consolidated financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 will be effective for us, as of the beginning of fiscal 2007, with early adoption permitted. Any cumulative effect recorded as a result of adopting FIN 48 will be recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 on our consolidated financial statements.

        In September 2006, the FASB issued Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pensions and Other Postretirement Plans, which requires an entity to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. It also requires an entity to measure the funded status of a plan as of the date of its year-end balance sheet. As we have no publicly traded securities (due to the Merger), FAS 158 is effective for us at the end of fiscal 2007, with early adoption permitted. We plan to adopt FAS 158 at the end of fiscal 2007, with no material impact expected on our consolidated income statement, balance sheet, shareholders' equity, or cash flows statement.

        In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits companies to measure certain financial instruments and other items at fair value (at specified measurement dates) that are not currently required to be measured at fair value. Any unrealized gains or losses applicable to those items measured at fair value shall be reported in earnings. The decision to apply fair value shall generally be made on an instrument by instrument basis, is irrevocable, and is applied only to an entire instrument. The provisions of FAS 159 will be effective for us as of the beginning for fiscal 2008, with early adoption permitted.

Note 2. Restatement

        On April 2, 2007, the Audit Committee of the Board of Directors, in consultation with management and our independent registered accounting firm, determined that our application of our retail inventory method of accounting for merchandise inventory in its Michaels stores contained certain deficiencies. The correction of our retail inventory method resulted in a restatement of our consolidated financial statements for all years prior to fiscal 2006.

        Our restatement also encompasses other charges recorded in prior fiscal years, the effects of which were previously considered immaterial to their respective periods. These charges include the correction of an error related to the deferral of costs related to preparing our inventory for sale and vendor allowance recognition, recorded in the fourth quarter of fiscal 2005 in the amount of $15.0 million, net of an income tax benefit of $8.9 million. We also included the lease accounting correction, recorded in the fourth quarter of fiscal 2004 in the amount of $8.0 million, net of an income tax benefit of $4.8 million. For purposes of this restatement, these previously reported cumulative charges were recorded in each of the prior periods to which they relate.

        Finally, our restatement includes the resolution of our previously reported internal review of stock options grant practices. Based on our analysis, the amount of additional non-cash compensation cost that should have been recorded was approximately $27.1 million, net of income tax benefits of approximately $12.7 million, all of which relates to periods prior to fiscal 2001. In our restatement, we recognized this additional compensation cost as an adjustment to our beginning retained earnings balance for fiscal 2002. For the periods presented in this report, this adjustment does not affect results of operations and only resulted in an offsetting adjustment to amounts within the "net cash provided by operating activities" section of our consolidated statements of cash flows, with no change to total cash flow or the classification of cash flows between operating activities, investing activities, or financing activities.

        The tables below provide a reconciliation of our consolidated statements of income and certain line items affected within our consolidated statements of cash flows for fiscal years 2004 and 2005, as well as our consolidated balance sheet as of January 28, 2006, from amounts previously reported to the restated amounts, with disclosure of the effect of each category of restatement. Our consolidated statement of stockholders' (deficit) equity reflects the cumulative effect of the restatement as of January 31, 2004 for those items that impacted fiscal years 2003 and prior. Following the tables are additional disclosures surrounding each item affecting the restatements.

	Income Statement Fiscal 2004
	As Reported	Correction of Inventory Valuation	Lease Accounting Correction	Stock Options Correction	Total Adjustments	As Restated
	(In thousands)
Net sales	$3,393,251	$—	$—	$—	$—	$3,393,251
Cost of sales and occupancy expense	2,146,934	9,645	(12,901)	—	(3,256)	2,143,678

Gross profit	1,246,317	(9,645)	12,901	—	3,256	1,249,573
Selling, general and administrative expense	898,445	—	—	—	—	898,445
Store pre-opening costs	8,357	—	—	—	—	8,357

Operating income	339,515	(9,645)	12,901	—	3,256	342,771
Interest expense	20,434	—	—	—	—	20,434
Other (income) and expense, net	(4,604)	—	—	—	—	(4,604)

Income before income taxes and cumulative effect of accounting change	323,685	(9,645)	12,901	—	3,256	326,941
Provision for income taxes	121,876	(3,746)	4,857	—	1,111	122,987

Income before cumulative effect of accounting change	201,809	(5,899)	8,044	—	2,145	203,954
Cumulative effect of accounting change, net of income tax	—	—	—	—	—	—

Net income	$201,809	$(5,899)	$8,044	$—	$2,145	$203,954

	Income Statement Fiscal 2005
	As Reported	Correction of Inventory Valuation	Stock Options Correction	Total Adjustments	As Restated
	(In thousands)
Net sales	$3,676,365	$—	$—	$—	$3,676,365
Cost of sales and occupancy expense	2,317,082	(16,761)	—	(16,761)	2,300,321

Gross profit	1,359,283	16,761	—	16,761	1,376,044
Selling, general and administrative expense	987,312	—	—	—	987,312
Store pre-opening costs	7,631	—	—	—	7,631

Operating income	364,340	16,761	—	16,761	381,101
Interest expense	22,409	—	—	—	22,409
Other (income) and expense, net	(9,944)	—	—	—	(9,944)

Income before income taxes and cumulative effect of accounting change	351,875	16,761	—	16,761	368,636
Provision for income taxes	132,363	8,060	—	8,060	140,423

Income before cumulative effect of accounting change	219,512	8,701	—	8,701	228,213
Cumulative effect of accounting change, net of income tax	88,488	(80,997)	—	(80,997)	7,491

Net income	$131,024	$89,698	$—	$89,698	$220,722

	Balance Sheet Fiscal 2005 For the year ended January 28, 2006
	As Reported	Correction of Inventory Valuation	Stock Options Correction	Total Adjustments	As Restated
	(In thousands)
Assets
Current assets:
Cash and equivalents	$452,449	$—	$—	$—	$452,449
Merchandise inventories	784,032	141	—	141	784,173
Prepaid expenses and other	44,042	—	—	—	44,042
Deferred income taxes	34,125	(63)	—	(63)	34,062

Total current assets	1,314,648	78	—	78	1,314,726

Property and equipment, at cost	1,011,201	—	—	—	1,011,201
Less accumulated depreciation	(586,382)	—	—	—	(586,382)

	424,819	—	—	—	424,819

Goodwill, net	115,839	—	—	—	115,839
Other assets	20,249	—	—	—	20,249

	136,088	—	—	—	136,088

Total assets	$1,875,555	$78	$—	$78	$1,875,633

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$193,595	$—	$—	$—	$193,595
Accrued liabilities and other	282,499	—	—	—	282,499
Income taxes payable	20,672	—	—	—	20,672

Total current liabilities	496,766	—	—	—	496,766

Deferred income taxes	2,803	—	—	—	2,803
Other long-term liabilities	88,637	—	—	—	88,637

Total long-term liabilities	91,440	—	—	—	91,440

	588,206	—	—	—	588,206

Commitments and contingencies
Stockholders' equity:
Common stock	39,254	—	—	—	39,254
Additional paid-in capital	360,755	—	27,097	27,097	387,852
Retained earnings	907,773	—	(27,097)	(27,097)	880,676
Accumulated other comprehensive income	7,511	78	—	78	7,589
Treasury stock	(27,944)	—	—	—	(27,944)

Total stockholders' equity	1,287,349	78	—	78	1,287,427

Total liabilities and stockholders' equity	$1,875,555	$78	$—	$78	$1,875,633

	Cash Flow Data Fiscal 2004
	Lease As Reported	Correction of Accounting Correction	Inventory Valuation	As Restated
	(In thousands)
Net income	$201,809	$8,044	$(5,899)	$203,954
Merchandise inventories	(43,472)	—	5,899	(37,573)
Deferred income taxes and other	(3,942)	4,857	—	915
Other long-term liabilities	18,580	(9,344)	—	9,236
Net cash provided by operating activities	427,818	3,557	—	431,375
Net cash used in investing activities	(141,152)	(3,557)	—	(144,709)
	Cash Flow Data Fiscal 2005
	As Reported	Change in Cumulative Effect	Correction of Inventory Valuation	As Restated
	(In thousands)
Net income	$131,024	$80,997	$8,701	$220,722
Non-cash charge for the cumulative effect of accounting change	142,723	(130,424)	—	12,299
Merchandise inventories	10,885	—	(8,701)	2,184
Deferred income taxes and other	(42,657)	49,427	—	6,770

Correction of Inventory Valuation

        The preceding tables include the combined effects of our corrections of our historical retail inventory method and our inventory cost deferral/vendor allowance recognition. Information detailing the individual corrections and the associated impacts on key financial statement line items by fiscal year is presented below.

  Correction of Retail Inventory Method

        We used a retail inventory method of accounting for merchandise inventories in our Michaels stores in fiscal years prior to 2005. We have determined that our historical retail inventory method contained certain deficiencies. A critical component of the retail inventory method is the calculation of the cost complement, or the ratio of merchandise available for sale at cost to merchandise available for sale at full retail value. Our calculation of the cost complement did not include adjustments for shrink, store use, and certain markdowns; instead, we captured shrink, store use, and certain markdowns in ending inventory at retail value. Excluding adjustments for shrink, store use, and certain markdowns from our retail inventory method calculation resulted in an overstatement of the cost complement used to determine ending inventory at cost, which resulted in overstating ending inventories at cost, and understating cost of sales. To correct these deficiencies, we revised our retail inventory method to incorporate historically available information from our POS system such that we now explicitly consider shrink, store use, and certain markdowns when computing the cost complement.

        As previously reported, effective as of the beginning of fiscal 2005, we changed our method of accounting for merchandise inventories from our historical retail inventory method to the weighted average cost method. As a result of this change in method, in the first quarter of fiscal 2005, we previously reported a cumulative effect of accounting change of $88.5 million, net of an income tax benefit of $54.2 million. For the full year of fiscal 2005, we previously reported that the conversion to the weighted average cost method reduced our cost of sales by approximately $300,000. The correction to our retail inventory method of accounting affects the amount of the cumulative effect of accounting change we reported in fiscal 2005 and the impact to fiscal 2005 cost of sales related to the change in accounting to the weighted average cost method. The restated cumulative effect of accounting change is $7.5 million, net of an income tax benefit of $4.8 million. There is no impact to the consolidated financial statements for fiscal 2006 because we utilized the weighted average cost method.

        The correction to our retail inventory method reduced fiscal 2004 net income by approximately $2.0 million, net of $1.3 million of income tax benefits.

  Inventory Cost Deferral and Vendor Allowance Recognition Correction

        In the fourth quarter of fiscal 2005, we previously reported that we made certain adjustments to our calculation of deferring costs related to preparing inventory for sale and for vendor allowance recognition, and recognized a $15.0 million charge (net of an income tax benefit of $8.9 million). However, as we are restating our prior years' financial statements to correct our retail inventory method of accounting, which had a material effect on fiscal 2005, we are also recording this correction in the periods to which it relates.

        Prior to the fourth quarter of fiscal 2005, we computed vendor allowances to be deferred based on the turnover rate of our store-level inventories. However, as the allowances were earned on all inventories, not just store-level inventories, we corrected our method to defer estimated vendor allowances based on the turnover rate of all inventories on hand.

        Our deferral of costs related to preparing inventory for sale includes costs incurred in the operation of our distribution centers ("DC costs") as well as purchasing and replenishment costs ("Other costs"). Prior to our correction of the deferral calculation in the fourth quarter of fiscal 2005, we combined DC and Other costs and deferred them over the inventory turnover rate of our DC-sourced inventories. The correction to our deferral calculation involved isolating DC and Other costs and deferring DC costs based on the inventory turnover rate of our DC-sourced inventories and deferring Other costs over the turnover rate of all inventories. We applied the turnover rate of all inventories to the deferral of Other costs as these costs were incurred in bringing all goods to their saleable condition in the stores, not just those sourced from our distribution centers.

        The table below provides the effects of our correction to cost deferral and vendor allowance recognition on certain line items within the consolidated statements of income:

Correction of Cost Deferral and Vendor Allowances
(In thousands)

	Fiscal Year
	2005	2004
Cost of Sales	$(16,761)	$6,306
Operating Income	16,761	(6,306)
Tax Expense (Benefit)	8,060	(2,449)
Income before cumulative effect of accounting change	8,701	(3,857)

Lease Accounting Correction

        In the fourth quarter of fiscal 2004, we previously reported an $8.0 million charge (net of an income tax benefit of $4.8 million) as a cumulative adjustment to earnings to correct our lease accounting associated with property leases. This correction was based on certain views expressed in a letter of February 7, 2005 from the Office of the Chief Accountant of the SEC to the American Institute of Certified Public Accountants. Prior to our correction, we historically reported straight-line rental expense beginning on the earlier of the store opening date or the commencement date of the lease. This had the effect of excluding the pre-opening or build-out period of our stores from the calculation of the period over which we expensed rent. In addition, amounts received as tenant allowances were reflected in the balance sheet as a reduction to store leasehold improvement costs instead of classifying them as deferred lease credits. Following our review, we corrected our accounting policies such that we begin recording rent expense on the date we take possession of or control physical access to the premises. We also recognize tenant allowances as a liability and accrete the liability as a reduction to rent expense over the same period in which rent expense is calculated.

        The allocation of the lease accounting charge to prior periods resulted in immaterial adjustments to the income statement for fiscal years 2002, 2003, and 2004; almost all of the previously reported charge was reflected as an adjustment to our beginning retained earnings balance for fiscal 2002. We also restated our gross property and equipment balances, our accrued liabilities, and other long-term liabilities. The changes in gross property and equipment reflect the reclassification of tenant allowances to other long-term liabilities, which were previously reflected as a reduction of property and equipment. The changes in other long-term liabilities reflect the cumulative adjustment to the accrued rent balance and deferred lease credits related to tenant allowances. We restated our long-term deferred income tax liability primarily as a result of a change in the cumulative timing differences related to deductions associated with straight-line rent expense and leasehold amortization expense.

        The restatement associated with our property leases did not impact fiscal 2005 or 2006, the balance sheet as of January 28, 2006 (since all adjustments were already reflected), the timing of the payments under related leases, or future net cash flows. Our previously reported cash flows for fiscal year 2004 classified tenant allowances received during that year as a reduction of capital expenditures. Therefore, we reclassified $3.6 million of tenant allowances for fiscal 2004 from investing activities to operating activities.

Resolution of Internal Review of Historical Stock Options Grant Practices

        Based on media reports regarding historical stock options practices at other publicly traded companies regarding allegations of "backdating" option grants, the Company's Audit Committee conducted an internal review into the Company's historical stock options practices, including a review of the Company's underlying option grant documentation and procedures and related accounting. The Audit Committee's internal review was conducted with the assistance of independent legal counsel and outside accounting experts. The Company's independent registered public accounting firm was informed about the internal review. The Company also voluntarily reported the commencement of this review to the SEC.

        The Audit Committee review focused principally on the question of whether there may have been intentional wrongdoing in the Company's historical stock options granting practices. On August 25, 2006, the Audit Committee's independent legal counsel presented its final report to the Audit Committee, which stated that the investigation conducted by independent counsel did not support a conclusion that there was intentional misconduct. Based on the independent counsel report, the Audit Committee concluded that the results of the investigation did not support a finding of intentional misconduct.

        The Company has also completed its separate internal review of historical stock options practices and related accounting issues from 1990 through the Merger date. In this review, the Company has been advised, with respect to specific Delaware law issues, by independent Delaware counsel and, with respect to specific Texas law issues, by independent Texas counsel. Management of the Company discussed its internal review and related judgments, described below, with the Company's independent registered public accounting firm and the new Board of Directors and Audit Committee.

        The Company historically used its stock option program as a key component of compensation for both its officers and a broad group of non-officer employees. The Company granted stock options principally, but not invariably, utilizing a process in which an authorized committee of the Board would approve stock option grants from time to time through unanimous written consent resolutions with specified effective dates that generally preceded the date on which the consents were fully executed by members of the applicable committee. From October 2001 through the Merger date, the Company continued to use unanimous written consent resolutions to grant stock options but in a modified process based on established pre-determined effective grant dates and generally pre-determined grant levels for its stock option program. Prior to October 2001, some grants were made on the basis of pre-determined grant dates and pre-determined grant levels; others were not. Most of the stock option grants during the period under review were dated prior to the approval of the grants by the Board or a Board committee for various reasons, including the design and use of the unanimous written consent process, delays in the initiation of the written consents, general administrative deficiencies, and actions taken to correct what the Company believed were mistakes or omissions in the grant process. Notwithstanding that the Audit Committee concluded that the results of the investigation did not support a finding of intentional misconduct, the Company has identified accounting issues related to certain of the stock option grants prior to October 2001.

        The Company historically considered the effective date specified in an option and the effective date specified in the written consents by the applicable committee as the accounting measurement date for determining stock-based compensation expense under APB No. 25, Accounting for Stock Issued to Employees. For all of the post-October 2001 options grants through the Merger date, and for many of the pre-October 2001 options grants, the Company has concluded that the accounting measurement date historically used was correct and appropriate, and that there is no unrecognized non-cash compensation expense with respect to those grants.

        Certain grants that were reviewed in the period 1990 to 2001 were considered non-routine and not made pursuant to formal or informal guidelines or generally understood policies or practices, nor made automatically under a standing Board or committee resolution. Based on the advice it received and its own review of Company records, the Company concluded that the measurement date for these certain non-routine grants would likely be considered different from the measurement date originally used in accounting for such grants. In connection with those grants, the Company is unable to definitively determine the actual measurement date based on existing records. The Company estimated the measurement date based on its knowledge of the approval process, subsequent meetings that occurred, and estimates of the time that would have lapsed to obtain documented approval for those grants. To the extent the exercise price of an option was less than the fair market value of the Company's Common Stock on an estimated measurement date different than the original measurement date, the difference represents the Company's estimate of the amount of non-cash compensation expense that should have been recorded over the vesting period of the option.

        Based on the Company's analysis, the amount of additional non-cash compensation cost that should have been recorded was approximately $27.1 million, net of income tax benefits of approximately $12.7 million, all of which relates to periods prior to fiscal 2001. The Company recognized this additional compensation cost as an adjustment to its beginning retained earnings balance for fiscal 2002. The adjustment does not affect results of operations or the statement of cash flows in any period presented in the Company's Form 10-K for fiscal 2006. All stock options in question were exercised prior to the end of fiscal 2005. There was no impact on total stockholders' equity (deficit) as of the end of each of the fiscal years 2005 and 2006.

        The table below provides the compensation expense and related income tax benefit by year, including the cumulative effect on retained earnings, for all prior fiscal periods subject to the review:

Fiscal Year	Pre-Tax Adjustment	Income Tax Benefit	Total Impact
1990	$2,203	$879	$1,324
1991	1,095	443	652
1992	1,398	547	851
1993	1,722	660	1,062
1994	2,115	796	1,319
1995	2,916	1,207	1,709
1996	19,040	4,561	14,479
1997	3,235	1,229	2,006
1998	602	229	373
1999	4,805	1,881	2,924
2000	664	266	398
2001	—	—	—

Cumulative effect at February 2, 2002	$39,795	$12,698	$27,097

2002	—	—	—
2003	—	—	—
2004	—	—	—
2005	—	—	—
2006	—	—	—

Total	$39,795	$12,698	$27,097

        Based on the Company's evaluation, the Company believes that previously deducted compensation related to exercised stock options that is now considered non-deductible under Section 162(m) of the Internal Revenue Code is immaterial to the results of operations, cash flow, or the Company's financial position.

Note 3. Merger Transaction

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction with the Sponsors (the "Merger"), with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by the Sponsors, owns approximately 93.3% of our outstanding Common Stock, which is no longer publicly traded. We accounted for the Merger as a leveraged recapitalization whereby the historical book value of the assets and liabilities of Michaels will be maintained with no push down accounting required.

        The Merger consideration paid to then-existing equity holders was approximately $5.8 billion, with fees and expenses totaling an additional $239.7 million. The purchase price was funded by:

  •
  Aggregate cash equity contribution by the Sponsors of approximately $1.7 billion;

  •
  Retention of certain shares held by affiliates of Highfields Capital Partners totaling $110.0 million;

  •
  The issuance of the following debt (See Note 6 for further information concerning our issuance of debt):

  •
  $750.0 million of 10% Senior Notes due 2014;

  •
  $400.0 million of 11 3/8% Senior Subordinated Notes due 2016;

  •
  $250.0 million of 13% Subordinated Discount Notes due 2016 (with an accreted value at maturity of $469.4 million);

  •
  $2.4 billion Senior secured term loan facility; and,

  •
  $400.0 million of borrowings under our Asset-based revolving credit facility.

  •
  Our available cash as of the date of the Merger.

        The Merger occurred simultaneously with the closing of the financing and equity transactions described above as well as the termination of our previous $300 million senior unsecured credit facility with Bank of America, N.A (Credit Agreement).

        In connection with the completion of the Merger, we entered into management agreements with each of the Sponsors pursuant to which the Sponsors will provide management services to us until December 31, 2016, with evergreen extensions thereafter. Pursuant to these agreements, the Sponsors will receive an aggregate annual management fee equal to $12.0 million and reimbursement for out-of-pocket expenses incurred by them in connection with the provision of services pursuant to the agreements. In addition, pursuant to these agreements, the Sponsors received, in connection with the completion of the Merger, aggregate transaction fees of approximately $60.0 million in connection with services provided by them related to the Merger. Finally, the management agreements provide that the Sponsors are entitled to receive fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross transaction value of any such transaction. The management agreements include customary exculpation and indemnification provisions in favor of the Sponsors. The management agreements may be terminated by the Sponsors at any time and terminate automatically upon an initial public offering or a change of control unless we and the Sponsors determine otherwise. Upon termination, each provider of management services will be entitled to a termination fee calculated based on the present value of the annual fees due during the remaining period from the date of termination to the tenth anniversary of the date of the Merger.

        In connection with the completion of the Merger, we entered into a management agreement with Highfields Capital Management LP, an affiliate of the Highfields Capital Partners, that provides for an annual management fee of $1.0 million for services that Highfields Capital Management LP renders to us following the completion of the Merger.

        During fiscal 2006, we expensed approximately $239.7 million of Merger-related costs, of which $205.4 million was classified as transaction expenses and $33.6 million was classified as related party expenses in our consolidated statement of income; the remaining $700,000 was classified as interest expense. See Note 13 for further information concerning related party expenses. Of the $239.7 million recorded in fiscal 2006, $218.0 million was recorded in our fourth quarter of fiscal 2006. Approximately $138.3 million of the $239.7 million consisted of compensation expense (primarily share-based compensation) and $100.0 million was related to investment banking, legal, accounting, and other professional fees.

        We capitalized $124.7 million of costs related to our issuance of various debt instruments. We amortize the deferred financing costs over the lives of the respective debt agreements (which range from five to ten years) and record the amortization to interest expense. As further described in Note 13 below, we paid $3 million to each of Charles Wyly and Sam Wyly pursuant to a Separation Agreement. We capitalized the Separation Agreements and amortize them over their two year lives. Our expected amortization expense pertaining to the deferred financing costs and Separation Agreements for each of the next five fiscal years and thereafter is as follows:

	Fiscal Year
	2007	2008	2009	2010	2011	Thereafter
	(in thousands)
Amortization Expense	$20,201	$19,409	$17,195	$17,189	$15,968	$35,438

Note 4. Changes in Accounting

        Transition to Cost Accounting—We changed our method of accounting for merchandise inventories from a retail inventory method to the weighted average cost method in the fourth quarter of fiscal 2005, effective as of the beginning of that fiscal year. We believe the weighted average cost method is preferable because we believe it:

  •
  results in greater precision in the determination of cost of sales and inventories as each store/SKU combination is supported by perpetual records valued at cost using SKU level purchase order inputs, allowing for a reduction in the number of significant management estimates that were used in our retail inventory method;

  •
  provides greater insight into shrink using more accurate periodic shrink expense analysis and reporting at the store/SKU level;

  •
  aligns financial reporting with the operational view of the Company, which provides consistency in analysis of inventory management measures; and

  •
  increases the accuracy of matching sales with related expenses, as cost of sales will represent the average cost of the individual items sold rather than an average of the entire pool, eliminating any fluctuations as a result of seasonal changes in the markup percentage of inventory on hand at the end of each quarter.

        The effect of this change was presented in the income statement as a cumulative effect of a change in accounting principle of $7.5 million, which is net of an income tax benefit of $4.8 million. The inventory balance as of the beginning of fiscal 2005 was approximately $777.1 million on the weighted average cost method, which was approximately $12.3 million lower than the inventory balance reported under our retail inventory method. The effect of the change for fiscal 2004 is not determinable as the information required to value inventory on the weighted average cost method for fiscal 2004 is not available.

        Under our retail inventory method, ending inventory incorporates shrink, store use, and certain markdowns in an implicit manner and these items did not require an explicit reserve component. Under the weighted average cost method, shrink reserves are an explicit component of our inventory valuation. Upon implementation of the weighted average cost method at the beginning of fiscal 2005, reserves of $28.7 million were established for shrink in our Michaels stores. Inventory, net of shrink reserves, in our Michaels stores as of the beginning of fiscal 2005, under weighted average cost, was $3.2 million lower than fiscal 2004 ending inventory under our retail inventory method, net of shrink, store use, and certain markdowns. Other inventory reserves (including excess and obsolescence and lower of cost or market) under the retail inventory method were $3.7 million and such reserves at the inception of the weighted average cost method were $9.8 million. The changes in these reserves are a component of the cumulative effect of accounting change reported on our consolidated statement of income.

        Adoption of SFAS No. 123(R)—We elected to early adopt SFAS No. 123(R), Share-Based Payment, in the fourth quarter of fiscal 2005. This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period. We applied the provisions of the modified retrospective transition method as permitted by SFAS No. 123(R) from the beginning of fiscal 2005. As a result, we recorded compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005 and under the provisions of SFAS No. 123(R) for the fourth quarter of fiscal 2005.

Note 5. Detail of Certain Balance Sheet Accounts

	February 3, 2007	January 28, 2006
	(In thousands)
Property and equipment:
Land and buildings	$1,619	$1,619
Fixtures and equipment	846,545	765,199
Leasehold improvements	274,784	244,383

	$1,122,948	$1,011,201

Accrued liabilities and other:
Salaries, bonuses, and other payroll-related costs	$123,902	$112,888
Taxes, other than income and payroll	46,887	38,097
Rent and common area maintenance	9,623	9,217
Gift certificate and gift card liability	21,649	19,701
Property and general liability insurance	10,782	8,977
Deferred revenue	9,198	17,656
Dividend payable	—	13,377
Professional fees and litigation settlements	6,142	3,280
Other	62,248	59,306

	$290,431	$282,499

Note 6. Debt

9 1/4 Senior Notes due 2009

        In fiscal 2001, we issued $200 million in principal amount of 9 1/4% Senior Notes due July 1, 2009, which were unsecured and interest thereon was payable semi-annually on each January 1 and July 1. On July 1, 2005, we redeemed the Senior Notes at a price of $1,046.25 per $1,000 of principal amount. This early redemption resulted in a pre-tax charge of $12.1 million in the second quarter of fiscal 2005, which represents a combination of a $9.3 million call premium and $2.8 million of unamortized costs associated with the Senior Notes, and was recorded as interest expense.

Credit Agreement

        On November 18, 2005, we entered into a new five-year, $300 million senior unsecured credit facility with Bank of America, N.A. and other lenders. The $300 million Credit Agreement replaced our then-existing $200 million revolving credit facility with Fleet National Bank and the other lenders, which we terminated immediately prior to entering into our new $300 million Credit Agreement. We were in compliance with all terms and conditions of our $200 million credit agreement through the termination date, and we did not incur any early termination penalties in connection with its termination. No borrowings were outstanding under our $200 million credit agreement as of January 29, 2005, or at any time during fiscal 2005.

        Upon the Merger of the Company, as discussed in Note 3 to these consolidated financial statements, we terminated our $300 million Credit Agreement. We were in compliance with all terms and conditions of our $300 million Credit Agreement through the termination date, and we did not incur any early termination penalties in connection with its termination. No borrowings were outstanding under our $300 million Credit Agreement at any time during fiscal 2006.

        To finance the Merger, we issued 10% Senior Notes due 2014, 11 3/8% Senior Subordinated Notes due 2016, and 13% Subordinated Discount Notes due 2016 (collectively, the "Notes"). We also executed an asset-based revolving credit facility as well as a senior secured term loan facility (collectively, the "Senior Credit Facilities").

        As of February 3, 2007, our debt consisted of the following:

	Principal	Interest Rate
	(In thousands)
Senior notes	$750,000	10.000%
Senior subordinated notes	400,000	11.375%
Subordinated discount notes	258,620	13.000%
Senior secured term loan	2,344,125	Variable
Asset-based revolving credit facility	205,765	Variable

Total debt	3,958,510
Less current portion	229,765

Long-term debt	$3,728,745

        We had no debt outstanding as of January 28, 2006.

10% Senior Notes due 2014

        On October 31, 2006, we issued $750.0 million in principal amount of 10% Senior Notes due November 1, 2014. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2007. The Senior Notes are guaranteed, jointly and severally, on an unsecured senior basis, by each of our subsidiaries.

        The Senior Notes and the guarantees thereof are our and the guarantors' unsecured senior obligations and (i) rank senior in right of payment to all of our and the guarantors' existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the

Senior Notes (including the Senior Subordinated Notes and the Subordinated Discount Notes described below); (ii) rank equally in right of payment to all of our and the guarantors' existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes; and (iii) are effectively subordinated to all of our and the guarantors' existing and future secured debt (including obligations under the Senior Credit Facilities) to the extent of the value of the assets securing such debt.

        At any time prior to November 1, 2010, we may redeem all or a part of the Senior Notes at a redemption price equal to the sum of (i) 100% of the principal amount of the Senior Notes redeemed; (ii) the Applicable Premium (as defined in the Senior Indenture); and (iii) accrued and unpaid interest to the date of redemption plus Additional Interest (as defined in the Senior Indenture).

        On and after November 1, 2010, we may redeem all or part of the Senior Notes at the redemption prices (expressed as percentages of principal amount of the Senior Notes) set forth below, plus accrued and unpaid interest and Additional Interest to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2010	105.000%
2011	102.500%
2012 and thereafter	100.000%

        In addition, until November 1, 2009, we may, at our option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, to the applicable date of redemption, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Indenture); provided that at least 50% of the aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of each such redemption, and that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Upon a change in control, we are required to offer to purchase all of the Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest.

        The Senior Indenture contains covenants limiting, among other things, the Company's ability and the ability of the Company's restricted subsidiaries to:

  •
  incur additional debt;

  •
  pay dividends or distributions on the Company's capital stock or repurchase the Company's capital stock;

  •
  issue stock of subsidiaries;

  •
  make certain investments;

  •
  create liens on the Company's assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  merge or consolidate with another company; and

  •
  sell or otherwise transfer assets.

11 3/8% Senior Subordinated Notes due 2016

        On October 31, 2006, we issued $400.0 million in principal amount of 11 3/8% Senior Subordinated Notes due November 1, 2016. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2007. The Senior Subordinated Notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis, by each of our subsidiaries.

        The Senior Subordinated Notes and the guarantees thereof are our and the guarantors' unsecured senior subordinated obligations and (i) are subordinated in right of payment to all of our and the guarantors' existing and future senior debt, including the Senior Credit Facilities and the Senior Notes; (ii) rank equally in right of payment to all of our and the guarantors' future senior subordinated debt; (iii) are effectively subordinated to all of our and the guarantors' existing and future secured debt (including the Senior Credit Facilities) to the extent of the value of the assets securing such debt; and (iv) rank senior in right of payment to all of our and the guarantors' existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes, including the Subordinated Discount Notes.

        At any time prior to November 1, 2011, we may redeem all or a part of the Senior Subordinated Notes, at a redemption price equal to the sum of (i) 100% of the principal amount of Senior Subordinated Notes redeemed; (ii) the Applicable Premium (as defined in the Senior Subordinated Indenture); and (iii) accrued and unpaid interest to the date of redemption plus Additional Interest (as defined in the Senior Subordinated Indenture).

        On and after November 1, 2011, we may redeem all or part of the Senior Subordinated Notes at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes) set forth below, plus accrued and unpaid interest and Additional Interest to the applicable date of redemption if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.688%
2012	103.792%
2013	101.896%
2014 and thereafter	100.000%

        In addition, until November 1, 2009, we may, at our option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 111.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, to the applicable date of redemption, with the net cash proceeds of one or more Equity Offerings (as defined in the Senior Subordinated Indenture); provided that at least 50% of the aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after the occurrence of each such redemption, and that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Upon a change in control, we are required to offer to purchase all of the Senior Subordinated Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest. The Senior Subordinated Notes indenture contains restrictive covenants substantially similar to those of the Senior Notes described above.

13% Subordinated Discount Notes due 2016

        On October 31, 2006, we issued $469.4 million in principal amount at maturity of 13% Subordinated Discount Notes due on November 1, 2016. No cash interest is payable on the Subordinated Discount Notes prior to November 1, 2011. Beginning on November 1, 2011, cash interest will accrue and is payable semi-annually in arrears on each May 1 and November 1 (the first cash interest payment date is May 1, 2012). The Subordinated Discount Notes are guaranteed, jointly and severally, on an unsecured subordinated basis, by each of our subsidiaries.

        The Subordinated Discount Notes and the guarantees thereof are our and the guarantors' unsecured subordinated obligations and (i) are subordinated in right of payment to all of our and the guarantors' existing and future senior debt (including the Senior Credit Facilities, the Senior Notes and the Senior Subordinated Notes), and (ii) are effectively subordinated to all of our and the guarantors' secured debt (including the Senior Credit Facilities to the extent of the value of the assets securing such debt).

        At any time prior to November 1, 2011, we may redeem all or part of the Subordinated Discount Notes at a redemption price equal to the sum of 100% of the Accreted Value (as defined in the Subordinated Discount Indenture) of the Subordinated Discount Notes redeemed plus the Applicable Premium (as defined in the Subordinated Discount Indenture) as of the date of redemption.

        On and after November 1, 2011, we may redeem all or part of the Subordinated Discount Notes at the redemption prices (expressed as percentages of Accreted Value of the Subordinated Discount Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest (to the extent not already included in Accreted Value) as of the applicable date of redemption (if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	106.500%
2012	104.333%
2013	102.167%
2014 and thereafter	100.000%

        In addition, until November 1, 2009, we may, at our option, on one or more occasions redeem up to 35% of the aggregate principal amount of Subordinated Discount Notes at a redemption price equal to 113.000% of the Accreted Value thereof, with the net cash proceeds of one or more Equity Offerings (as defined in the Subordinated Discount Indenture); provided that at least 50% of the sum of the aggregate principal amount at maturity of Subordinated Discount Notes originally remains outstanding immediately after the occurrence of each such redemption, and that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        On May 1, 2012, and, if necessary, any interest payment date thereafter prior to the maturity date, we are required to redeem a portion of each Subordinated Discount Note outstanding on such date equal to an amount sufficient, but not in excess of the amount necessary, to ensure that a Subordinated Discount Note will not be an "applicable high yield discount obligation" within the meaning of

Section 163(i)(1) of the Internal Revenue Code of 1986. These redemptions are to be at a price equal to 100% of the Accreted Value as of the date of redemption.

        Upon a change in control, we are required to offer to purchase all of the Subordinated Discount Notes at a price in cash equal to 101% of the Accreted Value, plus accrued and unpaid interest and Additional Interest. The Subordinated Discount indenture contains restrictive covenants substantially similar to those of the Senior Notes described above.

Asset-based revolving credit facility

        On October 31, 2006, we executed a senior secured asset-based revolving credit facility with Banc of America, N.A. and other lenders ("Asset-based revolving credit facility"). The Asset-based revolving credit facility provides senior secured financing of up to $1.0 billion, subject to a borrowing base as described below. As of February 3, 2007, the borrowing base was $722.1 million, of which we borrowed $205.8 million, which was classified as current debt on our balance sheet. Borrowing capacity is available for letters of credit and borrowings on same-day notice ("Swingline Loans").

        The borrowing base equals the sum of (i) 90% of eligible credit card receivables and debit card receivables; (ii) between 85% and 90% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit; (iii) a percentage of eligible in-transit inventory, less certain reserves; and, (iv) the sum of an additional 10% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables (collectively, the "last out tranche"), up to a maximum amount of $100.0 million.

        The Asset-based revolving credit facility provides us with the right to request up to $200.0 million of additional commitments under this facility. The lenders under this facility are not under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any such additional commitments, and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $1.2 billion, but our ability to borrow under this facility would still be limited by the amount of the borrowing base.

        Borrowings under the Asset-based revolving credit facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate subject to certain adjustments, in each case plus an applicable margin. The initial applicable margin for borrowings is 0.50% for base rate borrowings and 1.50% for LIBOR borrowings. With respect to any last out tranche borrowings, the initial applicable margin is 1.50% for base rate borrowings and 2.50% for LIBOR borrowings. The applicable margin is subject to adjustment each fiscal quarter based on the excess availability under the Asset-based revolving credit facility. Swingline Loans bear interest at a rate per annum equal to the base rate plus the applicable margin.

        We are required to pay a commitment fee of 0.25% per annum on the unutilized commitments under the Asset-based revolving credit facility. We must also pay customary letter of credit fees and agency fees.

        If, at any time, the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Asset-based revolving credit facility exceeds the lesser of (i) the commitment amount or (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the Asset-based revolving credit facility is less than $100.0 million for five consecutive business days, or a payment or bankruptcy event of default has occurred, we will be required to repay outstanding loans and cash collateralize letters of credit with the cash we are required to deposit daily in a collection account maintained with the agent under the Asset-based revolving credit facility. We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans. There is no scheduled amortization under the Asset-based revolving credit facility; the principal amount of the loans outstanding is due and payable in full on October 31, 2011.

        All obligations under the Asset-based revolving credit facility are unconditionally guaranteed by all of the our existing subsidiaries and are required to be guaranteed by certain of our future domestic wholly-owned subsidiaries. All obligations under the Asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our subsidiaries (the "Subsidiary Guarantors"), including:

  •
  a first-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, and certain related assets and proceeds of the foregoing;

  •
  a second-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and our Subsidiary Guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary); and

  •
  a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment.

        The Asset-based revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, restricts the Company's ability and the ability of its subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or its other indebtedness;

  •
  make investments, loans, advances and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries;

  •
  engage in transactions with affiliates of the Company;

  •
  sell assets, including capital stock of the Company's subsidiaries;

  •
  consolidate or merge; and

  •
  create liens.

        The covenants limiting dividends and other restricted payments, investments, loans, advances and acquisitions, and prepayments or redemptions of indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that we must have at least $125.0 million of pro forma excess availability under the Asset-based revolving credit facility and that we must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

        Although the Asset-based revolving credit facility does not require us to comply with any financial ratio maintenance covenants, if we have less than $75.0 million of excess availability under the Asset-based revolving credit facility at any time, we are not permitted to borrow any additional amounts unless our pro forma Consolidated Fixed Charge Coverage Ratio (as defined in the Asset-based revolving credit facility) is at least 1.1 to 1.0. The Asset-based revolving credit facility also contains certain customary affirmative covenants and events of default.

Senior secured term loan facility

        On October 31, 2006, we executed a $2.4 billion senior secured term loan facility with Deutsche Bank A.G. New York Branch, and other lenders. The full amount was borrowed on October 31, 2006. We are required to make scheduled quarterly payments, each equal to 0.25% of the original principal amount of the term loans, for the first six years and three quarters, with the balance payable on October 31, 2013.

        Borrowings under the Senior secured term loan facility bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. At issuance date, the applicable margin was 2.00% with respect to base rate borrowings and 3.00% with respect to LIBOR borrowings, subject to downward adjustment based on the leverage and ratings thresholds set forth in the Senior secured term loan facility agreement. During the fourth quarter of fiscal 2006, we amended the Senior secured term loan facility such that the applicable margin with respect to the LIBOR borrowings was lowered from 3.00% to 2.75%. On April 30, 2007, in an effort to lower our interest rate, we launched an initiative to reprice the Senior secured term loan facility. We will not know if the repricing is successful until after the date of this filing.

        During the first quarter of fiscal 2007, we executed an interest rate collar to hedge our variability of cash flows associated with our interest payments on our Senior secured term loan that result from fluctuations in the three-month LIBOR rate. We expect to account for the interest rate collar as a cash flow hedge. The interest rate collar provides a fixed interest rate, with respect to the three-month LIBOR rate, at a cap of 6.0% and a floor of 3.21% for the periods and notional values of the Senior secured term loan facility listed below. The fair value of the interest rate collar was $0 at inception. Settlement occurs once per quarter.

Period	Notional Amount
(In millions)
March 2, 2007 - April 29, 2008	$1,755
April 30, 2008 - April 29, 2009	1,070
April 30, 2009 - April 30, 2010	535

        The Senior secured term loan facility requires us to prepay outstanding term loans with (a) 100% of the net proceeds of any debt issued by us or our subsidiaries (with exceptions for certain debt permitted to be incurred under the Senior secured term loan facility) and (b) commencing with the fiscal year ending February 2, 2008, 50% (which percentage will be reduced to 25% if our total leverage ratio is less than 6.00:1.00 and will be reduced to 0% if our total leverage ratio is less than 5.00:1.00) of our annual Excess Cash Flow (as defined in the Senior secured term loan facility). We must also offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales or casualty events under certain circumstances. We may voluntarily prepay outstanding loans under the Senior secured term loan facility at any time without premium or penalty other than customary breakage costs with respect to LIBOR loans.

        All obligations under the Senior secured term loan facility are unconditionally guaranteed by each direct and indirect wholly-owned subsidiary that guarantees the obligations of the Company under the Asset-based revolving credit facility. All obligations under the Senior secured term loan facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the Subsidiary Guarantors, including:

  •
  a first-priority pledge of all of the capital stock held by us (excluding the stock of Michaels of Canada, ULC) and the Subsidiary Guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock of such foreign subsidiary and 100% of the non-voting stock of such subsidiary);

  •
  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of us and each Subsidiary Guarantor, including substantially all of our owned real property and equipment, but excluding, among other things, the collateral described in the following bullet point; and

  •
  a second-priority security interest in personal property consisting of inventory and related accounts, cash, deposit accounts, all payments received by us or the Subsidiary Guarantors from credit card clearinghouses and processors or otherwise in respect of all credit card charges and debit card charges for sales of inventory by us and the Subsidiary Guarantors, certain related assets and proceeds of the foregoing.

        The Senior secured term loan facility requires us to satisfy and maintain a consolidated secured debt ratio that is no greater than 4.0 to 1.0, with our first compliance date beginning with the twelve months ended February 2, 2008. In addition, the Senior secured term loan facility contains a number of negative covenants that are substantially similar (but more restrictive in certain respects) to those governing the Senior Notes as well as certain other customary affirmative and negative covenants as well as events of default.

        The aggregate amounts of scheduled maturities of our debt for the next five years and thereafter are as follows:

Fiscal Year	Amount
(In thousands)
2007	$229,765
2008	24,000
2009	24,000
2010	24,000
2011	24,000
Thereafter	3,632,745

3,958,510
Interest accretion on 13% Subordinated Discount Notes	210,780

Total	$4,169,290

        The weighted average interest rate of the current portion of our long-term debt as of February 3, 2007 was 7.6%.

        The table below provides the carrying and fair values of our fixed rate debt as of February 3, 2007. Fair value was determined based on quoted market prices.

	Carrying Value	Fair Value
	(In thousands)
Senior Notes	$750,000	$804,375
Senior Subordinated Notes	400,000	432,500
Subordinated Discount Notes	258,620	339,740

        Unused letters of credit as of February 3, 2007 totaled $134.9 million.

Note 7. Income Taxes

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities as of the respective year-end balance sheets are as follows:

	Deferred Tax Asset (Liability)
	February 3, 2007		January 28, 2006 (as restated)
	Current	Noncurrent	Current	Noncurrent
	(In thousands)
Net operating loss, general business credit, and alternative minimum tax credit carryforwards	$—	$10,094	$—	$7,366
Accrued expenses	14,868	569	32,134	31,692
Deferred rent	—	15,583	—	15,993
Other deferred tax assets	25,203	9,354	5,650	8,336
Valuation allowance	—	(6,462)	—	(761)
Depreciation and amortization	—	(40,787)	—	(53,365)
Translation adjustment	(10)	(4,694)	—	(5,459)
Other deferred tax liabilities	(4,845)	(12,796)	(3,722)	(6,605)

	$35,216	$(29,139)	$34,062	$(2,803)

Net deferred tax assets		$6,077		$31,259

        The federal and state income tax provision is as follows:

	Fiscal Year
	2006	2005	2004
		(as restated)	(as restated)
	(In thousands)
Federal:
Current	$32,490	$95,995	$94,210
Deferred	8,689	19,625	752

Total federal income tax provision	41,179	115,620	94,962
State:
Current	4,411	14,029	19,018
Deferred	6,752	(2,667)	1,922

Total state income tax provision	11,163	11,362	20,940
International:
Current	14,309	10,553	9,140
Deferred	2,235	2,888	(2,055)

Total international income tax provision	16,544	13,441	7,085

Total income tax provision	$68,886	$140,423	$122,987

        The current federal and state income tax payable for fiscal 2005 includes a reduction in taxes of approximately $57 million, which relates to the change in our tax inventory accounting method, which was approved by the Internal Revenue Service during fiscal 2006.

        The reconciliation between the actual income tax provision and the income tax provision calculated by applying the federal statutory rate is as follows:

	Fiscal Year
	2006	2005	2004
		(as restated)	(as restated)
	(In thousands)
Income tax provision at statutory rate	$38,494	$129,023	$114,429
State income taxes, net of federal income tax effect	1,550	10,980	13,448
Non-deductible Merger costs	25,102	—	—
Valuation allowance	5,701	330	431
Other	(1,961)	90	(5,321)

Total income tax provision	$68,886	$140,423	$122,987

        At February 3, 2007, we had state net operating loss carryforwards to reduce future taxable income of approximately $151 million expiring at various dates between fiscal 2007 and fiscal 2027. The valuation allowance related to state net operating loss carryforwards was increased to $9.9 million in fiscal 2006 to reserve for state operating loss carryforwards which we believe are more likely than not that we will be unable to deduct these amounts.

Note 8. Share-Based Compensation

        On May 10, 2005, our Board of Directors adopted our 2005 Incentive Compensation Plan (the "2005 Plan") authorizing the grant of options, appreciation rights, restricted shares of our Common Stock, restricted stock units, performance shares, performance units, and senior executive plan bonuses.

        The 2005 Plan was approved by our stockholders at our Annual Meeting of Stockholders on June 16, 2005. Concurrent with stockholder approval, we ceased granting options under the 1997 Stock Option Plan, 2001 General Stock Option Plan, and the 2001 Employee Stock Option Plan. Awards outstanding under the previous plans remained in effect according to their respective terms and provisions. Generally, options and restricted shares issued to employees under the plans had a five year term and vested over a three year period following the date of grant, while options issued to directors under the plans had a five year term and vested immediately.

        As more fully described in Note 4, we elected to early adopt SFAS No. 123(R), Share-Based Payment, in the fourth quarter of fiscal 2005. We applied the provisions of the modified retrospective transition method from the beginning of fiscal 2005. As a result, we recorded compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005. Beginning in the fourth quarter of fiscal 2005, compensation cost was recorded based on the grant date fair value of the award and ratably recognized as expense over the effective vesting period.

        On June 30, 2006, the then-Board of Directors approved a resolution that provided for a contingent cash settlement feature within the options granted under the various plans. The cash settlement feature was contingent upon consummation of the Merger. On the Merger date, all options outstanding as of the Merger date were exchanged for the right to receive the excess of $44.00 per share over the exercise price of the underlying option. There were no options outstanding as of February 3, 2007.

        The fair value for options granted under SFAS No. 123(R) was estimated at the date of grant using the Black-Scholes-Merton option valuation model with the following assumptions:

	Fiscal Year
Assumptions(1)
	2006	2005	2004
Risk-free interest rates(2)	4.6% - 4.9%	3.5% - 4.4%	2.4% - 3.4%
Expected dividend yield	1.0%	0.8% - 1.2%	0.9% - 1.1%
Expected volatility rates of our Common Stock(3)	22.6% - 30.6%	28.3% - 45.7%	45.9% - 50.2%
Expected life of options (in years)(4)	2.5 - 3.0	2.5 - 3.2	3.1 - 3.3

The footnotes to the assumptions relate to fiscal 2006 and fiscal 2005 only.

(1)
Forfeitures were estimated based on historical experience.

(2)
Based on constant maturity interest rates for U.S. Treasury instruments with terms consistent with the expected lives of the awards.

(3)
We considered both the historical volatility of our Common Stock price as well as implied volatilities from the exchange-traded options on our Common Stock.

(4)
Expected lives were based on an analysis of historical exercise and post-vesting employment termination behavior.

        Our fiscal 2006 stock option activity and other summary data are summarized in the following tables:

	Fiscal Year 2006 Activity
	Outstanding at Beginning of Year	Granted	Exercised	Forfeited/ Expired	Outstanding at End of Year
	(In thousands except per share data)
Number of options	35,165	361	(34,540)	(986)	—
Weighted average exercise price	$8.39	$11.71	$8.37	$11.09	$—

        As of the beginning of fiscal 2006, there were 6.2 million nonvested options with a weighted average fair value of $10.41.

	Fiscal Year
	2006	2005	2004
	(In thousands, except per share data)
Weighted average fair value of options granted during the year (per share)	$2.47	$4.16	$3.04
Total intrinsic value of options exercised during the year	$214,196	$58,055	$57,516
Total fair value of options that vested during the year	$78,323	$26,014	$29,411

Note 9. Retirement Plans

        We sponsor a 401(k) Savings Plan for our eligible employees and certain of our subsidiaries. Participation in the 401(k) Savings Plan is voluntary and available to any employee who is 21 years of age and has completed 500 hours of service in a six-month eligibility period. Participants may elect to contribute up to 15% of their considered compensation on a pre-tax basis and up to 10% on an after-tax basis. In accordance with the provisions of the 401(k) Savings Plan, we make a matching cash contribution to the account of each participant in an amount equal to 50% of the participant's pre-tax contributions that do not exceed 6% of the participant's considered compensation for the year. Matching contributions, and the actual earnings thereon, vest to the participants based on years of continuous service, with 100% vesting after three years. Our matching contribution expense, net of forfeitures, was $2.6 million for each of fiscal 2006 and 2005 and $2.2 million for fiscal 2004.

        Prior to the Merger, we sponsored the Michaels Stores, Inc. Deferred Compensation Plan to provide eligible employees, directors, and certain consultants the opportunity to defer receipt of current compensation. The amount of compensation deferred by each participant electing to participate in the Deferred Compensation Plan was determined in accordance with the terms of the Deferred Compensation Plan, based on elections by the plan participants and paid in accordance with the terms of the Deferred Compensation Plan. We provided matching cash contributions equal to 50% of the participant's pre-tax contributions that did not exceed 6% of the participant's considered compensation deferred under the Deferred Compensation Plan, reduced by the matching contributions credited to the participant under our 401(k) Savings Plan. Our matching contribution expense was $373,000, $452,000, and $423,000, for fiscal 2006, 2005, and 2004, respectively. Upon consummation of the Merger, we terminated the Deferred Compensation Plan and paid all associated obligations.

Note 10. Commitments and Contingencies

Commitments

        We operate stores and use distribution centers, office facilities, and equipment that are generally leased under non-cancelable operating leases, the majority of which provide for renewal options. Future minimum annual rental commitments for all non-cancelable operating leases as of February 3, 2007 are as follows (in thousands):

For the Fiscal Year:
2007	$298,213
2008	283,814
2009	254,051
2010	215,294
2011	175,913
Thereafter	504,318

Total minimum rental commitments	$1,731,603

        Rental expense applicable to non-cancelable operating leases was $279.9 million, $263.2 million, and $243.5 million, in fiscal 2006, 2005, and 2004, respectively.

Shareholder Claims

  State Court Litigation

        The Company is a defendant in a consolidated action filed by purported former shareholders Julie Fathergill, Feivel Gottlieb, and Roberta Schuman, who seek to represent a class of other former shareholders. The action is a consolidation of three previously-filed lawsuits and is pending in the 192nd District Court for Dallas County, Texas. The plaintiffs' claims arise out of the Merger and, in addition to Michaels, the plaintiffs name as defendants certain former and then-current officers and directors of Michaels and certain other entities involved in the Merger or affiliated therewith. The plaintiffs allege that the Merger was procedurally and financially unfair to Michaels' then-shareholders and assert claims for breach of fiduciary duty against the individual defendants and claims for aiding and abetting such breaches against the entities. Among other things, plaintiffs seek (i) a declaration that the Merger is void and ordering it rescinded; (ii) an accounting for, disgorgement of, and the imposition of a constructive trust on, property and profits received by the defendants; and (iii) unspecified damages, including rescissory damages. We are unable to estimate a range of possible loss, if any, in this claim, and intend to defend this lawsuit vigorously.

  Federal Court Litigation

        The Company is also a defendant in a consolidated action filed by former purported shareholders Massachusetts Laborers' Annuity Fund, Albert Hulliung, and James and Christine Ziolkowski, who seek to represent a class of other former shareholders. This action is a consolidation of three previously-filed actions and is pending in the United States District Court, Northern District of Texas, Dallas Division.

        On September 6, 2006, Massachusetts Laborers' Annuity Fund filed a putative class action on behalf of itself and former holders of Michaels Common Stock. The lawsuit named Michaels and all of its then-current directors as defendants. The plaintiff alleged that the defendants misrepresented and/or omitted material facts in Michaels' annual proxy statements for 2004, 2005 and 2006, including, among other things, that Michaels' reported financial results inflated its reported earnings by not properly recording stock-based compensation expense relating to the granting of stock options, that problems with Michaels' internal controls prevented it from issuing accurate financial reports and projections, and that Michaels' directors had received and acquiesced in the granting of backdated stock options. The plaintiff asserted claims against all of the defendants of (a) violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder and (b) violations of Section 20(a) of the Securities Exchange Act of 1934. The plaintiff sought, among other relief, an indeterminate amount of damages from the defendants and equitable or injunctive relief, including the rescission of stock option grants. By an order dated December 8, 2006, Massachusetts Laborers' Annuity Fund was named the lead plaintiff in this action.

        On November 27, 2006, Albert Hulliung and James and Christine Ziolkowski (who had previously filed two separate stockholder derivative actions, which were consolidated on November 7, 2006) filed a consolidated class action complaint against Michaels and certain of its former officers and directors on behalf of a class of other former shareholders. The consolidated complaint alleged that the defendants misrepresented and/or omitted material facts in Michaels' annual proxy statements for 1993 through 2006, including, among other things, failing to disclose Michaels' and the defendants' alleged option backdating practices and the fact that Michaels and the defendants had reported false financial statements as a result of those practices. The consolidated complaint also alleged that the proxy statements failed to disclose: (a) that Michaels had problems with its internal controls that prevented it from issuing accurate financial reports and projections; (b) that because of improperly recorded stock-based compensation expenses, Michaels' reported financial results violated GAAP; (c) that Michaels' public disclosures presented an inflated view of Michaels' earnings by understating Michaels's past compensation expenses; (d) that Michaels faced substantial liability for its past and ongoing backdating practices; and (e) that Michaels' directors had received and acquiesced in the granting of backdated stock options. The plaintiffs asserted claims against all defendants for violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder, and sought, among other relief, an indeterminate amount of damages from the defendants, as well as an award of attorneys fees and costs.

        By an order dated February 1, 2007, the Massachusetts Laborers' Annuity Fund action was consolidated with the Hulliung/Ziolkowski action. On May 21, 2007, the lead plaintiff, Massachusetts Laborers' Annuity Fund, filed a motion for leave to file a first amended consolidated class action complaint (the "Amended Complaint"). As proposed, the Amended Complaint names Michaels and certain of its current and former officers and directors as defendants. The Amended Complaint alleges that the defendants misrepresented and/or omitted material facts in Michaels' annual proxy statements for 2004, 2005 and 2006, including, among others, failing to disclose: (a) Michaels' and the defendants' alleged option backdating practices, (b) information regarding transactions and holdings of Michaels Common Stock by certain trusts owned by or for the benefit of two of Michaels' former officers and directors and their family members; and (c) that Michaels and the defendants had reported false financial statements as a result of those practices. Further, the Amended Complaint makes allegations regarding the Company's financial restatement of periods prior to 2006, as well as the recently completed merger with entities affiliated with Bain Capital Partners LLC and The Blackstone Group. In the Amended Complaint, the lead plaintiff asserts claims against all defendants for violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934. The plaintiff seeks, among other relief, (a) an indeterminate amount of damages, (b) pre-judgment and post-judgment interest, (c) an award of attorneys fees and costs, and (d) equitable or injunctive relief, including the rescission of stock option grants.

        We are unable to estimate a range of possible loss, if any, in these claims, and intend to defend this lawsuit vigorously.

Employee Class Action Claims

  Cotton Claim

        On December 20, 2002, James Cotton, a former store manager of Michaels of Canada, ULC, our wholly-owned subsidiary, and Suzette Kennedy, a former assistant manager of Michaels of Canada, commenced a purported class proceeding against Michaels of Canada and Michaels Stores, Inc. on behalf of themselves and current and former employees employed in Canada. The Cotton claim was filed in the Ontario Superior Court of Justice and alleges that the defendants violated employment standards legislation in Ontario and other provinces and territories of Canada by failing to pay overtime compensation as required by that legislation. The Cotton claim also alleges that this conduct was in breach of the contracts of employment of those individuals. The Cotton claim seeks a declaration that the defendants have acted in breach of applicable legislation, payment to current and former employees for overtime, damages for breach of contract, punitive, aggravated and exemplary damages, interest, and costs. In May of 2005, the plaintiffs delivered material in support of their request that this action be certified as a class proceeding. Michaels filed and served its responding materials opposing class certification on January 31, 2006. A date has not yet been set for the hearing with respect to certification. We intend to contest certification of this claim as a class action. Further, we believe we have certain defenses on the merits and intend to defend this lawsuit vigorously. We are unable to estimate a range of possible loss, if any, in this claim.

  Clark Claim

        On July 13, 2005, Michael Clark, a former Michaels store assistant manager, and Lucinda Prouty, a former Michaels store department manager, commenced a purported class action proceeding against Michaels Stores, Inc. on behalf of themselves and current and former hourly retail employees employed in California from July 13, 2001 to the present. The Clark suit was filed in the Superior Court of California, County of San Diego, and alleges that Michaels failed to pay overtime wages, provide meal and rest periods (or compensation in lieu thereof), and provide itemized employee wage statements. The Clark suit also alleges that this conduct was in breach of California's unfair competition law. The plaintiffs seek injunctive relief, damages for unpaid overtime pay, meal break penalties, waiting time penalties, interest, and attorneys' fees and costs. Under the Class Action Fairness Act, we removed the case to federal court on August 5, 2005. The parties participated in a voluntary mediation on October 16, 2006 and have reached a tentative settlement of the case. Contingent on court approval, the parties have agreed to a claims made process, with no material impact on our statement of operations, balance sheet, or cash flows for any period presented.

  Morris Claim

        On November 16, 2005, Geoffrey Morris, a former Aaron Brothers employee in San Diego, California, commenced a purported class action proceeding against Aaron Brothers, Inc. on behalf of himself and current and former Aaron Brothers employees in California from November 16, 2001 to the present. The Morris suit was filed in the Superior Court of California, County of San Diego, and alleges that Aaron Brothers failed to pay overtime wages, reimburse the plaintiff for necessary expenses (including the cost of gas used in driving his car for business purposes), and provide adequate meal and rest breaks (or compensation in lieu thereof). The Morris suit also alleges that this conduct was in breach of California's unfair competition law. The plaintiff seeks injunctive relief, damages for unpaid overtime pay, meal break penalties, waiting time penalties, interest, and attorneys' fees and costs. Morris filed an Amended Complaint on June 8, 2006 and now seeks to represent a class of current and former assistant managers only. The parties participated in a voluntary mediation on December 15, 2006 and have reached a tentative settlement of the case. Contingent on final court approval, the parties have agreed to a claims made process, with no material impact on our statement of operations, balance sheet, or cash flows for any period presented.

  DeJoseph Claim

        On December 29, 2006, John DeJoseph, a former Michaels store manager in Valencia, California, commenced a purported class action proceeding against Michaels Stores, Inc. on behalf of himself and current and former salaried store employees employed in California from May 10, 2002 to the present. The DeJoseph suit was filed in the Superior Court of California, County of Los Angeles. The

DeJoseph suit alleges that Michaels failed to pay overtime wages, provide meal periods, accurately record hours worked, provide itemized employee wage statements, and that Michaels unlawfully made deductions from employees' earnings. The DeJoseph suit additionally alleges that the foregoing conduct was in breach of California's unfair competition law. The plaintiff seeks injunctive relief, damages for unpaid wages, penalties, restitution, interest, and attorneys' fees and costs. We have begun investigation into the plaintiff's claims. We believe we have certain meritorious defenses and intend to defend this lawsuit vigorously. We are unable to estimate a range of loss, if any, in this case.

  Torgerson Claim

        On January 26, 2007, Katherine Torgerson, a former "lead framer" for Aaron Brothers in San Diego, California, filed a purported class action proceeding in the Superior Court of California, County of San Diego. Torgerson filed this action against Aaron Brothers, Inc. on behalf of herself and all current and former California-based leads or keyholders. The Torgerson suit alleges that Aaron Brothers failed to provide its leads and keyholders with adequate meal and rest breaks (or compensation in lieu thereof) and accurate wage statements. The Torgerson suit additionally alleges that the foregoing conduct was in breach of California's unfair competition law. The plaintiff seeks injunctive relief, compensatory damages, meal and rest break penalties, waiting time penalties, interest, and attorneys' fees and costs. We believe we have certain meritorious defenses and intend to defend this lawsuit vigorously. We are unable to estimate a range of loss, if any, in this case.

Governmental Inquiries and Related Matters

  Non-U.S. Trust Inquiry

        In early 2005, the District Attorney's office of the County of New York and the SEC opened inquiries concerning non-U.S. trusts that directly or indirectly held shares of Michaels Common Stock and Common Stock options. A federal grand jury requested information with respect to the same facts. We are cooperating in these inquiries and have provided information in response to the requests.

        Certain of these trusts and corporate subsidiaries of the trusts acquired securities of Michaels in transactions directly or indirectly with Charles J. Wyly, Jr. and Sam Wyly, who were, respectively, Chairman and Vice Chairman of the Board of Directors prior to the consummation of the Merger, or with other Wyly family members. In addition, subsidiaries of certain of these trusts acquired securities directly from us in private placement transactions in 1996 and 1997 and upon the exercise of stock options transferred, directly or indirectly, to the trusts or their subsidiaries by Charles Wyly, Sam Wyly, or other Wyly family members.

        We understand that Charles Wyly and Sam Wyly and/or certain of their family members are beneficiaries of irrevocable non-U.S. trusts. The 1996 and 1997 private placement sales by us of Michaels securities to subsidiaries of certain of these trusts were disclosed by us in filings with the SEC. The transfer by Charles Wyly and/or Sam Wyly (or by other Wyly family members or family-related entities) of Michaels securities to certain of these trusts and subsidiaries was also disclosed in filings with the SEC by us and/or by Charles Wyly and Sam Wyly. Based on information provided to us, our SEC filings did not report securities owned by the non-U.S. trusts or their corporate subsidiaries as beneficially owned by Charles Wyly and Sam Wyly prior to 2005.

        Charles Wyly and Sam Wyly filed an amended Schedule 13D with the SEC on April 8, 2005, stating that they may be deemed the beneficial owners of Michaels securities held directly or indirectly by the non-U.S. trusts. In our 2005 and 2006 proxy statements, we included the securities held in the non-U.S. trusts or their separate subsidiaries, as reported by the Wylys, in the beneficial ownership table of our principal stockholders and management, with appropriate footnotes.

        Charles Wyly and Sam Wyly had not historically reported purchases and sales of Michaels securities by the non-U.S. trusts and their subsidiaries in reports filed by them with the SEC under Section 16 of the Securities Exchange Act of 1934. In an April 2005 letter from their counsel, Charles Wyly and Sam Wyly undertook to file any additional required Section 16 reports and to pay us the amount of any Section 16 liability. Charles Wyly and Sam Wyly have not filed additional or amended Section 16 reports with respect to the transactions in question. They have, however, since June 2005, reported on Form 4 filings the ownership of Michaels securities by the non-U.S. trusts and their subsidiaries and the sales of such securities in connection with the Merger. In those filings, Charles Wyly and Sam Wyly have disclaimed beneficial ownership of the securities except to the extent of a pecuniary interest in the securities.

        Charles Wyly and Sam Wyly made a proposal to settle the issue, without admitting or denying that they have or had, for Section 16 purposes, beneficial ownership of Michaels securities that are or were held by the non-U.S. trusts or their subsidiaries. Following that proposal, on March 15, 2006, the Board of Directors appointed a special committee of the Board to investigate and make decisions on behalf of Michaels with respect to the potential Section 16 liability issue. The special committee was also given authority to investigate and respond to the governmental inquiries, described above. The special committee had retained independent counsel to advise it in these matters.

        In connection with the consummation of the Merger, all the members of the Board of Directors, including the members of the special committee, resigned. As a result, the committee no longer exists, and authority concerning those matters has now reverted to the new Board of Directors. The independent counsel retained by the special committee is now advising the Company. The Company and Charles Wyly, Sam Wyly and Evan Wyly entered into tolling agreements that suspended the running of applicable statutes of limitations periods and similar defenses to the potential Section 16 claims from November 6, 2006 through October 5, 2007.

  Stock Options Inquiry

        On June 15, 2006, following Michaels' announcement that its Audit Committee had initiated an internal review, referred to below, into the Company's historical stock options practices, Michaels received a letter from the Division of Enforcement of the SEC requesting that the Company preserve all documents concerning its granting of stock options from 1990 through the present and stating that the SEC intended to request production of such documents in the future. In a letter dated November 15, 2006, the Division requested the documents. A June 16, 2006 grand jury subpoena issued by the U.S. District Court for the Southern District of New York requesting documents relating to the granting of stock options during the period 1996 to the present was withdrawn in connection with a July 27, 2006 grand jury subpoena issued by the U.S. District Court for the Northern District of Texas on behalf of the Fraud section of the Department of Justice requesting documents relating to the granting of stock options during the same period. We are cooperating in these inquiries and have provided information in response to the requests.

        On August 28, 2006, the Board of Directors appointed a special committee of the Board to investigate and make decisions on behalf of Michaels with respect to these subpoenas and any stock option grant issue raised by the SEC. This committee no longer exists as a result of the resignation of the members of the Board of Directors, including the members of this committee, in connection with the consummation of the Merger, and the authority previously given to the committee has now reverted to the new Board of Directors.

        The Company's Audit Committee conducted an internal review into the Company's historical stock options practices and concluded that the results of the review did not support a finding of intentional misconduct. Company management also undertook an internal review of historical stock options practices and related accounting issues from 1990 through the Merger date. See Note 2 to these consolidated financial statements for more detailed information concerning the Audit Committee internal review and management's internal review, including management's conclusions.

        Pending shareholder lawsuits against the Company, the then-current and certain former directors, and certain then-current and former officers of Michaels also include claims relating to the Company's historical stock options practices. See "Shareholder Claims" above.

General

        We are a defendant from time to time in lawsuits incidental to our business. Based on currently available information, we believe that resolution of all known contingencies is uncertain. There can be no assurance that future costs of such litigation would not be material to our financial position, results of operations, or cash flows.

Note 11. Concentration of Credit Risk

        We invest the majority of our cash and equivalents and short-term investments in money market funds and trusts which are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other financial or government institution. We also deposit a portion of our cash and equivalents with numerous federally-insured financial institutions, the balances of which often exceed $100,000. The Federal Deposit Insurance Corporation insures each account up to a maximum of $100,000 of the aggregate account balance with each institution. We believe counterparty default risk is low as we only use financial institutions with investment grade ratings or funds and trusts which invest in securities with investment grade ratings and that possess the necessary liquidity to satisfy our redemption needs.

Note 12. Segments and Geographic Information

        We consider our Michaels, Aaron Brothers, and Recollections stores and our Star Decorators Wholesale operations to be our operating segments for purposes of determining reportable segments based on the criteria of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. We determined that our Michaels and Aaron Brothers operating segments have similar economic characteristics and meet the aggregation criteria set forth in paragraph 17 of SFAS No. 131. With regard to our Aaron Brothers operating segment, we determined that it did not meet the quantitative thresholds for separate disclosure set forth in SFAS No. 131. We also determined that individually, and in the aggregate, the Recollections stores and Star Decorators Wholesale operations were immaterial for segment reporting purposes. Therefore, we combine all operating segments into one reporting segment.

        The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies in Note 1.

        Subsequent to the Merger, our chief operating decision makers evaluate historical operating performance, plan and forecast future periods' operating performance, and base incentive compensation targets for certain management personnel on earnings before interest, income taxes, and depreciation and amortization ("EBITDA"). A reconciliation of income before income taxes and cumulative effect of accounting change to EBITDA is presented below. Segment income for fiscal years 2005 and 2004 were restated to conform to current year presentation.

	Fiscal Year
	2006	2005	2004
Income before income taxes and cumulative effect of accounting change	$109,982	$368,636	$326,941
Interest expense	104,548	22,409	20,434
Interest income	(9,631)	(7,945)	(4,570)
Depreciation and amortization	118,622	100,074	89,270

EBITDA	$323,521	$483,174	$432,075

        Our sales and assets by country are as follows:

	Net Sales	Total Assets
	(in thousands)
Fiscal 2006
United States	$3,599,904	$1,610,438
Canada	265,072	82,564

Consolidated total	$3,864,976	$1,693,002

Fiscal 2005:
United States	$3,451,696	$1,809,945
Canada	224,669	65,688

Consolidated total	$3,676,365	$1,875,633

Fiscal 2004:
United States	$3,216,152	$1,966,640
Canada	177,099	55,400

Consolidated total	$3,393,251	$2,022,040

        We present assets based on their physical, geographic location. Certain assets located in the United States are also used to support our Canadian operations, but we do not allocate these assets to Canada.

Note 13. Related Party Transactions

        Donald R. Miller, Jr., the son-in-law of Charles J. Wyly, Jr., was Vice President—Market Development of Michaels until his departure on November 1, 2006. In fiscal 2006, we paid Mr. Miller

$212,000 in salary. Mr. Miller also earned a fiscal 2006 cash bonus of $80,153 and received $177,470 in other fiscal 2006 compensation, including premium payments for life and long-term disability insurance, Company contributions to the 401(k) plan, medical benefits, other perquisites and personal benefits and tax gross-up payments. In addition, upon his resignation, Mr. Miller became entitled to severance benefits under a Change in Control Agreement dated April 26, 2006, and a bonus under a Change in Control Bonus Plan, the terms of each of which are described under "Executive and Director Compensation—Potential Payments upon Termination or Change in Control—Rights and Potential Payments Upon a Change in Control." Under the Agreement and Plan, Mr. Miller was paid the aggregate amount of $867,000 and became entitled to a continuation for two years of welfare and fringe benefits, at an estimated cost to the Company of $73,493. Mr. Miller is also entitled to reimbursement for outplacement services of up to $50,000.

        As more fully described in Note 3, we paid the Sponsors transaction fees totaling $60.0 million in connection with services provided by them related to the Merger. We recognized $23.6 million of the Sponsor transaction fees as an expense, capitalized $27.0 million of the fees as debt issuance costs, and classified $9.4 million as equity issuance costs. We also reimbursed the Sponsors, or paid on their behalf, Merger-related fees of $15.3 million incurred by them. Of the $15.3 million, we expensed $9.1 million and capitalized $6.2 million as debt issuance costs.

        We pay annual management fees to the Sponsors in the amount of $12.0 million and an annual management fee to Highfields Capital Management LP in the amount of $1.0 million. During fiscal 2006, we recognized $3.3 million of expense related to annual management fees.

        In connection with the consummation of the Merger, the Company entered into a Separation Agreement with each of Charles Wyly and Sam Wyly, executive officers and directors of the Company prior to the Merger. Under the Separation Agreements, each of Charles Wyly and Sam Wyly received a lump sum payment of $3.0 million in exchange for his agreement to adhere to certain non-competition, non-solicitation and confidentiality restrictions. We are amortizing these Separation Agreements over two years.

        During the fourth quarter of fiscal 2006, we executed a participation agreement with CoreTrust Purchasing Group ("CPG"), which designates CPG as our exclusive supplier of non-merchandise supplies and equipment. In exchange, we are offered non-merchandise supplies and equipment from a variety of vendors at a pre-determined price. We do not pay any fees to participate in this group arrangement, and we can terminate our participation prior to the expiration of the agreement without penalty. The vendors separately pay fees to CPG for access to its consortium of customers. The Blackstone Group, one of our Sponsors, entered into an agreement with CPG whereby The Blackstone Group receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made by us and other participants.

        During the first quarter of fiscal 2007, The Blackstone Group acquired a majority ownership stake in an external vendor we utilize to count our store inventory.

        During the first quarter of fiscal 2007, officers of Michaels Stores, Inc. and its subsidiaries were offered the opportunity to purchase shares of our Common Stock at a price of $15 per share. We sold approximately $4.3 million, or 289,334 shares of our Common Stock to certain officers, and such shares represent approximately 0.24% of the total outstanding shares of Michaels Stores, Inc.

Note 14. Condensed Consolidating Financial Information

        All of the Company's obligations under the Senior notes, Senior subordinated notes, Subordinated discount notes, Senior secured term loan, and Asset-based revolving credit facility are guaranteed by the Parent and Guarantor subsidiaries. Currently, there are no non-guarantor subsidiaries. The following condensed consolidating financial information represents the financial information of Michaels Stores, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting. The information is presented in accordance with the requirements of Rule 3-10 under the SEC's Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the subsidiary guarantors operated as independent entities.

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net sales	$3,415,500	$1,866,487	$(1,417,011)	$3,864,976
Cost of sales and occupancy expense	2,296,229	1,500,590	(1,417,011)	2,379,808

Gross profit	1,119,271	365,897	—	1,485,168
Selling, general, and administrative expense	914,096	119,230	—	1,033,326
Transaction expenses	205,393	—	—	205,393
Related party expenses	38,084	—	—	38,084
Store pre-opening costs	4,412	806	—	5,218

Operating (loss) income	(42,714)	245,861	—	203,147
Interest expense	104,516	32	—	104,548
Other (income) and expense, net	(11,788)	405	—	(11,383)
Intercompany charges (income)	83,254	(83,254)	—	—
Equity in earnings of subsidiaries	328,678	—	(328,678)	—

Income before income taxes	109,982	328,678	(328,678)	109,982
Provision for income taxes	68,886	124,898	(124,898)	68,886

Net income	$41,096	$203,780	$(203,780)	$41,096

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2005
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net sales	$3,263,502	$1,730,125	$(1,317,262)	$3,676,365
Cost of sales and occupancy expense	2,223,296	1,394,287	(1,317,262)	2,300,321

Gross profit	1,040,206	335,838	—	1,376,044
Selling, general, and administrative expense	874,577	112,735	—	987,312
Transaction expenses	—	—	—	—
Related party expenses	—	—	—	—
Store pre-opening costs	6,211	1,420	—	7,631

Operating income	159,418	221,683	—	381,101
Interest expense	22,228	181	—	22,409
Other (income) and expense, net	(9,453)	(491)	—	(9,944)
Intercompany charges (income)	88,254	(88,254)	—	—
Equity in earnings of subsidiaries	310,247	—	(310,247)	—

Income before income taxes and cumulative effect of accounting change	368,636	310,247	(310,247)	368,636
Provision for income taxes	140,423	117,894	(117,894)	140,423

Income before cumulative effect of accounting change	228,213	192,353	(192,353)	228,213
Cumulative effect of accounting change	7,491	—	—	7,491

Net income	$220,722	$192,353	$(192,353)	$220,722

Supplemental Condensed Consolidating Statement of Operations

	Fiscal Year 2004
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net sales	$3,044,009	$1,527,780	$(1,178,538)	$3,393,251
Cost of sales and occupancy expense	2,037,002	1,285,214	(1,178,538)	2,143,678

Gross profit	1,007,007	242,566	—	1,249,573
Selling, general, and administrative expense	800,116	98,329	—	898,445
Transaction expenses	—	—	—	—
Related party expenses	—	—	—	—
Store pre-opening costs	7,711	646	—	8,357

Operating income	199,180	143,591	—	342,771
Interest expense	20,428	6	—	20,434
Other (income) and expense, net	(4,178)	(426)	—	(4,604)
Intercompany charges (income)	77,093	(77,093)	—	—
Equity in earnings of subsidiaries	221,104	—	(221,104)	—

Income before income taxes	326,941	221,104	(221,104)	326,941
Provision for income taxes	122,987	81,145	(81,145)	122,987

Net income	$203,954	$139,959	$(139,959)	$203,954

Supplemental Condensed Consolidating Balance Sheet

	February 3, 2007
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and equivalents	$26,579	$3,519	$—	$30,098
Merchandise inventories	646,029	201,500	—	847,529
Intercompany receivables	—	178,098	(178,098)	—
Other	103,550	19,003	—	122,553

Total current assets	776,158	402,120	(178,098)	1,000,180

Property and equipment, net	326,257	122,416	—	448,673
Goodwill, net	94,290	21,549	—	115,839
Investment in subsidiaries	310,289	—	(310,289)	—
Other assets	114,559	13,751	—	128,310

Total assets	$1,621,553	$559,836	$(488,387)	$1,693,002

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$69,402	$145,068	$—	$214,470
Accrued liabilities and other	218,052	79,710	—	297,762
Current portion of long-term debt	229,765	—	—	229,765
Intercompany payable	178,098	—	(178,098)	—

Total current liabilities	695,317	224,778	(178,098)	741,997

Long-term debt	3,728,745	—	—	3,728,745
Other long-term liabilities	72,814	24,769	—	97,583
Total stockholders' (deficit) equity	(2,875,323)	310,289	(310,289)	(2,875,323)

Total liabilities and stockholders' (deficit) equity	$1,621,553	$559,836	$(488,387)	$1,693,002

Supplemental Condensed Consolidating Balance Sheet

	January 28, 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and equivalents	$407,783	$44,666	$—	$452,449
Merchandise inventories	563,694	220,479	—	784,173
Intercompany receivables	—	58,109	(58,109)	—
Other	44,016	34,088	—	78,104

Total current assets	1,015,493	357,342	(58,109)	$1,314,726

Property and equipment, net	312,801	112,018	—	424,819
Goodwill, net	94,290	21,549	—	115,839
Investment in subsidiaries	289,165	—	(289,165)	—
Other assets	1,947	18,302	—	20,249

Total assets	$1,713,696	$509,211	$(347,274)	$1,875,633

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94,920	$98,675	$—	$193,595
Accrued liabilities and other	212,143	91,028	—	303,171
Intercompany payable	58,109	—	(58,109)	—

Total current liabilities	365,172	189,703	(58,109)	496,766

Other long-term liabilities	61,097	30,343	—	91,440
Total stockholders' equity	1,287,427	289,165	(289,165)	1,287,427

Total liabilities and stockholders' equity	$1,713,696	$509,211	$(347,274)	$1,875,633

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating activities:
Net cash provided by operating activities	$132,555	$206,465	$(181,907)	$157,113

Investing activities:
Cash paid for property and equipment	(107,305)	(35,280)	—	(142,585)

Net cash used in investing activities	(107,305)	(35,280)	—	(142,585)

Financing activities:
Net borrowings of long-term debt	3,825,077	—	—	3,825,077
Equity investment of the Sponsors	1,649,508	—	—	1,649,508
Payment for old Common Stock in the Merger	(5,806,226)	—	—	(5,806,226)
Cash dividends paid to stockholders	(58,589)	—	—	(58,589)
Intercompany dividends	—	(181,907)	181,907	—
Repurchase of Old Common Stock	(66,182)	—	—	(66,182)
Other financing activities	49,958	(30,425)	—	19,533

Net cash used in financing activities	(406,454)	(212,332)	181,907	(436,879)

Decrease in cash and equivalents	(381,204)	(41,147)	—	(422,351)
Beginning cash and cash equivalents	407,783	44,666	—	452,449

Ending cash and equivalents	$26,579	$3,519	$—	$30,098

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2005
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating activities:
Net cash provided by operating activities	$324,154	$182,877	$(143,075)	$363,956

Investing activities:
Cash paid for property and equipment	(95,641)	(22,705)	—	(118,346)
Net Sales (purchases) of short-term investments	50,379	—	—	50,379
Other investing activities	49	—	—	49

Net cash used in investing activities	(45,213)	(22,705)	—	(67,918)

Financing activities:
Net borrowings (repayments) of long-term debt	(209,250)	—	—	(209,250)
Cash dividends paid to stockholders	(46,181)	—	—	(46,181)
Intercompany dividends	—	(143,075)	143,075	—
Repurchase of Old Common Stock	(190,431)	—	—	(190,431)
Other financing activities	66,421	—	—	66,421

Net cash used in financing activities	(379,441)	(143,075)	143,075	(379,441)

Increase (decrease) in cash and equivalents	(100,500)	17,097	—	(83,403)
Beginning cash and cash equivalents	508,283	27,569	—	535,852

Ending cash and cash equivalents	$407,783	$44,666	$—	$452,449

Supplemental Condensed Consolidating Statement of Cash Flows

	Fiscal Year 2004
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating activities:
Net cash provided by operating activities	$415,536	$302,521	$(286,682)	$431,375

Investing activities:
Cash paid for property and equipment	(78,938)	(15,525)	—	(94,463)
Purchases of short-term investments	(50,379)	—	—	(50,379)
Other investing activities	133	—	—	133

Net cash used in investing activities	(129,184)	(15,525)	—	(144,709)

Financing activities:
Cash dividends paid to stockholders	(25,867)	—	—	(25,867)
Intercompany dividends	—	(286,682)	286,682	—
Repurchase of Old Common Stock	(105,099)	—	—	(105,099)
Other financing activities	38,327	—	—	38,327

Net cash used in financing activities	(92,639)	(286,682)	286,682	(92,639)

Increase in cash and equivalents	193,713	314	—	194,027
Beginning cash and cash equivalents	314,570	27,255	—	341,825

Ending cash and cash equivalents	$508,283	$27,569	$—	$535,852

UNAUDITED SUPPLEMENTAL QUARTERLY FINANCIAL DATA
(In thousands)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal 2006:
Net sales	$832,481	$768,264	$896,080	$1,368,151
Cost of sales and occupancy expense	513,245	493,016	576,705	796,842
Gross profit	319,236	275,248	319,375	571,309
Selling, general, and administrative expense(1)	237,036	233,681	255,352	307,257
Operating income	76,063	31,547	53,807	41,730
(Loss) Income before cumulative effect of accounting change	51,701	21,553	35,045	(67,203)
Net income (loss)	51,701	21,553	35,045	(67,203)
Fiscal 2005:
As restated(2)
Net sales	$821,016	$745,493	$839,663	$1,270,193
Cost of sales and occupancy expense	497,875	488,265	536,558	777,623
Gross profit	323,141	257,228	303,105	492,570
Selling, general, and administrative expense	227,894	223,104	251,235	285,079
Operating income	92,508	32,669	49,414	206,510
Income before cumulative effect of accounting change	55,804	12,191	32,392	127,826
Net income	48,313	12,191	32,392	127,826
Fiscal 2005:
As previously reported(3)
Net sales	$821,016	$745,493	$839,663	$1,270,193
Cost of sales and occupancy expense	503,204	481,263	535,155	797,460
Gross profit	317,812	264,230	304,508	472,733
Selling, general, and administrative expense	227,894	223,104	251,235	285,079
Operating income	87,179	39,671	50,817	186,673
Income before cumulative effect of accounting change	52,554	16,461	33,247	117,250
Net (loss) income	(35,934)	16,461	33,247	117,250

We report on the basis of a 52 or 53-week fiscal year, which ends on the Saturday closest to January 31. Our interim periods each contain 13 weeks, with the first quarter ending on a Saturday 13 weeks after the end of our previous fiscal year. For fiscal years that contain 53 weeks, our fourth quarter contains 14 weeks.

(1)
Selling, general, and administrative expense for the first, second, and third quarters were adjusted from amounts previously reported on our Forms 10-Q to reflect a reclassification of certain amounts to transaction expenses and related party expenses, as applicable, for each period.

(2)
Amounts have been restated to reflect the corrections to our application of the retail inventory method, deferral of costs related to preparing our inventory for sale, and vendor allowance recognition. These corrections are more fully described in Note 2 to these consolidated financial statements.

(3)
Amounts were as previously reported in our fiscal 2005 Annual Report on Form 10-K and do not include the corrections as described in the preceding footnote.

MICHAELS STORES, INC.

INTERIM UNAUDITED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	May 5, 2007	February 3, 2007	April 29, 2006
ASSETS
Current assets:
Cash and equivalents	$45,056	$30,098	$441,843
Merchandise inventories	878,634	847,529	793,984
Prepaid expenses and other	77,382	54,435	46,397
Deferred income taxes	35,312	35,216	34,548
Income tax receivable	48,861	32,902	—

Total current assets	1,085,245	1,000,180	1,316,772

Property and equipment, at cost	1,139,950	1,122,948	1,046,956
Less accumulated depreciation	(686,605)	(674,275)	(611,495)

	453,345	448,673	435,461

Goodwill	115,839	115,839	115,839
Debt issuance costs, net of accumulated amortization of $8,853 at May 5, 2007 and $4,537 at February 3, 2007	115,877	120,193	—
Other assets	7,523	8,117	23,082

	239,239	244,149	138,921

Total assets	$1,777,829	$1,693,002	$1,891,154

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$237,749	$214,470	$267,154
Accrued liabilities and other	256,563	290,431	226,541
Income taxes payable	—	7,331	15,730
Current portion of long-term debt	345,119	229,765	—

Total current liabilities	839,431	741,997	509,425

Long-term debt	3,731,064	3,728,745	—
Deferred income taxes	16,346	29,139	2,791
Other long-term liabilities	81,320	68,444	89,098

Total long-term liabilities	3,828,730	3,826,328	91,889

	4,668,161	4,568,325	601,314

Commitments and contingencies Stockholders' (deficit) equity:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,262,731 shares issued and outstanding at May 5, 2007; 117,973,396 shares issued and outstanding at February 3, 2007; 1,026,666,655 shares authorized and 395,534,488 shares issued and 387,419,715 shares outstanding at April 29, 2006	11,826	11,797	39,553
Additional paid-in capital	5,702	—	417,080
Retained (deficit) earnings	(2,917,455)	(2,893,918)	919,134
Accumulated other comprehensive income	9,595	6,798	8,200
Treasury Stock (none at May 5, 2007 and February 3, 2007; 8,114,773 shares at April 29, 2006)	—	—	(94,127)

Total stockholders' (deficit) equity	(2,890,332)	(2,875,323)	1,289,840

Total liabilities and stockholders' (deficit) equity	$1,777,829	$1,693,002	$1,891,154

See accompanying notes to interim consolidated financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

	Quarter Ended
	May 5, 2007	April 29, 2006
Net sales	$844,133	$832,481
Cost of sales and occupancy expense	516,421	513,245

Gross profit	327,712	319,236
Selling, general, and administrative expense	255,904	237,036
Transaction expenses	5,564	4,700
Related party expenses	5,262	—
Store pre-opening costs	1,548	1,437

Operating income	59,434	76,063
Interest expense	95,352	172
Other (income) and expense, net	(2,446)	(7,162)

(Loss) income before income taxes	(33,472)	83,053
Provision for income taxes	(10,869)	31,352

Net (loss) income	$(22,603)	$51,701

See accompanying notes to interim consolidated financial statements.

MICHAELS STORES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended
	May 5, 2007	April 29, 2006
Operating activities:
Net (loss) income	$(22,603)	$51,701
Adjustments:
Depreciation and amortization	30,731	27,456
Share-based compensation	1,451	5,568
Tax benefits from stock options exercised	—	(8,203)
Other	4,316	2
Changes in assets and liabilities:
Merchandise inventories	(31,106)	(9,760)
Prepaid expenses and other	(3,179)	(2,689)
Deferred income taxes and other	(13,996)	(3,654)
Accounts payable	13,015	60,874
Accrued liabilities and other	(27,343)	(19,615)
Income taxes payable	(9,513)	3,261
Other long-term liabilities	7,000	1,526

Net cash (used in) provided by operating activities	(51,227)	106,467

Investing activities:
Additions to property and equipment	(28,039)	(38,914)

Net cash used in investing activities	(28,039)	(38,914)

Financing activities:
Borrowings on asset-based revolving credit facility	448,025	—
Payments on asset-based revolving credit facility	(332,671)	—
Repayments on senior secured term loan facility	(5,875)	—
Equity investment of Management	4,280	—
Cash dividends paid to stockholders	—	(26,625)
Repurchase of old Common Stock	—	(66,182)
Proceeds from stock options exercised	—	14,876
Tax benefits from stock options exercised	—	8,203
Proceeds from issuance of old Common Stock and other	—	1,095
Payment of capital leases	(4,141)	—
Change in cash overdraft	(15,394)	(9,526)

Net cash provided by (used in) financing activities	94,224	(78,159)

Net increase (decrease) in cash and equivalents	14,958	(10,606)
Cash and equivalents at beginning of period	30,098	452,449

Cash and equivalents at end of period	$45,056	$441,843

See accompanying notes to interim consolidated financial statements.

MICHAELS STORES, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended May 5, 2007

(Unaudited)

Note 1. Summary of Significant Accounting Policies

Basis of Presentation

        The consolidated financial statements include the accounts of Michaels Stores, Inc. and our wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. All expressions of "us," "we," "our," and all similar expressions are references to Michaels Stores, Inc. and our consolidated, wholly-owned subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and other items, as disclosed) considered necessary for a fair presentation have been included. Because of the seasonal nature of our business, the results of operations for the quarter ended May 5, 2007 are not indicative of the results to be expected for the entire year.

        The balance sheet at February 3, 2007 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

        All references herein to "fiscal 2007" relate to the 52 weeks ending February 2, 2008 and all references to "fiscal 2006" relate to the 53 weeks ended February 3, 2007. In addition, all references herein to "the first quarter of fiscal 2007" and "the first three months of fiscal 2007" relate to the 13 weeks ended May 5, 2007 and all references to "the first quarter of fiscal 2006" and "the first three months of fiscal 2006" relate to the 13 weeks ended April 29, 2006.

Recent Accounting Pronouncements

        In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that a company recognize in its consolidated financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. We adopted FIN 48 as of the beginning of our first quarter of fiscal 2007 with no material impact to our consolidated income statement, balance sheet, shareholders' equity, or cash flows statement.

        Upon adoption, we elected to record any interest and penalties associated with audits as a component of income tax expense. The Company identified its federal tax return, Canadian tax return, and its state tax returns in California, Florida, Illinois, New York, North Carolina, Pennsylvania, and Texas as "major" tax jurisdictions. The periods subject to examination for our federal return are 2002 to present, 2000 to present for our Canadian return, 2003 to present for all state returns except for California, and 1998 to present for California.

        In September 2006, the FASB issued Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pensions and Other Postretirement Plans, which requires an entity to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. It also requires an entity to measure the funded status of a plan as of the date of its year-end balance sheet. As we have no publicly traded securities (due to the Merger as described in Note 2 below), FAS 158 is effective for us at the end of fiscal 2007, with early adoption permitted. We plan to adopt FAS 158 at the end of fiscal 2007, with no material impact expected on our consolidated income statement, balance sheet, shareholders' equity, or cash flows statement.

        In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits companies to measure certain financial instruments and other items at fair value (at specified measurement dates) that are not currently required to be measured at fair value. Any unrealized gains or losses applicable to those items measured at fair value shall be reported in earnings. The decision to apply fair value shall generally be made on an instrument by instrument basis, is irrevocable, and is applied only to an entire instrument. The provisions of FAS 159 will be effective for us as of the beginning for fiscal 2008, with early adoption permitted.

Note 2. Merger Transaction

        On October 31, 2006, Michaels Stores, Inc. was recapitalized through a merger transaction with the Sponsors (the "Merger"), with certain shares retained by affiliates of Highfields Capital Partners (a then-existing shareholder of Michaels Stores, Inc.). As a result of the Merger, Michaels Holdings LLC, an entity controlled by affiliates of two private investment firms, Bain Capital Partners, LLC and The Blackstone Group (collectively, together with their applicable affiliates, the "Sponsors"), owns approximately 93% of our outstanding Common Stock, which is no longer publicly traded. We accounted for the Merger as a leveraged recapitalization whereby the historical book value of the assets and liabilities of Michaels were maintained with no push down accounting required.

        The Merger consideration paid to then-existing equity holders was approximately $5.8 billion, with fees and expenses totaling an additional $239.7 million. The purchase price was funded by:

  •
  Aggregate cash equity contribution by the Sponsors of approximately $1.7 billion;

  •
  Retention of certain shares held by affiliates of Highfields Capital Partners totaling $110.0 million;

  •
  The issuance of the following debt (See Note 4 for further information concerning our issuance of debt):

  •
  $750.0 million of 10% Senior Notes due 2014;

  •
  $400.0 million of 11 3/8% Senior Subordinated Notes due 2016;

  •
  $250.0 million of 13% Subordinated Discount Notes due 2016;

    •
    $2.4 billion Senior secured term loan facility; and

    •
    $400.0 million of borrowings under our Asset-based revolving credit facility; and

  •
  Our available cash as of the date of the Merger.

        The Merger occurred simultaneously with the closing of the financing and equity transactions described above as well as the termination of our previous $300 million senior unsecured credit facility with Bank of America, N.A (Credit Agreement).

        We capitalized $124.7 million of costs related to our issuance of various debt instruments. We amortize the deferred financing costs over the lives of the respective debt agreements (which range from five to ten years) and record the amortization to interest expense. Amortization of the deferred financing costs was $4.3 million for the quarter ended May 5, 2007.

        Transaction expenses in the first quarter of fiscal 2007 relate primarily to compensation arrangements associated with the change in control.

Note 3. Share-Based Compensation

        On February 15, 2007, our shareholders and Board of Directors approved the 2006 Equity Incentive Plan ("2006 Plan"), which provides for the grant of share-based awards exercisable for up to 14.2 million shares of Common Stock. During the first quarter of fiscal 2007, stock options exercisable for approximately 9.7 million shares of Common Stock were granted to certain employees. As of May 5, 2007, share-based awards exercisable for up to 4.5 million shares of Common Stock remain available for grant.

        As of May 5, 2007, all of the awards granted under the 2006 Plan vest ratably over five years and expire eight years from the grant date. The exercise prices of the awards issued during the first quarter of fiscal 2007 ranged, depending upon the tranche in which issued, from $15 per share to $52.50 per share. The fair value of the awards was determined using the Black-Scholes-Merton option valuation model and compensation expense associated with these awards was $1.5 million for the first quarter of fiscal 2007.

        All share-based awards outstanding immediately prior to the Merger were settled on the Merger date. There were no share-based awards outstanding as of February 3, 2007.

Note 4. Debt

        Our outstanding debt is detailed in the table below. We had no debt outstanding as of April 29, 2006. We were in compliance with the terms and conditions of all debt agreements as of May 5, 2007.

	Principal
	May 5, 2007	February 3, 2007	Interest Rate
	(In thousands)
Senior notes	$750,000	$750,000	10.000%
Senior subordinated notes	400,000	400,000	11.375%
Subordinated discount notes	266,814	258,620	13.000%
Senior secured term loan	2,338,250	2,344,125	Variable
Asset-based revolving credit facility	321,119	205,765	Variable

Total debt	4,076,183	3,958,510
Less current portion	345,119	229,765

Long-term debt	$3,731,064	$3,728,745

Asset-based revolving credit facility

        The Asset-based revolving credit facility provides senior secured financing of up to $1.0 billion, subject to a borrowing base described below. As of May 5, 2007, the borrowing base was $767.2 million with $433.3 million of unused availability.

        The borrowing base equals the sum of (i) 90% of eligible credit card receivables and debit card receivables; (ii) between 85% and 90% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit; (iii) a percentage of eligible in-transit inventory, less certain reserves; and (iv) the sum of an additional 10% of the appraised net orderly liquidation value of eligible inventory and of eligible letters of credit plus an additional 5% of eligible credit card receivables and debit card receivables, up to a maximum amount of $100.0 million.

Senior secured term loan facility

        During the first quarter of fiscal 2007, borrowings under the Senior secured term loan facility bore interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank and (2) the federal funds effective rate plus 1/2 of 1% or (b) a LIBOR rate, subject to certain adjustments, in each case plus an applicable margin. The applicable margin was 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings, subject to downward adjustment based on the leverage and ratings thresholds set forth in the Senior secured term loan facility agreement.

        On May 10, 2007, we amended the Senior secured term loan facility to reduce the applicable margin to 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The amendment also provides that if there is a repricing transaction that reduces the interest rate margins prior to May 10, 2008, then each lender will receive a fee equal to 1.00% of the principal amounts of loans that are repriced. Finally, the amendment eliminated the requirement that we maintain a specified consolidated secured debt ratio.

Note 5. Comprehensive Income

        Our comprehensive income is as follows:

	Quarter Ended
	May 5, 2007	April 29, 2006
	(In thousands)
Net (loss) income	$(22,603)	$51,701
Other comprehensive income (loss):
Foreign currency translation adjustment and other	2,797	689

Comprehensive (loss) income	$(19,806)	$52,390

Note 6. Derivative instruments

        During the first quarter of fiscal 2007, we executed an interest rate collar to hedge our variability of cash flows associated with our interest payments on our Senior secured term loan that result from fluctuations in the three-month LIBOR rate. We accounted for the interest rate collar as a cash flow hedge. The interest rate collar provided a fixed interest rate, with respect to the three-month LIBOR rate, at a cap of 6.0% and a floor of 3.21% for a notional value of $1.755 billion from March 2, 2007 through May 10, 2007. We terminated the interest rate collar on May 10, 2007 in connection with the repricing of the Senior secured term loan described in Note 4 above. There were no material amounts of unrealized losses as of May 5, 2007 and the termination of the interest rate collar resulted in an immaterial loss recorded in the second quarter of fiscal 2007.

Note 7. Commitments and Contingencies

        Reference is made to the consolidated action described under "Part I. Item 3. Legal Proceedings—Shareholder Claims—Federal Court Litigation" in our Annual Report on Form 10-K for fiscal 2006. In that action, on May 21, 2007 the lead plaintiff, Massachusetts Laborers' Annuity Fund, filed a motion for leave to file a first amended consolidated class action complaint (the "Amended Complaint"). As proposed, the Amended Complaint names Michaels and certain of its current and former officers and directors as defendants. The Amended Complaint alleges that the defendants misrepresented and/or omitted material facts in Michaels' annual proxy statements for 2004, 2005 and 2006, including, among others, failing to disclose: (a) Michaels' and the defendants' alleged option backdating practices; (b) information regarding transactions and holdings of Michaels Common Stock by certain trusts owned by or for the benefit of two of Michaels' former officers and directors and their family members; and (c) that Michaels and the defendants had reported false financial statements as a result of those practices. Further, the Amended Complaint makes allegations regarding the Company's financial restatement of periods prior to 2006, as well as the recently completed merger with entities affiliated with Bain Capital Partners LLC and The Blackstone Group. In the Amended Complaint, the lead plaintiff asserts claims against all defendants for violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934. The plaintiff seeks, among other relief, (a) an indeterminate amount of damages, (b) pre-judgment and post-judgment interest, (c) an award of attorneys fees and costs, and (d) equitable or injunctive relief, including the rescission of stock option grants.

        We are involved in ongoing legal and regulatory proceedings. Other than the update described in the preceding paragraph, there were no material changes to our disclosures of commitments and contingencies from our Annual Report on Form 10-K for fiscal 2006.

Note 8. Segments

        We consider our Michaels, Aaron Brothers, and Recollections stores and our Star Decorators Wholesale operations to be our operating segments for purposes of determining reportable segments based on the criteria of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. We determined that our Michaels and Aaron Brothers operating segments have similar economic characteristics and meet the aggregation criteria set forth in paragraph 17 of SFAS No. 131. With regard to our Aaron Brothers operating segment, we determined that it did not meet the quantitative thresholds for separate disclosure set forth in SFAS No. 131. We also determined that individually, and in the aggregate, the Recollections stores and Star Decorators Wholesale operations were immaterial for segment reporting purposes. Therefore, we combine all operating segments into one reporting segment.

        Subsequent to the Merger, our chief operating decision makers evaluate historical operating performance, plan and forecast future periods' operating performance and base incentive compensation targets for certain management personnel on earnings before interest, income taxes, and depreciation and amortization ("EBITDA"). A reconciliation of income before income taxes and cumulative effect of accounting change to EBITDA is presented below. Segment income for the quarter ended April 29, 2006 was restated to conform to current year presentation.

	Quarter Ended
	May 5, 2007	April 29, 2006
	(in thousands)
(Loss) Income before income taxes	$(33,472)	$83,053
Interest expense	95,352	172
Interest income	(225)	(3,400)
Depreciation and amortization	30,731	27,456

EBITDA	$92,386	$107,281

        Our sales and assets by country are as follows:

	Net Sales	Total Assets
	(in thousands)
Quarter ended May 5, 2007:
United States	$783,866	$1,684,039
Canada	60,267	93,790

Consolidated Total	$844,133	$1,777,829

Quarter ended April 29, 2006:
United States	$778,356	$1,807,896
Canada	54,125	83,258

Consolidated Total	$832,481	$1,891,154

Note 9. Related Party Transactions

        We pay annual management fees to the Sponsors in the amount of $12.0 million and an annual management fee to Highfields Capital Management LP in the amount of $1.0 million. During the quarter ended May 5, 2005, we recognized $3.4 million of expense related to annual management fees and related expenses.

        In connection with the consummation of the Merger, the Company entered into a Separation Agreement with each of Charles Wyly and Sam Wyly, executive officers and directors of the Company prior to the Merger. Under the Separation Agreements, each of Charles Wyly and Sam Wyly received a lump sum payment of $3.0 million in exchange for his agreement to adhere to certain non-competition, non-solicitation and confidentiality restrictions. We amortize these Separation Agreements over two years, which resulted in $792,000 of expense for the quarter ended May 5, 2007.

        During the fourth quarter of fiscal 2006, we executed a participation agreement with CoreTrust Purchasing Group ("CPG"), which designates CPG as our exclusive supplier of non-merchandise supplies and equipment. In exchange, we are offered non-merchandise supplies and equipment from a variety of vendors at a pre-determined price. We do not pay any fees to participate in this group arrangement, and we can terminate our participation prior to the expiration of the agreement without penalty. The vendors separately pay fees to CPG for access to its consortium of customers. The Blackstone Group, one of our Sponsors, entered into an agreement with CPG whereby The Blackstone Group receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made by us and other participants.

        During the first quarter of fiscal 2007, The Blackstone Group acquired a majority ownership stake in an external vendor we utilize to count our store inventory. Expenses associated with this vendor during the first quarter of fiscal 2007 were approximately $1.0 million.

        During the first quarter of fiscal 2007, officers of Michaels Stores, Inc. and its subsidiaries were offered the opportunity to purchase shares of our Common Stock at a price of $15 per share. We sold approximately $4.3 million, or 289,334 shares of our Common Stock to certain officers, and such shares represent approximately 0.24% of the total outstanding shares of Michaels Stores, Inc.

Note 10. Subsequent Event

        On June 4, 2007, the Board of Directors named Brian C. Cornell Chief Executive Officer of the Company effective that day. Mr. Cornell recently served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., where he was responsible for the merchandising, marketing, manufacturing, supply chain, and online business. Mr. Cornell is also a director of OfficeMax Inc.

        Pursuant to his employment contract, among other things, Mr. Cornell's annual base salary is $1.0 million per year, he is eligible to receive an annual bonus of 100% of his base salary should the Company meet certain financial targets, with a maximum bonus potential of 200% of base salary. Mr. Cornell also received a sign-on bonus of $2.5 million, was granted 133,333 shares of restricted stock, and received 2.3 million options to purchase shares of our Common Stock with exercise prices ranging from $15 to $52.50 per share. The restricted shares vest 50% each on the first and second anniversaries of the date of grant while the options, which expire eight years from the grant date, vest 20% on each of the first five anniversaries of February 16, 2007.

Note 11. Condensed Consolidating Financial Information

        All of the Company's obligations under the Senior notes, Senior subordinated notes, Subordinated discount notes, Senior secured term loan, and Asset-based revolving credit facility are guaranteed by the Parent and Guarantor subsidiaries. Currently, there are no non-guarantor subsidiaries. The following condensed consolidating financial information represents the financial information of Michaels Stores, Inc. and its wholly-owned subsidiary guarantors, prepared on the equity basis of accounting. The information is presented in accordance with the requirements of Rule 3-10 under the SEC's Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows, or financial position had the subsidiary guarantors operated as independent entities.

Supplemental Condensed Consolidating Statement of Operations

	Quarter Ended May 5, 2007
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net sales	$746,910	$408,129	$(310,906)	$844,133
Cost of sales and occupancy expense	500,960	326,367	(310,906)	516,421

Gross profit	245,950	81,762	—	327,712
Selling, general, and administrative expense	224,907	30,997	—	255,904
Transaction expenses	5,564	—	—	5,564
Related party expenses	5,262	—	—	5,262
Store pre-opening costs	1,281	267	—	1,548

Operating income	8,936	50,498	—	59,434
Interest expense	95,335	17	—	95,352
Other (income) and expense, net	(137)	(2,309)	—	(2,446)
Intercompany charges (income)	19,219	(19,219)	—	—
Equity in earnings of subsidiaries	72,009	—	(72,009)	—

(Loss) income before income taxes	(33,472)	72,009	(72,009)	(33,472)
Provision for income taxes	(10,869)	23,403	(23,403)	(10,869)

Net (loss) income	$(22,603)	$48,606	$(48,606)	$(22,603)

Supplemental Condensed Consolidating Statement of Operations

	Quarter Ended April 29, 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net sales	$736,582	$367,449	$(271,550)	$832,481
Cost of sales and occupancy expense	493,146	291,649	(271,550)	513,245

Gross profit	243,436	75,800	—	319,236
Selling, general, and administrative expense	210,775	26,261	—	237,036
Transaction expenses	4,700	—	—	4,700
Related party expenses	—	—	—	—
Store pre-opening costs	1,357	80	—	1,437

Operating income	26,604	49,459	—	76,063
Interest expense	165	7	—	172
Other (income) and expense, net	(6,040)	(1,122)	—	(7,162)
Intercompany charges (income)	24,135	(24,135)	—	—
Equity in earnings of subsidiaries	74,709	—	(74,709)	—

Income before income taxes	83,053	74,709	(74,709)	83,053
Provision for income taxes	31,352	28,203	(28,203)	31,352

Net income	$51,701	$46,506	$(46,506)	$51,701

Supplemental Condensed Consolidating Balance Sheet

	May 5, 2007
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and equivalents	$27,655	$17,401	$—	$45,056
Merchandise inventories	678,604	200,030	—	878,634
Intercompany receivables	—	200,195	(200,195)	—
Other	141,338	20,217	—	161,555

Total current assets	847,597	437,843	(200,195)	1,085,245

Property and equipment, net	326,449	126,896	—	453,345
Goodwill, net	94,290	21,549	—	115,839
Investment in subsidiaries	334,625	—	(334,625)	—
Other assets	109,104	14,296	—	123,400

Total assets	$1,712,065	$600,584	$(534,820)	$1,777,829

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$64,551	$173,198	$—	$237,749
Accrued liabilities and other	188,314	68,249	—	256,563
Current portion of long-term debt	345,119	—	—	345,119
Intercompany payable	200,195	—	(200,195)	—

Total current liabilities	798,179	241,447	(200,195)	839,431

Long-term debt	3,731,064	—	—	3,731,064
Other long-term liabilities	73,154	24,512	—	97,666
Total stockholders' (deficit) equity	(2,890,332)	334,625	(334,625)	(2,890,332)

Total liabilities and stockholders' (deficit) equity	$1,712,065	$600,584	$(534,820)	$1,777,829

Supplemental Condensed Consolidating Balance Sheet

	April 29, 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
ASSETS
Current assets:
Cash and equivalents	$394,296	$47,547	$—	$441,843
Merchandise inventories	582,933	211,051	—	793,984
Intercompany receivables	—	124,689	(124,689)	—
Other	46,504	34,441	—	80,945

Total current assets	1,023,733	417,728	(124,689)	1,316,772

Property and equipment, net	323,303	112,158	—	435,461
Goodwill, net	94,290	21,549	—	115,839
Investment in subsidiaries	297,953	—	(297,953)	—
Other assets	4,562	18,520	—	23,082

Total assets	$1,743,841	$569,955	$(422,642)	$1,891,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$88,525	$178,629	$—	$267,154
Accrued liabilities and other	179,098	63,173	—	242,271
Intercompany payable	124,689	—	(124,689)	—

Total current liabilities	392,312	241,802	(124,689)	509,425

Other long-term liabilities	61,689	30,200	—	91,889
Total stockholders' equity	1,289,840	297,953	(297,953)	1,289,840

Total liabilities and stockholders' equity	$1,743,841	$569,955	$(422,642)	$1,891,154

Supplemental Condensed Consolidating Statement of Cash Flows

	Quarter Ended May 5, 2007
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating activities:
Net cash (used) provided by operating activities	$(66,319)	$41,987	$(26,895)	$(51,227)

Investing activities:
Cash paid for property and equipment	(26,828)	(1,211)	—	(28,039)

Net cash used in investing activities	(26,828)	(1,211)	—	(28,039)

Financing activities:
Net borrowings (repayments) of long-term debt	109,479	—	—	109,479
Equity investment of Management	4,280	—	—	4,280
Intercompany dividends	—	(26,895)	26,895	—
Other financing activities	(19,535)	—	—	(19,535)

Net cash provided by (used in) financing activities	94,224	(26,895)	26,895	94,224
Increase (decrease) in cash and equivalents	1,077	13,881	—	14,958
Beginning cash and cash equivalents	26,578	3,520	—	30,098

Ending cash and cash equivalents	$27,655	$17,401	$—	$45,056

Supplemental Condensed Consolidating Statement of Cash Flows

	Quarter Ended April 29, 2006
	Parent Company	Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating activities:
Net cash provided by operating activities	$95,982	$48,856	$(38,371)	$106,467

Investing activities:
Cash paid for property and equipment	(31,310)	(7,604)	—	(38,914)

Net cash used in investing activities	(31,310)	(7,604)	—	(38,914)

Financing activities:
Cash dividends paid to stockholders	(26,625)	—	—	(26,625)
Repurchase of Old Common Stock	(66,182)	—	—	(66,182)
Intercompany dividends	—	(38,371)	38,371	—
Other financing activities	14,648	—	—	14,648

Net cash used in financing activities	(78,159)	(38,371)	38,371	(78,159)

(Decrease) increase in cash and equivalents	(13,487)	2,881	—	(10,606)
Beginning cash and cash equivalents	407,783	44,666	—	452,449

Ending cash and equivalents	$394,296	$47,547	$—	$441,843

Michaels Stores, Inc.

Offers to Exchange

$750,000,000 Principal Amount of our 10% Senior Notes due November 1, 2014, $400,000,000 Principal Amount of our 11 3/8% Senior Subordinated Notes due November 1, 2016 and $469,449,000 Principal Amount at Maturity of our 13% Subordinated Discount Notes due November 1, 2016, each of which has been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 10% Senior Notes due November 1, 2014, any and all of our 11 3/8% Senior Subordinated Notes due November 1, 2016 and any and all of our 13% Subordinated Discount Notes due November 1, 2016, respectively.

PROSPECTUS

Until            , 2007, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Michaels Stores, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated or Organized Under the Laws of Delaware

        The following registrants are corporations incorporated under the laws of the State of Delaware: Michaels Stores, Inc., Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc.

        Our certificate of incorporation limits the liability of our directors to Michaels or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware (the "DGCL") as in effect at the time such liability is determined. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The certificates of incorporation for Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc. each limit the personal liability of the company's respective directors to the company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the respective company to the full extent permitted by the DGCL or any other applicable law.

        Section 145(a) of the DGCL authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director's fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

        Our certificate of incorporation requires this Corporation, to the maximum extent permitted from time to time under the law of the State of Delaware, to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against judgments, fines, penalties, amounts paid in settlement and expenses (including attorney's fees and expenses), which expenses shall be advanced to such person upon request, in each case incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any Bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Paragraph 11 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

        Our certificate of incorporation requires that we indemnify our directors and officers, and any other person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware law. Our certificate of incorporation also requires that we advance expenses incurred by such a person in connection with the defense of any action or proceeding arising out of that persons' status or service to us. In addition, we have entered into indemnity agreements with certain of our officers and directors and certain of the officers and directors of Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc.

        The certificates of incorporation for Aaron Brothers, Inc., Artistree, Inc., Michaels Finance Company, Inc., and Michaels Stores Procurement Company, Inc. each require that the respective company indemnify, to the fullest extent permitted under the DGCL or any other applicable law, each person who is or was or had agreed to become a director or officer of the company, and each person who is or was serving or who had agreed to serve at the request of the company's board of directors or an officer of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including services with respect to an employee benefit plan.

Registrant Organized Under the Laws of Virginia

        The following registrant is a limited liability company organized under the laws of the State of Virginia: Michaels Stores Card Services, LLC.

        Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

        The Amended and Restated Operating Agreement of Michaels Stores Card Services grants Michaels Stores Card Services, LLC the power to indemnify any person.

Registrant Organized Under the Laws of Nova Scotia

        The following registrant is an unlimited liability company organized under the laws of Nova Scotia: Michaels of Canada, ULC.

        Under applicable Nova Scotia law, Michaels of Canada, ULC is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

        Sections 134 and 135 of the articles of association of Michaels of Canada, ULC provide that every director, and officer of Michaels of Canada, ULC shall be indemnified by Michaels of Canada, ULC against all costs, losses and expenses which any director or officer may incur or become liable to by reason of any contract entered into, or act or thing done by him as such director or officer, or in any way in the discharge of his or her duties, including reasonable traveling expenses. Additionally, no director or officer of Michaels of Canada, ULC, in their respective capacities, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to Michaels of Canada, ULC through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of Michaels of Canada, ULC or through the insufficiency or deficiency of any security in or upon which any of the moneys of Michaels of Canada, ULC shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any of person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto, unless the same happen through his or her own dishonesty.

Item 21.    Exhibits and Financial Statement Schedules

2.1	Agreement and Plan of Merger, dated as of June 30, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Registrant on July 6, 2006, SEC File No. 001-09338).
2.2
First Amendment to Agreement and Plan of Merger, dated as of September 1, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Registrant on September 5, 2006, SEC File No. 001-09338).
3.1.1	Amended and Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 3.1 to Form 8-K filed by Registrant on November 6, 2006, SEC File No. 001-09338).
Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	Aaron Brothers, Inc.*
3.1.3	Artistree, Inc.*
3.1.4	Michaels Finance Company, Inc.*
3.1.5	Michaels of Canada, ULC*
3.1.6	Michaels Stores Card Services, LLC*
3.1.7	Michaels Stores Procurement Company, Inc.*
3.2.1	Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 3.2 to Form 8-K filed by Registrant on November 6, 2006, SEC File No. 001-09338).
By-laws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:
3.2.2	Aaron Brothers, Inc.*
3.2.3	Artistree, Inc.*
3.2.4	Michaels Finance Company, Inc.*
3.2.5	Michaels of Canada, ULC (included in Exhibit 3.1.5 filed herewith)
3.2.6	Michaels Stores Card Services, LLC*
3.2.7	Michaels Stores Procurement Company, Inc.*
4.1
Senior Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.2
Senior Subordinated Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.3
Subordinated Discount Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.4	Form of 10% Senior Notes due 2014 (contained in Exhibit 4.1)
4.5	Form of 11 3/8% Senior Subordinated Notes due 2016 (contained in Exhibit 4.2)
4.6	Form of 13% Subordinated Discount Notes due 2016 (contained in Exhibit 4.3)
4.7
Registration Rights Agreement for the Senior Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).

4.8
Registration Rights Agreement for the Senior Subordinated Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.9
Registration Rights Agreement for the Subordinated Discount Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.10
Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
5.1	Opinion of Ropes & Gray LLP*
5.2	Opinion of Troutman Sanders LLP*
5.3	Opinion of McInnes Cooper*
10.1	Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on February 21, 2007, SEC File No. 001-09338).
10.2	Form of Stock Option Agreement under the Registrant's 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on February 21, 2007, SEC File No. 001-09338).
10.3	Form of Change in Control Severance Agreement (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.4	Form of Change in Control Retention Bonus Plan (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.5	Fiscal Year 2006 Bonus Plan for President and Chief Executive Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.6	Fiscal Year 2006 Bonus Plan for Executive Vice President—Chief Financial Officer (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.7	Fiscal Year 2006 Bonus Plan for Executive Vice President—General Merchandise Manager (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.8	Fiscal Year 2006 Bonus Plan for Executive Vice President—Store Operations (previously filed as Exhibit 10.5 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.9	Fiscal Year 2006 Bonus Plan for Executive Vice President—Supply Chain (previously filed as Exhibit 10.6 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.10	Fiscal Year 2006 Bonus Plan for President and Chief Financial Officer (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).

10.11	Fiscal Year 2006 Bonus Plan for President and Chief Operating Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.12	Fiscal Year 2006 Bonus Plan for Executive Vice President—Chief Merchant (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.13	Fiscal Year 2006 Bonus Plan for Executive Vice President—Specialty Businesses (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.14	Fiscal Year 2006 Bonus Plan Enhancement (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.15	Fiscal Year 2007 Bonus Plan for President and Chief Financial Officer (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.16	Fiscal Year 2007 Bonus Plan for President and Chief Operating Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.17	Fiscal Year 2007 Bonus Plan for Executive Vice President—Chief Merchant (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.18	Fiscal Year 2007 Bonus Plan for Executive Vice President—Specialty Businesses (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.19	Fiscal Year 2007 Bonus Plan for Executive Vice President—Supply Chain (previously filed as Exhibit 10.5 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.20
Amended and Restated Employment Agreement between Michaels Stores, Inc. and R. Michael Rouleau, dated July 7, 2004 (previously filed as Exhibit 10.1 to Form 10-Q for period ended July 31, 2004, filed by Registrant on September 1, 2004, SEC File No. 001-09338).
10.21
Amendment to Amended and Restated Employment Agreement between Michaels Stores, Inc. and R. Michael Rouleau, dated March 15, 2006 (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.22
Employment Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.23	Fiscal Year 2007 Bonus Plan for Chief Executive Officer (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.24
Restricted Stock Award Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.25
Stock Option Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.5 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.26
Stockholders Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 10.1 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).

10.27
Amended and Restated Stockholders Agreement, dated as of February 16, 2007, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 10.23 to Form 10-K filed by Registrant on May 3, 2007, SEC File No. 001-09338).
10.28
Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 4.7 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.29
Management Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Bain Capital Partners, LLC and Blackstone Management Partners V LLC (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.30
Management Agreement, dated as of October 31, 2006, between Michaels Stores, Inc. and Highfields Capital Management LP (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.31
Separation Agreement, dated October 31, 2006, between Charles J. Wyly, Jr. and Michaels Stores, Inc. (previously filed as Exhibit 10.27 to Form 10-K filed by Registrant on May 3, 2007, SEC File No. 001-09338).
10.32	Separation Agreement, dated October 31, 2006, between Sam Wyly and Michaels Stores, Inc. (previously filed as Exhibit 10.28 to Form 10-K filed by Registrant on May 3, 2007, SEC File No. 001-09338).
10.33
Form of Director Indemnification Agreement between Michaels Stores, Inc. and certain directors of the Registrant (previously filed as Exhibit 10.36 to Form 10-K for period ended January 28, 2006, filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.34
Form of Officer Indemnification Agreement between Michaels Stores, Inc. and certain officers of the Registrant (previously filed as Exhibit 10.37 to Form 10-K for period ended January 28, 2006, filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.35
Term Lease Master Agreement between IBM Credit Corporation as Lessor and Michaels Stores, Inc. as Lessee (previously filed as Exhibit 10.18 to Form 10-K for the year ended February 1, 1997, filed by Registrant on May 2, 1997, SEC File No. 000-11822).
10.36
Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., as lead borrower, the facility guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, Deutsche Bank Securities Inc., as syndication agent, Credit Suisse, JPMorgan Chase Bank, N.A., Wells Fargo Retail Finance, LLC, as co-documentation agents, the lenders named therein, and Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.37
Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.5 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).

10.38
First Amendment to Credit Agreement, dated as of January 19, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on January 25, 2007, SEC File No. 001-09338).
10.39
Second Amendment to Credit Agreement, dated as of May 10, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as codocumentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by the Registrant on May 11, 2007, SEC File No. 001-09338).
12	Statement of Computation of Ratio of Earnings to Fixed Charges*
21	List of Subsidiaries*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)
23.3	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.2)
23.4	Consent of McInnes Cooper (included in the opinion filed as Exhibit 5.3)
24	Powers of Attorney (included in the signature pages of the initial filing of this Registration Statement)*
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank with respect to the Indenture governing the 10% Senior Notes due 2014, the Indenture governing the 11 3/8% Senior Subordinated Notes due 2016, and the Indenture governing the 13% Subordinated Discount Notes due 2016.*
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*

*
Previously filed.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

MICHAELS STORES, INC.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

* Brian C. Cornell	Chief Executive Officer (Principal Executive Officer)	August 9, 2007
/s/ JEFFREY N. BOYER Jeffrey N. Boyer	President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2007
* Josh Bekenstein	Director	August 9, 2007
* Michael S. Chae	Director	August 9, 2007
* Todd Cook	Director	August 9, 2007
* Matthew Kabaker	Director	August 9, 2007
* Lewis Klessel	Director	August 9, 2007
* Matthew S. Levin	Director	August 9, 2007

* David McVeigh	Director	August 9, 2007
* James A. Quella	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

AARON BROTHERS, INC.
By:	/s/ LISA K. KLINGER Lisa K. Klinger Senior Vice President—Finance and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

* Thomas M. Bazzone	President and Director (Principal Executive Officer)	August 9, 2007
/s/ LISA K. KLINGER Lisa K. Klinger	Senior Vice President—Finance and Treasurer (Principal Financial and Accounting Officer)	August 9, 2007
/s/ JEFFREY N. BOYER Jeffrey N. Boyer	Director	August 9, 2007
* Brian C. Cornell	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

ARTISTREE, INC.
By:	/s/ LISA K. KLINGER Lisa K. Klinger Senior Vice President—Finance and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

* Brian C. Cornell	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2007
/s/ LISA K. KLINGER Lisa K. Klinger	Senior Vice President—Finance and Treasurer, and Director (Principal Financial and Accounting Officer)	August 9, 2007
/s/ JEFFREY N. BOYER Jeffrey N. Boyer	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

MICHAELS FINANCE COMPANY, INC.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ JEFFREY N. BOYER Jeffrey N. Boyer	President and Chief Financial Officer, and Director (Principal Executive, Financial and Accounting Officer)	August 9, 2007
* Christopher J. Holland	Director	August 9, 2007
* Lisa K. Klinger	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

MICHAELS OF CANADA, ULC
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

* Brian C. Cornell	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2007
/s/ JEFFREY N. BOYER Jeffrey N. Boyer	President and Chief Financial Officer, and Director (Principal Financial and Accounting Officer)	August 9, 2007
* Lisa K. Klinger	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

MICHAELS STORES CARD SERVICES, LLC
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ JEFFREY N. BOYER Jeffrey N. Boyer	President and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	August 9, 2007
MICHAELS STORES, INC.	Sole Managing Member	August 9, 2007
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 9th day of August, 2007.

MICHAELS STORES PROCUREMENT COMPANY, INC.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

* Brian C. Cornell	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2007
/s/ JEFFREY N. BOYER Jeffrey N. Boyer	President and Chief Financial Officer, and Director (Principal Financial and Accounting Officer)	August 9, 2007
* Lisa K. Klinger	Director	August 9, 2007

*
The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.
By:	/s/ JEFFREY N. BOYER Jeffrey N. Boyer Attorney-in-Fact

Index to Exhibits

2.1	Agreement and Plan of Merger, dated as of June 30, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Registrant on July 6, 2006, SEC File No. 001-09338).
2.2
First Amendment to Agreement and Plan of Merger, dated as of September 1, 2006, among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Michaels Stores, Inc. (previously filed as Exhibit 2.1 to Form 8-K filed by Registrant on September 5, 2006, SEC File No. 001-09338).
3.1.1	Amended and Restated Certificate of Incorporation of Michaels Stores, Inc. (previously filed as Exhibit 3.1 to Form 8-K filed by Registrant on November 6, 2006, SEC File No. 001-09338).
Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:
3.1.2	Aaron Brothers, Inc.*
3.1.3	Artistree, Inc.*
3.1.4	Michaels Finance Company, Inc.*
3.1.5	Michaels of Canada, ULC*
3.1.6	Michaels Stores Card Services, LLC*
3.1.7	Michaels Stores Procurement Company, Inc.*
3.2.1	Amended and Restated Bylaws of Michaels Stores, Inc. (previously filed as Exhibit 3.2 to Form 8-K filed by Registrant on November 6, 2006, SEC File No. 001-09338).
By-laws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:
3.2.2	Aaron Brothers, Inc.*
3.2.3	Artistree, Inc.*
3.2.4	Michaels Finance Company, Inc.*
3.2.5	Michaels of Canada, ULC (included in Exhibit 3.1.5 filed herewith)
3.2.6	Michaels Stores Card Services, LLC*
3.2.7	Michaels Stores Procurement Company, Inc.*
4.1
Senior Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.2
Senior Subordinated Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).

4.3
Subordinated Discount Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.4	Form of 10% Senior Notes due 2014 (contained in Exhibit 4.1)
4.5	Form of 11 3/8% Senior Subordinated Notes due 2016 (contained in Exhibit 4.2)
4.6	Form of 13% Subordinated Discount Notes due 2016 (contained in Exhibit 4.3)
4.7
Registration Rights Agreement for the Senior Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.8
Registration Rights Agreement for the Senior Subordinated Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.9
Registration Rights Agreement for the Subordinated Discount Notes, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors named therein and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
4.10
Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (incorporated by reference to the Exhibits filed with Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 28, 2006 (Commission File Number 001-09338)).
5.1	Opinion of Ropes & Gray LLP*
5.2	Opinion of Troutman Sanders LLP*
5.3	Opinion of McInnes Cooper*
10.1	Michaels Stores, Inc. 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on February 21, 2007, SEC File No. 001-09338).
10.2	Form of Stock Option Agreement under the Registrant's 2006 Equity Incentive Plan (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on February 21, 2007, SEC File No. 001-09338).
10.3	Form of Change in Control Severance Agreement (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.4	Form of Change in Control Retention Bonus Plan (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.5	Fiscal Year 2006 Bonus Plan for President and Chief Executive Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).

10.6	Fiscal Year 2006 Bonus Plan for Executive Vice President—Chief Financial Officer (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.7	Fiscal Year 2006 Bonus Plan for Executive Vice President—General Merchandise Manager (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.8	Fiscal Year 2006 Bonus Plan for Executive Vice President—Store Operations (previously filed as Exhibit 10.5 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.9	Fiscal Year 2006 Bonus Plan for Executive Vice President—Supply Chain (previously filed as Exhibit 10.6 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.10	Fiscal Year 2006 Bonus Plan for President and Chief Financial Officer (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.11	Fiscal Year 2006 Bonus Plan for President and Chief Operating Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.12	Fiscal Year 2006 Bonus Plan for Executive Vice President—Chief Merchant (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.13	Fiscal Year 2006 Bonus Plan for Executive Vice President—Specialty Businesses (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.14	Fiscal Year 2006 Bonus Plan Enhancement (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on June 13, 2006, SEC File No. 001-09338).
10.15	Fiscal Year 2007 Bonus Plan for President and Chief Financial Officer (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.16	Fiscal Year 2007 Bonus Plan for President and Chief Operating Officer (previously filed as Exhibit 10.2 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.17	Fiscal Year 2007 Bonus Plan for Executive Vice President—Chief Merchant (previously filed as Exhibit 10.3 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.18	Fiscal Year 2007 Bonus Plan for Executive Vice President—Specialty Businesses (previously filed as Exhibit 10.4 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.19	Fiscal Year 2007 Bonus Plan for Executive Vice President—Supply Chain (previously filed as Exhibit 10.5 to Form 8-K filed by Registrant on March 30, 2007, SEC File No. 001-09338).
10.20
Amended and Restated Employment Agreement between Michaels Stores, Inc. and R. Michael Rouleau, dated July 7, 2004 (previously filed as Exhibit 10.1 to Form 10-Q for period ended July 31, 2004, filed by Registrant on September 1, 2004, SEC File No. 001-09338).
10.21
Amendment to Amended and Restated Employment Agreement between Michaels Stores, Inc. and R. Michael Rouleau, dated March 15, 2006 (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on March 20, 2006, SEC File No. 001-09338).
10.22
Employment Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).

10.23	Fiscal Year 2007 Bonus Plan for Chief Executive Officer (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.24
Restricted Stock Award Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.25
Stock Option Agreement dated June 4, 2007, between Michaels Stores, Inc. and Brian C. Cornell (previously filed as Exhibit 10.5 to Form 10-Q filed by Registrant on June 11, 2007, SEC File No. 001-09338).
10.26
Stockholders Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 10.1 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.27
Amended and Restated Stockholders Agreement, dated as of February 16, 2007, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 10.23 to Form 10-K filed by Registrant on May 3, 2007, SEC File No. 001-09338).
10.28
Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain stockholders thereof (previously filed as Exhibit 4.7 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.29
Management Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Bain Capital Partners, LLC and Blackstone Management Partners V LLC (previously filed as Exhibit 10.2 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.30
Management Agreement, dated as of October 31, 2006, between Michaels Stores, Inc. and Highfields Capital Management LP (previously filed as Exhibit 10.3 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.31
Separation Agreement, dated October 31, 2006, between Charles J. Wyly, Jr. and Michaels Stores, Inc. (previously filed as Exhibit 10.27 to Form 10-K by Registrant on May 3, 2007, SEC File No. 001-09338).
10.32	Separation Agreement, dated October 31, 2006, between Sam Wyly and Michaels Stores, Inc. (previously filed as Exhibit 10.28 to Form 10-K by Registrant on May 3, 2007, SEC File No. 001-09338).
10.33
Form of Director Indemnification Agreement between Michaels Stores, Inc. and certain directors of the Registrant (previously filed as Exhibit 10.36 to Form 10-K for period ended January 28, 2006, filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.34
Form of Officer Indemnification Agreement between Michaels Stores, Inc. and certain officers of the Registrant (previously filed as Exhibit 10.37 to Form 10-K for period ended January 28, 2006, filed by Registrant on March 30, 2006, SEC File No. 001-09338).
10.35
Term Lease Master Agreement between IBM Credit Corporation as Lessor and Michaels Stores, Inc. as Lessee (previously filed as Exhibit 10.18 to Form 10-K for the year ended February 1, 1997, filed by Registrant on May 2, 1997, SEC File No. 000-11822).
10.36
Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., as lead borrower, the facility guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, Deutsche Bank Securities Inc., as syndication agent, Credit Suisse, JPMorgan Chase Bank, N.A., Wells Fargo Retail Finance, LLC, as co-documentation agents, the lenders named therein, and Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (previously filed as Exhibit 10.4 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).

10.37
Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.5 to Form 10-Q filed by Registrant on December 7, 2006, SEC File No. 001-09338).
10.38
First Amendment to Credit Agreement, dated as of January 19, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by Registrant on January 25, 2007, SEC File No. 001-09338).
10.39
Second Amendment to Credit Agreement, dated as of May 10, 2007, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as codocumentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners (previously filed as Exhibit 10.1 to Form 8-K filed by the Registrant on May 11, 2007, SEC File No. 001-09338).
12	Statement of Computation of Ratio of Earnings to Fixed Charges*
21	List of Subsidiaries*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)
23.3	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.2)
23.4	Consent of McInnes Cooper (included in the opinion filed as Exhibit 5.3)
24	Powers of Attorney (included in the signature pages of the initial filing of this Registration Statement)*
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank with respect to the Indenture governing the 10% Senior Notes due 2014, the Indenture governing the 11 3/8% Senior Subordinated Notes due 2016, and the Indenture governing the 13% Subordinated Discount Notes due 2016.*
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*

*
Previously filed.